   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1998
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                     INLAND RETAIL REAL ESTATE TRUST, INC.

        (Exact name of registrant as specified in governing instruments)
                            ------------------------

                             2901 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60523
                    (Address of principal executive offices)
                            ------------------------

                              ROBERT H. BAUM, ESQ.
          VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                             2901 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60523
                    (Name and address of agent for service)
                            ------------------------

                                WITH A COPY TO:
                                 ROGER G. FEIN
                        WILDMAN, HARROLD, ALLEN & DIXON
                             225 WEST WACKER DRIVE
                                   SUITE 2800
                          CHICAGO, ILLINOIS 60606-1229
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF             AMOUNT BEING       OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES BEING REGISTERED           REGISTERED          PER SHARE         OFFERING PRICE     REGISTRATION FEE
Common Stock, $.01 par value.........      50,000,000            $10.00           $500,000,000          $147,500
Common Stock, $.01 par value(1)......      1,250,000             12.00             15,000,000            4,425
Common Stock, $.01 par value(2)......      4,000,000              9.50             38,000,000            11,210
Soliciting Dealer Warrants(3)........      1,250,000             .0008               1,000                 0

(1) Represents Shares which are issuable upon exercise of warrants issuable to Inland Securities Corporation (the "Dealer Manager") or its assignees pursuant to that certain Warrant Purchase Agreement between the registrant and the Dealer Manager (the "Warrant Purchase Agreement"), a copy of the form of which is filed as Exhibit 1.3 to the registration statement.

(2) Represents Shares issuable pursuant to the registrant's Distribution Reinvestment Program.

(3) Represents warrants issuable to the Dealer Manager to purchase 1,250,000 Shares pursuant to the Warrant Purchase Agreement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

ITEM NUMBER AND CAPTION                                            LOCATION OF HEADING IN PROSPECTUS
-----------------------------------------------  ---------------------------------------------------------------------
 1.        Forepart of Registration Statement    Cover Page
             and Outside Front Cover Page of
             Prospectus

 2.        Inside Front and Outside Back Cover   Inside Front Cover Page; Outside Back Cover Page
             Pages of Prospectus

 3.        Summary Information, Risk Factors     Cover Page; Prospectus Summary; Risk Factors; Conflicts of Interest;
             and Ratio of Earnings to Fixed        Compensation Table; Summary of the Organizational Documents; Plan
             Charges                               of Distribution

 4.        Determination of Offering Price       Risk Factors

 5.        Dilution                              Not Applicable

 6.        Selling Security Holders              Not Applicable

 7.        Plan of Distribution                  Cover Page; Prospectus Summary; Compensation Table; Who May Invest;
                                                   Plan of Distribution; How to Subscribe; Distribution Reinvestment
                                                   and Share Repurchase Programs

 8.        Use of Proceeds                       Prospectus Summary; Structure and Formation of the Company; Estimated
                                                   Use of Proceeds of Offering

 9.        Selected Financial Data               Selected Financial Data

10.        Management's Discussion and Analysis  Management's Discussion and Analysis of the Financial Condition of
             of Financial Condition and Results    the Company
             of Operations

11.        General Information as to Registrant  Cover Page; Prospectus Summary; Risk Factors; Management; Structure
                                                   and Formation of the Company; Summary of the Organizational
                                                   Documents

12.        Policy with Respect to Certain        Prospectus Summary; Investment Objectives and Policies; Real Property
             Activities                            Investments; Summary of the Organizational Documents; Reports to
                                                   Stockholders

13.        Investment Policies of Registrant     Cover Page; Prospectus Summary; Risk Factors; Conflicts of Interest;
                                                   Investment Objectives and Policies; Real Property Investments;
                                                   Summary of the Organizational Documents

14.        Description of Real Estate            Cover Page; Prospectus Summary; Investment Objectives and Policies;
                                                   Real Property Investments

15.        Operating Data                        Real Property Investments

16.        Tax Treatment of Registrant and Its   Prospectus Summary; Risk Factors; Federal Income Tax Considerations;
             Security Holders                      ERISA Considerations

17.        Market Price of and Distributions on  Prospectus Summary; Risk Factors; Principal Stockholders; Investment
             the Registrant's Common Equity and    Objectives and Policies; Operating Partnership Agreement; Federal
             Related Stockholder Matters           Income Tax Considerations

18.        Description of Registrant's           Investment Objectives and Policies; Description of Securities;
             Securities                            Summary of Organizational Documents

ITEM NUMBER AND CAPTION                                            LOCATION OF HEADING IN PROSPECTUS
-----------------------------------------------  ---------------------------------------------------------------------
19.        Legal Proceedings                     Not Applicable

20.        Security Ownership of Certain         Prospectus Summary; Principal Stockholders; Structure and Formation
             Beneficial Owners and Management      of the Company

21.        Directors and Executive Officers      Management

22.        Executive Compensation                Management

23.        Certain Relationships and Related     Prospectus Summary; Risk Factors; Conflicts of Interest; Management;
             Transactions                          Structure and Formation of the Company; Investment Objectives and
                                                   Policies; Real Property Investments; Summary of the Organizational
                                                   Documents; Operating Partnership Agreement

24.        Selection, Management and Custody of  Prospectus Summary; Conflicts of Interest; Compensation Table;
             Registrant's Investments              Management; Investment Objectives and Policies; Real Property
                                                   Investments

25.        Policies with Respect to Certain      Conflicts of Interest; Investment Objectives and Policies; Summary of
             Transactions                          the Organizational Documents

26.        Limitations of Liability              Certain Responsibilities of Directors and the Advisor;
                                                   Indemnification; Operating Partnership Agreement; Plan of
                                                   Distribution

27.        Financial Statements and Information  Appendix F - Index to Financial Statements and Financial Statements

28.        Interests of Named Experts and        Not Applicable
             Counsel

29.        Disclosure of Commission Position on  Certain Responsibilities of Directors and the Advisor;
             Indemnification for Securities Act    Indemnification; Plan of Distribution
             Liabilities

30.        Quantitative and Qualitative          Not Applicable
             Disclosures About Market Risk

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                       55,250,000 SHARES OF COMMON STOCK*

                     INLAND RETAIL REAL ESTATE TRUST, INC.

$10.00 PER SHARE**                          MINIMUM INITIAL PURCHASE--300 SHARES
                                         (100 SHARES FOR TAX-EXEMPT ENTITIES)***

    Inland Retail Real Estate Trust, Inc. (the "Company") is a Maryland corporation which intends to operate as a real estate investment trust (commonly known as a "REIT") for federal and state income tax purposes. The Company was formed in September 1998 to acquire and manage a diversified portfolio of real estate primarily (i) improved for use as retail establishments, principally multi-tenant shopping centers, or (ii) improved with other commercial facilities which provide goods or services. Such real estate will be located mainly in the states east of the Mississippi River in the United States. The Company may also acquire single-user retail properties located anywhere throughout the United States if they are leased on a triple-net lease basis by creditworthy tenants. The Company has rights to acquire the fee simple interests in four shopping centers and intends to use the net proceeds of the offering (after funding working capital reserves) to acquire such properties together with additional properties. See "Investment Objectives and Policies" and "Real Property Investments."

    AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AND "CONFLICTS OF INTERESTS" BEGINNING ON PAGES 24 AND 43, RESPECTIVELY, FOR A DISCUSSION OF THE FOLLOWING AND OTHER RISKS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES:

    - There is currently no public trading market for the Shares, and, therefore, the offering price of the Shares may not be indicative of the price at which the Shares may trade if they were listed on an exchange or traded by brokers, or of the proceeds that a Stockholder may receive if the Company were liquidated or dissolved. An investment in the Shares is suitable only for those able to make a long-term investment;

    - The Offering is not conditioned upon the Company raising a minimum amount of proceeds. The Company may not raise proceeds sufficient to apply to any use other than payment of organization and offering expenses associated with the Offering;

    - Although the Company intends to purchase properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for Shares, limited partnership interests in Inland Retail Real Estate Limited Partnership, an Illinois limited partnership (the "Operating Partnership"), equity interests in certain other entities that will be owned or controlled, directly or indirectly, by the Operating Partnership ("Property Partnerships"), or a combination thereof, the Company also intends, following the acquisition of the properties, to incur indebtedness which will be secured by mortgages on its properties. Defaults on this secured indebtedness or the inability to refinance this indebtedness upon its maturity could result in the Company losing its investment in such properties;

    - Except for four properties, the Company has not specified any additional properties in which it intends to invest or acquire;

    - The Company relies on Inland Retail Real Estate Advisory Services, Inc. (the "Advisor") and affiliates of the Advisor to operate the Company on a daily basis and manage its assets. The Company pays the Advisor and affiliates of the Advisor substantial fees for rendering these services;

    - The limitation on ownership of the Company (no one person may own more than 9.8% of the Shares) and certain provisions in the organizational documents of the Company and the Maryland General Corporation Law could make takeovers more difficult, may deter acquisition proposals or may, as of the date a violation of the limitation occurs, compel a stockholder of the Company to involuntarily dispose of Shares in excess of such limitation and, as a result, forfeit the benefit of ownership of such shares;

    - There are conflicts of interest between the Company and certain directors of the Company and between the Company and the Advisor and affiliates of the Advisor;

    - Stockholders of the Company have no preemptive rights, and, therefore, further issuances of Shares by the Company may dilute the interests of investors purchasing Shares in the Offering;

    - If the Company fails to qualify as a REIT for federal income tax purposes, the Company would be taxed as a regular corporation and there would be a decrease in funds available to make distributions to stockholders of the Company.

                                                                               PRICE TO                SELLING
                                                                              PUBLIC(1)             COMMISSIONS(2)
Per Share.............................................................          $10.00                   $.95
Minimum Purchase-300 Shares...........................................        $3,000.00                $285.00
Total Maximum if 54,000,000 Shares Sold...............................     $538,000,000.00          $47,500,000.00

                                                                             PROCEEDS TO
                                                                            COMPANY(3)(4)
Per Share.............................................................          $9.05
Minimum Purchase-300 Shares...........................................        $2,715.00
Total Maximum if 54,000,000 Shares Sold...............................     $490,500,000.00

(1) The price per Share is $9.05 for Shares sold to employees and associates of the Company and its affiliates, the Advisor, affiliates of the Advisor, the Dealer Manager or the Soliciting Dealers, $9.50 for Shares offered under the DRP and $12.00 for Shares issued pursuant to the exercise of the Soliciting Dealer Warrants. Purchasers of Shares will be entitled to a volume discount payable in additional Shares on purchases of at least 20,000 Shares. See "Plan of Distribution--Volume Discounts." No volume discounts are reflected in the above table.

(2) Pursuant to the Offering, the Company will, except as explained below: (i) pay the Dealer Manager cash selling commissions of 7% of the gross proceeds of the Offering; (ii) pay the Dealer Manager a marketing contribution of 2%, and a due diligence expense allowance of up to 0.5% of the gross proceeds of the Offering; and (iii) in certain instances, issue and sell to the Dealer Manager a Soliciting Dealer Warrant to purchase one Share for every 40 Shares sold. See "Description of Securities--Soliciting Dealer Warrants" for the terms of the Soliciting Dealer Warrants. The Dealer Manager, at its discretion, may retain or reallow all or a part of the selling commissions, marketing contribution, due diligence expense allowance and Soliciting Dealer Warrants, to the Soliciting Dealers, unless prohibited by either federal or state securities laws. No selling commissions, marketing contribution or due diligence expense allowance will be paid in connection with (i) the sale of Shares to employees and associates of the Company and its affiliates, the Advisor, affiliates of the Advisor, the Dealer Manager or the Soliciting Dealers, (ii) the purchase of Shares under the DRP or
    (iii) the issuance of the Soliciting Dealer Warrants or the Shares issuable upon exercise thereof. Reduced selling commissions are payable on purchases of at least 20,000 Shares. The above table includes and assumes the maximum cash selling commissions, marketing contribution and due diligence expense allowance, but does not include any amount for the value attributable to the Soliciting Dealer Warrants that may be issued. The Company has agreed to indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution--Indemnification" for further information regarding such indemnification.

(3) If all 1,250,000 Soliciting Dealer Warrants are issued, a total of $1,000.00 of additional proceeds will be raised and, if all such Soliciting Dealer Warrants are exercised at the exercise price of $12.00 per Share, a total of $15,000,000.00 of additional proceeds will be raised. None of such proceeds are included in this table.

(4) Before deducting certain organization and offering expenses, estimated at $14 million if 54,000,000 Shares are sold, which will be charged to the Company (the "Organization and Offering Expenses"). If the aggregate of all Organization and Offering Expenses, (i) including selling commissions and the marketing contribution and due diligence expense allowance, exceeds 15% of the Gross Offering Proceeds, or (ii) excluding the selling expenses, exceeds 5.5% of the Gross Offering Proceeds, then the Advisor will pay the excess expenses.

----------------------------------

* All of the 55,250,000 shares of common stock of the Company, $.01 par value per share (collectively, the "Shares"; individually, a "Share"), offered hereby are being sold by the Company. Of such Shares, 50,000,000 Shares are being offered on a "best efforts" basis at $10.00 per Share (the "Offering"); 4,000,000 Shares will be offered to stockholders of the Company who elect to participate in the Company's Distribution Reinvestment Program (the "DRP") at a reduced price ($9.50 per Share) due to lower administrative costs; and 1,250,000 Shares will be reserved for issuance upon the exercise of warrants (the "Soliciting Dealer Warrants") to be issued and sold to Inland Securities Corporation (the "Dealer Manager"), which Soliciting Dealer Warrants may be reallowed to certain securities dealers who are members of the NASD and designated by the Dealer Manager to participate in the Offering (the "Soliciting Dealers").

**  See note (1) to the table on the cover page.

*** The minimum initial purchase requirement is higher than 100 Shares in some states for certain tax-exempt entities.

               THE DATE OF THIS PROSPECTUS IS            , 1998.
                                                          (cover page continued)

    The Company will be the general partner of the Operating Partnership. The Company's day-to-day operations will be managed by the Advisor. The Dealer Manager and the Advisor are affiliates of the Company.

    The Company has established minimum financial suitability standards and minimum initial purchase requirements for investors who purchase Shares. See "Who May Invest."

    In order to avoid having the Company violate certain income tax limitations on share ownership applicable to REITs, there are certain restrictions on ownership and transferability of Shares. See "Descriptions of Securities--Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations--Taxation of the Company--Share Ownership Tests."

    Upon the completion of the Offering, if all the 50,000,000 Shares offered hereby to the public are subscribed for, such 50,000,000 Shares, plus 20,000 Shares issued to the Advisor and in connection with the organization of the Company for a purchase price of $10.00 per Share (an aggregate purchase price of $200,000.00), will represent 100% of the common equity of the Company, not taking into account (i) issuance of up to 4,000,000 Shares under the DRP, (ii) up to 1,250,000 Shares reserved for issuance upon the exercise of the Soliciting Dealer Warrants, (iii) 75,000 Shares reserved for issuance upon exercise of options which may be granted under the Company's Independent Director Stock Option Plan, (iv) 200 Shares reserved for issuance to the Advisor upon exchange of the 200 limited partnership interests ("LP Common Units") in the Operating Partnership issued to the Advisor for $2,000 contributed by the Advisor to the Operating Partnership, and (v) an undetermined number of Shares, if any, which might be issued directly for equity interests in properties or upon exchange of any limited partnership interests in the Operating Partnership (other than the Advisor's 200 LP Common Units), if any, or upon exchange of any equity interests in Property Partnerships, if any, which might be issued for equity interests in properties. There are no existing agreements to issue Shares or any limited partnership interests in the Operating Partnership or any equity interests in Property Partnerships for the purposes specified in clause (v) of the preceding sentence. See "Operating Partnership Agreement--Limited Partner Conversion Rights" and "--Limited Partner Redemption Rights."

    The Shares offered hereby will be sold by the Dealer Manager and the
Soliciting Dealers. The Offering will terminate on or before            , 2000.
Subscription proceeds received from investors will be held in escrow at LaSalle National Bank, N.A., the escrow agent, pending release to the Company. Since no minimum offering amount has been specified, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within 10 days (and generally within 24 hours) after receipt by the Company.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    THE COMPANY IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND, THEREFORE, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIONS PROVIDED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

    THE USE OF FORECASTS IN CONNECTION WITH THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND, ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY ARE PROHIBITED.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR REFERENCED IN THIS DOCUMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

                                                             (end of cover page)

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
PROSPECTUS SUMMARY.........................................................................................          1
  The Company..............................................................................................          1
  Inland Affiliated Companies..............................................................................          1
  The Types of Real Estate That the Company Intends to Acquire and Manage..................................          1
  The Company's Primary Business Objective and Strategies..................................................          3
    Acquisitions...........................................................................................          3
    Operations.............................................................................................          3
  Shares Outstanding Before the Offering...................................................................          4
  Shares To Be Outstanding Upon Completion of the Offering.................................................          4
  Terms of the Offering....................................................................................          4
  Risk Factors and Conflicts of Interest...................................................................          5
    Investment Risks.......................................................................................          5
    Company Risks..........................................................................................          7
    Risks of Real Estate Ownership.........................................................................          9
    Tax Risks..............................................................................................          9
    ERISA Risks............................................................................................         10
  Investment Objectives And Policies.......................................................................         10
  Structure and Formation of the Company...................................................................         12
  Organizational Chart.....................................................................................         14
  Formation Transactions...................................................................................         15
  Benefits of the Formation Transactions to Affiliates of the Company......................................         16
  The Advisor..............................................................................................         17
  Compensation to be Paid to the Advisor and its Affiliates................................................         17
    Offering Stage.........................................................................................         17
    Acquisition Stage......................................................................................         18
    Operational Stage......................................................................................         18
    Liquidation Stage......................................................................................         19
  Real Property Investments................................................................................         19
  Prior Offerings Summary..................................................................................         20
  Articles of Incorporation................................................................................         20
    Limitation on Accumulation of Shares...................................................................         20
    Voting rights..........................................................................................         21
    Roll-Ups and Supermajority voting required in certain instances........................................         21
    Changes in investment objectives and policies..........................................................         22
    Distributions..........................................................................................         22
  Distribution Reinvestment and Share Repurchase Programs..................................................         22
    The Distribution Reinvestment Program..................................................................         22
    The Share Repurchase Program...........................................................................         22
  Who May Invest...........................................................................................         23
  Annual Valuations........................................................................................         23
  Glossary Of Terms........................................................................................         23
RISK FACTORS...............................................................................................         24
  Investment Risks.........................................................................................         24
    Share Price/Limited Liquidity..........................................................................         24
    No Minimum Offering....................................................................................         24
    Partially Specified Fund...............................................................................         24

                                                                                                               PAGE
                                                                                                             ---------
    Investment Return May Be Affected By Availability of Properties to be Acquired Within One Year of the
     Closing of the Offering...............................................................................         25
    Limitation on Area in which the Company May Acquire Retail Centers.....................................         25
    Limited Experience of Management in Acquiring and Managing Properties Within the Primary Geographical
     Area of Investment....................................................................................         25
    Limited Reserves.......................................................................................         26
    Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks...................         26
    Competition with Others for the Acquisition of Properties..............................................         26
    Competition with other Real Estate Investment Programs Sponsored by TIGI Affiliated Companies..........         27
    Limits on Share Accumulation and Provisions in the Organizational Documents of the Company and the
     Operating Partnership and the Maryland General Corporation Law May Have an Anti-Takeover Effect and
     Inhibit a Change in Control of the Company............................................................         27
      Ownership Limits and Restrictions on Transferability and Ownership in the Articles...................         27
      Certain Provisions in the Articles, Bylaws, Operating Partnership Agreement, and Maryland General
       Corporation Law.....................................................................................         27
    The Articles...........................................................................................         27
    The Operating Partnership Agreement....................................................................         27
    MGCL--Business Combinations............................................................................         29
    MGCL--Control Shares...................................................................................         29
    Bylaws--Control Share Provisions.......................................................................         29
    Objectives of Joint Venture Partners May Conflict with the Company's Objectives........................         29
    Seller Financing by Company May Delay Liquidation or Reinvestment......................................         30
    Loss on Dissolution and Termination....................................................................         30
    Distributions to Stockholders Affected by Many Factors.................................................         30
    Changes in Policies....................................................................................         31
    Possible Adverse Effects on Share Price Arising from Shares Eligible for Future Sale...................         31
    Fluctuations in Market Interest Rates or Equity Markets................................................         31
  Company Risks............................................................................................         32
    Prices Paid for Properties Acquired from Affiliates may Exceed Prices that would have been Paid by
     Non-Affiliates........................................................................................         32
    Conflicts of Interest Between the Company and its Affiliates and Payments to Affiliates................         32
    Dependence on the Directors and Advisor................................................................         33
    Dilution...............................................................................................         33
    All Stockholders Bound by Vote of Majority.............................................................         34
    Company's and Stockholders' Rights Against the Directors and the Advisor are Limited...................         34
    Risks of Investments in Securities Related to Real Estate..............................................         34
  Risks of Real Estate Ownership...........................................................................         34
    General................................................................................................         34
    Operating Expenses.....................................................................................         35
    Dependence on Geographical Region and Retail Industry..................................................         35
    Inability of Tenants to Meet Their Obligations or Their Election Not to Extend a Lease Upon its
     Expiration............................................................................................         35
    Reliance on Certain Tenants............................................................................         35
    Potential Additional Costs in Connection with Acquiring Single-User Retail Properties..................         36
    Effect of Bankruptcy of Tenants........................................................................         36
    Competition for Tenants and Customers..................................................................         37
    Restrictions on Re-leasing Space.......................................................................         37
    Costs Associated with Complying with the Americans with Disabilities Act...............................         37
    Environmental Laws and Certain Other Governmental Laws and Regulations.................................         37

                                                                                                               PAGE
                                                                                                             ---------
    Sale of Properties.....................................................................................         38
    Uninsured Losses; Unavailability of Insurance..........................................................         38
    Real Estate Related Taxes..............................................................................         38
    Risk of Recharacterization of Sale and Leaseback Transactions..........................................         39
    Potential Additional Costs in Connection with Acquiring Newly Constructed Properties...................         39
    Risks Associated with Investments in Unimproved Real Property..........................................         39
    Construction and Development Risks.....................................................................         39
    The Company May Acquire Properties with Lock-Out Provisions............................................         39
  Tax Risks................................................................................................         40
    General................................................................................................         40
    Risks Regarding REIT Qualification and Consequences of the Failure to so Qualify.......................         40
      Risk of Failing to Qualify as a REIT under the Code..................................................         40
      Adverse Effects of REIT Minimum Distribution Requirements............................................         41
      Limitations on Share Ownership.......................................................................         41
      Limitations on Opinion of Counsel....................................................................         41
      Risks Regarding Partnership Qualification and Consequences of Failure to Qualify as a Partnership....         42
    Miscellaneous Tax Risk.................................................................................         42
      Other Tax Liabilities................................................................................         42
      Tax Liability on Reinvested Distributions............................................................         43
  ERISA Risks..............................................................................................         43
    Suitability of the Company's Investments for Qualified Pension and Profit-Sharing Trusts...............         43
    Annual Statement of Value is an Estimate...............................................................         43
CONFLICTS OF INTEREST......................................................................................         43
  Competition for the Time and Service of the Advisor and Its Affiliates...................................         44
  Process for Resolving Conflicting Investment Opportunities...............................................         44
  Acquisition from Affiliates..............................................................................         45
  The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior Business
    Relationships..........................................................................................         45
  Property Management Services are being Rendered by an Entity owned Principally by Individuals Who are
    Affiliates of Inland...................................................................................         45
  Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates....................         46
  Non-Arm's-Length Agreements..............................................................................         46
  The Company and the Advisor have the Same Legal Counsel..................................................         46
  Inland Securities Corporation is Participating as Dealer Manager in the Sale of the Shares...............         47
  The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties with
    Affiliates.............................................................................................         47
  The Business of the Advisor and the Management Agent May be Acquired by the Company Without Further
    Action by the Company's Stockholders...................................................................         47
COMPENSATION TABLE.........................................................................................         48
  Nonsubordinated Payments.................................................................................         48
    For and in Connection With the Offering................................................................         48
    Acquisition Stage......................................................................................         50
    Operational Stage......................................................................................         50
    Liquidation Stage......................................................................................         52
  Subordinated Payments....................................................................................         52
    Operational Stage......................................................................................         52
    Liquidation Stage......................................................................................         53
PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES..............................................................         56
  Prior Investment Programs................................................................................         56

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
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  Summary Information......................................................................................         56
  Publicly Registered Real Estate Investment Trust.........................................................         57
  Publicly Registered Limited Partnerships.................................................................         58
  Private Partnerships.....................................................................................         60
  Private Placement Real Estate Equity Program.............................................................         61
  Private Placement Mortgage and Note Programs.............................................................         62
  Loan Modifications and Work-Outs.........................................................................         64
  Effects of Property Exchanges on Investors...............................................................         67
  Additional Information...................................................................................         67
MANAGEMENT.................................................................................................         68
  Inland Affiliated Companies..............................................................................         68
  General Management of the Company........................................................................         71
  Directors and Executive Officers of the Company..........................................................         73
  Committees of the Board of Directors.....................................................................         75
  Compensation of Directors and Officers...................................................................         75
  The Advisor..............................................................................................         75
  The Advisory Agreement...................................................................................         76
  The Management Agent.....................................................................................         79
  Inland Securities Corporation............................................................................         80
  Other Services...........................................................................................         82
  Independent Director Stock Option Plan...................................................................         82
PRINCIPAL STOCKHOLDERS.....................................................................................         84
CERTAIN RESPONSIBILITIES OF DIRECTORS AND THE ADVISOR; INDEMNIFICATION.....................................         85
  General..................................................................................................         85
  Limitation of Liability and Indemnification..............................................................         85
STRUCTURE AND FORMATION OF THE COMPANY.....................................................................         86
  Structure of the Company.................................................................................         86
  Ownership Chart..........................................................................................         88
  Formation Transactions...................................................................................         89
  Benefits of the UPREIT Structure.........................................................................         90
  Comparison of Shares and Common Units....................................................................         90
  Advantages and Disadvantages of the Formation Transactions to Unaffiliated Stockholders..................         91
  Benefits of the Formation Transactions and the Offering to TIGI and its Affiliates.......................         91
SELECTED FINANCIAL DATA....................................................................................         92
ESTIMATED USE OF PROCEEDS OF OFFERING......................................................................         93
INVESTMENT OBJECTIVES AND POLICIES.........................................................................         95
  General..................................................................................................         95
  Distributions............................................................................................         95
  Types of Investments.....................................................................................         96
  Acquisition Standards....................................................................................         97
  Description of Leases....................................................................................         97
  Property Acquisition.....................................................................................         98
  Borrowing................................................................................................         98
  Sale or Disposition of Properties........................................................................         99
  Change in Investment Objectives and Policies.............................................................         99
  Certain Investment Limitations...........................................................................        100
  Appraisals...............................................................................................        100
  Return of Uninvested Proceeds............................................................................        100
  Additional Offerings and Exchange Listing................................................................        100

                                       vi
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  Joint Ventures...........................................................................................        101
  Construction and Development Activities..................................................................        101
  Other Policies...........................................................................................        101
REAL PROPERTY INVESTMENTS..................................................................................        102
  General..................................................................................................        102
  Insurance Coverage on Properties.........................................................................        103
  Initial Properties.......................................................................................        103
  Tenants..................................................................................................        106
  Tenant Lease Expirations.................................................................................        107
  Additional Information Regarding the Initial Properties..................................................        107
    Countryside Shopping Center, Naples, Florida...........................................................        107
    Lake Olympia Square, Ocoee, Florida....................................................................        110
    Lake Walden Square, Plant City, Florida................................................................        113
    The Landings, Sarasota, Florida........................................................................        116
MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION OF THE COMPANY.............................        119
  Liquidity................................................................................................        119
  Results of Operations....................................................................................        120
  Initial Properties.......................................................................................        120
  Capital Resources........................................................................................        121
  Impact of Accounting Principles..........................................................................        121
  Inflation................................................................................................        121
  Year 2000 Issues.........................................................................................        122
DESCRIPTION OF SECURITIES..................................................................................        122
  Authorized Stock.........................................................................................        122
  Common Stock.............................................................................................        123
  Preferred Stock..........................................................................................        123
  Soliciting Dealer Warrants...............................................................................        124
  Issuance of Additional Securities and Debt Instruments...................................................        124
  Restrictions on Issuance of Certain Securities...........................................................        125
  Restrictions on Ownership and Transfer...................................................................        125
  Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws.......................        127
    Business Combinations..................................................................................        127
    Control Share Acquisition..............................................................................        128
    Meetings of Stockholders...............................................................................        128
    Certain Responsibilities and Indemnification...........................................................        128
SHARES ELIGIBLE FOR FUTURE SALE............................................................................        128
  Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding Securities.........        128
  Securities Act Restrictions..............................................................................        129
  Independent Director Stock Option Plan...................................................................        129
  Soliciting Dealer Warrants...............................................................................        130
  Effect of Availability of Shares on Market Price of Shares...............................................        130
  Conversion and Redemption Rights.........................................................................        130
  Registration Rights......................................................................................        131
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS....................................................................        131
  Certain Articles of Incorporation and By-law Provisions..................................................        131
  Stockholders' Meetings...................................................................................        131
  Board of Directors.......................................................................................        131
  Stockholder Voting Rights................................................................................        132

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  Stockholder Lists; Inspection of Books and Records.......................................................        132
  Amendment of the Organizational Documents................................................................        133
  Dissolution or Termination of the Company................................................................        133
  Advance Notice of Director Nominations and New Business..................................................        133
  Restrictions on Certain Conversion Transactions and Roll-Ups.............................................        133
  Limitation on Total Operating Expenses...................................................................        135
  Transactions with Affiliates.............................................................................        136
  Restrictions on Borrowing................................................................................        136
  Restrictions on Investments..............................................................................        137
OPERATING PARTNERSHIP AGREEMENT............................................................................        138
  Management of the Operating Partnership..................................................................        138
  Indemnification..........................................................................................        139
  Transferability of Interests.............................................................................        139
  Extraordinary Transactions...............................................................................        139
  Issuance of Additional Units.............................................................................        141
  Capital Contributions....................................................................................        141
  Distributions............................................................................................        141
  Operations...............................................................................................        141
  Limited Partner Conversion Rights........................................................................        142
  Limited Partner Redemption Rights........................................................................        142
  Registration Rights......................................................................................        143
  Tax Matters..............................................................................................        143
  Duties and Conflicts.....................................................................................        143
  Term.....................................................................................................        144
  Lock Out Policy..........................................................................................        144
FEDERAL INCOME TAX CONSIDERATIONS..........................................................................        144
  General..................................................................................................        144
  Opinion of Tax Counsel...................................................................................        145
  Taxation of the Company..................................................................................        146
    Overview...............................................................................................        146
    REIT Qualification Tests...............................................................................        147
    Ownership of a Partnership Interest....................................................................        147
    Ownership of a Qualified REIT Subsidiary...............................................................        147
    Share Ownership Tests..................................................................................        148
    Asset Tests............................................................................................        149
      75% Asset Test.......................................................................................        149
      25% Asset Test.......................................................................................        150
    Gross Income Tests.....................................................................................        150
      75% Gross Income Test................................................................................        150
      95% Gross Income Test................................................................................        151
    Annual Distribution Requirements.......................................................................        152
    Failure to Qualify.....................................................................................        153
    Prohibited Transactions................................................................................        153
    Tax Aspects of the Company's Investments in Partnerships...............................................        153
    Partnership Classification.............................................................................        153
  Income Taxation of the Partnerships and Their Partners...................................................        154
    Partners, not Partnership, Subject to Tax..............................................................        154
    Partnership Allocations................................................................................        155
    Tax Allocations with respect to the Properties.........................................................        155
    Depreciation Deductions Available to the Operating Partnership.........................................        155

                                      viii
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    Basis in Partnership Interest..........................................................................        156
  Taxation Of Stockholders.................................................................................        156
    Taxation of Taxable Domestic Stockholders..............................................................        156
    Backup Withholding.....................................................................................        157
    Taxation of Tax-Exempt Stockholders....................................................................        157
    Taxation of Foreign Stockholders.......................................................................        158
  Other Tax Considerations.................................................................................        159
    Company's Purchase of Properties with Shares...........................................................        159
    Distribution Reinvestment Program......................................................................        160
    State and Local Taxes..................................................................................        160
    President's 1999 Budget Proposals......................................................................        160
ERISA CONSIDERATIONS.......................................................................................        161
WHO MAY INVEST.............................................................................................        162
PLAN OF DISTRIBUTION.......................................................................................        163
  General..................................................................................................        163
  Escrow Conditions........................................................................................        164
  Advisor's Company Contribution and Advisor's Partnership Contribution....................................        164
  Subscription Process.....................................................................................        164
  Determination of Investor Suitability....................................................................        165
  Compensation.............................................................................................        165
  Volume Discounts.........................................................................................        166
  Other Discounts..........................................................................................        167
  Transfer of Shares.......................................................................................        167
  Indemnification..........................................................................................        168
HOW TO SUBSCRIBE...........................................................................................        168
SALES LITERATURE...........................................................................................        169
DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS....................................................        169
  Distribution Reinvestment Program........................................................................        169
  Share Repurchase Program.................................................................................        170
REPORTS TO STOCKHOLDERS....................................................................................        171
LEGAL MATTERS..............................................................................................        172
EXPERTS....................................................................................................        173
ADDITIONAL INFORMATION.....................................................................................        173
GLOSSARY...................................................................................................        174

APPENDICES:
PRIOR PERFORMANCE TABLES...................................................................................        A-1
DISTRIBUTION REINVESTMENT PROGRAM..........................................................................        B-1
SUBSCRIPTION AGREEMENT.....................................................................................        C-1
INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS.....................................................        F-i

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SOME INFORMATION FROM THIS PROSPECTUS. BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND ITS APPENDICES CAREFULLY BEFORE YOU DECIDE TO INVEST IN THE SHARES. UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO THE "COMPANY" IN THIS PROSPECTUS INCLUDE INLAND RETAIL REAL ESTATE TRUST, INC. AND THOSE ENTITIES OWNED OR CONTROLLED, DIRECTLY OR INDIRECTLY, BY THE COMPANY, INCLUDING INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP"), AND ANY ENTITIES OWNED OR CONTROLLED BY THE OPERATING PARTNERSHIP. CAPITALIZED TERMS USED IN THIS PROSPECTUS AND NOT DEFINED IN THE TEXT ARE DEFINED IN THE "GLOSSARY" BEGINNING ON PAGE 174.

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The Company............................. The Company is a Maryland corporation formed in September 1998, which intends to operate as a real estate investment trust (commonly known as a "REIT") for federal and state income tax purposes. See generally
                                        "Federal Income Tax Considerations."

                                        The Company's principal executive offices are located at 2901 But-
                                        terfield Road, Oak Brook, Illinois 60523 and its telephone number is
                                        (630) 218-8000.

Inland Affiliated Companies............. The Inland Group, Inc. ("Inland" or "TIGI"), a Delaware corporation, together with its subsidiaries and its and their Affiliates
                                        (collectively, the "Inland Affiliated Companies," or "TIGI Affiliated
                                        Companies" or the "Inland Organization"), is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland
                                        Real Estate Investment Corporation ("IREIC"), a Delaware corporation, a subsidiary of Inland, and one of the Inland Affiliated Companies, is
                                        the Sponsor of the Company. Inland's and IREIC's principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois
                                        60523 and their telephone number is (630) 218-8000. See
                                        "--Organizational Chart" in this Prospectus Summary and
                                        "Management--Inland Affiliated Companies."

The Types of Real Estate That the
  Company Intends to Acquire and
  Manage................................ The Company intends to acquire and manage a diversified portfolio of real estate primarily (i) improved for use as retail establishments, principally multi-tenant Shopping Centers that are (a) leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with gross leaseable area ("GLA")
                                        ranging from 10,000 to 100,000 square feet (a "Neighborhood Center"), or (b) leased primarily to retail tenants providing for the sale of soft lines and hard lines, in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet (a "Community Center"), but also including single-user retail facilities; or (ii) improved with other commercial facilities which provide goods or services (all of the foregoing, collectively "Retail Centers" or individually a
                                        "Retail Center"). See the "Glossary" for more expansive definitions of
                                        "Shopping Center," "Neighborhood Center," "Community Center," and
                                        "Retail Center."

                                       1
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                                        The Retail Centers will be located mainly in the states east of the
                                        Mississippi River in the United States (the Company's "Primary
                                        Geographical Area of Investment"). The Company may also acquire, among other real estate, single-user commercial properties located anywhere throughout the United States if they are leased on a basis pursuant to which a creditworthy tenant is responsible for the base rent and all costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space (a
                                        "Triple-Net Lease Basis"), including such properties acquired in sale and leaseback transactions ("Triple-Net Single-User Retail Properties
                                        Outside the Primary Geographical Area of Investment"). The Retail Cen-
                                        ters in the Primary Geographical Area of Investment and the Triple-Net
                                        Single-User Retail Properties Outside the Primary Geographical Area of
                                        Investment are collectively referred to as the "Company's Primary
                                        Property Investments."

                                        The Company does not intend to invest in any primarily (i) single-
                                        family or multi-family residential properties; (ii) industrial proper-
                                        ties; (iii) hotels or motels; (iv) leisure home sites; (v) farms; (vi)
                                        ranches; (vii) timberlands; (viii) unimproved properties not intended to be developed; (ix) mining properties; (x) office properties; or
                                        (xi) Super Regional Centers (as defined in the Glossary); provided however, the Company may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. Subject to compliance with the "REIT
                                        Requirements" (which are technical and highly complex requirements for qualifying as a REIT under the Internal Revenue Code of 1986, as amended, and the Regulations thereunder (the "Code")), the Company may undertake certain construction and development activities and render services in connection therewith. The aggregate purchase price of real property investments that are not the Company's Primary Property
                                        Investments will not exceed 10% of the aggregate purchase price of all of the Company's Primary Property Investments anticipated to be acquired by the Company.

                                        Each real property and improvements thereon acquired, or considered or proposed to be acquired, by the Company, directly or indirectly, as described in the above three paragraphs, is referred to as a
                                        "Property" and all of such properties are collectively referred to as the "Properties."

                                        See "Real Property Investments" for information regarding the
                                        Properties that the Company has rights to acquire and intends to acquire with the net proceeds from the offering, provided that the net proceeds are sufficient to make such acquisitions.
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                                       2

The Company's Primary Business Objective
  and Strategies........................ The Company's primary business objective is to enhance the per-
                                        formance and value of its Properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

                                        ACQUISITIONS:

                                        - Selectively acquiring well-located Properties of the type described as the Company's Primary Property Investments.

                                        - Acquiring Properties on an all-cash basis to provide the Company with a competitive advantage over potential purchasers who must secure financing. The Company may, however, acquire Properties subject to existing indebtedness if it believes this is in its best interest.

                                        - Diversifying geographically within the Primary Geographical Area of
                                          Investment by acquiring Properties primarily located in major consolidated metropolitan statistical areas ("CMSAs") in order to minimize the potential adverse impact of economic downturns in certain markets.

                                        - Use the Company's UPREIT structure to acquire Properties for cash, shares of the Company's common stock, $.01 par value per share (the
                                          "Shares"), limited partnership interests ("LP Common Units") of the
                                          Operating Partnership, preferred limited partnership interests of the Operating Partnership ("LP Preferred Units") (LP Common Units
                                          and LP Preferred Units are collectively referred to as "LP Units"), equity interests ("Interests") in a Property Partnership (as defined below), or a combination thereof, thereby deferring some or all of a seller's potential taxable gain, and enhancing the ability of the
                                          Company to consummate transactions and to structure more competitive acquisitions than other real estate companies in the market that may lack the Company's ability to acquire Properties for cash, Shares,
                                          LP Units, Interests, or a combination thereof. A "Property
                                          Partnership" (collectively the "Property Partnerships") may be an entity such as a limited liability company, a general or limited partnership, or a trust, that owns one or more of the Properties, and which will be owned or controlled, directly or indirectly, by the Operating Partnership.

                                        OPERATIONS:

                                        - Actively manage costs and minimize operating expenses by cen-
                                          tralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

                                        - Improve rental income and cash flow by aggressively marketing rentable space.

                                        - Emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

                                        - Maintain a diversified tenant base at its Retail Centers, consist-
                                          ing primarily of retail tenants providing consumer goods and services.
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                                       3

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                                        - In general, limit mortgage indebtedness to an aggregate amount not to exceed 55% of the combined fair market value of all of its
                                          Properties, and 300% of the Company's Net Assets (as defined in the
                                          Glossary). The proceeds from such mortgages will be used primarily to allow the Company to acquire additional Properties.

Shares Outstanding Before the
  Offering.............................. There are 20,000 Shares outstanding as of the date of this Prospectus which were issued to Inland Retail Real Estate Advisory Services, Inc.
                                        (the "Advisor") in connection with the organization of the Company for a purchase price of $10.00 per Share, an aggregate purchase price of
                                        $200,000.00 (the "Advisor's Company Contribution").

Shares To Be Outstanding Upon Com-
  pletion of the Offering............... After giving effect to this offering and assuming the sale of all
                                        Shares offered on a "best efforts" basis, the Company will have
                                        50,020,000 Shares outstanding, not taking into account issuance of
                                        Shares, if any (i) under the Company's Distribution Reinvestment
                                        Program (the "DRP"), (ii) upon exercise of warrants (the "Soliciting
                                        Dealer Warrants") to be issued and sold to Inland Securities
                                        Corporation (the "Dealer Manager"), one of the Inland Affiliated
                                        Companies, (iii) upon exercise of options granted and which may be granted under the Company's Independent Director Stock Option Plan,
                                        (iv) upon the exchange of the LP Common Units issued to the Advisor,
                                        (v) which might be issued directly for equity interests in Properties, or (vi) upon exchange of any LP Units (other than the Advisor's 200 LP
                                        Common Units) in the Operating Partnerships or of any Interests in a
                                        Property Partnership which might be issued for equity interests in
                                        Properties. Each holder of one or more Shares is hereinafter referred to as a "Stockholder."

Terms of the Offering................... The Company is offering 55,250,000 Shares, of which (i) 50,000,000
                                        Shares are being offered on a "best efforts" basis at $10.00 per share
                                        (the "Offering"); (ii) up to 4,000,000 Shares will be issued for $9.50 per Share to purchasers of Shares who elect to participate in the
                                        Company's DRP; and (iii) up to 1,250,000 Shares, underlying 1,250,000
                                        Soliciting Dealer Warrants (also offered hereby), which may be issued upon the exercise of the Soliciting Dealer Warrants that may be issued and sold to the Dealer Manager for an exercise price of $12.00 per
                                        Share.

                                        An offering on a "best efforts" basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

                                        Subscribers for Shares must initially purchase a minimum of 300 Shares
                                        ($3,000), except that, a minimum of 100 Shares ($1,000) may be purchased by "Tax-Exempt Entities" (entities exempt from federal income taxation, including plans qualified under Section 401 of the
                                        Code, endowment funds, or a charitable, religious, scientific or educational organization). The Company has also

                                        established certain minimum financial suitability (income and/or net worth) standards for individual investors. These minimum initial purchase requirements, minimum financial suitability standards for individuals and minimum purchase standards for Tax-Exempt Entities are higher in certain states. See "Who May Invest."

                                        The Offering is being made through the Dealer Manager and other securities dealers (the "Soliciting Dealers") who are members of the
                                        National Association of Securities Dealers, Inc. (the "NASD") and are
                                        designated by the Dealer Manager to participate in the Offering. The
                                        Offering will terminate no later than          , 2000 (the
                                        "Termination Date").

                                        Subscribers for Shares are required to complete and sign a Sub-
                                        scription Agreement in the form included as Appendix C to this
                                        Prospectus. Subscribers' funds will be forwarded to LaSalle National
                                        Bank, N.A., Chicago, Illinois (the "Escrow Agent"), as escrow agent.
                                        Since no minimum offering amount has been specified, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within 10 days (and generally within 24 hours) after receipt by the Company. See
                                        "Plan of Distribution-- General" and "--Escrow Conditions."

Risk Factors and Conflicts of
  Interest.............................. Investment in the Shares involves various risks which are described in more detail in the "Risk Factors" and "Conflicts of Interest" sections of the Prospectus, which begin on pages 24 and 43, respectively. The following is a summary of the risks which the Company believes are most relevant to an investment in the Shares. These risks are not listed in any order of priority.

                                        INVESTMENT RISKS:

                                        - There is currently no public trading market for the Shares, and, therefore, the Shares constitute an illiquid investment. In addi-
                                          tion, the offering price of the Shares may not be indicative of the price at which the Shares may trade if they were listed on an exchange or traded in over-the-counter markets, nor of the proceeds that a Stockholder may receive if the Company were liquidated or dissolved.

                                        - There is no assurance that the Shares will ever be listed on a national stock exchange or included for quotation on a national market system. However, the Company anticipates that within five years from the date of this Prospectus, the Company's Board of
                                          Directors (the "Board") will determine whether it is in the best interests of the Company to apply to have the Shares so listed or included, provided that the Company meets the then applicable listing requirements.

                                        - As of the date of this Prospectus, the Company had approximately
                                          $200,000 available for acquisitions of Properties and, except for the four Properties which it has rights to acquire and initially intends to acquire (the "Initial Properties"), the Company has not specified any additional Properties for acquisition.

                                        - The Company intends to purchase certain Properties (including all of the Initial Properties) directly from Affiliates of the Advisor.
                                          Even though the Company will be paying such Affiliates' acquisition costs of those Properties, such acquisitions may be on terms less favorable to the Company than if the Company conducted arm's-length transactions directly with an unaffiliated seller. Accordingly, such acquisitions may result in concessions as to price or otherwise which may be less advantageous to the Company than a direct arm's-length transaction.

                                        - The Company competes for the acquisition of Properties with many other entities engaged in real estate investment activities, some of which have greater resources than the Company, which may result in the Company being unable to acquire Properties which it desires and have an adverse impact on the Company's business.

                                        - The Company will also compete for the acquisition of Properties with existing and future real estate investment programs sponsored by the
                                          Inland Affiliated Companies.

                                        - Acquisitions of Retail Centers will be made mainly in those areas located in the Primary Geographical Area of Investment. Adverse
                                          economic conditions affecting that area could affect the Company's ability to acquire, lease and dispose of such Properties, as well as the ability of tenants to make lease payments, and, hence, could affect the Company's results of operations and financial condition, including the Company's ability to make Distributions (the cash distributed to Stockholders arising from their interest in the
                                          Company).

                                        - Real estate financing risks, including the potential inability to refinance mortgage indebtedness upon its maturity, or defaults on secured indebtedness may result in foreclosure on the Company's assets, which could result in the Company losing its investment in the Properties securing such indebtedness.

                                        - To ensure compliance with one of the REIT Requirements (generally, that no more than 50% of the outstanding stock of a REIT may be owned by any five or fewer individuals), the Articles of
                                          Incorporation of the Company, as amended (the "Articles") provide that, commencing as of July 1, 1999, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the Shares. This limitation and certain other provisions in the Articles and the Bylaws of the Company, as amended
                                          (the "Bylaws"), and the Operating Partnership Agreement of the
                                          Operating Partnership, as well as certain provisions in the Maryland
                                          General Corporation Law (the "MGCL"), may discourage, impede or prevent a merger, tender offer or proxy contest, even if such an event would be favorable to the interests of Stockholders. In addition, such limitations and provisions may compel a Stockholder or its transferee, as of the date any of these limitations is violated, to involuntarily dispose of Shares in excess of such limitations and, as a result, to forfeit as of such date any voting and dividend rights and the right to realize any further
                                          appreciation in the
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                                          value of the Shares causing the violation; or discourage someone from acquiring Shares.

                                        - Although the Company intends to establish a working capital reserve with 1% of the Gross Offering Proceeds from this Offering, that amount may be insufficient to meet the cash needs of the Company and the Company may have to obtain financing from either affiliated or unaffiliated sources. Additional financing would increase the
                                          Company's indebtedness and the risks associated therewith.

                                        - The Company may borrow funds to maintain operations of one or more of its Properties or to enable it to maintain its REIT status, thus increasing the Company's indebtedness and the risks associated therewith.

                                        - The Company's future ability to sell Shares for $10 per Share may be limited by future fluctuations in market interest rates or equity markets, or the financial condition of the Company or its
                                          Properties. If such conditions lead prospective Stockholders to demand higher yields, the Company may have to sell Shares at less than $10 per Share. Accordingly, the Company's ability to raise equity to finance Property acquisitions, development and
                                          improvements may be limited, thus negatively affecting the Company's financial condition, including the Company's ability to make
                                          Distributions.

                                        - If the Company is unable to invest a significant portion of the Net
                                          Proceeds of the Offering (the proceeds received by the Company with respect to the Shares less Organization and Offering Expenses, as defined in the Glossary) in Properties as those proceeds are received, the Company may temporarily invest any such proceeds in certain government securities that could yield lower returns than other investments, in order to avoid becoming subject to the substantive requirements of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Such lower returns may affect the Company's ability to make Distributions.

                                        - The Company may authorize the issuance of Shares or other securities
                                          (E.G., Preferred Stock) in addition to Shares issued pursuant to this Offering, thereby diluting the interest of existing
                                          Stockholders, including investors in this Offering, none of whom have preemptive rights. Shares, together with Preferred Stock, are hereinafter collectively referred to as "Equity Stock."

                                        - There is no assurance that the Net Proceeds of the Offering will be sufficient to acquire the Initial Properties or any other
                                          Properties.

                                        COMPANY RISKS:

                                        - There are conflicts of interest between the Company and its
                                          Affiliates. These include: (i) competition for the time and ser-
                                          vices of personnel of the Advisor and its Affiliates; (ii) receipt by the Advisor and its Affiliates of substantial compensation
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                                          from the Company for their various services which may not be on market terms; and (iii) the possibility that the Company may do business with entities that have pre-existing relationships with the
                                          Advisor or its Affiliates which may result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's business. Such conflicts of interest may also arise in connection with the potential sale or refinancing of Properties or the enforcement of certain agreements.

                                        - Inland Southeast Property Management Corp. (the "Management Agent"),
                                          which will manage the Company's Properties pursuant to a management agreement with the Company (the "Management Agreement"), is owned principally by individuals who are Affiliates of Inland. The Company has the option to cause the business conducted by the Advisor and/or the Management Agent to be acquired by or consolidated into the
                                          Company at any time after three years from the date of this
                                          Prospectus. The Advisor and the Management Agent (and/or their respective shareholders) will receive, in connection with such an acquisition and in exchange for terminating their contractual relationships with the Company and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, Shares in an amount determined in accordance with a prescribed formula. See paragraph 11 under "Conflicts of Interest" and "Management--The
                                          Advisory Agreement."

                                        - The Company's ability to achieve its goals will depend, to a large extent, on the quality of management provided by the Advisor and its
                                          Affiliates. During the 10-year period ending June 30, 1998,
                                          Affiliates of the Advisor have sponsored one REIT, six public and one private real estate equity programs, and nine private placement note and mortgage programs. Certain of these programs have experienced setbacks, such as commercial tenant defaults or move-outs, and defaults by mortgagees under mortgages. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received. See "Prior Performance of the Company's Affiliates" and
                                          Appendix A--"Prior Performance Tables."

                                        - The Advisor and its Affiliates are paid substantial fees and payments for services rendered to the Company, in most cases, whether or not Stockholders receive Distributions.

                                        - Certain matters requiring the approval of a majority of the outstanding shares of voting Equity Stock may be approved by a vote of only a majority of such shares present at a meeting at which a quorum is present. Therefore, all Stockholders, including those not voting with such majority, may be bound by the decision of the holders of a minority of the outstanding shares of voting Equity
                                          Stock.
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                                        RISKS OF REAL ESTATE OWNERSHIP:

                                        - All equity real estate investments are subject to some degree of general economic risks, including lease defaults, which could adversely affect the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                                        - Adverse trends for the types of Properties included in the Company's
                                          Primary Property Investments or adverse economic developments in general or within the Primary Geographical Area of Investment in particular could have an adverse effect on the Company's results of operations and financial condition, including the Company's ability to make Distributions.

                                        - Violation of environmental and other governmental regulations, and the potential for unknown or future environmental or other liabilities, or uninsurable losses, could result in substantial expenditures by, or damages to, the Company and adversely affect the
                                          Company's results of operations and financial condition, including the Company's ability to make Distributions.

                                        - Unanticipated renovation or remodeling costs incurred to re-lease the Company's Properties could adversely affect the Company's results of operations and financial condition, including the
                                          Company's ability to make Distributions.

                                        TAX RISKS:

                                        - The Company's ability to qualify as a REIT involves the application of the REIT Requirements to various factual matters and
                                          circumstances which are often not within the Company's control. The
                                          Company's qualification as a REIT depends upon its ability to meet the REIT Requirements through actual operations and various tests imposed by the Code. There can be no assurance that the Company will be able to satisfy these requirements. In addition, the actions and transactions the Company will undertake to maintain its REIT status may not produce the highest economic profit.

                                        - If the Company fails to qualify as a REIT, its Distributions would not be deductible to the Company. This would increase its tax liability and substantially reduce the funds available to make
                                          Distributions to Stockholders. The Company could be forced to borrow, liquidate certain investments or take other steps to pay these tax liabilities, which could adversely affect the Company's results of operations and financial conditions, including its ability to pay Distributions.

                                        - Although Wildman, Harrold, Allen & Dixon ("Counsel") has rendered its opinion (as described in this Prospectus) as to certain federal income tax matters, such opinion is based on
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                                          various assumptions and representations made by the Company and by the Advisor to Counsel. See "Risk Factors--Tax Risks--Risks
                                          Regarding REIT Qualifications and Consequences of the Failure to so
                                          Qualify--Limitations on Opinion of Counsel," "Federal Income Tax
                                          Considerations" and "ERISA Considerations." Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effective date of the registration statement (of which this Prospectus is a part) filed with the United States Securities and Exchange Commission (the "Commission" or "SEC") for this
                                          Offering (the "Registration Statement") or issue any opinions in the future unless expressly requested to do so. An opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus, is not binding on the Internal Revenue
                                          Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws (or the interpretation thereof), any of which could be applied retroactively.

                                        ERISA RISKS:

                                        - In deciding whether to purchase Shares, fiduciaries of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should: consult with their advisors to determine whether the investment is permissible under the plan's governing instrument, and carefully consider their fiduciary responsibilities under ERISA, the prohibited transaction rules of
                                          ERISA and the Code, the unrelated business taxable income ("UBTI")
                                          consequences and the effect of the "plan asset" regulations issued by the United States Department of Labor ("DOL"). See "ERISA
                                          Considerations."

                                        The failure to manage the impact of the foregoing risks effectively may impair the Company's ability to meet its investment objectives and may reduce or entirely eliminate the benefits to the Stockholders from their investment in the Company. See "Risk Factors," "Conflicts of
                                        Interest," "Prior Performance of the Company's Affiliates," and
                                        Appendix A--"Prior Performance Tables."

Investment Objectives And Policies......
                                        The Company's investment objectives are to:

                                        - PROVIDE REGULAR DISTRIBUTIONS TO STOCKHOLDERS. In order for the
                                          Company to maintain its REIT status, the Company must generally make annual Distributions equal to not less than 95% of its REIT Taxable
                                          Income (as defined in the Glossary). See generally "Federal Income
                                          Tax Considerations."

                                        - HEDGE AGAINST INFLATION. The Company intends to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of
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                                          tenant sales designed to provide increased Distributions and capital appreciation.

                                        - PRESERVE STOCKHOLDERS' CAPITAL. The Company intends to seek capital preservation by acquiring well-located Properties of the type described as the Company's Primary Property Investments entirely for cash, or for Shares, LP Units, Interests, or a combination thereof.
                                          The Company will, in certain instances, utilize borrowing to acquire
                                          Properties.

                                        There can be no assurance the Company will achieve these objectives.

                                        To the extent possible, the Company will seek to avoid fluctuations in
                                        Distributions which might result if Distributions were based on actual cash received during the Distribution period. To do this, the Company may use income earned during prior periods, or income earned subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to utilize this policy is dependent upon the availability of Cash Flow (as defined in the
                                        Glossary) and the applicable REIT Requirements. In addition, the accumulation of income for distribution in a later period may increase the federal taxes the Company must pay, even if it does not affect the status of the Company as a REIT. The Company will seek, subject to the applicable REIT Requirements (including requirements regarding
                                        Distributions), to reinvest in additional Properties proceeds from the sale, financing, refinancing or other disposition of its Properties.
                                        The Company initially intends to pay Distributions to its Stockholders on a monthly basis, with daily record and Distribution declaration dates. However, the Company reserves the right, at any time, to commence paying Distributions on a quarterly basis.

                                        The Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each
                                        Property in cash or for Shares, LP Units, Interests, or a combination thereof. The Company may, however, utilize financing to acquire
                                        Properties where the Board deems it to be in the Company's best interest. In addition, the Company anticipates pledging selected or all Properties purchased on an all-cash basis (or for Shares, LP
                                        Units, Interests, or a combination thereof) to secure indebtedness incurred post-acquisition. The proceeds from these loans will be used primarily to acquire additional Properties. The Company may also incur indebtedness to finance improvements to its Properties. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value, and the aggregate amount of Company borrowings in relation to the Company's Net Assets (as defined in the Glossary)
                                        shall, in the absence of a satisfactory showing
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                                        that a higher level of borrowing is appropriate, not exceed 300% of
                                        Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii)
                                        disclosed to Stockholders in the Company's next quarterly report to
                                        Stockholders, along with justification for such excess, and (iii)
                                        subject to approval of the Stockholders. The Company does not anticipate incurring indebtedness to fund Distributions payable to
                                        Stockholders, unless necessary to maintain its status as a REIT. See
                                        "Investment Objectives and Policies--Borrowing" and "Summary of the
                                        Organizational Documents--Restrictions on Borrowing."

                                        The TIGI Affiliated Companies have extensive experience in acquiring and managing properties similar to those which the Company anticipates acquiring. However, there is no assurance that the Company will achieve its investment objectives. Although the Company has rights to acquire four Retail Centers, and intends to use a portion of the Gross
                                        Offering Proceeds for that purpose (provided that the Net Proceeds of the Offering are sufficient to make such acquisitions), it has not specified any other Properties to be acquired. Due to competition for suitable Properties, the Company may not be able to acquire other
                                        Properties meeting its investment criteria. See "Risk Factors--
                                        Investment Risks--Partially Specified Fund," "--Competition with
                                        Others for the Acquisition of Properties," and "--Competition with
                                        Other Real Estate Investment Programs Sponsored by TIGI Affiliated
                                        Companies"; "Prior Performance of the Company's Affiliates"; and "Real
                                        Property Investments."

                                        Proceeds of the Offering will be used to acquire Properties and to pay expenses related to the organization of the Company and of the
                                        Offering and expenses related to the Company's selection, evaluation and acquisition of, and investment in, Properties (the "Acquisition
                                        Expenses"), with the balance (but not less than 1% of Gross Offering
                                        Proceeds) being applied to working capital reserves. See "Estimated
                                        Use of Proceeds of Offering."

Structure and Formation of the
  Company...............................
                                        The Company will be the general partner of the Operating Partnership.
                                        The Company will contribute the $200,000 of proceeds from the
                                        Advisor's Company Contribution and the proceeds of the Offering to the
                                        Operating Partnership in exchange for general partnership interests in the Operating Partnership ("GP Common Units"). The Company currently intends to conduct substantially all of its business and to hold most of its interests in the Properties through the Operating Partnership or the Property Partnerships. However, the Company may in the future also conduct some of its business and hold some of its interests in
                                        Properties through wholly owned subsidiaries of the Company (each a
                                        "Qualified REIT Subsidiary" or a "QRS"). As the general partner of the
                                        Operating Partnership (the "General Partner"), the Company will have the exclusive power to manage and conduct the business of the
                                        Operating Partnership, subject
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                                        to certain exceptions set forth in the Agreement of Limited
                                        Partnership of the Operating Partnership (the "Operating Partnership
                                        Agreement"). LP Common Units in the Operating Partnership valued at
                                        $2,000 were issued to the Advisor in exchange for its capital contribution of $2,000 to the Operating Partnership (the "Advisor's
                                        Partnership Contribution"). Additional LP Units in the Operating
                                        Partnership may be issued in the future to owners of Properties in exchange for such Properties. See "Operating Partnership Agreement."

                                        The following Organizational Chart depicts the services to be rendered to the Company by TIGI Affiliated Companies, and the organizational structure of the Company and the Operating Partnership upon completion of the Offering and the Formation Transactions (which are explained in the next section of this Summary). Because the Company does not intend to initially have any QRSs, none are shown on the following
                                        Organizational Chart.
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                                       13
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                           [ORGANIZATIONAL CHART]

                                       14
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Formation Transactions..................Except as indicated, the following transactions will be completed prior to or concurrently with the effectiveness of the Registration
                                        Statement (collectively, the "Formation Transactions"):

                                        - The Company was formed as a corporation in Maryland. The Operating
                                          Partnership was formed as a limited partnership in Illinois. The
                                          Company is the general partner of the Operating Partnership.

                                        - The Advisor, an Affiliate of TIGI, purchased from the Company 20,000
                                          Shares in connection with the organization of the Company for $10 per Share, an aggregate purchase price of $200,000 (the "Advisor's
                                          Company Contribution"). The Advisor also contributed $2,000 to the
                                          Operating Partnership for 200 LP Common Units of the Operating
                                          Partnership valued at $2,000 (the "Advisor's Partnership
                                          Contribution"). The Advisor will be the initial Stockholder of the
                                          Company and the initial Limited Partner of the Operating
                                          Partnership.

                                        - Pursuant to the Offering, the Company will offer for sale to the public on a "best efforts" basis 50,000,000 Shares. In addition,
                                          4,000,000 Shares will be offered by the Company to Stockholders who elect to participate in the Company's DRP, and up to 1,250,000
                                          Shares will be issued upon exercise of the Soliciting Dealer
                                          Warrants.

                                        - The Company will contribute the proceeds from the Advisor's Company
                                          Contribution and the proceeds from the sale of the 55,250,000 Shares included in this Offering, as and when received, to the Operating
                                          Partnership.

                                        - The Company will acquire 20,000 GP Common Units of the Operating
                                          Partnership in exchange for the $200,000 of proceeds from the
                                          Advisor's Company Contribution and one GP Common Unit of the
                                          Operating Partnership in exchange for the proceeds of each of the
                                          55,250,000 Shares sold pursuant to this Offering. The Company will own all of the GP Common Units of the Operating Partnership.

                                        - The Operating Partnership will acquire all of the Initial
                                          Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions.

                                        - The Operating Partnership will acquire from certain Affiliates of
                                          TIGI (collectively, the "Initial Property Sellers") their interests in the Initial Properties for a purchase price of approximately
                                          $42.7 million (representing the acquisition costs of the Initial
                                          Properties to the Initial Property Sellers prior to adjustment for prorations of approximately $400,000), provided that the Net
                                          Proceeds of the Offering are sufficient to make such acquisitions.

                                        - When the Initial Properties are acquired by the Company, they will be subject to existing mortgage debt of approximately $31.2 million
                                          (the "Initial Mortgage Debt"). In addition, the
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                                          Initial Property Sellers borrowed approximately $11.1 million from an Affiliate of TIGI in connection with their acquisition of the
                                          Initial Properties (the "Affiliates' Acquisition Debt"). Initially,
                                          the Company will use a portion of the Net Proceeds of the Offering to (i) retire in full the Affiliates' Acquisition Debt, (ii) reduce the Initial Mortgage Debt by $300,000 on the first of the Initial
                                          Properties to be acquired, (iii) pay Acquisition Expenses and establish working capital reserves relating to the acquisition of the Initial Properties, and (iv) pay approximately $14 million to
                                          IREIC, an Affiliate of TIGI, which IREIC advanced in connection with the organization of the Company and for the expenses of the
                                          Offering. To the extent that there are additional Net Proceeds of the Offering available, after establishing working capital reserves, such proceeds will be used to acquire additional Properties or to further reduce the Initial Mortgage Debt on the Initial Properties.
                                          See "Estimated Use of Proceeds of Offering."

Benefits of the Formation Transactions
  to Affiliates of the Company..........
                                        The consummation of the Formation Transactions will result in benefits to certain officers, members of the Board ("Directors") and Affiliates of the Company, which include the following:

                                        - Robert D. Parks, who is a director of TIGI and an officer and director of various Affiliates of TIGI, and Barry L. Lazarus, who previously was associated with the TIGI Affiliated Companies, have agreed to serve on the Board of Directors of the Company. In addition, Mr. Parks will be Chairman, and Mr. Lazarus will be
                                          President, Chief Executive Officer and Chief Operating Officer of
                                          the Company.

                                        - The Initial Property Sellers, who are Affiliates of TIGI, will be relieved of principal debt obligations and of interest carrying costs thereon incurred in connection with their acquisition of the
                                          Initial Properties.

                                        - The Advisor and the Management Agent will enter into agreements with the Company (which are described below) pursuant to which they will receive substantial fees from the Company for their respective advisory and property management services. The Advisor is one of the
                                          TIGI Affiliated Companies. The Management Agent is owned principally by individuals who are Affiliates of Inland. See paragraph 11 of
                                          "Conflicts of Interest" for an explanation of what the Advisor and the Management Agent and/or their respective shareholders may receive if the business conducted by the Advisor and/or the
                                          Management Agent is acquired by or consolidated into the Company.

                                        - Inland Securities Corporation, the Dealer Manager, one of the TIGI
                                          Affiliated Companies, will receive cash selling commissions, a marketing contribution, a due diligence expense
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                                          allowance, and Soliciting Dealer Warrants, which it may retain or reallow to certain Soliciting Dealers.

                                        For further information on the compensation payable to the Advisor, the Management Agent and the Dealer Manager, and on other compensation to be paid to other Affiliates, see "Compensation Table."

The Advisor.............................
                                        The Advisor is a wholly-owned subsidiary of IREIC. The Advisor is an
                                        Illinois corporation with its principal place of business located at
                                        2901 Butterfield Road, Oak Brook, Illinois 60523, and its telephone number is (630) 218-8000. As of June 30, 1998, IREIC had an audited net worth of approximately $95.8 million, much of which is illiquid.
                                        See "--Organizational Chart" in this Summary and "Management."

Compensation to be Paid to the Advisor
  and its Affiliates....................
                                        The Advisor and its Affiliates will be paid substantial amounts for managing the Company's business. The most significant items of compensation are:

                                        OFFERING STAGE: Cash selling commissions will be payable (except for the "Special Sales" described below) to the Dealer Manager of 7% of the Gross Offering Proceeds, which may be retained or reallowed to
                                        Soliciting Dealers. In addition, in lieu of reimbursement of specific expenses associated with marketing, a contribution of 2% of the Gross
                                        Offering Proceeds (the "Marketing Contribution") and, for BONA FIDE
                                        due diligence expenses, an allowance of up to 0.5% of the Gross
                                        Offering Proceeds (the "Due Diligence Expense Allowance"), will be payable (except for the "Special Sales" described below) to the Dealer
                                        Manager, which may be retained or reallowed to Soliciting Dealers.
                                        Generally, no portion of the Marketing Contribution will be reallowed to Soliciting Dealers unless they reach prescribed minimum annual sales volumes.

                                        No selling commissions, Marketing Contribution or Due Diligence
                                        Expense Allowance will be paid with respect to: (i) sales of Shares to employees and associates of the Company and its Affiliates, the
                                        Advisor, Affiliates of the Advisor, the Dealer Manager or the
                                        Soliciting Dealers, (ii) sales of Shares pursuant to the Company's
                                        DRP, or (iii) the issuance of the Soliciting Dealer Warrants or the
                                        Shares underlying the Soliciting Dealer Warrants issuable upon the exercise thereof; and, reduced selling commissions will be paid with respect to sales of Shares which are entitled to volume discounts, all of which transactions are hereinafter collectively referred to as the
                                        "Special Sales." See "Plan of Distribution--Compensation," "--Volume
                                        Discounts" and "--Other Discounts."
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                                        In certain cases, the Company will issue and sell to the Dealer
                                        Manager one Soliciting Dealer Warrant for each 40 Shares sold during the Offering, some or all of which may be retained or reallowed to the
                                        Soliciting Dealers who sold such Shares. Each Soliciting Dealer
                                        Warrant will be sold for $.0008 and will entitle the holder to purchase one Share from the Company at a price of $12.00 per Share during the Exercise Period. The "Exercise Period," for any Soliciting
                                        Dealer Warrant, is the time period beginning one year from the date such Soliciting Dealer Warrant is issued by the Company to the Dealer
                                        Manager and ending on the date which shall be five years from the issue date of the first Soliciting Dealer Warrant issued by the
                                        Company to the Dealer Manager. The exercise price of any unexercised
                                        Soliciting Dealer Warrants will be adjusted in the event the offering price of Shares pursuant to this Prospectus for this Offering is increased, which is not presently anticipated. See "Compensation
                                        Table," "Description of Securities--Soliciting Dealer Warrants," and
                                        "Plan of Distribution--Compensation."

                                        ACQUISITION STAGE: The Advisor and its Affiliates will be reimbursed for actual out-of-pocket Acquisition Expenses (as defined in the
                                        Glossary), which are anticipated to be equal to 0.5% of the aggregate of the (i) Gross Offering Proceeds, (ii) gross proceeds from the sale of up to 4,000,000 Shares pursuant to the DRP, and (iii) gross proceeds from the issuance and exercise of the Soliciting Dealer
                                        Warrants. See "Compensation Table."

                                        OPERATIONAL STAGE: An annual "Advisor Asset Management Fee" of not more than 1% of the Company's Average Invested Assets (as defined in the Glossary) will be payable quarterly to the Advisor. Payment of this fee is subordinated to the payment of Distributions to
                                        Stockholders in an amount equal to a non-compounded return equal to 7%
                                        per annum on Invested Capital (the "Current Return"). "Invested
                                        Capital" is the net amount that a Stockholder has invested, being the amount paid for the Shares less the Distributions received on those
                                        Shares from the sale or financing of the Company's Properties.

                                        The Management Agent, which is owned principally by individuals who are Affiliates of Inland, will receive a fee for management of the
                                        Company's Properties (the "Property Management Fee") equal to not more than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of the gross revenues of each of the Company's Properties, payable monthly.
                                        The Management Agent may in certain instances subcontract its duties for a fee that may be less than the fee provided for in the Management
                                        Agreement.

                                        Inland Mortgage Servicing Corporation, one of the TIGI Affiliated
                                        Companies, will receive a fee for servicing the Company's mortgage loans. Such fee will be equal to no more than .08% of

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
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                                        the principal amount of the loans serviced, up to the first $100 million in aggregate loan balances, and a lesser percentage on a sliding scale basis thereafter, which will be prorated on an annual basis and, be payable monthly.

                                        See "Compensation Table."

                                        LIQUIDATION STAGE: A fee will be payable when a Property is sold (the
                                        "Property Disposition Fee"), equal to the lesser of: (i) 3% of the sale price of a Property; or (ii) 50% of the commission customarily paid to third parties. In addition, after receipt by the Stockholders of a cumulative, non-compounded 7% per annum return on Invested
                                        Capital (the "Cumulative Return") and a return of their Invested
                                        Capital, an "Incentive Advisory Fee" will be payable equal to 15% of the net proceeds from the sale of a Property. See "Compensation
                                        Table."

                                        The Advisor and its Affiliates may receive a number of other incidental fees for services or expense reimbursement during the operational and liquidation stages of the Company. For an explanation of such other fees and expense reimbursements, see generally,
                                        "Compensation Table" and "Management--Other Services."

Real Property Investments............... The Initial Properties contain an aggregate of approximately 510,000 square feet of GLA, are located in the State of Florida, and will be acquired for an aggregate purchase price of approximately $42.7 million. Of the Initial Properties, three are Neighborhood Centers and one is a Community Center. When the Initial Properties are acquired by the Company, they will be encumbered by Initial Mortgage Debt of approximately $31.2 million, which will be reduced by $300,000 upon acquisition of the Initial Properties. In addition, Affiliates'
                                        Acquisition Debt of approximately $11.1 million was incurred in connection with the acquisition of the Initial Properties. The Company has approximately $200,000 available for investment in Properties
                                        (from the Advisor's Company Contribution) as of the date of this
                                        Prospectus, but will have an additional approximately $468,430,000 of
                                        Net Proceeds from the Offering available if this Offering is fully sold, to acquire the Initial Properties and other Properties or to further reduce the Initial Mortgage Debt on the Initial Properties.

                                        The terms of the Company's acquisitions of the Initial Properties and other Properties will be approved by a majority of the Board
                                        (including a majority of the Independent Directors) as being fair and reasonable to the Company. The purchase prices of the Initial
                                        Properties will not exceed the appraised values of the Initial
                                        Properties at the time of acquisition. All of the Initial Properties will be acquired from Affiliates of the Advisor. Even though the
                                        Company will be paying such Affiliates' acquisition costs of these
                                        Initial Properties, there can be no assurance that the prices paid to the Affiliates for these Properties did not

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                                        exceed that which would be paid by an unaffiliated buyer. See "Risk
                                        Factors--Company Risks--Prices Paid for Properties Acquired from
                                        Affiliates may be More than Prices Paid by Non-Affiliates" and "Real
                                        Property Investments."

                                        The Company may invest in general partnerships or joint venture arrangements with Affiliates, or with non-affiliated third parties, as co-owners of a Property. With respect to investments made with
                                        Affiliates, the Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company, with the result that the Company can ultimately own 100% of the Property; provided, however, that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. See "Investment Objectives and Policies--Joint
                                        Ventures."

Prior Offerings Summary................. The Inland Organization, during the 10-year period ending June 30,
                                        1998, has sponsored six public and one private real estate equity programs which have raised $147,350,520 from 13,965 investors. In addition, IREIC sponsored one other REIT, which through June 30, 1998, has raised $423,290,000 from 17,000 investors. Also, the TIGI
                                        Affiliated Companies have sponsored nine private placement mortgage and note programs during the mentioned 10 year period which have raised $22,641,000 from 545 investors.

                                        The investment objectives of the Company are similar to those of several of these investment programs which have owned retail properties, except, however, those other programs primarily invested in different geographical areas than the Company's Primary
                                        Geographical Area of Investment. The vast majority of these investment programs were dissimilar from the Company in that the partnerships owned apartment properties, pre-development land and whole or partial interests in mortgage loans. Certain programs sponsored or managed by
                                        Affiliates of IREIC have experienced setbacks during the course of business, including commercial tenant defaults or move-outs. These negative events, which vary by program, have had the effect of reducing the benefits which investors in those programs have received from those originally contemplated. See "Prior Performance of the
                                        Company's Affiliates" and Appendix A--"Prior Performance Tables."

Articles of Incorporation............... Investors should be particularly aware of the following provisions contained in the Articles:

                                        - LIMITATION ON ACCUMULATION OF SHARES: In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles contain


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                                          restrictions on the number of Shares that may be owned by a single
                                          Stockholder, with certain exceptions. These restrictions may: (i)
                                          discourage a change of control of the Company; (ii) deter
                                          individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; (iii) limit the
                                          opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares; or (iv) compel a Stockholder to involuntarily dispose of Shares in excess of such limitation. See
                                          "Description of Securities-- Restrictions on Ownership and
                                          Transfer."

                                        - VOTING RIGHTS: Each Share is entitled to one vote and, the Articles do not provide for cumulative voting, nor for the division of
                                          Directors into classes. The Articles authorize 10,000,000 shares of
                                          Preferred Stock, $0.01 par value per share ("Preferred Stock"), which may be issued from time to time, in one or more series, with such preferences, rights, terms and conditions as determined by the
                                          Board. There is no present intention to issue any Preferred Stock.
                                          Stockholders owning a majority of the outstanding Shares and voting
                                          Preferred Stock, have the right to: (i) amend the Articles subject to certain limitations; (ii) dissolve or liquidate the Company;
                                          (iii) elect or remove the Board; and (iv) approve or disapprove certain mergers, consolidations or share exchanges of the Company or the sale of all or substantially all of the assets of the Company other than in the ordinary course of the Company's business or in connection with a dissolution or liquidation of the Company, except, in each case, as permitted by the MGCL. All Stockholders are bound by the vote of Stockholders owning a majority of the outstanding
                                          Shares and voting Preferred Stock, even if a Stockholder does not vote with the majority. Stockholders owning in the aggregate at least 10% of the outstanding Shares may request the Directors to call a meeting for the purpose of voting on any of the foregoing matters.

                                        - ROLL-UPS AND SUPERMAJORITY VOTING REQUIRED IN CERTAIN INSTANCES: So
                                          long as the Company qualifies as a REIT, the Articles prohibit it from participating in transactions commonly known as "Roll-Ups,"
                                          which affect certain Stockholder rights. In addition, with certain exceptions, the MGCL requires supermajority approval of Business
                                          Combinations (as defined in the MGCL) with an Interested Stockholder
                                          (a 10% beneficial owner) within five years after becoming an
                                          Interested Stockholder; and eliminates the voting rights, and permits the redemption, of "control shares" (additional shares increasing the holder's voting power over specified levels) except as approved by two-thirds of the votes cast on the matter (excluding the control shares) at a meeting of stockholders. Affiliates of TIGI are excluded from these restrictions by the Articles and Bylaws.
                                          These provisions may have the effect of:

                                          (i) discouraging a change in control of the Company; (ii) deterring individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; and (iii) limiting the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

                                        - CHANGES IN INVESTMENT OBJECTIVES AND POLICIES: So long as the
                                          Company is a REIT, certain of the Company's investment objectives or policies set forth in the Articles may only be changed by amending the Articles, which requires the affirmative vote of Stockholders holding a majority of the outstanding Shares and voting Preferred
                                          Stock. Otherwise, a majority of the Directors (including a majority of the Independent Directors) may set the investment policies.

                                        - DISTRIBUTIONS: Distributions are payable out of funds legally available to pay Distributions.

                                        See "Description of Securities" and "Summary of the Organizational
                                        Documents". See also "Operating Partnership Agreement--Extraordinary
                                        Transactions" for a description of certain restrictions in the
                                        Operating Partnership Agreement on the ability of the Company to engage in certain types of transactions.

Distribution Reinvestment and Share
  Repurchase Programs................... The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for Stockholders:

                                        - THE DISTRIBUTION REINVESTMENT PROGRAM (the "DRP") allows
                                          Stockholders who purchase Shares in this Offering to automatically reinvest Distributions by purchasing additional Shares from the
                                          Company, subject to the limitations on Share ownership contained in the Articles. These purchases may be made at $9.50 per share, a reduction from the initial Offering price of $10.00 per share, reflecting lower costs associated with the issuances of these
                                          Shares. See "Distribution Reinvestment and Share Repurchase
                                          Programs--Distribution Reinvestment Program."

                                        - THE SHARE REPURCHASE PROGRAM (the "SRP") allows, subject to certain restrictions, Stockholders to sell Shares back to the Company at a price equal to $9.05 per Share (a reduction of $0.95 from the $10.00 initial Offering price per share, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance). The
                                          Company repurchases Shares under the SRP on a first come, first served basis, subject to the following limits: (i) not more than
                                          $500,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds utilized to repurchase


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                                          Shares are limited to available proceeds received by the Company from the sale of Shares under the DRP. Shares purchased by the
                                          Company under the SRP are not available for resale. The Company may terminate the SRP if a secondary market for the Company's Shares develops or if the Shares are listed on a national securities exchange or included for quotation on a national market system. See
                                          "Distribution Reinvestment and Share Repurchase Programs--Share
                                          Repurchase Program."

Who May Invest.......................... The section of the Prospectus titled "Who May Invest" describes minimum net worth, income and other financial suitability requirements which investors must satisfy prior to subscribing for Shares. In particular, investors must have either: (i) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a minimum net worth
                                        (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher for investors residing in certain states. See
                                        "Who May Invest."

Annual Valuations....................... Stockholders that are subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if the Company's assets were sold as of the close of the Company's fiscal year and if such proceeds
                                        (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset Value (as defined in the Glossary) of each
                                        Share will be deemed to be $10.00 per Share for the first three annual statements of value following the termination of the Offering. There can be no assurance that: (i) Stockholders will actually receive such value upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders would receive such value on sale of their Shares; or (iii) this valuation would comply with the
                                        ERISA requirements. The Company will cease providing these annual statements of value if the Shares become listed on a national stock exchange or included for quotation on a national market system. See
                                        "ERISA Considerations."

Glossary Of Terms....................... For definitions of capitalized terms used in this Prospectus that are not defined in the text, see "Glossary."

                                  RISK FACTORS

    In addition to the other information presented in this Prospectus, prospective purchasers should carefully consider the following risk factors before purchasing Shares in the Offering. These factors, which are not listed in any order of priority, could adversely affect the ability of the Company to make expected Distributions to Stockholders.

    This prospectus contains "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995, which represent the Company's expectations or beliefs, including, but not limited to, statements concerning industry performance, the acquisition, financing or leasing of Properties, and the Company's operations, performance, financial condition, plans, strategies, growth and prospects. Any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, such statements can be identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the captions "Risk Factors" and "Conflicts of Interest" and elsewhere in the Prospectus identify important factors with respect to such forward-looking statements, including certain known and unknown risks, uncertainties and other factors, that could cause actual results, performance or achievements to be materially different from those expressed or implied in such forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company's control, and actual results may differ materially depending on a variety of important factors, including those described below under the captions "Risk Factors" and "Conflicts of Interest" and elsewhere in this Prospectus.

    1.  INVESTMENT RISKS

    SHARE PRICE/LIMITED LIQUIDITY. The offering price of the Shares was determined by the Board in the exercise of its business judgment but may not be indicative of the price at which Shares may trade if they were listed on an exchange or actively traded by brokers nor of the proceeds that a Stockholder may receive if the Company were liquidated or dissolved. Further, there is currently no public trading market for the Shares and no assurance exists that one will develop. An investor may not be able to liquidate his or her investment on favorable terms, if at all. The Shares may not ever be listed for trading on a national stock exchange or included for quotation on a national market system. However, the Company anticipates that within five years from the date of this Prospectus, the Board will determine whether it is in the best interests of the Company to apply to have the Shares so listed or included, provided that the Company meets the then applicable listing requirements. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing."

    NO MINIMUM OFFERING. The Offering is not conditioned upon the Company raising a minimum amount of proceeds and the release of subscription proceeds from the escrow is not conditioned upon the Company's selling a minimum number of Shares. As a result, the Company may not raise proceeds sufficient to apply to any use other than payment of the Organization and Offering Expenses associated with the Offering. Accordingly, there is no assurance that the Net Proceeds of the Offering will be sufficient to acquire the Initial Properties or any other Properties.

    PARTIALLY SPECIFIED FUND. The Company intends to initially acquire four Retail Centers comprising the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions. All of the Initial Properties will be acquired from Affiliates of TIGI. These Initial Properties will be acquired with the approval of a majority of the Directors (including a majority of the then Independent Directors). Although this Prospectus describes the parameters the Company will use to acquire additional Properties, as of the date of this Prospectus no Properties have been specified for acquisition by the Company other than the Initial Properties. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any Properties to be purchased by the Company other than the Initial Properties. There may be a delay between the sale of the Shares and the Company's purchase of Properties other than the Initial Properties (assuming that the Net Proceeds of the Offering are sufficient to acquire the Initial Properties), which could result in a delay in the benefits to investors, if any, of an investment in the Company.

    The Advisor evaluates potential additional Property acquisitions and Inland Real Estate Acquisitions, Inc. ("IREA"), one of the TIGI Affiliated Companies, engages in discussions with sellers on behalf of the Company. During the pendency of the Offering, as soon as the Advisor believes a reasonable probability exists that a Property will be acquired on specified terms upon completion of due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that proposed acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that a Property will be acquired on the same terms as described in the relevant supplement or other disclosure document prepared with respect thereto. In addition, Properties which are identified for potential acquisition by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. Investors should be aware that audited financial statements of prior operations of existing Properties acquired by the Company, or of the lessees or of the Property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing the acquisition has been provided to potential investors, and financial statements for recently constructed Properties may not be available at all.

    INVESTMENT RETURN MAY BE AFFECTED BY AVAILABILITY OF PROPERTIES TO BE ACQUIRED WITHIN ONE YEAR OF THE CLOSING OF THE OFFERING. In order to maintain the Company's exemption from regulation under the Investment Company Act, the Investment Company Act requires, among other things, that the Company be primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate, within one year of the closing of the Offering. If the Company does not invest a significant portion of the Net Proceeds of this Offering in Properties within one year of the closing date of the Offering, the Company may decide to temporarily invest any unused proceeds in certain government securities that could yield lower returns than other investments in order to avoid registering as an investment company and becoming subject to the substantive requirements of the Investment Company Act. Such lower returns may affect the Company's ability to make Distributions.

    LIMITATION ON AREA IN WHICH THE COMPANY MAY ACQUIRE RETAIL
CENTERS. Acquisition of Retail Centers (but not Single-User Retail Properties Outside the Primary Geographical Area of Investment) is limited primarily to the Company's Primary Geographical Area of Investment (the states east of the Mississippi River in the United States). Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such Retail Centers.

    LIMITED EXPERIENCE OF MANAGEMENT IN ACQUIRING AND MANAGING PROPERTIES WITHIN THE PRIMARY GEOGRAPHICAL AREA OF INVESTMENT. TIGI Affiliated Companies have sponsored one public REIT, six other public real estate equity programs, one private real estate equity program and nine private placement mortgage and note programs during the 10-year period ending June 30, 1998. During that period, the REIT raised $423,290,000 from 17,000 investors, the public and private real estate equity programs raised $147,350,520 from 13,965 investors, and the private placement mortgage and note programs raised $22,641,000 from 545 investors. That REIT, and several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties, had investment objectives which were similar to those of the Company, except, however, they invested in geographical areas different than what will be the Company's Primary Geographical Area of Investment. Also, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from the Company in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans. Therefore, there can be no assurance that the Company will attain its investment objectives since the Company's management, the Advisor and its Affiliates have limited experience in acquiring, as well as managing and operating, Properties within the Company's Primary Geographical Area of Investment.

    LIMITED RESERVES. The Company will establish a working capital reserve equal to 1% of the Gross Offering Proceeds from this Offering. However, if these reserves prove insufficient to meet the Company's cash needs, the Company may have to obtain financing from either affiliated or unaffiliated sources to fund its cash requirements. There is no assurance that ample financing will be available or, if available, will be available on terms acceptable to the Company.

    MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS MAY INCREASE THE COMPANY'S BUSINESS RISKS. The Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash, or with Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interests of the Company, the Company may, in certain instances, utilize either existing or new borrowings to acquire Properties. Furthermore, the Company intends to incur or increase mortgage indebtedness by obtaining loans secured by selected or all of the Properties. The proceeds from these loans will be used to acquire additional Properties. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT taxable income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value, and the aggregate amount of borrowing in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders.

    Incurring mortgage indebtedness increases the risk of loss since defaults on indebtedness secured by the Properties may result in foreclosure actions initiated by the lenders and loss by the Company of the Property securing the loan which is in default. For tax purposes, any such foreclosure would be treated as a sale of the Property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds the Company's basis in the Property, the Company would recognize taxable income on foreclosure, but would not receive any cash proceeds. The Company will seek to limit its indebtedness to "non-recourse" indebtedness, meaning that the lender may look only to the Property or Properties securing the mortgage indebtedness for satisfaction of the indebtedness. See "Investment Objectives and Policies--Borrowing" and "Real Property Investments."

    There are risks of (i) potential unavailability of permanent financing, either initially or after the acquisition of a Property, (ii) an inability to refinance mortgage indebtedness upon its maturity, or (iii) an inability to refinance mortgage indebtedness on advantageous terms. Furthermore, there is a risk of a potential increase in interest cost resulting from increases in market interest rates upon the refinancing of a mortgage indebtedness. To the extent the Company's exposure to increases in interest rates is not eliminated through interest rate protection or cap agreements, such increases will adversely affect the Company's Net Income, Funds from Operations and cash available for Distributions and, thus may affect the amount of Distributions the Company can make to Stockholders, as well as inhibit the Company's ability to raise capital and issue equity securities in public and private markets.

    COMPETITION WITH OTHERS FOR THE ACQUISITION OF PROPERTIES. The Company competes with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. Larger, national REITs may enjoy significant competitive advantages that accrue from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds available for investment in Properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor. All of these factors could have a material adverse effect on the Company's results of operations, financial condition and prospects.

    COMPETITION WITH OTHER REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY TIGI AFFILIATED COMPANIES. TIGI Affiliated Companies have previously sponsored another REIT, private real estate equity programs and private placement mortgage and note programs, and TIGI Affiliated Companies in the future may sponsor other real estate investment programs. The Company will compete with such existing and future real estate investment programs for the acquisition of Properties of a type suitable for investment by the Company, for the time and services of personnel of the Advisor and Affiliates of the Advisor in connection with the operation of the Company and the management of its assets, and for obtaining and retaining investors for its Shares. See "Conflicts of Interest" and "Prior Performance of the Company's Affiliates."

    LIMITS ON SHARE ACCUMULATION AND PROVISIONS IN THE ORGANIZATIONAL DOCUMENTS OF THE COMPANY AND THE OPERATING PARTNERSHIP AND THE MARYLAND GENERAL CORPORATION LAW MAY HAVE AN ANTI-TAKEOVER EFFECT AND INHIBIT A CHANGE IN CONTROL OF THE COMPANY. Provisions which may have an anti-takeover effect and inhibit a change in control of the Company include:

    - OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN THE ARTICLES. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that, commencing July 1, 1999, subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding Shares and/or Preferred Stock of the Company. The Board, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Board, and upon such other conditions as the Board may establish, may exempt a proposed transferee from such Ownership Limit; provided that such exemption would not result in the termination of the Company's status as a REIT. The Articles place additional restrictions on Share ownership and transfer. See "Description of Securities--Restrictions on Ownership and Transfer."

    These restrictions may: (i) have the effect of delaying, deferring or preventing a tender offer, other transaction or a change in control of the Company that might involve a premium price for the Shares or otherwise be in the best interest of the Stockholders; (ii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares in excess of such restrictions or to otherwise effect a change in control; or (iii) compel a Stockholder or its transferee, as of the date the restriction is violated, to involuntarily dispose of Shares in excess of such restrictions and, as a result, to forfeit as of such date any voting and dividend rights and the right to realize any further appreciation in the value of the Shares causing the violation of the restriction; or (iv) discourage someone from acquiring Shares.

    - CERTAIN PROVISIONS IN THE ARTICLES, BYLAWS, OPERATING PARTNERSHIP AGREEMENT, AND MARYLAND GENERAL CORPORATION LAW. Certain provisions contained in the Articles, the Bylaws, the Operating Partnership Agreement and the MGCL may have the effect of discouraging a third party from making an acquisition proposal for the Company or the removal of existing management and, as a result, could prevent Stockholders from being paid a premium for their Shares over then-prevailing market prices.

    THE ARTICLES. The Articles permit the Board to issue up to 10 million shares of Preferred Stock, issuable in one or more classes or series. The Board may classify or reclassify any unissued Preferred Stock and establish the preferences and rights (including the right to participate in earnings and to convert into Shares) of any such Preferred Stock. Thus, the Board could authorize the issuance of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of the Shares might receive a premium for their Shares over the then-prevailing market price of such Shares.

    THE OPERATING PARTNERSHIP AGREEMENT. The Operating Partnership Agreement provides that neither the Company nor the Operating Partnership may generally engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, a liquidation, or any reclassification, recapitalization or change of outstanding Shares (a "Business Combination"), in which the Company conducted a vote of the Stockholders unless the Business Combination would have been approved had holders of voting Units (the units of partnership interests representing the equity in the Operating Partnership, being the LP Units and the GP Common Units collectively) been entitled to vote together with the Stockholders of the Company on such Business Combination. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Stockholders if the Stockholders did not in fact give the requisite approval. Rather, if the Stockholders did approve a Business Combination, the Company would not consummate the transaction unless (i) the Company, as General Partner of the Operating Partnership, first conducts a vote of holders of voting Units (including the Company) on the matter; (ii) the Company votes the Units held by it in the same proportion as the Stockholders voted on the matter at the Stockholder vote; and (iii) the result of such vote of the Unit holders (including the proportionate vote of the Company's Units) is that had such vote been a vote of Stockholders, the Business Combination would have been approved. In addition, the Company generally may not engage in a Business Combination in which a vote of the Stockholders was conducted unless
(i) Limited Partners holding more than 50% of the total voting power held by Limited Partners in the Operating Partnership approve the Business Combination or (ii) each holder of an LP Unit will either receive or will have the right to elect to receive for each such Unit an amount of cash, securities or other property paid to the holder of one Share (exclusive of tax consequences), if any, pursuant to the terms of the Business Combination, multiplied by a conversion factor (initially one, but adjusted to reflect the effect of prior Share dividends, Share splits, and reverse Share splits); provided that, if in connection with the Business Combination, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Shares, each holder of an LP Unit shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its conversion rights and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer.

    In the event that the conditions described in the preceding paragraph are not met, the Operating Partnership Agreement provides that the Company generally may still engage in a Business Combination in which a vote of the Stockholders was conducted if (i) immediately after the Business Combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Units held by the Company, are owned directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a Business Combination with the Operating Partnership (the "Surviving Entity"); (ii) the Limited Partners own an interest in the Surviving Entity based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the Surviving Entity prior to the consummation of the Business Combination; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Entity are at least as favorable as those in effect immediately prior to the consummation of such Business Combination and as those generally applicable to limited partners or non-managing members of the Surviving Entity holding a comparable class of interest; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Entity for at least one of the following: (a) the consideration available to such Limited Partner under the preceding paragraph or (b) if the ultimate controlling person of the Surviving Entity has publicly traded common equity securities, such common equity securities, to be issued pursuant to an exchange ratio based on the relative fair market value of such securities and the Shares immediately prior to the consummation of such transaction.

    As a result of these provisions of the Operating Partnership Agreement, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Articles, may not be authorized to engage in a proposed Business Combination.

    MGCL--BUSINESS COMBINATIONS. Under the MGCL certain Business Combinations (including certain issuances of equity securities) between a corporation such as the Company and any Person who owns 10% or more of the voting power of the Shares or an affiliate or associate of the Company which, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the Company (an "Interested Stockholder"), or between a corporation and an affiliate of an Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such Business Combination must be approved by the Board and a super-majority Stockholder vote unless, among other things, the holders of Shares receive a minimum price (as defined in the MGCL) for their Shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its Shares. As permitted by the MGCL, the Articles provide that the Business Combinations provisions of the MGCL do not apply to any Business Combination involving the Company and TIGI or any of its Affiliates. Accordingly, the five-year prohibition and the super-majority Stockholder vote requirement will not apply to any Business Combinations between TIGI or any of its Affiliates and the Company. As a result, TIGI or any of its Affiliates may be able to enter into Business Combinations with the Company, which may or may not be in the best interests of the Stockholders, without the super-majority Stockholder approval and with only approval of a majority of outstanding Shares. Further, the Business Combinations statute could have the effect of discouraging offers from third parties to acquire the Company and increasing the difficulty of consummating any such offer. See "Description of Securities--Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Business Combinations."

    MGCL--CONTROL SHARES. Maryland law provides that Control Shares (as defined below) of a Maryland corporation acquired in a Control Share Acquisition (as defined hereinafter) have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter. "Control Shares" are voting shares of stock or beneficial interest which, when added to all other such shares of stock or beneficial interest previously acquired by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting power. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions. If voting rights for the Control Shares are not approved at a meeting of Stockholders then, subject to certain conditions and limitations, the Company may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a Stockholders' meeting and the acquirer becomes entitled to vote a majority of the Shares entitled to vote, all other Stockholders may exercise appraisal rights.

    BYLAWS--CONTROL SHARE PROVISIONS. The Bylaws contain a provision exempting only TIGI or any of its Affiliates from the control share acquisition statute and all acquisitions by such Persons of the Shares. The control share acquisition statute could have the effect of discouraging offers to acquire the Company and of increasing the difficulty of consummating any such offer by, in each case, Persons other than TIGI or any of its Affiliates and may permit TIGI or any of its Affiliates to make acquisitions of Control Shares which may or may not be in the best interests of the Stockholders. See "Description of Securities--Certain Provisions of Maryland Law and of the Articles of Incorporation and Bylaws--Control Share Acquisition."

    OBJECTIVES OF JOINT VENTURE PARTNERS MAY CONFLICT WITH THE COMPANY'S OBJECTIVES. The Company may, from time to time, make Property investments in joint ventures or other partnership arrangements between the Company and Affiliates of the Advisor or with third parties unaffiliated with the Advisor or its Affiliates. Investments in joint ventures which own Properties may involve risks not otherwise present when the Company purchases the Property directly. For example, the Company's co-venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with the interests or goals of the Company or take actions contrary to the Company's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject the Property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

    SELLER FINANCING BY COMPANY MAY DELAY LIQUIDATION OR REINVESTMENT. If the Company determines to sell any of its Properties, it intends to use its best efforts to sell for cash. However, the Company may sell its Properties by providing financing to purchasers. When the Company provides financing, it will bear the risk of default by the borrower and will be subject to remedies provided by law. A purchase money obligation secured by a mortgage may be taken as part payment and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area where the Property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from Property sales, the distribution of the proceeds of such sales to the Stockholders, or their reinvestment in other Properties, will be delayed until such time as the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, the Company may receive initial down payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Investment Objectives and Policies-- Sale or Disposition of Properties."

    LOSS ON DISSOLUTION AND TERMINATION. At the date of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to Stockholders after satisfying claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There can be no assurance that any proceeds will be available after satisfying the claims of creditors and paying the expenses of liquidation.

    DISTRIBUTIONS TO STOCKHOLDERS AFFECTED BY MANY FACTORS. Distributions by the Company to its Stockholders will be based principally on cash available for Distributions from the Properties. Cash availability will be based on many factors, including but not limited to, the ability of the Company to make additional acquisitions, investment of the Net Proceeds of this Offering, and the anticipated operating expense levels, which may not prove accurate, and actual results may vary substantially from estimates. Some of the factors are beyond the control of the Company, and a change in any such factor could affect the Company's ability to pay future Distributions. Contractual increases in rent under the leases of the Properties or the receipt of rental revenue in connection with future acquisitions will increase the Company's cash available for Distribution to Stockholders. However, in the event of a default or a lease termination by a tenant, there could be a decrease or cessation of rental payments and thereby a decrease in cash available for Distribution. Also, funds available for Distributions may be affected by the necessity to expend funds to correct defects or to make improvements to Properties. In addition, the amount available to make Distributions may decrease if Properties acquired in the future yield lower than expected returns.

    No assurance can be given as to the Company's ability to pay or maintain Distributions. Neither is there an assurance that the level of Distributions will increase over time, that there will be contractual increases in rent under the leases of the Properties or that the receipt of rental revenue in connection with future acquisitions of Properties will increase the Company's cash available for Distribution to Stockholders.

    The distribution requirements for REITs under federal income tax laws may limit the Company's ability to finance future developments, acquisitions and/or expansions without additional debt or equity financing. If the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and as a result amounts available to make Distributions may decrease. Distributions by the Company will also be dependent on a number of other factors, including the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT Requirements and such other factors as the Company deems relevant. In addition, the Company may issue from time to time additional Shares in connection with the acquisition of Properties or in certain other circumstances. No prediction can be made as to the number of such Shares which may be issued, if any, and, if issued, the effect on cash available for Distributions on a per Share basis to holders of Shares. Such issuances, if any, will have a dilutive effect on cash available for Distribution on a per Share basis to holders of Shares. The possibility exists that actual results of the Company may differ from the assumptions used by the Board in determining the initial distribution rate.

    The Company intends to make Distributions to its Stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible excise tax. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

    CHANGES IN POLICIES. The major policies of the Company, including its policies with respect to implementing its investment objectives or policies, financing, growth, debt capitalization, REIT qualification and Distributions, are determined by the Board. Although it has no present intention to do so, the Board may amend or revise these and other policies from time to time without a vote of the Stockholders. Accordingly, Stockholders will have limited control over changes in policies of the Company.

    POSSIBLE ADVERSE EFFECTS ON SHARE PRICE ARISING FROM SHARES ELIGIBLE FOR FUTURE SALE. No prediction can be made as to the effect, if any, of future sales of Shares, or the availability of Shares for future sales, on the market price of the Shares. Sales of substantial amounts of Shares (including Shares issuable upon the exchange of LP Units or Interests, exercise of options granted to Independent Directors under the Independent Director Stock Option Plan, and exercise of the Soliciting Dealer Warrants), or the perception that such sales could occur, may adversely affect prevailing market prices, if any, for the Shares. The issuance of additional Shares, LP Units or Interests in private offerings not registered under the Securities Act of 1933, as amended (the "Act"), will be deemed to be "restricted securities" within the meaning of Rule 144 under the Act and may not be transferred unless such Shares, LP Units or Interests have been registered under the Act or an exemption from registration is available, including any exemption from registration provided under Rule 144. Holders of restricted Shares will be eligible to sell such Shares pursuant to Rule 144 at prescribed times and subject to the manner of sale, volume, notice and information restrictions of Rule 144. In general, upon satisfaction of certain conditions, Rule 144 permits the sale of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company.

    The Company may issue from time to time additional Shares, LP Units or Interests in connection with the acquisition of Properties. The Company anticipates that it will file a registration statement with respect to the Shares issuable upon exercise of options under the Independent Director Stock Option Plan following or concurrent with the completion of this Offering. Such registration statement generally will allow Shares covered thereby to be transferred or resold with fewer restrictions under the Act.

    FLUCTUATIONS IN MARKET INTEREST RATES OR EQUITY MARKETS. Fluctuations in market interest rates and equity markets have to be expected over time. If these fluctuations, or the financial condition of the Company, lead prospective Stockholders to demand higher yields from their investments, it may adversely affect the Company's ability to sell Shares for $10 per Share to raise capital to finance future Property acquisitions, developments and improvements, and the Company may have to sell Shares for less than $10 per Share. On the other hand, conditions may be such that the Company could sell Shares for in excess of $10 per Share. One of the factors that may influence the price of the Shares in the future will be the annual yield on the price paid for Shares from Distributions made by the Company.

2.  COMPANY RISKS

    Many of the risk factors identified and discussed in this "--Company Risks"
section involve potential conflicts of interest between and among the Company, the Sponsor, the Advisor and/or Affiliates of the Company, the Sponsor and/or the Advisor. For a more extensive explanation of such potential conflicts of interest, see generally "Conflicts of Interest."

    PRICES PAID FOR PROPERTIES ACQUIRED FROM AFFILIATES MAY EXCEED PRICES THAT WOULD HAVE BEEN PAID BY NON-AFFILIATES. The Articles provide that the Company may not purchase any Property from an Affiliate unless: (i) a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company; and
(ii) the price to the Company is no greater than the cost of the asset to the Affiliate (such cost would include the purchase price paid plus any cost associated with the purchase plus any capital improvements made by the Affiliate plus any loan fees or points or any fee of a similar nature, however designated, paid by the Affiliate in connection with financing for the Property) unless substantial justification for a greater price exists and the additional price is reasonable. In no event may the cost to the Company exceed the Property's appraised value at the time of its acquisition by the Company. A majority of the Directors (including a majority of the then Independent Directors) approved the Company's intended purchases of the Initial Properties. However, there can be no assurance that the prices paid for Properties which may in the future be acquired from Affiliates would not exceed that which would be paid by an unaffiliated buyer.

    CONFLICTS OF INTEREST BETWEEN THE COMPANY AND ITS AFFILIATES AND PAYMENTS TO AFFILIATES. The operation and management of the Company may be influenced or affected by conflicts of interest arising out of the Advisor's relationship with its Affiliates on the one hand, and the Company on the other hand. For example, the Company will compete with the Affiliates for the time and services of personnel of the Advisor and of certain Affiliates of the Advisor.

    Further, the due diligence investigation of the Company by the Dealer Manager, also an Affiliate, cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. Additionally, except for Special Sales, a substantial portion of the proceeds of the Offering will be paid to the Dealer Manager, an Affiliate, for managing the Offering, including cash selling commissions of 7% of the Gross Offering Proceeds ($35,000,000 assuming the Offering is fully subscribed and there are no Special Sales), a marketing contribution of 2% of Gross Offering Proceeds and a due diligence expense allowance of up to 0.5% of Gross Offering Proceeds (collectively, up to $12,500,000 for the Marketing Contribution and Due Diligence Expense Allowance, assuming the Maximum Offering is sold and there are no Special Sales). The selling commissions and Marketing Contribution and Due Diligence Expense Allowance are payable only on the 50,000,000 Shares sold on a "best efforts" basis, all of which the Dealer Manager may retain or reallow to Soliciting Dealers. The Dealer Manager currently also serves as the dealer manager for an offering of shares of common stock of another REIT sponsored by IREIC.

    IREIC, one of the TIGI Affiliated Companies, will be reimbursed for costs related to the organization of the Company and the offering of the Shares for sale, which are estimated to be $14,000,000 (excluding the selling commissions, Marketing Contribution and Due Diligence Expense Allowance) if the Maximum Offering is sold. An Affiliate of TIGI will also be reimbursed for actual out-of-pocket acquisition expenses of up to approximately 0.5% of Gross Offering Proceeds ($2,765,005 assuming all 50,000,000 Shares offered on a "best efforts" basis are sold, all 4,000,000 Shares are sold under the DRP, and all of the Soliciting Dealer Warrants are issued and exercised).

    In addition, an Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets will be paid quarterly to the Advisor. The Advisor will also receive a Property Disposition Fee equal to the lesser of (i) 3% of the sale price of a Property; or (ii) 50% of the commission customarily paid to third parties. After receipt by Stockholders of a cumulative noncompounded 7% per annum return on Invested Capital and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of Properties will be paid to the Advisor.

    Also, a Property Management Fee equal to not more than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of the gross income earned from each of the Properties, will be paid on a monthly basis to the Management Agent, which is owned principally by individuals who are Affiliates of TIGI, which fee is dependent upon results of operations.

    The Advisor and its Affiliates will provide other property-level services to the Company and may receive compensation for such services, such amounts received will be dependent upon results of operations and, therefore cannot be determined at the present time. The fees received by the Advisor may cause the Advisor to delay the sale of Properties or liquidation of the Company.

    The Advisor, the Management Agent and their Affiliates will receive substantial fees and payments for services rendered to the Company irrespective (except for the Advisor Asset Management Fee and Incentive Advisory Fee) of whether Stockholders receive Distributions or the Current Return or the Cumulative Return to Stockholders. These fees may result in greater costs to the Company than if the Company was self-administered and performed these services in-house. If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts of interest in the manner described in the section of this Prospectus titled "Conflicts of Interest--Process for Resolving Conflicting Investment Opportunities," the Company may not meet its investment objectives. See "Compensation Table," and "Management--The Advisory Agreement" and "--The Management Agent," and "Certain Responsibilities of Directors and the Advisor; Indemnification."

    See also "Conflicts of Interests" for additional discussion of various conflicts of interest, including the Company's option to have the business conducted by the Advisor and/or the Management Agent acquired by or consolidated into the Company.

    DEPENDENCE ON THE DIRECTORS AND ADVISOR. The Board has supervisory control over all aspects of the Company's operations. The Company's ability to achieve its investment objectives will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the Management Agent, their Affiliates and employees for day-to-day operations. Therefore, the Company is dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees; however, none of these individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

    DILUTION. Stockholders have no preemptive rights, and therefore, in the event the Company: (i) commences a subsequent public offering of its Shares or of convertible debt or Preferred Stock; or (ii) issues Preferred Stock or Shares upon exercise of warrants, including the Soliciting Dealer Warrants, or to sellers of Properties acquired directly or indirectly (E.G., upon exchange of LP Units of the Operating Partnership or Interests in a Property Partnership) by the Company in lieu of or in addition to cash consideration, investors purchasing Shares in this Offering who do not participate in any future stock issuance will experience dilution of their equity investment in the Company. The Soliciting Dealer Warrants to be issued to the Dealer Manager in connection with this Offering, options to purchase Shares issued and to be issued to Independent Directors under the Company's Independent Director Stock Option Plan, and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected. See "Conflicts of Interest."

    ALL STOCKHOLDERS BOUND BY VOTE OF MAJORITY. The Articles require a majority of the outstanding voting Shares of Equity Stock to constitute a quorum to vote on those matters on which holders of voting Equity Stock are required to vote (such as elections of Directors) and a majority of a quorum can vote approval. Therefore, a substantial majority of the Stockholders may be bound by the decision of the holders of a minority of the outstanding shares of Equity Stock with respect to any matters submitted to a vote of the holders of voting Equity Stock other than those matters (such as mergers and sales of substantially all assets other than in the ordinary course of business) which require approval of a majority of all outstanding shares of Equity Stock.

    COMPANY'S AND STOCKHOLDERS' RIGHTS AGAINST THE DIRECTORS AND THE ADVISOR ARE LIMITED. The MGCL provides that a Director who performs his duties in good faith and in a manner he or she reasonably believes to be in the best interests of the Company and with the care that an ordinarily prudent person in a like position would use under similar circumstances has no liability by reason of being or having been a Director. The Articles, in the case of the Directors, officers, employees and agents of the Company, and the Advisory Agreement, in the case of the Advisor, require the Company to indemnify the Directors, officers, employees and agents of the Company and the Advisor for certain actions taken by them in good faith and without negligence or misconduct. As a result, the Company and the Stockholders may have more limited rights against the Directors, officers, employees and agents of the Company, and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense costs incurred by the Directors, officers, employees and agents of the Company or the Advisor in certain cases. Neither the Directors, nor officers of the Company, nor the Advisor, may be held liable to the Company or the Stockholders for monetary damages unless: (i) it is proven that the person actually received an improper benefit or profit in money, property or services; and (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Certain Responsibilities of Directors and the Advisor; Indemnification."

    RISKS OF INVESTMENTS IN SECURITIES RELATED TO REAL ESTATE. The Company may partially pursue its investment objectives through the ownership of securities of entities engaged in the ownership of real estate. Ownership of such securities may not entitle the Company to control the ownership, operation and management of the underlying real estate. In addition, the Company may have no ability to control the distributions with respect to such securities, which may adversely affect the Company's ability to make required Distributions to Stockholders. Furthermore, if the Company desires to control an issuer of securities, it may be prevented from doing so by the limitations on the assets and gross income tests which must be satisfied by the Company in order for the Company to qualify as a REIT for federal income tax purposes. The Company intends to operate its business in a manner that will not require the Company to register under the Investment Company Act and Stockholders will therefore not have the protection of the Investment Company Act.

    The Company also may invest in mortgages or other debt instruments secured by real estate and may do so as a strategy for ultimately acquiring the underlying real estate. In general, investments in mortgages include the risk that borrowers may be unable to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the principal amount of the mortgage note securing such property and the risk that interest rates payable on the mortgages may be lower than the Company's cost of funds to acquire these mortgages. In any of these events, funds from operations and the Company's ability to make required Distributions to Stockholders could be adversely affected.

3.  RISKS OF REAL ESTATE OWNERSHIP

    GENERAL. All real property investments are subject to some degree of risk. Equity real estate investments are generally illiquid and, therefore, the Company's ability to promptly vary its portfolio in response to changing economic, financial and investment conditions is limited. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants, as well as other factors affecting real estate values, including: (i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions; (ii) increasing labor and material costs; and (iii) the attractiveness of the Property to tenants in the neighborhood.

    The yields available from equity investments in real estate depend in large part on the amount of rental income earned and capital appreciation generated, as well as the property operating and other expenses incurred. If the Company's Properties do not generate revenues sufficient to meet operating expenses, the Company may have to borrow amounts to cover fixed costs, and the Company's cash available for Distributions may be adversely affected.

    OPERATING EXPENSES. The Properties will be subject to operating risks common to commercial real estate in general, any or all of which may adversely affect the Company. If any Property is not occupied or if rent is not being paid or is being paid in an amount that is insufficient to cover operating expenses, the Company could be required to expend funds with respect to that Property for operating expenses. The Properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While some of the Properties may be leased on a Triple-Net Lease Basis or require the tenants to pay some of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event the Company will have to pay those costs. If the Company is unable to lease Properties on a Triple-Net Lease Basis or on a basis requiring the tenants to pay all or some of such expenses, or if the tenants fail to pay required tax, utility and other impositions, the Company could be required to pay those costs which could adversely affect funds available for future acquisitions or the Company's cash available for Distributions.

    DEPENDENCE ON GEOGRAPHICAL REGION AND RETAIL INDUSTRY. The Company's Properties are to be located mainly in the states east of the Mississippi River in the United States. Such Properties will primarily be improved for use as retail establishments, principally multi-tenant shopping centers, or improved with other commercial facilities which provide goods and services. The Company's performance therefore is linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of Net Income, Funds from Operations and cash available for Distributions and, thus affect the amount of Distributions the Company can make to its Stockholders.

    In addition, the Company intends to predominantly own and operate retail shopping centers catering to retail tenants. To the extent that the investing public has a negative perception of the retail sector, the value of Shares may be negatively impacted, thereby resulting in the Shares trading at a discount below the inherent value of the assets of the Company as a whole.

    INABILITY OF TENANTS TO MEET THEIR OBLIGATIONS OR THEIR ELECTION NOT TO EXTEND A LEASE UPON ITS EXPIRATION. The Company is subject to the risk that tenants, as well as lease guarantors (a "Guarantor"), if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a Guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could, depending on the size of the leased premises and the Advisor's ability to successfully find a suitable substitute tenant, have an adverse effect on the Company's results of operations and financial condition, including its ability to pay Distributions. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

    RELIANCE ON CERTAIN TENANTS. The Company's results of operations and financial condition and ability to make Distributions may be adversely affected by the bankruptcy or insolvency, or a downturn in the business, of (i) any tenant generally occupying approximately 30% or more of the GLA of a Retail Center, or (ii) the tenant of any of the Triple-Net Single-User Retail Properties Outside the Primary Geographical

Area of Investment (each an "Anchor Tenant"), including the decision by an Anchor Tenant not to renew its lease. Three of the Initial Properties have one or more tenants which individually occupy 30% or more of the GLA of such Properties and there are a total of eight Anchor Tenants in the Initial Properties. See "Real Property Investments." In addition, a lease termination by any Anchor Tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. In such event, the Company's ability to re-lease the vacated space could be adversely affected. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer to a new Anchor Tenant could adversely affect customer traffic in the Retail Center and thereby reduce the income generated by that Retail Center and could also allow other tenants to make reduced rental payments or to terminate their leases at the Retail Center.

    POTENTIAL ADDITIONAL COSTS IN CONNECTION WITH ACQUIRING SINGLE-USER RETAIL PROPERTIES. Certain of the Properties or portions thereof may be designed or built primarily for a particular tenant or a specific type of use. If the tenant fails to renew its lease or defaults on its lease obligations, the Property may not be readily marketable to a new tenant without substantial capital improvements or remodeling which may adversely affect the Company's results of operation and financial condition.

    EFFECT OF BANKRUPTCY OF TENANTS. Any or all of the tenants (or a guarantor of the tenant's lease obligations, hereinafter a "Lease Guarantor") could be subject to a bankruptcy proceeding pursuant to the United States Bankruptcy Code, Title 11, United States Code. A bankruptcy filing would bar all efforts to collect pre-bankruptcy debts from these entities or their property, absent an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid current.

    Should a lease be assumed, all pre-bankruptcy balances owing thereunder must be paid in full. Should a lease be rejected, the rejection would be treated as a pre-bankruptcy breach, and the Company would have a general unsecured claim for damages resulting from the breach. This claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% (but not more than three years) of the remaining term of the lease, plus rent already due but unpaid (hereinafter, the "Rejection Damages Cap"). This claim could only be paid to the extent that funds were available, and then only in the same percentage as that realized on other unsecured claims in the case.

    If the bankruptcy is filed by or against a Lease Guarantor, but not by or against the underlying tenant, the whole range of remedies against the tenant will remain, and the automatic stay will not prevent the enforcement of these remedies (absent an affirmative order to the contrary by the bankruptcy court). However, the Rejection Damages Cap may still be applicable to claims asserted against the Lease Guarantor.

    Following a bankruptcy filing, the tenant or its trustee generally has 60 days to decide whether to assume or reject a lease. Such deadline may be extended by the court, and there can be no assurances to what extent (if at all) the deadline may be deferred. Under some circumstances (going-out-of business sales and the like), a bankruptcy court may override certain non-monetary provisions of a lease.

    In addition to assumption and rejection of a lease, a tenant has the option of assigning its lease. There can be no assurances as to how a specific request for assignment will be treated, or how such assignment (if approved) will affect other tenants.

    In summary, a tenant or Lease Guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a reduction in the Company's cash flow and the amounts available for Distributions to its Stockholders. In the event of a bankruptcy, no assurance can be given that the tenant or its trustee will assume its lease. If a given lease (or guaranty of such lease) is not assumed, the Company's cash flow and the amounts available for Distributions to its Stockholders may be adversely affected.

    COMPETITION FOR TENANTS AND CUSTOMERS. The Properties will be located in developed areas. Therefore, there will undoubtedly be numerous other retail properties within the market area of each of the Properties which will compete with the Company for tenants. The number of competitive properties could have a material effect on the Company's ability to rent space at the Properties and the amount of rents charged. The Company could be adversely affected if additional competitive types of properties are built in locations competitive with the Properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require the Company to make capital improvements to the Properties which it would not have otherwise made.

    RESTRICTIONS ON RE-LEASING SPACE. In many cases, tenant leases contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within the particular Retail Center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these provisions may limit the number and types of prospective tenants for the vacant space.

    COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES
ACT. The Company's Properties will be subject to the Americans with Disabilities Act of 1990 (the "ADA"). Under the ADA, all places of public accommodation are required to comply with certain federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings and services (including restaurants and retail stores) be made accessible and available to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. The Company will attempt to acquire Properties which comply with the ADA or place the burden on the seller or other third party (such as a tenant) to ensure compliance with the ADA, although there can be no assurance that the Company will be able to acquire Properties or allocate responsibilities in this manner.

    ENVIRONMENTAL LAWS AND CERTAIN OTHER GOVERNMENTAL LAWS AND REGULATIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with such disposal. Certain of these laws and regulations may impose joint and several liability on certain statutory classes of persons including tenants, owners or operators, for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances at, on, under or in its property. The costs of such removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect the Company's ability to sell or rent such Property or to use such Property as collateral for its borrowings.

    Certain laws and regulations, including those governing air emissions, underground and above-ground storage tanks, and solid waste management and disposal, have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require expenditures by the Company, some of which may be material. There can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Properties will not be affected by the operations of the tenants, by the existing condition of the land, or by operations in the vicinity of the Properties (such as the presence of underground storage tanks) or by the activities of unrelated third parties.

    These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which the Company may, under certain circumstances, be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

    State and federal laws in this area are constantly evolving, and the Company intends to monitor these laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental assessments of each Property acquired. No assurance can be given that such assessments will reveal all environmental liabilities or that a prior owner of a Property did not create a material environmental condition not known to the Company. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. However, there can be no assurance that the Company's business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws.

    SALE OF PROPERTIES. The Company may not be able to sell a Property if or when the Company decides to do so. The real estate market is affected by many factors, such as general economic downturns, availability of financing, interest rates and other factors, including supply and demand, that are beyond the control of the Company. The Company cannot predict whether it would be able to sell any Property for the price or on the terms set by the Company, or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. The Company cannot predict the length of time needed to find a willing purchaser and to close the sale of a Property.

    The Company may be required to expend funds to correct defects or to make improvements before a Property can be sold. There is no assurance that the Company will have funds available to correct defects or to make improvements.

    In connection with the acquisition of a Property, the Company may agree to restrictions that prohibit the sale of that Property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that Property. Such provisions would restrict the ability of the Company to sell a Property.

    UNINSURED LOSSES; UNAVAILABILITY OF INSURANCE. Each lessee is responsible for insuring its goods and premises and, in certain circumstances, may be required to reimburse the Company for a share of the cost of acquiring comprehensive insurance for the Property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a Triple-Net Lease Basis typically are required to pay all insurance costs associated with those properties. There is no assurance that material losses in excess of insurance proceeds will not occur with respect to any Property. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution or environmental matters) which are either uninsurable or not economically insurable or may be insured subject to certain limitations, such as large deductibles or copayments. If such an event occurred to, or caused the destruction of, a Property owned by the Company, the Company could lose both its invested capital and anticipated profits from such Property. See "Investment Objectives and Policies--Description of Leases" and "Real Property Investments--Insurance Coverage on Properties."

    REAL ESTATE RELATED TAXES. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Company's acquisition thereof. An increase in the assessed valuation of a Property for real estate tax purposes will result in an increase in the related real estate taxes on that Property. Although some tenant leases may permit the Company to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis.

    RISK OF RECHARACTERIZATION OF SALE AND LEASEBACK TRANSACTIONS. The Company may enter into sale and leaseback transactions, pursuant to which the Company would purchase a Property and then lease such Property to the Person from whom it was purchased. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or as a joint venture, which may result in adverse consequences to the Company. To the extent the sale and leaseback is treated as a financing, the Company might not be considered the owner of such Property and as such would have the status of a creditor with respect to the Property in question.

    POTENTIAL ADDITIONAL COSTS IN CONNECTION WITH ACQUIRING NEWLY CONSTRUCTED PROPERTIES. The Company intends primarily to acquire existing or newly constructed Properties. Although the Company presently intends to acquire newly constructed buildings only on a "turnkey basis," the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a Property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.

    RISKS ASSOCIATED WITH INVESTMENTS IN UNIMPROVED REAL PROPERTY. The Company may invest up to 10% of its assets in Properties other than the Company's Primary Property Investments, which may include unimproved real property. Investment in unimproved properties, in addition to the risks of real estate investment in general, are also subject to risks and uncertainties associated with re-zoning the land for a higher use or development and environmental concerns of governmental entities and/or community groups. The Company does not intend to invest in any unimproved property not intended to be developed.

    CONSTRUCTION AND DEVELOPMENT RISKS. Construction and development activities will expose the Company to certain risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. Should the Company elect to engage in construction and development activities, in accordance with current pronouncements of the Service, and until there is a change in such pronouncements, the Company intends to have its employees only perform certain oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, and the Company will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of HVAC systems or the development of an entirely new project.

    THE COMPANY MAY ACQUIRE PROPERTIES WITH LOCK-OUT PROVISIONS. Lock-out provisions may prohibit the Company from selling a Property (except in certain events, including certain transactions that would not result in the recognition of any gain for tax purposes), or may require the Company to maintain certain debt levels for a period of years on certain Properties. Thus, the lock-out provisions could materially restrict the Company from selling or otherwise disposing of or refinancing such Properties. The lock-out provisions may apply even if it would otherwise be in the best interests of the Stockholders for the Company to sell one or more of such Properties, reduce the outstanding indebtedness with respect to any of such Properties or not refinance such indebtedness on a nonrecourse basis at maturity, or increase the amount of indebtedness with respect to such Properties. Such lock-out provisions may restrict the ability of the Company to sell substantially all of its assets, even if such a sale would be in the best interests of its Stockholders.

    The lock-out provisions could impair the ability of the Company to take actions during the lock-out period that would otherwise be in the best interests of the Stockholders and, therefore, may have an adverse impact on the value of the Shares (relative to the value that would result if the lock-out provisions did not exist). In particular, the lock-out provisions could preclude the Company from participating in certain major transactions that could result in a disposition of the Company's assets or a change in control of the Company even though that disposition or change in control might be in the best interests of the Stockholders.

    The Company, as the General Partner of the Operating Partnership, will not permit the Operating Partnership to acquire Properties containing lock-out provisions if the lock-out period exceeds three years.

    4.  TAX RISKS

    GENERAL. There are various federal income tax risks associated with investing in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

    Investors should recognize that many of the advantages and economic benefits of investing in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from investing in the Company. The continued treatment of the Company as a REIT is dependent on laws and regulations, and administrative and judicial interpretations thereof, all of which are subject to change, which changes may be applied retroactively, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

    RISKS REGARDING REIT QUALIFICATION AND CONSEQUENCES OF THE FAILURE TO SO QUALIFY. Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

    - RISK OF FAILING TO QUALIFY AS A REIT UNDER THE CODE. The Company intends to operate its business so as to qualify as a REIT under the Code commencing with its taxable year ending December 31, 1998. Although the Company believes that it will be organized and will operate in such a manner, no assurance can be given that the Company will be able to operate in a manner so as to qualify or remain so qualified. For example, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Board to revoke the Company's REIT election. Further, the Company's desire to maintain REIT status could cause it not to acquire certain Properties or undertake certain activities that could affect the return on an investment in the Shares.

    Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must make distributions to Stockholders aggregating annually at least 95% of its REIT Taxable Income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as the Company intends to do through the Operating Partnership. In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions, which could apply retroactively, will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company, however, is not aware of any pending tax legislation that would adversely affect the Company's ability to qualify or operate as a REIT. The Company has received an opinion of Counsel to the Company regarding the Company's ability to qualify as a REIT. However, see "--Limitations on Opinion of Counsel" below in this section and "Federal Income Tax Considerations--Opinion of Tax Counsel" and "--Other Tax Considerations--President's 1999 Budget Proposals".

    Among the requirements for REIT qualification is that the value of any one issuer's securities held by a REIT may not exceed 5% of the value of the REIT's total assets on certain testing dates. In addition to the 5% limitation, a REIT is not permitted to own more than 10% of the voting securities of any particular issuer. If the Company fails to satisfy the 5% or 10% limitation or otherwise fails to qualify as a REIT in any taxable year, except as to certain failures for which there may be statutory relief or imposition of intermediate sanctions in the form of monetary penalties, or loses its REIT status for any other reason, its

Distributions will not be deductible and its taxable income will be subject to federal income tax (including any applicable alternative minimum tax) at regular corporate rates. The resulting reduction in net earnings would reduce or eliminate the cash available for investment and for Distributions. In addition, the Company may be required to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results due to this tax liability. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. If the Company loses its REIT status, Distributions would no longer be required to be made.

    - ADVERSE EFFECTS OF REIT MINIMUM DISTRIBUTION REQUIREMENTS. The Company will be subject to income tax on any undistributed REIT Taxable Income and net capital gain, and to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for the calendar year, (ii) 95% of its capital gain net income for such year, and (iii) 100% of its undistributed income from prior years.

    The Company intends to make Distributions to its Stockholders to comply with the distribution provisions of the Code and to avoid federal income taxes and the non-deductible 4% excise tax payable at the Company level. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the Company's cash flow will consist primarily of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or of the Operating Partnership), the effect of non-deductible capital expenditures, and the creation of reserves or required debt amortization payments could in the future require the Company to borrow funds on a short-term or long-term basis to meet the distribution requirements that are necessary to comply with the REIT Requirements. In such circumstances, the Company might need to borrow funds to avoid adverse tax consequences, even if management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

    Distributions by the Operating Partnership are determined by the Company, as General Partner of the Operating Partnership, and are dependent on a number of factors, including the amount of cash available for distribution, the Operating Partnership's financial condition, any decision by the Company's Board to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditure requirements, the annual distribution requirements under the REIT Requirements and such other factors as the Board deems relevant. There can be no assurance that the Company will be able to continue to satisfy the annual distribution requirement so as to avoid corporate income taxation of the earnings that it distributes.

    - LIMITATIONS ON SHARE OWNERSHIP. In order for the Company to qualify as a REIT, no more than 50% of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. However, this requirement does not apply until after the first taxable year for which an entity seeks REIT status. Because the Company intends to seek REIT status for the fiscal year ended December 31, 1998, this requirement would become applicable to the Company for its fiscal year commencing January 1, 1999. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that, commencing as of July 1, 1999, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities-- Restrictions on Ownership and Transfer."

    - LIMITATIONS ON OPINION OF COUNSEL. The opinion of Counsel is based and conditioned on various assumptions and representations made by the Company and the Advisor to Counsel as to certain factual matters. As more fully set forth under "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described in this Prospectus and the Articles and on certain representations made by the Company and the Advisor to Counsel that, as of the date of this
Prospectus: (i) the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust owns more than 10% of the Shares and the Company is a "Pension-Held REIT." Counsel has not independently verified the factual assumptions and representations relied upon in rendering its opinion, but is not aware of any facts that would make such assumptions or representations false. Counsel will not review compliance with the REIT Requirements on an on-going basis after the initial effective date of the Registration Statement or issue additional opinions unless expressly requested to do so by the Company. Accordingly, no assurance can be given that the actual operating results of the Company will allow it to satisfy the REIT Requirements, or would not result in the recognition of UBTI by Tax Exempt Entities. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify." In addition, these opinions represent Counsel's legal judgment. An opinion of counsel is not binding on the Service or a court and there can be no assurance that the Service or a court will not take a position different from that expressed by such opinion. These opinions are based on the Code and Treasury Regulations, and judicial and administrative interpretations thereof, in effect as of the date of this Prospectus, any of which are subject to change, possibly with retroactive effect.

    The Company's qualification as a REIT will depend upon the Company's ability to meet, through actual operating results, various tests imposed by the Code. The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the requirements necessary to maintain status as a REIT, and Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effective date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. Accordingly, no assurance can be given that the Company's actual operating results will allow the Company to satisfy the REIT Requirements. In addition, this opinion represents Counsel's legal judgment based on the law in effect as of the initial effective date, and is not binding on the Service or any court and could be subject to modification or withdrawal due to future changes in the law.

    RISKS REGARDING PARTNERSHIP QUALIFICATION AND CONSEQUENCES OF FAILURE TO QUALIFY AS A PARTNERSHIP. If the Service were to successfully challenge the status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for federal income tax purposes. The imposition of a corporate tax on the Operating Partnership with a resulting loss of REIT status of the Company, would reduce substantially the amount of cash available for Distribution to the Company's Stockholders. In addition, in the event that any Property Partnerships were classified as an association taxable as a corporation for federal income tax purposes rather than as a partnership, it is unlikely that the Company could continue to satisfy the REIT Requirements. See "Federal Income Tax Considerations--Taxation of the Company--Failure to Qualify." In addition, classification as an association taxable as a corporation would affect the character of the income received from any Property Partnerships and subject profits of any such Property Partnerships to corporate double taxation. See "Federal Income Tax Considerations-- Taxation of the Company--Partnership Classification."

    MISCELLANEOUS TAX RISKS. Among various miscellaneous tax risks are the following:

    - OTHER TAX LIABILITIES. Even if the Company qualifies as and maintains its status as a REIT, it may be subject to certain federal income taxes. For example, if the Company has net income from a "prohibited transaction," such income will be subject to a 100% tax. See "Federal Income Tax Considerations-- Taxation of the Company." In addition, the Company may be subject to state and local taxes on its income and property.

    - TAX LIABILITY ON REINVESTED DISTRIBUTIONS. Stockholders that participate in the DRP will be deemed to have received, and will for income tax purposes be taxed on, the amount reinvested in Shares. Therefore, Stockholders (other than Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. See "Federal Income Tax Considerations--Other Tax Considerations--Distribution Reinvestment Program."

    IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY.

    5.  ERISA RISKS

    SUITABILITY OF THE COMPANY'S INVESTMENTS FOR QUALIFIED PENSION AND PROFIT-SHARING TRUSTS. When considering an investment in Shares of the Company, a fiduciary of a Qualified Plan should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and other applicable standards imposed by ERISA; and (ii) whether the investment is prudent and meets Plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of the Shares. The Company has not, and will not, evaluate whether an investment in the Shares is suitable for any particular plan, and will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

    If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of the income distributed to it by the Company. The determination of whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by one or more Qualified Plans, a factor that is not within the control of the Company. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Ownership and Transfer."

    In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, fiduciaries of Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."

    ANNUAL STATEMENT OF VALUE IS AN ESTIMATE. Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's Properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company, were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share will be deemed to be $10 for the first three years following the termination of this Offering. This annual valuation may be revised by the Company from time to time. There can be no assurance that: (i) such value could actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such value would comply with the ERISA requirements. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.

                             CONFLICTS OF INTEREST

    The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination. These conflicts of interest are not listed in any order of priority.

    1.  COMPETITION FOR THE TIME AND SERVICE OF THE ADVISOR AND ITS
AFFILIATES. The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. Personnel of the Advisor and Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate investment programs and any future real estate investment programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

    The Company believes that the compensation payable to the Advisor and its Affiliates pursuant to the Advisory Agreement and the Management Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area. See "Compensation Table" and "Management--The Advisory Agreement" and "--The Management Agent."

    2. PROCESS FOR RESOLVING CONFLICTING INVESTMENT OPPORTUNITIES. Affiliates of the Advisor and Inland have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to the Company's. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other real estate investment programs in connection with the acquisition of properties. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the investment entity whose primary geographic area of investment is the area where the prospective Property is located.

    An agreement (the "Property Acquisition Service Agreement") among the Company, the Advisor, Inland Real Estate Corporation ("IREC", another REIT sponsored by IREIC), Inland Real Estate Advisory Services, Inc. ("IREAS," the advisor to IREC), and Inland Real Estate Acquisitions, Inc. ("IREA," one of the Inland Affiliated Companies), has been entered into to resolve these conflicting opportunities. Subject to the exception described below, the Property Acquisition Service Agreement grants the Company the first opportunity to purchase a prospective Property in the Company's Primary Geographical Area of Investment placed under contract by IREA, the Advisor or the Affiliates of the Advisor, provided the Company is able to close the purchase of the prospective Property within 60 days. Similarly, IREC is granted the first opportunity to purchase a prospective Property in its primary geographic area of investment (a 400 mile radius of TIGI's headquarters in Oak Brook, Illinois), provided it is able to close the purchase of the prospective Property within 60 days. However, if the prospective Property is located in both the Company's and IREC's primary geographic area of investment, and both the Company and IREC have funds available to make the purchase, the prospective Property will first be offered to IREC. If IREC does not purchase the prospective Property, it will then be offered to the Company.

    If (i) the prospective Property is outside the primary geographic area of investment of both the Company and IREC, (ii) the Company, IREC and any other real estate investment program sponsored by IREIC have funds available to make the purchase, and (iii) the prospective Property meets each of their respective acquisition criteria, then the prospective Property will (x) first be offered to IREC, (y) if IREC does not purchase the prospective Property, it will then be offered to the Company, and (z) if the Company does not purchase the prospective Property, it will then be offered to such other real estate investment program.

    Other factors which may be considered in connection with evaluating the suitability of the prospective Property for investment by a particular entity include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition.

    The Company has been informed that IREC expects to have all of its anticipated funds available for investment from its current offering of securities fully invested by September 1999. Accordingly, material conflicting investment opportunities between IREC and the Company are not currently expected after that date. However, if such conflicts do arise, they will be resolved as provided in the Property Acquisition Service Agreement.

    The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."

    The Company believes that these factors, together with the obligations of the Advisor and the Affiliates to present the Company with any investment opportunity which could be suitable for the Company, will help to lessen the competition or conflicts with respect to the purchase of Properties by other entities and the Company.

    3. ACQUISITION FROM AFFILIATES. The Company intends to acquire all of its Initial Properties from the Initial Property Sellers (who are Affiliates of
TIGI) and may acquire other Properties from Affiliates. The purchase prices for the Initial Properties were not, and the purchase prices of such other Properties which may be purchased from Affiliates will not be, the subject of arm's-length negotiations. Such acquisitions may be on terms less favorable to the Company than arm's length transactions and may result in concessions as to price or otherwise which may be less advantageous to the Company than an arm's length transaction. However, the Articles provide that the purchase price of any Property acquired from an Affiliate: (i) may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the Appraisal Institute; and (ii) must be approved by a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. A majority of the Directors (including a majority of the then Independent Directors) approved the acquisition of the Initial Properties; however, there can be no assurance that the prices to be paid to the Affiliates will not exceed those which would have been paid by an unaffiliated purchaser.

    4. THE COMPANY MAY PURCHASE PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF THE ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. The Company may purchase Properties from third parties who have sold Properties in the past or who may sell Properties in the future to the Advisor or its Affiliates. In the event the Company purchases Properties from these third parties, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."

    5. PROPERTY MANAGEMENT SERVICES ARE BEING RENDERED BY AN ENTITY OWNED PRINCIPALLY BY INDIVIDUALS WHO ARE AFFILIATES OF INLAND. The Management Agent, which is owned principally by individuals who are Affiliates of Inland, provides property management services to the Company on a competitive basis in a manner consistent with customary business practices. See "Compensation Table--Nonsubordinated Payments--Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities to the Company.

Pursuant to the property management services agreement between the Company and the Management Agent (the "Management Agreement"), the Company pays the Management Agent a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of gross income for the month for which the payment is made. There will be a separate Management Agreement for each Property for an initial term ending as of December 31 in the year in which the Property is acquired, and each Management Agreement will be subject to three successive three-year renewals unless, 30 days prior to the expiration of the initial or renewed term of the agreement, the Management Agent notifies the Company in writing that it elects to terminate the agreement. The Company's right to terminate will be limited so that the Management Agreement will be terminable by the Company only in the event of gross negligence, willful misconduct or deliberate malfeasance on the part of the Management Agent. Such termination by the Company shall become effective 30 days following delivery of proper notice thereof. The Management Agent may, in certain instances, subcontract the required property management services for an amount that may be less than the fee provided for in the Management Agreement.

    6. RECEIPT OF COMMISSIONS, FEES AND OTHER COMPENSATION BY THE ADVISOR AND ITS AFFILIATES. The Advisor and its Affiliates will receive the compensation described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders. To that extent, the Advisor and its Affiliates benefit from the Company's retaining ownership of its Properties and leveraging its Properties, while Stockholders may be better served by sale or disposition or not incurring indebtedness secured by the Properties. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company continuing to invest in Properties. Therefore, the interest of the Advisor and its Affiliates in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and have represented to the Company that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their respective fiduciary duties. See also "Risk Factors--Company Risks--Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

    7. NON-ARM'S-LENGTH AGREEMENTS. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates are not the result of arm's-length negotiations, but the Company believes that these agreements and arrangements approximate the terms of arm's-length transactions.

    While the Company does not make loans to the Advisor or its Affiliates, the Company may borrow money from the Advisor or its Affiliates for various purposes including funding working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company as determined by a majority of the Directors (including a majority of the Independent Directors) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. Any money borrowed from an Affiliate is expected to be repaid within 90 days.

    The Advisor and its Affiliates may provide services to, and otherwise deal or do business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any provision of the Advisory Agreement.

    8. THE COMPANY AND THE ADVISOR HAVE THE SAME LEGAL COUNSEL. Wildman, Harrold, Allen & Dixon ("Counsel") serves as general legal counsel to the Company, as well as to the Advisor. Wildman, Harrold, Allen & Dixon is not acting as legal counsel for the Stockholders or any potential investor. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession in effect in Illinois, Counsel may be precluded from representing any one or all of these parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure adequate protection of their respective interests.

    9. INLAND SECURITIES CORPORATION IS PARTICIPATING AS DEALER MANAGER IN THE SALE OF THE SHARES. Inland Securities Corporation, a securities dealer and one of the TIGI Affiliated Companies, is the Dealer Manager of the Offering and is entitled to selling commissions, a Marketing Contribution, a Due Diligence Expense Allowance, and Soliciting Dealer Warrants, some or all of which may be retained or reallowed to Soliciting Dealers. See "Risk Factors--Company Risks--Dilution," "Compensation Table--Nonsubordinated Payments--For and in Connection With the Offering" and "Plan of Distribution--Compensation" regarding such compensation and allowances and the issuance of the Soliciting Dealer Warrants to the Dealer Manager. The Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Act. However, the Dealer Manager has informed the Company that it believes it has properly performed and will properly perform these "due diligence" activities. Further, the Dealer Manager is currently serving as the dealer manager for IREC's offering of its shares of common stock.

    10. THE ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IN THE EVENT THE COMPANY ACQUIRES PROPERTIES WITH AFFILIATES. The Advisor may cause the Company to acquire an interest in a Property through a joint venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in joint ventures with Affiliates. In addition, the Articles require a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction to determine that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties to the Company entering into the venture. See "Investment Objectives and Policies--Joint Ventures."

    11. THE BUSINESS OF THE ADVISOR AND THE MANAGEMENT AGENT MAY BE ACQUIRED BY THE COMPANY WITHOUT FURTHER ACTION BY THE COMPANY'S STOCKHOLDERS. During the term of the Company's agreements with the Advisor and the Management Agent, the Company has the option to cause the business conducted by the Advisor and/or the Management Agent (including all of their assets) to be acquired by or consolidated into the Company, without any consent of the Stockholders, the Advisor or the Management Agent or their respective Board of Directors or shareholders. The Company may elect to exercise such right at any time after three years from the date of this Prospectus. The Company's decision to exercise such right will be determined by a vote of a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors). The Advisor and the Management Agent and/or their respective shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of the Advisor and/or the Management Agent, as the case may be, and for terminating their contractual relationships with the Company and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of Shares. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. See "Management--The Advisory Agreement" for an explanation of how such number of Shares will be determined. In the event such an acquisition transaction is structured as a purchase of assets by the Company or a share exchange in which the Company is the acquiring corporation, the Company's Articles and the MGCL permit the Company to enter into and to consummate such a transaction without obtaining the approval of the Stockholders. The Company does not presently intend to seek such Stockholder approval if it is not then required by the MGCL or the Articles. Any such transaction will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders.

                               COMPENSATION TABLE

    The compensation arrangements between the Company and the Advisor and its Affiliates (being TIGI Affiliated Companies) were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the significant compensation which may be received by the Advisor and its Affiliates from the Company. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest-- Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates" and "Management--The Advisory Agreement" and "--The Management Agent."

NONSUBORDINATED PAYMENTS

    The following aggregate amounts of compensation, allowances and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.

                                                                                     ESTIMATED MAXIMUM
        TYPE OF COMPENSATION                 METHOD OF COMPENSATION                    DOLLAR AMOUNT
------------------------------------  ------------------------------------  ------------------------------------
FOR AND IN CONNECTION WITH THE
OFFERING:

Selling Commissions (payable to the   Except for Special Sales, the Dealer  The actual amount depends upon the
Dealer Manager and Soliciting         Manager will receive $0.70 per Share  number of Shares sold. A total of
Dealers)                              for each of the 50,000,000 Shares     $35,000,000 in selling commissions
                                      sold on the "best efforts" basis      will be paid if the Maximum Offering
                                      and, under certain circumstances,     is sold and there are no Special
                                      one Soliciting Dealer Warrant for     Sales.
                                      each 40 Shares sold; provided that
                                      the Company will not issue more than
                                      1,250,000 Soliciting Dealer
                                      Warrants. The Dealer Manager will
                                      reallow the selling commissions and,
                                      subject to applicable federal and
                                      state securities laws, the
                                      Soliciting Dealer Warrants, to
                                      Soliciting Dealers for each Share
                                      they sell. A selling commission will
                                      not be payable for (i) the sale of
                                      Shares to employees and associates
                                      of the Company and its Affiliates,
                                      the Advisor, Affiliates of the
                                      Advisor, the Dealer Manager or the
                                      Soliciting Dealers, or (ii) Shares
                                      purchased under the DRP, because
                                      those Shares will be purchased at a
                                      reduced price to reflect decreased
                                      administrative costs. Also, a
                                      selling commission will not be
                                      payable in connection with the
                                      issuance of the

                                                                                     ESTIMATED MAXIMUM
        TYPE OF COMPENSATION                 METHOD OF COMPENSATION                    DOLLAR AMOUNT
------------------------------------  ------------------------------------  ------------------------------------
                                      Soliciting Dealer Warrants or the
                                      Shares issuable upon exercise
                                      thereof. Reduced selling commis-
                                      sions will be payable with respect
                                      to sales of Shares which are enti-
                                      tled to volume discounts. (1)

Marketing Contribution and Due        An amount equal to 2% of the Gross    The actual amount depends upon the
Diligence Expense Allowance (payable  Offering Proceeds will be paid to     number of Shares sold. A total of
to the Dealer Manager and Soliciting  the Dealer Manager, all or some       $12,500,000 will be paid for the
Dealers)                              portion of which may be reallowed to  Marketing Contribution and the Due
                                      Soliciting Dealers, in lieu of        Diligence Expense Allowance if the
                                      reimbursement of specific expenses    Maximum Offering is sold and there
                                      associated with marketing             are no Special Sales.
                                      (collectively, the "Marketing
                                      Contribution"). An additional 0.5%
                                      of the Gross Offering Proceeds may
                                      be paid to the Dealer Manager, which
                                      may be reallowed to the Soliciting
                                      Dealers, for BONA FIDE due dili-
                                      gence expenses (the "Due Diligence
                                      Expense Allowance"). The Marketing
                                      Contribution and Due Diligence
                                      Expense Allowance will not be
                                      payable (i) in connection with the
                                      sale of Shares to employees and
                                      associates of the Company and its
                                      Affiliates, the Advisor, Affiliates
                                      of the Advisor, the Dealer Manager
                                      or the Soliciting Dealers, (ii) in
                                      connection with the issuance of the
                                      Soliciting Dealer Warrants or the
                                      Shares issuable upon exercise
                                      thereof, or (iii) for Shares
                                      purchased under the DRP because
                                      those Shares will be purchased at a
                                      reduced price to reflect decreased
                                      costs associated with those
                                      issuances.

Reimbursable Expenses (payable to     IREIC, one of the Inland Affiliated   Reimbursable Expenses of
the Advisor and its Affiliates)       Companies, has advanced Organization  approximately $157,000 have been
                                      and Offering Expenses for the         advanced by IREIC through August 31,
                                      Company and will be reimbursed for    1998 in connection with the Offering
                                      actual costs incurred in connection   (for Organization and Offering
                                      with the Offering on behalf of the    Expenses, but excluding selling
                                      Company, including legal and          commissions and the Marketing
                                      accounting fees, registration and     Contribution and Due Diligence
                                                                            Expense

                                                                                     ESTIMATED MAXIMUM
        TYPE OF COMPENSATION                 METHOD OF COMPENSATION                    DOLLAR AMOUNT
------------------------------------  ------------------------------------  ------------------------------------
                                      filing fees, printing costs and       Allowance). In the event the
                                      selling expenses. However, if the     Offering is not successful, then
                                      aggregate of all Organization and     IREIC shall be solely responsible
                                      Offering Expenses, including sell-    for the Organization and Offering
                                      ing commissions and the Marketing     Expenses. It is estimated that
                                      Contribution and Due Diligence        approximately $14,000,000 of
                                      Expense Allowance, exceeds 15% of     Organization and Offering Expenses
                                      the Gross Offering Proceeds, or if    (excluding selling commissions and
                                      the aggregate of all Organization     the Marketing Contribution and Due
                                      and Offering Expenses, excluding the  Diligence Expense Allowance) will be
                                      selling expenses, exceeds 5.5% of     incurred if the Maximum Offering is
                                      the Gross Offering Proceeds, the      sold.
                                      Advisor or its Affiliates will
                                      promptly pay such excess expenses
                                      and the Company will have no
                                      liability for such expenses at any
                                      time thereafter.

ACQUISITION STAGE:

Acquisition Expenses for the costs    An amount, for the expenses           If the Maximum Offering is sold and
and expenses of the acquisition of    associated with Property acquisi-     all of the 4,000,000 Shares pursuant
Properties including surveys,         tions, estimated to be in an          to the DRP are sold, and all of the
appraisals, title insurance and       aggregate amount up to 0.5% of (i)    Soliciting Dealer Warrants are
escrow fees, legal and accounting     the Gross Offering Proceeds, (ii)     issued and exercised, Acquisition
fees and expenses, computer use       the gross proceeds from the sale of   Expenses may not exceed $2,765,005;
related expenses, architectural and   up to 4,000,000 Shares pursuant to    however, the actual amounts cannot
engineering reports, environmental    the DRP, and (iii) the gross          be determined at the present time.
and asbestos audits, travel and com-  proceeds from the issuance and        See note (4) to the table under
munication expenses and other         exercise of the Soliciting Dealer     "Estimated Use of Proceeds of
related expenses (payable to the      Warrants. (2)                         Offering."
Advisor and its Affiliates).          The Acquisition Expense for any
                                      particular Property will not exceed
                                      6% of the purchase price of any
                                      single Property.

OPERATIONAL STAGE (3):

Property Management Fee (payable to   A Property Management Fee equal to    The actual amounts are dependent
the Management Agent)                 not more than 90% of the fee which    upon results of operations and,
                                      would be payable to an unrelated      therefore, cannot be determined at
                                      party providing such services, which  the present time.
                                      fee shall initially be 4.5% of the
                                      gross revenues from the Properties,
                                      will be paid monthly to Inland
                                      Southeast Property Management Corp.
                                      (the "Management Agent"), which is
                                      owned principally by individuals

                                                                                     ESTIMATED MAXIMUM
        TYPE OF COMPENSATION                 METHOD OF COMPENSATION                    DOLLAR AMOUNT
------------------------------------  ------------------------------------  ------------------------------------
                                      who are Affiliates of Inland, in
                                      exchange for the Management Agent's
                                      services in connection with the
                                      rental, leasing, operation and
                                      management of the Properties. The
                                      Management Agent may in certain
                                      instances sub-contract its duties
                                      for a fee that may be less than the
                                      fee provided for in the Management
                                      Agreement. (4)

Compensation for Other Prop-          An Affiliate of the Advisor will      The actual amounts are dependent
erty-Level Services                   provide loan servicing services to    upon the amount of loans serviced
                                      the Company, for which it will be     and results of operations and,
                                      paid fees, payable monthly, that for  therefore, cannot be determined at
                                      each full year will be equal to no    the present time.
                                      more than .08% of the aggregate
                                      principal amount of the loans it is
                                      servicing for the Company during
                                      that year, up to the first $100
                                      million in aggregate principal loan
                                      balances and a lesser percentage on
                                      a sliding scale basis thereafter.

                                      In addition, the Affiliates of the
                                      Advisor may, from time to time,
                                      provide other property-level ser-
                                      vices to the Company, such as sales
                                      brokerage, construction management,
                                      loan origination, property tax
                                      reduction, and risk management
                                      services. Affiliates of the Advisor
                                      will provide such services and will
                                      receive compensation therefor from
                                      the Company only if the parties
                                      agree upon the scope of such
                                      services. Any such compensation for
                                      these agreed upon services will not
                                      exceed 90% of that which would be
                                      paid to third parties for any such
                                      services and all such compensation
                                      must be approved by a majority of
                                      the Independent Directors. See
                                      "Management-- Other Services."

                                                                                     ESTIMATED MAXIMUM
        TYPE OF COMPENSATION                 METHOD OF COMPENSATION                    DOLLAR AMOUNT
------------------------------------  ------------------------------------  ------------------------------------
Reimbursable Expenses (payable to     Certain expenses of the Advisor and   The actual amounts are dependent
the Advisor and its Affiliates)       its Affiliates will be reimbursed by  upon results of operations and,
                                      the Company. (5)(6)                   therefore, cannot be determined at
                                                                            the present time.

LIQUIDATION STAGE:

Property Disposition Fee (payable to  A Property Disposition Fee, payable   The actual amounts to be received
the Advisor and its Affiliates)       upon the sale of each of the          depend upon the sale price of
                                      Company's Properties, may be paid to  Company Properties and, therefore, the Advisor and its Affiliates in an  cannot be determined at the present
                                      amount equal to the lesser of: (i)    time.
                                      3% of the contract sales price of
                                      the Property; or (ii) 50% of the
                                      commission which would be payable to
                                      a third party which is reasonable,
                                      customary and competitive in light
                                      of the size, type and location of
                                      such Property ("Competitive Real
                                      Estate Commission"). The amount
                                      paid, when added to the sums paid to
                                      unaffiliated parties, shall not
                                      exceed the lesser of the Competitive
                                      Real Estate Commission or an amount
                                      equal to 6% of the contracted for
                                      sales price. Payment of such fees
                                      shall be made only if the Advisor
                                      provides a substantial amount of
                                      services in connection with the sale
                                      of the Property. See "Manage-
                                      ment--The Advisory Agreement." (4)

SUBORDINATED PAYMENTS

    The following additional fees payable to the Advisor by the Company will be payable only after specified returns have been paid to the Stockholders as set forth below:

                                                                                     ESTIMATED MAXIMUM
        TYPE OF COMPENSATION                 METHOD OF COMPENSATION                    DOLLAR AMOUNT
------------------------------------  ------------------------------------  ------------------------------------
OPERATIONAL STAGE (3):

Advisor Asset Management Fee          An Advisor Asset Management Fee of    The actual amounts are dependent
(payable to the Advisor)              not more than 1% of the Average       upon results of operations and,
                                      Invested Assets will be paid to the   therefore, cannot be determined at
                                      Advisor. The fee will be payable      the present time.
                                      quarterly in an amount equal to 1/4
                                      of 1% of the Average Invested Assets
                                      of the

                                                                                     ESTIMATED MAXIMUM
        TYPE OF COMPENSATION                 METHOD OF COMPENSATION                    DOLLAR AMOUNT
------------------------------------  ------------------------------------  ------------------------------------
                                      Company, as of the last day of the
                                      immediately preceding quarter,
                                      pursuant to the Advisory Agreement.
                                      For any year in which the Company
                                      qualifies as a REIT, the Advisor
                                      must reimburse the Company for (i)
                                      the amounts, if any, by which the
                                      Advisor Asset Management Fee plus
                                      Other Operating Expenses paid during
                                      the previous calendar year exceed
                                      the greater of (a) 2% of the
                                      Company's Average Invested Assets
                                      for that calendar year or (b) 25% of
                                      the Company's Net Income for that
                                      calendar year; PLUS (ii) an amount
                                      equal to any deficit between the
                                      total amount of Distributions to
                                      Stockholders for that year and the
                                      Current Return. See "Man-
                                      agement--The Advisory Agreement" for
                                      an explanation of circumstances
                                      where the excess specified in clause
                                      (i) of the preceding sentence may
                                      not need to be reimbursed.

LIQUIDATION STAGE (3):

Incentive Advisory Fee (payable to    After the Stockholders have first     The actual amounts to be received
the Advisor)                          received: (i) their 7% Cumulative     depend upon the sale price of
                                      Return; and (ii) a return of their    Company Properties and, therefore,
                                      Invested Capital, an Incentive        cannot be determined at the present
                                      Advisory Fee equal to 15% of the net  time.
                                      proceeds from the sale of a Property
                                      will be paid to the Advisor. If the
                                      business conducted by the Advisor is
                                      acquired by or consolidated into the
                                      Company, the Incentive Advisory Fee
                                      shall terminate at that time. (4)

------------------------

(1) Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $12.00 per Share during the Exercise Period. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. The exercise price of any unexercised Soliciting Dealer Warrants will be adjusted in the event the offering price of Shares pursuant to this Prospectus for this Offering is increased, which is not presently anticipated. See "Plan of Distribution--Compensation."

(2) The total of all Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company may not exceed an amount equal to 6% of the Contract Price for the Property (as defined herein), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company. Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company from an Affiliate may not exceed 6% of the Contract Price for the Property. Acquisition Expenses will accrue and be paid on Properties purchased with the Gross Offering Proceeds, gross proceeds from Shares sold via the DRP pursuant to this Prospectus and gross proceeds received from the issuance and exercise of the Soliciting Dealer Warrants issued by the Company in connection with the Offering, as well as on the entire purchase price of all Properties including any acquisition financing related thereto.

(3) The Advisor and its Affiliates assist the Company in determining the types of transactions entered into by the Company. The Advisor benefits, in the form of fees, by the Company retaining ownership of its Properties and leveraging its Properties, while Stockholders may be better served by the sale or disposition of the Properties or not incurring indebtedness secured by the Properties. Furthermore, the Advisor's ability to receive or retain certain fees and reimbursements is dependent upon the Company continuing to invest in Properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.

(4) The business conducted by the Advisor and/or the Management Agent may be acquired by or consolidated into the Company and if either or both of such transactions occur, the Advisor and/or the Management Agent, as the case may be, and/or their respective shareholders, will receive in exchange for terminating their contractual relationship with the Company and the release and waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, Shares in an amount determined in accordance with a prescribed formula. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisition. Upon consummation of any such transactions, the Advisory Agreement and/or the Management Agreement, as the case may be, would be terminated. See paragraph 11 under "Conflicts of Interest" and "Management--The Advisory Agreement" and "--The Management Agent."

(5) (i) The Advisor and its Affiliates are reimbursed for: (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative services related thereto. "Administrative services" include ministerial services such as typing, record keeping, preparing and disseminating Company reports, preparing and maintaining records regarding Stockholders, record keeping and administration of the DRP and Share Repurchase Programs, preparing and disseminating responses to Stockholder inquiries and other communications with Stockholders and any other record keeping required for the Company.

    (ii) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; and (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

   (iii) Permitted reimbursements include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. The Advisor believes that its employees and the employees of its Affiliates who perform services for the Company for which reimbursement is allowed pursuant to clause (ii) above, or this clause (iii) will have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

    (iv) The Total Operating Expenses of the Company may not (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.

(6) The compensation and reimbursements paid by the Company to the Advisor and its Affiliates shall be approved by a majority of the Directors (including a majority of the Independent Directors), as being fair and reasonable to the Company and not less favorable to the Company than would be available from an unaffiliated source.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                 PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES

PRIOR INVESTMENT PROGRAMS

    During the 10-year period ending June 30, 1998, TIGI Affiliated Companies have sponsored one REIT, six public real estate equity programs, one private real estate equity program, and nine private placement mortgage and note programs, which have in the aggregate raised in excess of $593,000,000 from 31,510 investors. During that 10-year period, those public real estate equity programs raised $145,075,520 from 13,880 investors; the private real estate equity program raised $2,275,000 from 85 investors; the private placement mortgage and note programs raised $22,641,000 from 545 investors; and Inland Real Estate Corporation ("IREC"), a REIT, sponsored by IREIC (one of the TIGI Affiliated Companies), has raised $423,290,000 from 17,000 investors. IREC has investment objectives and policies similar to the Company and has invested principally in Neighborhood Centers, except however, IREC invests principally in a geographical area different than the Company's Primary Geographical Area of Investment. See "--Publicly Registered Real Estate Investment Trust--Inland Real Estate Corporation" below in this Section. The investment objectives and policies of the Company are similar to those of several of the prior investment programs sponsored by TIGI Affiliated Companies which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by TIGI Affiliated Companies were dissimilar from the Company in that the programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

    The information in this Section and in the Prior Performance Tables included in this Prospectus as Appendix A shows relevant summary information concerning real estate programs sponsored by the TIGI Affiliated Companies, the purpose of which is to provide information on the prior performance of these programs so that potential investors may evaluate the experience of the TIGI Affiliated Companies in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

    The table below provides certain summarized information concerning prior programs sponsored by TIGI Affiliated Companies for the 10-year period ending June 30, 1998, and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in Appendix A of this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the 10-year period ending June 30, 1998, as implying in any manner that the Company will have results comparable to those reflected in the tables; because the yield and cash available and other factors could be substantially different for the Company's Properties. Investors should note that by acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                                                                         PRIOR PUBLIC         PRIOR PRIVATE
                                                           PRIOR          REAL ESTATE      REAL ESTATE EQUITY
                                                            REIT            EQUITY        AND MORTGAGE AND NOTE
                                                          PROGRAM          PROGRAMS             PROGRAMS
                                                       --------------  -----------------  ---------------------
Number of programs sponsored.........................               1                 6                   10
Aggregate amount raised from investors...............  $  423,290,000   $   145,075,520      $    24,916,000
Aggregate number of investors........................          17,000            13,880                  630
Number of properties purchased.......................              67                77                    7
Aggregate cost of properties (1).....................  $  466,699,000   $   119,292,939      $     1,951,930
Number of mortgages/notes............................               0                 7                  517
Principal amount of mortgages/notes..................               0   $     2,302,064      $    22,584,000
Percentage of properties (based on cost) that were:
  Commercial--
    Retail...........................................           89.6%              1.9%                 0.0%
    Single-user retail net-lease.....................           10.4%              7.1%                 0.0%
    Nursing homes....................................            0.0%              6.3%                 0.0%
    Offices..........................................            0.0%              0.0%                 0.0%
    Industrial.......................................            0.0%              0.0%                 0.0%
    Health clubs.....................................            0.0%              3.8%                 0.0%
    Mini-storage.....................................            0.0%              0.0%                 0.0%
      Total commercial...............................          100.0%             19.1%                 0.0%
  Multi-family residential...........................            0.0%              3.4%                 0.0%
  Land...............................................            0.0%             77.5%               100.0%

Percentage of properties (based on cost) that were:
  Newly constructed (within a year of acquisition)...           16.5%              0.0%                 0.0%
  Existing...........................................           83.5%            100.0%                 0.0%
  Construction.......................................            0.0%              0.0%                 0.0%
Number of properties sold............................               0                11                    3
                                                                                   25.9%(2)
Number of properties exchanged.......................               0                 0                    0
Number of mortgages/notes repaid.....................               0                 5                  199

------------------------

(1) Includes purchase price and acquisition fees and expenses.

(2) Based on costs of the properties sold and costs capitalized subsequent to acquisition at June 30, 1998, not including portions of land parcels.

    During the three years prior to December 31, 1997, (i) IREC, a REIT sponsored by IREIC (one of the TIGI Affiliated Companies), purchased 44 commercial properties, and (ii) other publicly registered investment programs sponsored by IREIC purchased one parcel of land. Upon written request of the Company, any potential investor may obtain, without charge, a copy of Table VI, filed with the Commission in connection with this Offering, which provides more detailed information concerning these acquisitions.

PUBLICLY REGISTERED REAL ESTATE INVESTMENT TRUST

    INLAND REAL ESTATE CORPORATION ("IREC")--On October 14, 1994, IREC commenced an initial public offering (the "Initial Offering") of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, IREC had received subscriptions for a total of 5,000,000 shares, thereby completing the Initial Offering. On July 24, 1996, IREC commenced an offering of an additional 10,000,000 shares of common stock (the "Second Offering") at $10 per share. As of July 10, 1997, IREC had received subscriptions for a total of

10,000,000 shares, thereby completing the Second Offering. On July 14, 1997, IREC commenced an offering of an additional 20,000,000 shares of common stock (the "Third Offering") at $10 per share. As of March 19, 1998, IREC had received subscriptions for a total of 20,000,000 shares, thereby completing the Third Offering. On April 7, 1998, IREC commenced an offering of an additional 25,000,000 shares (the "Fourth Offering") at $11 per share. As of June 30, 1998, IREC had received subscriptions for a total of 5,751,948 shares from the Fourth Offering. In addition, as of June 30, 1998, IREC had distributed 1,070,917 shares of common stock through its Distribution Reinvestment Program. As of June 30, 1998, IREC had repurchased 69,575 shares of common stock through its Share Repurchase Program. As a result, IREC's gross offering proceeds totaled approximately $423,290,000 for all of such offerings, net of shares repurchased through its Share Repurchase Program, as of June 30, 1998. IREC's objective is to purchase Neighborhood Centers and Community Centers located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, to provide, at a minimum, cash distributions on a quarterly basis and to provide a hedge against inflation through capital appreciation. IREC may also acquire single-user retail properties throughout the United States. It is IREC's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or shares of IREC's stock, although, IREC does, in certain instances, utilize borrowings to acquire properties. As of June 30, 1998 the properties owned by IREC were generating sufficient cash flow to cover operating expenses plus pay a monthly cash distribution of 8.8% per annum.

    As of June 30, 1998 IREC raised $423,290,000 from 17,000 investors. IREC has placed financing totaling approximately $167,500,000 on 50 of its 67 properties as of June 30, 1998. IREC's 67 properties, a total investment of $466,699,000 at June 30, 1998, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. Through June 30, 1998, cash distributions have totaled $32,223,481, all of which were from operating cash flow. In the opinion of IREIC, IREC is substantially meeting its investment objective for cash flow.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

    INLAND MONTHLY INCOME FUND II, L.P. ("MONTHLY INCOME FUND II")--The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

    Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net-leased nursing center in Illinois, a net-leased retail store in Arizona and the Euro-Fresh Market Plaza (formerly Eagle Plaza), a Neighborhood Center in Illinois, for a total acquisition cost of $21,224,542. Through June 30, 1998, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $432.84 per $500 unit or $20,456,235, including $16,060,670 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

    One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite Care Corporation ("Elite"). Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers, Inc. ("ALC"), the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center facility over the term of the lease, from $77,368 per month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center, any sublease transaction requires the approval of the partnership. The partnership has approved a sublease transaction for this facility with no significant changes to the terms of the lease.

    In January 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors in February 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

    In January 1994, Eagle Foods, the anchor tenant at Eagle Plaza, a Neighborhood Center, closed its store. In February 1994 and with the approval of the partnership, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified"), which vacated in August 1995. During May 1996, Euro-Fresh Market ("Euro-Fresh") began its occupancy of the anchor store and the shopping center has been renamed Euro-Fresh Market Plaza. Under the original lease, as well as the assignment of the lease, Eagle Foods has guaranteed payments until November 1998.

    In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

    INLAND REAL ESTATE GROWTH FUND II, L.P. ("GROWTH FUND II")--The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

    Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 60% financed with 40% equity. Cash distributions to limited partners through June 30, 1998 totaled $1,164.14 per $1,000 unit or $4,624,084, including $957,313 from operations and $3,666,771 as a return of capital from the sale of the multi-family residential property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for from $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid. In addition, since 1994 the limited partners have continued to receive double digit returns on their remaining invested capital. As of June 30, 1998, the remaining $80,000 owed on these loans, which were secured by second mortgages, was paid in full. In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period. IREIC is evaluating strategies to sell the partnership's remaining asset (the health club in Ohio) and bring the partnership to a profitable conclusion.

    INLAND LAND APPRECIATION FUND, L.P. ("LAND FUND I")--The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

    Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of June 30, 1998, Land Fund I has had multiple sales transactions involving all or portions of 15 parcels which generated $17,897,139 in net sales proceeds, including notes receivable of $6,012,641. Land Fund I's cost basis in the land parcels sold was $13,775,558 resulting in a gain, net of selling expenses and commissions, of $4,121,581 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 1998 totaled $5,996,219, all from the sale of land parcels.

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    INLAND LAND APPRECIATION FUND II, L.P. ("LAND FUND II")--The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

    Land Fund II raised $50,476,170 from 5,055 investors and purchased, with the net proceeds available for investment, 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of June 30, 1998, Land Fund II has had multiple sales transactions involving all or portions of nine parcels which generated $13,718,098 in net sales proceeds. Land Fund II's cost basis in the land parcels sold was $8,748,853 resulting in a gain, net of selling expenses and commissions, of $4,969,245 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 1998 totaled $6,836,753, including $6,115,753 from sales and $721,000 from operations.

    INLAND CAPITAL FUND, L.P. ("LAND FUND III")--The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

    Land Fund III raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 1998, Land Fund III has had multiple sales transactions involving the house and portions of five parcels which generated $2,286,436 in net sales proceeds. Land Fund III's cost basis in the land parcels sold was $909,224 resulting in a gain, net of selling expenses and commissions, of $1,377,212 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 1998 totaled $1,646,334, all from the sale of land parcels.

    INLAND MORTGAGE INVESTORS FUND III ("MORTGAGE FUND III")--The offering period for Mortgage Fund III began January 9, 1989 and ended January 9, 1991. The objectives were to make or acquire loans secured by mortgages on improved income-producing properties, to provide investors with quarterly cash distributions of at least 8% per annum for the first five years of the partnership and to maximize cash distributions over the life of the partnership by participating in capital appreciation and increased cash flows of properties securing the partnership's loans.

    Mortgage Fund III raise $2,837,249 from 281 investors and originally funded seven mortgages totaling $2,302,064 between October 1990 and June 1992. As of June 30, 1998, the partnership has two mortgage loans receivable totaling $553,365 remaining. Cash distributions to limited partners through June 30, 1998 totaled $3,001,916, including $1,820,750 from operations, $306,874 in supplemental capital contributions from the general partner in order to meet the 8% per annum distribution requirement and $874,292 as a return of capital from the repayment of mortgage loans receivable and prepayment penalties.

    In the opinion of IREIC, the delay in locating suitable investment opportunities for the partnership, along with the small size of the partnership and its fixed expenses, has resulted in lower than anticipated earnings from operations. However, to date, the limited partners have received total distributions in excess of invested capital.

PRIVATE PARTNERSHIPS

    Since inception and through June 30, 1998 (including the programs described below under "--Private Placement Real Estate Equity Program," and "--Private Placement Mortgage and Note Programs," in this Section), Affiliates of Inland have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in

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office buildings and 2% in other properties. Including sales to Affiliates, 299 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these private placement limited partnerships.

    From 1990 and through June 30, 1998, investors in Inland's private partnerships have received total distributions in excess of $184,578,200, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by the former corporate general partner, which was an Affiliate of TIGI, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

    Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter from IREIC, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. In August 1994, the court granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts sought damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of IREIC.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

    WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised. Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering.

    Parcel 5, which consists of 63 improved lots in the Village of Mount Horeb, Wisconsin, has had 34 lot sales since 1995 for total gross sales proceeds of $1,344,900. Twenty-nine remaining lots continue to be marketed for sale. On October 1, 1997, Parcel 6, located in Windsor, Wisconsin, was sold for $566,597, which amount is 191% of the original parcel capital.

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    On March 19, 1998, parcels 3 and 7 were sold for a total of $2,150,000, of which $1,900,000 was returned in cash to investors. To date, the entire amount raised of $2,275,000 has been distributed to the limited partners.

    As of June 30, 1998, the partnership's remaining assets consists of parcels 1, 2 and 4 and the 29 remaining lots in parcel 5.

    Intervest Midwest Real Estate Corporation, of which Barry L. Lazarus (President, Chief Executive Officer, Chief Operating Officer and an Affiliated Director of the Company) is President, currently provides property zoning, development and disposition services to this partnership. See "Management-- Directors and Executive Officers of the Company."

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

    During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

    TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in July 1992. Cash distributions to limited partners through September 30, 1996 totaled $4,294,216, including $1,226,419 from operations, subsidy income of $67,797 from IREIC, pursuant to the guarantee for that program, and $3,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

    10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended in June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns were guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution in July 1992. Cash distributions to noteholders through November 30, 1996 totaled $2,878,335, of which $861,051 was interest earnings, $17,284 was from working capital reserves, and $2,000,000 was a return of capital resulting from a payoff by the Affiliate. This partnership was liquidated in 1996.

    9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of Inland and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended in September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution in September 1992. Cash distributions through June 30, 1998 totaled $598,078, of which $473,203 was interest earnings, $111,981 was a return of capital resulting from the amortization of mortgage loans and $12,894 was a loan from IREIC, pursuant to the distribution guarantee for that program.

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    INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who were employees of IREIC and its Affiliates. Notes with a term of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return was guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution in March 1993. Cash distributions through May 31, 1996 totaled $502,198, of which $99,769 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. The balance of $400,000 was a return of capital. This partnership was liquidated in 1996.

    9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by IREIC in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through June 30, 1998 totaled $1,798,654, of which $1,794,344 was interest earnings and $4,310 was from working capital reserves.

    9% MONTHLY CASH FUND II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P., was sponsored by IREIC in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through June 30, 1998 totaled $1,736,876, of which $1,733,683 was interest earnings and $3,193 was from working capital reserves.

    IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003, providing for interest at the rate of 8% per annum and 100% return of principal guaranteed by IREIC, were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made in November 1993. Cash distributions through June 30, 1998 totaled $2,414,239, of which $2,394,783 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

    INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by IREIC in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by IREIC. The proceeds of the offering were used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through June 30, 1998 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. This partnership was liquidated in 1997.

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    INLAND JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership offering private placement securities, was sponsored by an Affiliate of IREIC in August 1988. The offering period for this program ended in May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), one of the TIGI Affiliated Companies, which were secured predominantly by condominium units located in the Chicago metropolitan area. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. Cash distributions through January 28, 1997 totaled $541,156, including $131,156 from interest earnings and $410,000 was a return of capital. All capital has been returned and the partnership was liquidated in 1997.

LOAN MODIFICATIONS AND WORK-OUTS

    Between 1990 and December 31, 1997, 40 Inland-sponsored partnerships owning 27 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

    Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party.

    The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships (none of which were in default on their mortgage loans) provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender.

    In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. That partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease

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commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to acquire the exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.

    In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a Triple-Net Lease Basis by Wal-Mart Stores, Inc.

    In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

    Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director and Chairman and President of Inland, and a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director and a Vice Chairman of Inland, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

    Four of the 40 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with Creditworthy Tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21 partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

    In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 40 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships'

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properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

    In the case of the Park Colony Limited Partnership, one of the 40 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

    In 1990, the Inland New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property obtained refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

    In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property was subsequently acquired by the lender whose loan was secured by a first mortgage against the property.

    In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

    In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements by the partnerships to the lenders. In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

    In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but no agreement was reached. During August 1996, IREIC initiated a tax-deferred exchange whereby the partnership acquired an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

    In October 1996, two limited partnerships owning contiguous apartment buildings in south suburban Chicago ceased making payments on their respective HUD-insured first mortgage loans. The Chateaux

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Versailles and Marseilles Limited Partnerships, through their general partner, are attempting to negotiate with HUD, as mortgagee, to modify the terms of the loans to levels commensurate with the operating performance of the properties. To date, no agreement has been reached.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

    The Inland Organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships, the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

    Through June 30, 1998 seven private partnerships sponsored by Affiliates of Inland have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, I.E., one to two years later, due to a negotiated extension of the original maturity date.

    During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

    Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

    Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by any of the Inland Affiliated Companies which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

    The Inland Organization is a fully-integrated real estate and financial organization, providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. The first of the Inland Affiliated Companies was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of Inland all remain actively involved in overseeing these companies. The businesses of these Inland Affiliated Companies are still centered in the Chicago metropolitan area. Over the past 30 years, the Inland Affiliated Companies have experienced significant growth. The Inland Affiliated Companies, in the aggregate, in April 1998 were ranked by CRAIN'S CHICAGO BUSINESS as the 39th largest privately held business group headquartered in the Chicago area. Among the Inland Affiliated Companies is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

    The Inland Affiliated Companies have approximately 700 employees. The senior management of the Company includes executives of the Inland Affiliated Companies. The Company's management personnel have substantial experience in a full range of real estate services. The top seven senior executives of the Company have an average of 25 years experience in the real estate industry.

    The Advisor and the Dealer Manager are Inland Affiliated Companies. The relevant skills and experience of each of the Inland Affiliated Companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

    As of June 30, 1998, limited partnerships for which Inland Real Estate Investment Corporation ("IREIC"), one of the Inland Affiliated Companies, is the general partner own in excess of 9,400 acres of pre-development land in the Chicago area, as well as 9,550,000 square feet of commercial property in Chicago and nationwide.

    The Inland Affiliated Companies developed expertise in real estate financing as it bought and sold properties over the years. In 1977, Inland Mortgage Corporation, an Illinois corporation ("IMC"), was incorporated. IMC, during its history, has originated more than $1 billion in financing, including loans to third parties and affiliated entities.

    Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of June 30, 1998, owned a $83,766,000 loan portfolio, and IMSC serviced a loan portfolio of 455 loans exceeding approximately $620,222,000.

    As of June 30, 1998, Inland Property Management Group, Inc. ("IPMGI"), one of the Inland Affiliated Companies, and its Affiliates manage approximately 13,400 multi-family units, principally located in the Chicago metropolitan area, which IPMGI believes is more than any other firm in that market. The Management Agent was incorporated in 1998 to segregate responsibility for management of the Company's Properties from IPMGI's growing management portfolio of commercial properties. The Management Agent will be responsible for collecting rent, leasing and maintaining the commercial properties which it manages, which are intended to primarily be the Company's Properties in the Company's Primary Geographical Area of Investment. The Management Agent is owned primarily by individuals who are Affiliates of Inland.

    In August 1988, IPMGI and its Affiliates owned or managed 1.3 million square feet of retail property. That figure has grown to over 15 million square feet by June 30, 1998, of which 4.9 million square feet is represented by properties owned by IREC.

    IPMGI and its Affiliates are responsible for collecting rent and leasing and maintaining the commercial properties which they manage. As of June 30, 1998, a substantial portion of the portfolio of IPMGI and its Affiliates, approximately 8.8 million square feet, consists of properties leased on a Triple-Net Lease Basis to Creditworthy Tenants, which means the tenant operates and maintains the property and pays rent which is net of property taxes, insurance and operating expenses.

    Inland Real Estate Acquisitions, Inc. ("IREA"), one of the Inland Affiliated Companies, has extensive experience in acquiring real estate for investment. Over the years, IREA and its Affiliates have acquired approximately 755 properties.

    See also "Prior Performance of the Company's Affiliates" and Appendix A--"Prior Performance Tables" for information concerning over $593,000,000 raised from 31,510 investors in connection with one other REIT, six public real estate equity programs, one private real estate equity program and nine private placement mortgage and note programs sponsored by Inland Affiliated Companies during the 10-year period ending June 30, 1998, and the prior performance of those programs

    The following sets forth certain information with respect to the directors and principal executive officers of Inland:

NAME                                         AGE*             POSITION AND OFFICE WITH INLAND
----------------------------------------     -----     ---------------------------------------------
Daniel L. Goodwin.......................          54   Chairman, President and Director

Robert H. Baum..........................          54   Vice Chairman, Executive Vice
                                                       President-General Counsel and Director

G. Joseph Cosenza.......................          54   Vice Chairman and Director

Robert D. Parks.........................          54   Director

Norbert J. Treonis......................          47   Director

------------------------

*   As of January 1, 1998

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

    DANIEL L. GOODWIN is a Director, Chairman of the Board of Directors and President of Inland. He has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals.

    Mr. Goodwin has served as Director of the Avenue Bank of Oak Park, as Director of the Continental Bank of Oakbrook Terrace, and as Chairman of the bank holding company of American National Bank of DuPage. Currently he is the Chairman of the Board of Inland Mortgage Investment Corporation, one of the Inland Affiliated Companies.

    HOUSING. Mr. Goodwin has been in the housing industry for more than 28 years, and has demonstrated a lifelong interest in housing-related issues. He is a licensed real estate broker and a member of the National Association of Realtors. Mr. Goodwin has developed thousands of housing units in the Midwest, New England, Florida, and the Southwest. He is also the author of a nationally recognized real estate reference book for the management of residential properties.

    Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi-Housing Council. Recently, Illinois Governor Jim Edgar appointed Mr. Goodwin as Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as the Man of the Year in 1980 for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's Senior Citizens. In 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing Inland as the leading corporate provider of transitional housing for the homeless people of DuPage County. Mr. Goodwin also serves as Chairman of New Directions Housing Corporation, a leading provider of affordable housing in northern Illinois.

    EDUCATION. Mr. Goodwin is a product of Chicago-area schools, and obtained his Bachelor's and Master's Degrees from Illinois Universities. Following graduation, he taught for five years in the Chicago Public Schools. His commitment to education has continued through his work with the BBF Family Services' Pilot Elementary School in Chicago, and the development of the Inland Vocational Training Center for the Handicapped located at Little City in Palatine, Illinois. He personally established an endowment which funds a perpetual scholarship program for inner-city disadvantaged youth. In 1990 he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University, and in 1986, he was awarded an Honorary Doctorate from Northeastern Illinois University College of Education. More than 12 years ago, under Mr. Goodwin's direction, Inland instituted a program to educate disabled students about the workplace. Most of those original students are still employed at Inland today, and Inland continues as one of the largest employers of the disabled in DuPage County. Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities, and he is currently a trustee of Benedictine University. He was elected Chairman of the Northeastern Illinois University Board of Trustees in January 1996.

    ACKNOWLEDGMENTS. Mr. Goodwin served as a member of Illinois Governor Jim Edgar's Transition Team. In 1988 he received the Outstanding Business Leader Award from the Oak Brook Jaycees and has been the General Chairman of the National Football League Players Association Mackey Awards for the benefit of inner-city youth. He served as the recent Chairman of the Speakers Club of the Illinois House of Representatives. In March 1994 he won the Excellence in Business Award from the DuPage Area Association of Business and Industry. Additionally, he was honored by Little Friends in 1995 for rescuing their Parent-Handicapped Infant Program when they lost their lease. He was the recipient of the 1995 March of Dimes Life Achievement Award and was recognized as the 1997 Corporate Leader of the Year by the Oak Brook Area Association of Commerce and Industry.

    ROBERT H. BAUM has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. Mr. Baum is a Director, Vice Chairman and Executive Vice President-General Counsel of The Inland Group, Inc. In his capacity as General Counsel, Mr. Baum is responsible for the supervision of the legal activities of the Inland Affiliated Companies. This responsibility includes the supervision of The Inland Group, Inc. Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He has served as a director of American National Bank of DuPage and currently serves as a director of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

    G. JOSEPH COSENZA has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a Director and Vice Chairman of The Inland Group, Inc. and oversees, coordinates and directs the Inland Organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of nine persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

    Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, he taught in the La Grange Illinois School District and, from 1968 to 1972, he served as Assistant Principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

    Mr. Cosenza has also been Chairman of the Board of American National Bank of DuPage, and has served on the Board of Directors of Continental Bank of Oakbrook Terrace. He is presently a director of Westbank in Westchester and Hillside, Illinois.

    ROBERT D. PARKS has been with The Inland Group, Inc. and its Affiliates since 1968 and is one of the four original principals. He is a Director of The Inland Group, Inc.; as well as Chairman of Inland Real Estate Investment Corporation ("IREIC"); and President, Chief Executive Officer, Chief Operating Officer and an Affiliated Director of Inland Real Estate Corporation, a REIT sponsored by IREIC.

    Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all investments and investor relations.

    Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, as well as a member of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT").

    Mr. Parks has been Chairman and an Affiliated Director of the Company since its formation.

    NORBERT J. TREONIS joined The Inland Group, Inc. and its Affiliates in 1975 and he is currently a Director of The Inland Group, Inc., as well as Chairman and Chief Executive Officer of Inland Property Management Group, Inc. and Chairman of the Board of Directors of Inland Commercial Property Management, Inc. He serves on the Board of Directors of all Inland subsidiaries involved in property management, acquisitions and maintenance of real estate, including in addition to those mentioned in the preceding sentence, Mid-America Management Corp., Metropolitan Construction Services, Inc. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide for the Inland Affiliated Companies.

    Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National Bank of DuPage, the Apartment Building Owners and Managers Association of Illinois, the National Apartment Association and the Chicagoland Apartment Association.

GENERAL MANAGEMENT OF THE COMPANY

    The Company operates under the direction of the Board that is responsible for the overall management and control of the Company's affairs. However, the Board has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

    Investment policies of the Company, as well as fees and expenses of the Company, have been established by the Board and are reviewed and approved by the Directors (including a majority of the Independent Directors) with sufficient frequency (but not less than annually) to ensure that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of the Company's total fees and expenses in light of the Company's investment experience and the fees and expenses of companies performing comparable services. Each determination, along with the supporting rationale, is set forth in the minutes of the meetings of the Board.

    The Independent Directors are required to determine, from time to time, but not less than annually, that the compensation paid by the Company to the Advisor is reasonable in relation to the nature and quality of the services performed and within the limits prescribed by applicable state regulatory authorities. The Independent Directors are also required to supervise the Advisor's performance and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination must be based on at least the factors set forth below and other factors that the Independent Directors may deem relevant. The findings of the Independent Directors on each such factor must be recorded in the minutes of the meetings of the Board. These factors include: (i) the size of the fee paid to the Advisor in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business;
(v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Certain Responsibilities of Directors and the Advisor; Indemnification" and "--The Advisory Agreement" in this Section.

    The Board will be comprised of from three to eleven individuals, a majority of whom are deemed to be independent of the Company (the "Independent Directors"). See "Glossary" for a more expansive definition of "Independent Directors." Election of Board members is conducted on an annual basis. Each individual elected to the Board serves a one-year term or until his or her successor is elected. See "Summary of the Organizational Documents."

    The Company does not have any policy limiting any of its officers, directors, Stockholders or Affiliates from engaging for their own account in business activities of the types to be conducted by the Company. However, the Company does have policies relating to when the Company may enter into a transaction with such Persons. See "Summary of Organizational
Documents--Transactions with Affiliates."

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information with respect to the Company's Directors and executive officers. The biography of Mr. Parks, who has been Chairman and an Affiliated Director of the Company since its formation, is set forth above under "--Inland Affiliated Companies" in this Section:

NAME                                         AGE*          POSITION AND OFFICE WITH THE COMPANY
----------------------------------------     -----     ---------------------------------------------
Robert D. Parks.........................          54   Chairman and Affiliated Director
Barry L. Lazarus........................          51   President, Chief Executive Officer, Chief
                                                       Operating Officer and Affiliated Director
Roberta S. Matlin.......................          53   Vice President--Administration
Steven D. Sanders.......................          49   Vice President--Acquisitions
Samuel A. Orticelli.....................          44   Secretary
Kelly Tucek.............................          35   Treasurer and Chief Financial Officer
Daniel K. Deighan.......................          57   Independent Director
**......................................               Independent Director
**......................................               Independent Director

------------------------

*   As of January 1, 1998

** Two additional Independent Directors will be named prior to the commencement of the Offering.

    BARRY L. LAZARUS has been President, Chief Executive Officer, Chief Operating Officer and an Affiliated Director of the Company since its formation. After a brief career in public accounting, Mr. Lazarus joined Inland in 1973 as its original controller and was later promoted to Treasurer. From 1973 to 1979 he supervised all corporate and partnership accounting and tax matters, and managed corporate financial affairs. In 1979 Mr. Lazarus relocated to Phoenix, Arizona and formed The Butterfield Company, a development and contracting firm, while also serving as a consultant to investors in several commercial ventures. Between 1979 and 1987 the Butterfield Company successfully completed several projects in conjunction with national real estate firms, including Inland. From 1988 until October 1990 Mr. Lazarus was Vice President of Finance for UDC Homes, Inc., then a New York Stock Exchange Company and the largest home builder in the state of Arizona. His duties included obtaining financing for numerous development and construction projects in the Southeastern and Southwestern United States, as well as maintaining investor relations.

    Mr. Lazarus rejoined Inland in October 1990 and became President of Intervest Midwest Real Estate Corporation ("Intervest"), then one of the Inland Affiliated Companies. Intervest, which has its principal office in Atlanta, Georgia, has been active in land acquisition, development, financing and disposition of real estate assets in the Midwest and Southeast, for its own account and for others. Mr. Lazarus solely owns Wisconsin and Southern Land Company, Inc., of which he has been President and Director since December 1993. Wisconsin and Southern Land Company, Inc., which has its office in Atlanta, Georgia, is a holding company that acquired Intervest from the Inland Organization in 1994. Intervest, pursuant to a service agreement, currently provides property zoning, development and disposition services to Wisconsin Capital Land Fund, L.P. ("Wisconsin Capital"), a private placement real estate equity program sponsored by IREIC. Intervest earned approximately $80,000 of deferred compensation for 1997, and anticipates earning approximately $165,000 in 1998, for its services rendered and to be rendered to Wisconsin Capital. See "Prior Performance of the Company's Affiliates--Private Placement Real Estate Equity Program." Mr. Lazarus continues to serve as President of Intervest.

    From September 1994 until recently, Mr. Lazarus was President of Inland Shelter Group, LLC, Atlanta, Georgia, which was engaged in the development of apartment buildings in the state of Georgia. He received his B.B.A. Degree from the University of Wisconsin, is a certified public accountant and holds real estate broker licenses in the states of Wisconsin and Georgia.

    ROBERTA S. MATLIN has been Vice President--Administration of the Company since its formation in 1998. Ms. Matlin joined Inland in 1984 as Director of Investor Administration and currently serves as Senior Vice President--Investments of IREIC, directing IREIC's day-to-day internal operations. She is a Director of IREIC, Inland Securities Corporation and Inland Real Estate Advisory Services, Inc. Prior to joining Inland, Ms. Matlin spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. She received her B.A. Degree from the University of Illinois. Ms. Matlin is registered with the NASD as a general securities principal and investment advisor.

    STEVEN D. SANDERS has been involved in the real estate industry, continuously, since 1970. His real estate career began with Carlsberg Financial Corporation, in Los Angeles, California, a sponsor of national real estate limited partnerships that acquired office, industrial, multi-family, manufactured home parks and retail properties throughout the United States. As Regional Director of Acquisitions, Mr. Sanders' responsibilities included identification, analysis, negotiations and closings of properties in the eastern United States, on behalf of Carlsberg Financial Corporation sponsored partnerships.

    In 1979 and 1980, Mr. Sanders worked for R&B Development, Los Angeles, California, as Director of Acquisitions for multi-family properties acquired for ultimate conversions to condominiums. In 1981, he formed Irvine Properties, Inc. which offered real estate consultation, brokerage and management services to local and national investors. In 1984, Mr. Sanders joined Univest Real Estate Corporation, Tampa, Florida, an Affiliate of Inland, and spearheaded the acquisition of multi-family properties throughout the state of Florida.

    In 1988, he formed Florida Country Clubs, Inc., which acquired and operated three golf and country clubs located in Orlando, Florida. In 1991, Mr. Sanders acquired interests in additional golf and country clubs on the east and west coasts of Florida. In 1993 he rejoined Inland at its Oak Brook, Illinois headquarters with the primary responsibility of acquiring shopping centers for IREC. Through the first quarter of 1998, Mr. Sanders was directly responsible for acquiring 46 shopping centers at an aggregate purchase price in excess of $276,000,000.

    He has been Vice President--Acquisitions of the Company since its formation.

    SAMUEL A. ORTICELLI has been Secretary of the Company since its formation. Mr. Orticelli joined the Inland Affiliated Companies in 1984. He is a Vice President of Inland, Senior Counsel with The Inland Group, Inc. Law Department and serves as legal counsel for IREIC, with responsibilities relating to securities law and real estate transactions. Mr. Orticelli received his B.S. Degree in accounting from Marquette University and his law degree from DePaul University. Prior to joining Inland, Mr. Orticelli worked for the Chicago law firm of Katz, Randall & Weinberg, specializing in real estate transactions. He is a member of the Illinois State Bar Association and served on the Corporate Law Departments Section Council (1995-1998) and the Real Estate Law Section Council (1989-1994). He is a past president of the Justinian Society of Lawyers (DuPage Chapter).

    KELLY TUCEK has been Treasurer and Chief Financial Officer of the Company since its formation. Ms. Tucek joined Inland in 1989 and is an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department of IREIC, which includes the accounting for the Company and all IREIC public limited partnership accounting functions, along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

    DANIEL K. DEIGHAN is an appraiser, who holds the MAI designation from the American Institute of Real Estate Appraisers (the predecessor to the Appraisal Institute), and has 27 years of appraisal experience. He has testified as an expert witness in numerous counties throughout Florida, and in some courts in New York in eminent domain and other appraisal matters. Mr. Deighan is President of Florida Property Consultants Group, which has its office in Port St. Lucie, Florida. That firm is successor to Deighan Appraisal Associates, Inc., which Mr. Deighan formed in 1971. Its business is the providing of expert appraisal, consulting and eminent domain services throughout Florida.

    Deighan Appraisal Associates, Inc. was honored as the "Business of the Year" in 1990 by the Port St. Lucie Chamber of Commerce. Mr. Deighan is Vice Chairman of the Martin County Industrial Development Agency and a past President of the Tri-County Tec Foundation and the Economic Council of Martin County, Florida. He received his B.A. Degree from Sienna College, Albany, New York.

    [**Bios of two other Independent Directors will be inserted here.]

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. The Board will establish an Audit Committee consisting of two Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

    EXECUTIVE COMMITTEE. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

    EXECUTIVE COMPENSATION COMMITTEE. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

    The Company pays its Independent Directors an annual fee of $1,000. In addition, Independent Directors receive $250 for attending (in person or by telephone) each meeting of the Board or a committee thereof, and reimbursement for their out-of-pocket expenses incurred. The Affiliated Directors (Messrs. Parks and Lazarus) do not receive Director fees.

    Upon becoming an Independent Director, each Independent Director will be granted an option to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan. In addition, each year on the date of the annual meeting of the Company's Stockholders, each Independent Director then in office will receive an additional grant of an option to purchase 500 Shares at an exercise price equal to the then fair market value per Share, as determined in accordance with the Independent Director Stock Option Plan. See "--Independent Director Stock Option Plan" in this Section.

    With the exception of Barry L. Lazarus, the officers of the Company will not receive any compensation from the Company for their services as such officers, but instead will receive compensation from Inland, IREIC or one of their Affiliates. Mr. Lazarus will receive an annual salary of $35,000 from the Company, and reimbursement for his out-of-pocket expenses incurred on behalf of the Company. His "at will" employment is based on an oral agreement. Mr. Lazarus will devote most of his time to the Company's business; however, he will continue to devote some time to Intervest Midwest Real Estate Corporation, of which he is President.

THE ADVISOR

    The Advisor, an Illinois corporation, is a wholly owned subsidiary of IREIC. The following table sets forth information regarding the executive officers and directors of the Advisor, all of whom have held their positions and offices with the Advisor since its formation in 1998. The biographies of Messrs. Parks, Cosenza and Treonis are set forth above under "--Inland Affiliated Companies," and the biography of Mr. Orticelli is set forth under "--Directors and Executive Officers of the Company," in this Section.

NAME                                            AGE*         POSITION AND OFFICE WITH THE ADVISOR
-------------------------------------------     -----     ------------------------------------------
Robert D. Parks............................          54   Chairman of the Board and President
G. Joseph Cosenza..........................          54   Director
Norbert J. Treonis.........................          47   Director
Patricia A. Challenger.....................          45   Vice President--Asset Management
Catherine L. Lynch.........................          39   Treasurer
Samuel A. Orticelli........................          44   Secretary

------------------------

*   As of January 1, 1998

    PATRICIA A. CHALLENGER joined Inland in 1985. She is currently a Senior Vice President of IREIC in charge of the Asset Management Department where she is responsible for developing operating and disposition strategies for properties owned by IREIC related entities. Ms. Challenger received her B.S. Degree from George Washington University and her Master's Degree from Virginia Tech University. She was selected and served from 1980 to 1984 as a Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting, and also served as Senior Contract Specialist responsible for capital improvements in 109 governmental properties. Ms. Challenger is a licensed real estate broker, NASD registered securities sales representative and is a member of the Urban Land Institute.

    CATHERINE L. LYNCH joined the Inland Organization in 1989 and is the Treasurer of Inland Real Estate Investment Corporation ("IREIC") and Inland Securities Corporation. Ms. Lynch is responsible for managing the Corporate Accounting Department of IREIC. Prior to joining the Inland Organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the NASD as a Financial Operations Principal.

THE ADVISORY AGREEMENT

    Under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Board, manages or causes to be managed by another party, the Company's Properties and renders other services as the Board deems appropriate. The Advisor is subject to the supervision of the Board and has only such functions as are delegated to it by the Board.

    The Advisor bears the expenses it incurs in connection with performing its duties under the Advisory Agreement, including employee expenses; certain travel and other expenses of its directors, officers and employees; rent; telephone; and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor is reimbursed for the cost to the Advisor and its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties and administrative services related thereto. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's Properties.

    The Advisory Agreement, which was entered into by the Company with the approval of a majority of the Directors (including a majority of the Independent Directors), has an initial term of one year and is renewable for successive one-year terms upon the mutual consent of the parties. The Advisory Agreement may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent

Directors or the Advisor, as the case may be, upon 60 days' written notice without cause or penalty. If the Advisory Agreement is terminated, the Advisor is required to cooperate with the Company and to take all reasonable steps requested by the Board to assist it in making an orderly transition of the advisory function.

    The Advisory Agreement provides for the Advisor to be paid an (i) Advisor Asset Management Fee, (ii) a Property Disposition Fee, and (iii) after the Stockholders have first received an 7% Cumulative Return and a return of their Invested Capital, an Incentive Advisory Fee from the net proceeds of a sale of a Property. All of such fees are described under "Compensation Table."

    If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, the Company will compensate the Advisor or the Affiliate at such rates and in such amounts as agreed upon by the Advisor and the Independent Directors. See "Compensation Table."

    For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company for the amounts, if any: (i) by which the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed the greater of (a) 2% of the Company's Average Invested Assets for that calendar year or (b) 25% of the Company's Net Income for that calendar year; PLUS (ii) an amount equal to any deficit between the total amount of Distributions to Stockholders for such year and the Current Return. The Advisor is also obligated to pay Organization and Offering Expenses in excess of specified levels. See "Compensation Table." Provided however, only so much of the excess specified in clause (i) above will be required to be reimbursed as the Board (including a majority of the Independent Directors) shall determine should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors as may have occurred within 60 days after the end of the quarter for which the excess occurred. In such event, the Stockholders will be sent a written disclosure of such fact and an explanation of the factors the Independent Directors considered in arriving at the conclusion that the higher Total Operating Expenses were justified.

    The "Property Acquisition Service Agreement" among the Company, the Advisor, IREC, IREAS (the advisor to IREC), and Inland Real Estate Acquisitions, Inc. ("IREA"), subject to the exception described below, grants the Company the first opportunity to purchase a prospective Property in the Company's Primary Geographical Area of Investment placed under contract by IREA, the Advisor or its Affiliates, provided the Company is able to close the purchase of the Property within 60 days. Similarly, IREC is granted the first opportunity to purchase a prospective Property in its primary geographic area of investment (a 400 mile radius of TIGI's headquarters in Oak Brook, Illinois), provided it is able to close the purchase of the Property within 60 days. However, if the prospective Property is located in both the Company's and IREC's primary geographic area of investment, and both the Company and IREC have funds available to make the purchase, the prospective Property will first be offered to IREC. If IREC does not purchase the prospective Property, it will then be offered to the Company.

    If (i) the prospective Property is outside the primary geographic area of investment of both the Company and IREC, (ii) both the Company, IREC and any other real estate investment program sponsored by IREIC have funds available to make the purchase, and (iii) the prospective Property meets each of their respective acquisition criteria, then the prospective Property will (x) first be offered to IREC, (y) if IREC does not purchase the prospective Property, it will then be offered to the Company, and (z) if the Company does not purchase the prospective Property, it will then be offered to such other real estate investment program.

    Other factors which may be considered in connection with evaluating the suitability of the prospective Property for investment by a particular entity include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition.

    The Company has been informed that IREC expects to have all of its anticipated funds available for investment from its current offering of securities fully invested by September 1999. Accordingly, material conflicting investment opportunities between IREC and the Company are not currently expected after that date. However, if such conflicts do arise, they will be resolved as provided in the Property Acquisition Service Agreement.

    Many REITs which are listed on a national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party, such as an advisor (like the Advisor), to perform management functions on its behalf. If for any reason the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the business conducted by the Advisor (including all of its assets) to be acquired by or consolidated into the Company. A similar provision is included in the Management Agreement permitting acquisition of the business conducted by the Management Agent (including all of its assets). See paragraph 11 under "Conflicts of Interest."

    If the businesses conducted by the Advisor and/or the Management Agent are acquired by or consolidated into the Company, the Advisor and/or the Management Agent and/or their respective stockholders will receive in connection with such an acquisition and in exchange for terminating the Advisory Agreement and/or the Management Agreement and the release and waiver of all fees payable under the provisions of the Advisory Agreement and/or the Management Agreement until their stated termination, but not paid, a determinable number of Shares. The Company will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions.

    The number of Shares to be issued by the Company to the Advisor and/or the Management Agent, as the case may be, shall be determined as follows. The Company shall first send notice (the "Election Notice") to the Advisor and/or the Management Agent, as the case may be, of its election to proceed with such a transaction. Next, the net income of the Advisor and/or the Management Agent, as the case may be, for the six month period immediately preceding the month in which the Election Notice is delivered, as determined by an independent audit conducted in accordance with generally accepted auditing standards, shall be annualized. (The Advisor or the Management Agent, as the case may be, shall bear the cost of any such audit.) Such amount shall then be multiplied by 90% and then divided by the "Funds from Operations per Weighted Average Share" of the Company. "Funds from Operations per Weighted Average Share" shall be equal to the annualized Funds from Operations (I.E., four times the Funds from Operations for the quarter immediately preceding the delivery of the Election Notice) per weighted average Share for the Company for such quarter, all based upon the quarterly report of the Company delivered to Stockholders for such quarter. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Advisor or the Management Agent, or their respective shareholders, as the case may be, with delivery thereof and the closing of the transaction to occur within 90 days of delivery of the Election Notice. See the "Glossary" for the definition of "Funds from Operations."

    Under certain circumstances, such a transaction can be entered into and consummated without seeking specific Stockholder approval. See paragraph 11 under "Conflicts of Interest." Any such transaction will occur, if at all, only if the Board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the Stockholders. In the event the Advisory Agreement is terminated for any reason other than the Company's acquisition of the business conducted by the Advisor, all obligations of the Advisor and its Affiliates to offer Properties to the Company for purchase will also terminate.

    Under the Advisory Agreement, the Company is required to indemnify the Advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the assets of the Stockholders.

    The Company will advance amounts to persons entitled to indemnification for legal and other expenses only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party; (ii) the legal action is initiated by a third party and a court of competent jurisdiction specifically approves such advancement; and
(iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in the event such party is found not to be entitled to indemnification.

THE MANAGEMENT AGENT

    The Management Agent is a Delaware corporation, which is owned principally by individuals who are Affiliates of Inland, some of whom are affiliated with IPMGI. See "--Inland Affiliated Companies" above in this Section.

    The Management Agent provides property management services to the Company pursuant to the terms of the Management Agreement. Without limiting the generality of the following description, the Management Agent has agreed to provide services in connection with the rental, leasing, operation and management of the Properties. In consideration of such services, the Company has agreed to pay the Management Agent a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee shall initially be 4.5% of Gross Income (as defined in the Management Agreement) from the Properties managed for the month for which the payment is made. In addition, the Company has agreed to compensate the Management Agent in the event the latter provides the Company with services other than those specified in the Management Agreement. There will be a separate Management Agreement for each Property for an initial term ending as of December 31 in the year in which the Property is acquired, and each Management Agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate the Management Agreement 30 days prior to the expiration of the initial or renewal term. The Company's right to terminate will be limited so that the Management Agreement will be terminable by the Company only in the event of gross negligence or malfeasance on the part of the Management Agent. The Management Agent may in certain instances subcontract the required property management services for less than the management fee provided in the Management Agreement. See "Compensation Table--Nonsubordinated Payments--Operational Stage."

    See "--The Advisory Agreement" above in this Section and paragraph 11 under "Conflicts of Interest" for a discussion of the Company's option to cause the business conducted by the Management Agent to be acquired by or consolidated into the Company.

    The following sets forth certain information with respect to the executive officers and directors of the Management Agent. The biography of Mr. Sanders is set forth above under "--Directors and Executive Officers of the Company" in this Section.

                                                                              POSITION AND OFFICE
NAME                                                             AGE*      WITH THE MANAGEMENT AGENT
------------------------------------------------------------     -----     -------------------------
Stephen D. Sanders..........................................          49                  President
Robert M. Barg..............................................          44        Secretary/Treasurer
D. Scott Carr...............................................          32                   Director
Alan F. Kremin..............................................          52                   Director
Thomas P. McGuinness........................................          42                   Director

------------------------

*   As of January 1, 1998

    ROBERT M. BARG has been the Secretary and Treasurer of the Management Agent since its formation in 1998. Mr. Barg joined the Inland Organization in January 1986 and is currently Vice President and Controller of IPMGI. Prior to joining the Inland Organization, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

    D. SCOTT CARR has been a director of the Management Agent since its formation in 1998. Mr. Carr joined the Inland Organization in 1987. He was Vice President and Secretary of IPMGI from July 1994 until July 1995 when he was appointed President of IPMGI. Mr. Carr has responsibility for the portfolio of commercial properties managed by IPMGI and its subsidiaries, including management and leasing. He is a licensed real estate broker. Mr. Carr is a Certified Shopping Center Manager, Certified Property Manager candidate with the Institute of Real Estate Management, and a member of the International Council of Shopping Centers.

    ALAN F. KREMIN joined the Inland Organization in 1982. Mr. Kremin was promoted to Treasurer of Inland, IPMGI and various other Inland subsidiaries in March 1991. In his current capacity as the Chief Financial Officer of Inland, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a Director for various Inland subsidiaries, which he also serves as Treasurer. Prior to his current position, Mr. Kremin was Treasurer of IREIC from 1986 to 1990. In that capacity, he supervised the daily operations of IREIC's accounting department which encompasses corporate accounting for the general partner of the IREIC-sponsored limited partnership investment programs. Prior to joining Inland, Mr. Kremin served for one year as a Controller of CMC Realty and three years as Assistant Controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in the field of public accounting, including four years at Arthur Young & Company. He received his B.S. Degree in accounting from Loyola University. Mr. Kremin is a Certified Public Accountant, holds securities and insurance licenses and is a licensed real estate broker.

    THOMAS P. MCGUINNESS joined the Inland Organization in 1982 and became President of Mid-America Management Corp., one of the Inland Affiliated Companies, in July 1990 and is also President of Inland Property Management, Inc. Mr. McGuinness is a licensed real estate broker. He is past President of the Chicagoland Apartment Association, and past Regional Vice President of the National Apartment Association. Mr. McGuinness is currently on the Board of Directors of Apartment Building Owners and Managers Association, and is a Trustee of the Service Employees' Local No. 1 Health and Welfare Fund, as well as its Pension Fund.

INLAND SECURITIES CORPORATION

    Inland Securities Corporation ("ISC"), the Dealer Manager, is one of the Inland Affiliated Companies. It was formed in 1984, is registered under the applicable federal and state securities laws, and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, ISC has provided the marketing function for distribution of the investment products sponsored by IREIC. It does not render such services to anyone other than the Inland Affiliated Companies, and it does not focus its efforts on the retail sale side of the securities business. ISC is a member firm of the NASD.

    The following sets forth information regarding the officers, directors and principal employees of ISC involved in national sales and marketing activities. The biography of Ms. Matlin is set forth above under "--Directors and Officers of the Company," the biography of Ms. Lynch is set forth above under "--The

Advisor," and the biography of Mr. Parks is set forth above under "--Inland Affiliated Companies," in this Section.

NAME                                                AGE*             POSITION AND OFFICE WITH THE DEALER MANAGER
-----------------------------------------------     -----     ----------------------------------------------------------
Brenda G. Gujral...............................          55   President, Chief Operating Officer and Director
Roberta S. Matlin..............................          53   Vice President and Director
Mark Zalatoris.................................          40   Vice President, Secretary and Director
Catherine L. Lynch.............................          39   Treasurer
Robert D. Parks................................          54   Director
Martel Day.....................................          48   Senior Vice President-National Sales and Marketing
Glenn Agnew....................................          54   Senior Vice President
Gregory R. Hill................................          46   Senior Vice President
Fred C. Fisher.................................          54   Senior Vice President
John Cunningham................................          39   Regional Representative for the Western Region
Ralph Rudolph..................................          35   Regional Representative for the Midwest Region

------------------------

*   As of January 1, 1998

    BRENDA G. GUJRAL is President and Chief Operating Officer and a Director of Inland Real Estate Investment Corporation ("IREIC"), the parent company of the Advisor. She is also President and Chief Operating Officer and a Director of ISC.

    Mrs. Gujral has overall responsibility for the operations of IREIC, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for IREIC-sponsored publicly registered investment programs with the SEC, compliance with other SEC and NASD securities regulations both for IREIC and ISC, review of asset management activities, and marketing and communications with the independent broker-dealer firms selling current and prior IREIC-sponsored investment programs. She works with internal and outside legal counsel in structuring IREIC's investment programs, and in connection with the preparation of the offering documents therefor and registering the related securities with the SEC and state securities commissions.

    Mrs. Gujral has been with the Inland Organization for 18 years, becoming an officer in 1982. Prior to joining the Inland Organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon, to implement land use legislation for that state.

    She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the NASD and is a member of NAREIT.

    MARK ZALATORIS joined the Inland Organization in 1985 and currently serves at Vice President of Inland Real Estate Investment Corporation, the parent company of the Advisor. He is also a Director, Vice President and Secretary of ISC. His responsibilities include the coordination of due diligence activities by selling broker-dealers and limited partnership asset management, with special emphasis on the mortgage funds. Mr. Zalatoris is a graduate of the University of Illinois where he received a Bachelor's Degree in Finance and a Master's Degree in Accounting and Taxation. He is a Certified Public Accountant and holds a General Securities License with ISC. Mr. Zalatoris is a member of NAREIT.

    MARTEL DAY is Senior Vice President--National Sales and Marketing for Inland Securities Corporation. He joined ISC in 1984 as a Regional Representative in the southeast. Since then, he has served as Regional Vice President, Senior Vice President, and as National Marketing Director. Mr. Day is currently responsible for expanding ISC's selling group and working closely with broker-dealers in the selling group to maximize sales.

    Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the NASD, and is an associate member of NAREIT. He is a Director of Inland Investment Advisors, Inc., one of the Inland Affiliated Companies.

    GLENN AGNEW is Senior Vice President of ISC. Mr. Agnew joined ISC in 1988 and is responsible for raising capital in the western part of the United States. He has 10 years previous experience in wholesale support, including oil and gas drilling, income, land, health care facility and real estate syndication. Mr. Agnew received his Bachelor's Degree from East Central State University in Ada, Oklahoma. He holds Series 7, 22, 63 and 65 licenses with the NASD.

    GREGORY R. HILL is Senior Vice President of ISC. Mr. Hill joined ISC in 1986 and is responsible for the eastern region of the United States. He received his Bachelor's Degree from Brown University. Mr. Hill has been actively involved in the securities business since 1978, specializing in real estate exclusively since 1981. Prior to his affiliation with ISC, he worked for a New York Stock Exchange member company. Mr. Hill holds General Securities and Registered Investment Advisor licenses with NASD.

    FRED C. FISHER, Senior Vice President of ISC, joined ISC in 1984. Mr. Fisher began his career with ISC as Regional Vice President for the Midwest region. In 1994, he was promoted to Senior Vice President. Mr. Fisher received his Bachelor's Degree from John Carroll University. Before joining ISC, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the NASD.

    JOHN CUNNINGHAM joined the Inland Affiliated Companies in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by ISC as a Regional Representative for the Western Region. He graduated from Governors State University with a B.S. Degree in Business Administration, concentrating in marketing. Before joining the Inland Affiliated Companies, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the NASD.

    RALPH RUDOLPH joined IREIC in June 1995 as a marketing coordinator. In December 1996, he was promoted to Regional Representative of ISC for the Midwest region. Mr. Rudolph attended Illinois State University where he majored in marketing. Before joining Inland, he worked as a securities broker for a regional broker-dealer. Mr. Rudolph holds Series 7 and Series 63 licenses with the NASD.

OTHER SERVICES

    In addition to the services described above, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including sales brokerage, construction management, loan origination and servicing, property tax reduction and risk management services. However, under no circumstances will such compensation exceed 90% of that which would be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Board, including a majority of the Independent Directors. See "Compensation Table."

INDEPENDENT DIRECTOR STOCK OPTION PLAN

    The Company has an Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") under which "Non-Employee Directors," as defined under Rule 16b-3 of the Exchange Act, are eligible to participate.

    A total of 75,000 Shares have been authorized and reserved for issuance under the Independent Director Stock Option Plan. If the number of outstanding Shares is increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the exercise price of the options granted prior to any change will also be made. Any such adjustment, however, will be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the exercise price for each Share.

    The Independent Director Stock Option Plan provides for the grant of non-qualified stock options to purchase 3,000 Shares to each Independent Director as of the date such individuals become Directors (the "Initial Options"), and for subsequent grants of options to purchase 500 Shares on the date of each annual Stockholder's meeting to each Independent Director then in office (the "Subsequent Options," collectively with the Initial Options referred to herein as an "Option" or the "Options"). As of the effective date of this Prospectus, Options to purchase an aggregate of 9,000 Shares at $9.05 per Share (the "Option Price") have been granted (3,000 Shares as to each of the three Independent Directors), all of which Options have vested in the current Independent Directors. The Option Price for subsequent Options will be equal to the fair market value of a Share on the last business day preceding the annual meeting of Stockholders, and shall be $9.05 per Share until the earlier of (i) the termination of this Offering or (ii) two years after the commencement of this Offering.

    One-third of the Initial Options are exercisable beginning on the date of their grant, one-third of the Initial Options will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third of the Initial Options will first become exercisable on the second anniversary of the date of their grant. The Subsequent Options granted under the Independent Director Stock Option Plan will become fully exercisable on the second anniversary of the date of their grant. To date, Options to purchase 3,000 Shares (their Initial Options) have vested in each of Messrs. Daniel K. Deighan,
          and           , who are the Independent Directors of the Company. [The
names of the other two Independent Directors will be inserted in the blanks.]

    Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of (i) the tenth anniversary of the date of grant, (ii) the removal for cause of the Independent Director as an Independent Director, or (iii) three months following the date the Independent Director ceases to be an Independent Director for any other reason except death or disability, and may be exercised by payment of cash or through the delivery of Shares. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an Independent Director and prior to his or her removal for cause, resignation or ceasing to be an Independent Director for any other reason; provided however, if the Option is exercised within the first six months after it becomes exercisable, any Shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the Option. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

    No option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or by the laws of descent or distribution.

    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the Options will continue in the manner and under the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such Options.

                             PRINCIPAL STOCKHOLDERS

    As of the date of this Prospectus, no Director or executive officer of the Company beneficially owns any Shares, and there is no Stockholder of the Company who beneficially owns any Shares, other than the Advisor which purchased 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. There are 200 Shares reserved for issuance to the Advisor upon the exercise of its right to exchange its 200 LP Common Units of the Operating Partnership therefor. The Advisor received its 200 LP Common Units for a cash contribution of $2,000 to the Operating Partnership.

    See "Management--Independent Director Stock Option Plan" for information regarding outstanding Options to purchase an aggregate of 9,000 Shares issued to the Independent Directors.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                   CERTAIN RESPONSIBILITIES OF DIRECTORS AND
                          THE ADVISOR; INDEMNIFICATION

GENERAL

    Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are required to perform their duties in good faith and in a manner each Director reasonably believes to be in the best interest of the Company and its Stockholders, with such care as an ordinarily prudent person in a like position would use under similar circumstances. The Maryland General Corporation Law ("MGCL") and the Articles provide that a person who performs his or her duties in accordance with such standards has no liability by reason of being or having been a Director. In addition, the Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.

    The Articles provide that the Advisor and the Directors of the Company are deemed to be in a fiduciary relationship to the Company and the Stockholders and that the Directors have a fiduciary duty to the Stockholders to supervise the relationship of the Company with the Advisor.

LIMITATION OF LIABILITY AND INDEMNIFICATION

    The liability of the Directors, officers, employees, and agents of the Company and the Advisor and its Affiliates is limited to the fullest extent permitted by the MGCL. Accordingly, under the Articles the Directors, officers, employees and agents of the Company and the Advisor and its Affiliates may not be held liable to the Company or its Stockholders for monetary damages unless:
(a) it is proven that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

    The Company's Articles authorize and direct the Company, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: (a) any Director, officer, employee or agent of the Company, and
(b) the Advisor and its Affiliates (each individually an "Indemnified Party"), PROVIDED, THAT, as long as the Company qualifies as a REIT: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company;
(iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the assets of the Stockholders.

    As long as the Company qualifies as a REIT, the Company may not indemnify an Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and the published position of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

    The Company shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the MGCL and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and (iii) the Indemnified Party receiving these advances undertakes in writing to repay the advanced funds to the Company, together with interest at the applicable legal rate thereon, if the Indemnified Party is found not to be entitled to indemnification.

    The Company may purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; PROVIDED, HOWEVER, that the Company may not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles. The Company may enter into any contract for indemnity and advancement of expenses with any officer, employee or agent who is not a Director to such further extent consistent with law as may be determined by the Board. As of the date of this Prospectus, the Company has not purchased any insurance on behalf of, nor entered into any contract of indemnity with, an Indemnified Party.

    The Company intends to enter into separate indemnification agreements with each of the Company's Directors and certain of its executive officers. The indemnification agreements will require, among other things, that the Company indemnify its Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, it provides greater assurance to Directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the Board or by the Stockholders to eliminate the rights it provides.

    The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

    To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

                     STRUCTURE AND FORMATION OF THE COMPANY

    The Company was formed in September 1998 as a Maryland corporation. The Operating Partnership was formed in September 1998 as an Illinois limited partnership.

STRUCTURE OF THE COMPANY

    The Company is the General Partner of the Operating Partnership. The Company will contribute the $200,000 of proceeds from the Advisor's Company Contribution and the proceeds of the Offering to the Operating Partnership and will be the only holder of GP Common Units in the Operating Partnership. Initially, the only other partner in the Operating Partnership will be the Advisor, as a Limited Partner, who will hold 200 LP Common Units valued at $2,000 for its $2,000 capital contribution. The Company currently intends to conduct substantially all of its business, and currently intends to hold most of its interests in the Properties through the Operating Partnership or in separate entities (the "Property Partnerships") that will be controlled, directly or indirectly, by the Operating Partnership. A REIT may conduct some of its business and hold some of its interests in Properties in Qualified REIT Subsidiaries (each a "QRS"), which must be owned 100% by the REIT. Although the Company does not intend to initially have any QRSs, it may in the future decide to conduct some business or hold some of its interests in Properties in QRSs. As the General Partner of the Operating Partnership, the Company will have the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain exceptions set forth in the Operating Partnership Agreement. See "Operating Partnership Agreement."

    See "Prospectus Summary--Organizational Chart" for a diagram depicting the services to be rendered by the TIGI Affiliated Companies to the Company, as well as the proposed organization structure of the Company and the Operating Partnership. The following diagram depicts only the ownership structure of the Company and the Operating Partnership upon completion of the Offering and the Formation Transactions. Because the Company does not intend to initially have any QRSs, none are shown on the following Ownership Chart.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               [OWNERSHIP CHART]

FORMATION TRANSACTIONS

    Except as indicated, prior to or concurrently with the effectiveness of the Registration Statement, the Company, Affiliates of the Company, the Operating Partnership and certain third parties will engage in the Formation Transactions designed to enable the Company to acquire and manage its Properties, consolidate the ownership interests in the Initial Properties, facilitate the Offering and enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1998.

    The Company, Affiliates of the Company and the Operating Partnership will engage in the following series of transactions (collectively, the "Formation Transactions"):

    - The Company was formed as a corporation in Maryland. The Operating Partnership was formed as a limited partnership in Illinois. The Company is the General Partner of the Operating Partnership.

    - Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of TIGI, purchased 20,000 Shares in connection with the organization of the Company for $10 per Share, an aggregate purchase price of $200,000 (the "Advisor's Company Contribution"). The Advisor has also contributed $2,000 to the Operating Partnership for 200 LP Common Units of the Operating Partnership valued at $2,000 (the "Advisor's Partnership Contribution"). The Advisor will be the initial Stockholder of the Company and the initial Limited Partner of the Operating Partnership.

    - The Company will commence an offering on a "best efforts" basis to the public of 50,000,000 Shares at $10 per Share (except for sales at $9.05 per Share to employees and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or the Soliciting Dealers). In addition, 4,000,000 Shares will be offered by the Company at $9.50 per Share to Stockholders who elect to participate in the Company's DRP, and up to 1,250,000 Soliciting Dealer Warrants will be issued, allowing the holders thereof, upon exercise of those Warrants during the Exercise Period, to purchase up to 1,250,000 Shares for not less than $12 per Share.

    - The Company will contribute the $200,000 of proceeds from the Advisor's Company Contribution and the proceeds of the sale of the 55,250,000 Shares offered pursuant to this Prospectus, as and when received, to the Operating Partnership.

    - The Company will acquire 20,000 GP Common Units of the Operating Partnership in exchange for the $200,000 of proceeds from the Advisor's Company Contribution and one additional GP Common Unit of the Operating Partnership in exchange for the proceeds of each of the 55,250,000 Shares sold pursuant to the Offering. The Company will own all of the GP Common Units of the Operating Partnership.

    - The Operating Partnership will acquire all of the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions. The Operating Partnership's aggregate purchase price for the Initial Properties will be approximately $42.7 million. The Initial Properties will be acquired from the Initial Property Sellers (who are Affiliates of TIGI). The purchase prices for the Initial Properties were in each case negotiated in arm's-length transactions by IREA, an Affiliate of TIGI, with third parties (who owned those Properties) based on a multiple of the net operating income of each of the Initial Properties and appraisals of such Properties. The Company will be paying such Affiliates' acquisition costs of the Initial Properties. See "Estimated Use of Proceeds of Offering" and "Real Property Investments."

    - When the Initial Properties are acquired by the Company, they will be subject to existing mortgage debt of approximately $31.2 million (the "Initial Mortgage Debt"). In addition, the Initial Property Sellers borrowed approximately $11.1 million from an Affiliate of TIGI in connection with their acquisition of the Initial Properties (the "Affiliates' Acquisition Debt"). Initially, the Company will use a portion of the Net Proceeds of the Offering to (i) retire in full the Affiliates' Acquisition Debt, (ii) reduce the Initial Mortgage Debt by $300,000 with respect to the first of the Initial Properties to be acquired, (iii) pay Acquisition Expenses and establish working capital reserves relating to the acquisition of the Initial Properties, and (iv) to pay approximately $14 million to IREIC, an Affiliate of TIGI, which was advanced by IREIC in connection with the organization of the Company and for the expenses of the Offering. To the extent that there are additional Net Proceeds of the Offering available after establishing working capital reserves, such proceeds will be used to acquire additional Properties or to further reduce the Initial Mortgage Debt on the Initial Properties. See "Estimated Use of Proceeds of Offering."

    As a result of the foregoing transactions, among other things: (i) the Company will own all the GP Common Units in the Operating Partnership, (ii) the Advisor will own 200 LP Common Units in the Operating Partnership, (iii) the Company will be the General Partner of the Operating Partnership and, as General Partner, will retain management control over the Operating Partnership, (iv) the Advisor will be a Limited Partner in the Operating Partnership and, initially, the only Limited Partner, and (v) the Company, through the Operating Partnership, will acquire and own the Initial Properties.

BENEFITS OF THE UPREIT STRUCTURE

    The benefits of the Company's REIT status and UPREIT structure include the following:

    - ACCESS TO CAPITAL. The Company's structure will, in the Company's judgment, provide it with access to capital for refinancing and growth. Sources of capital include the Shares sold in the Offering and possible future issuances of debt or equity through public offerings or private placements. The anticipated financial strength of the Company should enable it to obtain financing at advantageous rates and on acceptable terms.

    - GROWTH OF THE COMPANY. The Company's structure will allow Stockholders through their ownership of Shares, the Limited Partners through their ownership of LP Common Units, and the holders of Interests, an opportunity to participate in the growth of the real estate market through an ongoing business enterprise. In addition to the portfolio of Initial Properties, the Company gives Stockholders an interest in all future investments in additional Properties.

    - TAX DEFERRAL. The Operating Partnership structure will provide future Limited Partners who transfer their Properties to the Company the opportunity to defer the tax consequences that would arise from a sale of their Properties and other assets to the Company or to a third party.

    - LIQUIDITY. The Company's structure will allow Stockholders, the Limited Partners who own LP Common Units, and holders of Interests the opportunity to liquidate their capital investment through the disposition of their Shares or the exchange of their LP Common Units or Interests for Shares. However, there is currently no market for the Shares and there is no assurance that a trading market will develop for the Shares. See "Distribution Reinvestment and Share Repurchase Programs--Share Repurchase Program" for an explanation of the Company's Share Repurchase Program which provides limited liquidity for Stockholders. The Limited Partners have certain conversion and redemption rights. See "Operating Partnership Agreement--Limited Partner Conversion Rights" and "--Limited Partner Redemption Rights."

COMPARISON OF SHARES AND COMMON UNITS

    Conducting the Company's operations through the Operating Partnership allows the Limited Partners (other than the Advisor) to defer certain tax consequences by contributing their interests in Properties to the Operating Partnership or Property Partnerships and also offers favorable methods of accessing capital markets and acquiring additional Properties. Initially, Common Units in the Operating Partnership will be held by the Limited Partners (the LP Common Units) and the Company (the GP Common Units). Each Common Unit was designed to result in a distribution per Common Unit equal to the Distribution per

Share (assuming the Company distributes to its Stockholders all amounts it receives as distributions from the Operating Partnership).

    There are, however, certain differences between the ownership of Shares and LP Common Units, including:

    - VOTING RIGHTS. Holders of Shares will elect the Board of the Company, which, as the General Partner of the Operating Partnership, controls the business of the Operating Partnership. Holders of LP Common Units may not elect Directors of the Company. Holders of Shares also vote on extraordinary transactions involving the Company, such as Business Combinations, whereas holders of LP Common Units do not have voting rights with respect to such transactions, unless the Business Combination was approved by Stockholders with less than the requisite percentage had holders of LP Common Units voted together with the Stockholders on the transaction. See "Operating Partnership Agreement--Extraordinary Transactions."

    - TRANSFERABILITY. Subject to the restrictions on transferability and ownership to comply with the Ownership Limit, the Shares sold in the Offering will be freely transferable under the Act by holders who are not Affiliates of the Company. The LP Common Units and the Shares for which they are exchangeable are subject to transfer restrictions under applicable securities laws and under the Operating Partnership Agreement, including the required consent of the General Partner to the admission of any new Limited Partner. See "Shares Eligible for Future Sale-- Registration Rights" for a description of the registration rights which will be granted to future holders of LP Common Units.

    - DISTRIBUTIONS. Because the relative tax bases of the contributions by the public investors and the Limited Partners are expected to be different, it is possible that the amount of distributions to the public investors that would be treated as a return of capital will be greater or lesser than the amount of distributions to the Limited Partners that would be treated as a return of capital. See "Federal Income Tax Considerations."

ADVANTAGES AND DISADVANTAGES OF THE FORMATION TRANSACTIONS TO UNAFFILIATED
  STOCKHOLDERS

    The potential advantages of the Formation Transactions to unaffiliated Stockholders of the Company include their ability to participate, through ownership in the Company, in the cash flow of the Initial Properties and all future Property acquisitions and developments by the Company. The potential disadvantages of such transactions to unaffiliated Stockholders of the Company may be several, including the impact of Shares available for future sale, and the lack of arm's-length negotiations to determine the terms of the transfers of certain of the Properties to the Company and the Operating Partnership. See "Risk Factors" and "Conflicts of Interest."

BENEFITS OF THE FORMATION TRANSACTIONS AND THE OFFERING TO TIGI AND ITS
  AFFILIATES

    TIGI and certain of its Affiliates will receive certain material benefits in connection with the Formation Transactions and the Offering, including the following:

    - Assuming that each LP Common Unit held by the Advisor has a value equal to the initial offering price of a Share and all of the 200 LP Common Units issued in the Formation Transactions to the Advisor are exchanged for Shares, the Advisor would eventually receive 200 Shares for its $2,000 cash contribution to the Operating Partnership, in addition to the 20,000 Shares it purchased from the Company for $200,000. The Advisor initially will be the Limited Partner of the Operating Partnership.

    - IREA or its Affiliates (which are TIGI Affiliated Companies) will no longer be liable as a general partner of the partnerships that own the Initial Properties. In addition, Affiliates of the Advisor will be paid for their approximately $11.1 million advancement represented by the Affiliates' Acquisition Debt.

    - The Company will pay on behalf of IREIC, or reimburse IREIC for, approximately $14 million of expenses incurred by or on behalf of the Company in connection with the organization of the Company and for the Offering.

    - Robert D. Parks, an Affiliate of TIGI, and Barry L. Lazarus, who was formerly an Affiliate of TIGI, will each be nominated and elected an Affiliated Director of the Company.

    - The Advisor and the Management Agent will enter into the Advisory Agreement and the Management Agreement, respectively, with the Company, pursuant to which they will receive substantial fees from the Company for their respective advisory and property management services. The Company will have the option to cause the business conducted by the Advisor and the Management Agent to be acquired by or consolidated into the Company for Shares. See paragraph 11 under "Conflicts of Interest" and "Management--The Advisory Agreement" for an explanation of the details of such an acquisition, including how the number of Shares to be received by the Advisor and the Management Agent and/or their respective shareholders will be determined.

    - The Dealer Manager, one of the TIGI Affiliated Companies, will receive cash selling commissions, a Marketing Contribution, a Due Diligence Expense Allowance, and Soliciting Dealer Warrants, which it may retain or reallow to certain Soliciting Dealers.

    For further information on the compensation payable to the Advisor, the Management Agent and the Dealer Manager, and on other compensation to be paid to other Affiliates, see "Compensation Table."

                            SELECTED FINANCIAL DATA

    As of the date of this Prospectus, the Company has not yet had any operations. Therefore, it has not had any income, cash flow, funds from operations, or funds available for distribution, nor has it declared any Distributions or issued any Shares to public investors. The Company has sold 20,000 Shares to the Advisor for an aggregate purchase price of $200,000, and the Advisor has also made a capital contribution of $2,000 to the Operating Partnership. See "Management's Discussion and Analysis of the Financial Condition of the Company," and the financial statements of the Company and related notes thereto included in Appendix F to this Prospectus.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                     ESTIMATED USE OF PROCEEDS OF OFFERING

    The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds (as defined below). All proceeds of the Offering will be held in trust by the Company for the benefit of the Stockholders, to be used only for the purposes set forth below and will not be commingled with the accounts of the Advisor and its Affiliates. As of the date of this Prospectus, the Company has rights to acquire four Initial Properties, all of which are Retail Centers (three Neighborhood Centers and one Community Center) and had approximately $200,000 (from the Advisor's Company Contribution) available for additional investments or other purposes. The Company estimates that, after establishing working capital reserves and providing for Acquisition Expenses, 87.07% of Gross Offering Proceeds will be used to acquire Properties (including approximately $11.4 million to acquire the Initial Properties, to retire in full the Affiliates' Acquisition Debt, and to reduce the Initial Mortgage Debt by $300,000 on the first of the Initial Properties to be acquired) if the Maximum Offering (as defined below) is sold. If the Maximum Offering is sold, the Company estimates that, of all the selling commissions, Marketing Contribution and Due Diligence Expense Allowance and Organization and Offering Expenses, 8.56% of the Gross Offering Proceeds will be utilized to pay selling commissions and due diligence expenses to unaffiliated third parties and 2.87% of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for all the Organization and Offering Expenses and a portion of the Marketing Contribution and Due Diligence Expense Allowance.

                                MAXIMUM OFFERING
                        (INCLUDING SHARES SOLD UNDER THE
                     DISTRIBUTION REINVESTMENT PROGRAM)(1)

                                                                                              AMOUNT       PERCENT
                                                                                          --------------  ---------
Gross Offering Proceeds(1):.............................................................  $  538,000,000     100.00%
                                                                                          --------------  ---------
Less Expenses:
  Selling Commissions(2)................................................................      35,000,000       6.51%
  Marketing Contribution and Due Diligence Expense Allowance(2).........................      12,500,000       2.32%
  Organization and Offering Expenses(3).................................................      14,000,000       2.60%
                                                                                          --------------  ---------
    Total Public Offering Expenses......................................................      61,500,000      11.43%
                                                                                          --------------  ---------
Gross Amount Available for Investment...................................................     476,500,000      88.57%
                                                                                          --------------  ---------
    Less: Acquisition Expenses(4)(5)....................................................       2,690,000       0.50%
    Less: Working Capital Reserve(6)....................................................       5,380,000       1.00%
                                                                                          --------------  ---------
Net Cash Portion of Gross Offering Proceeds Available for the Purchase of Properties....  $  468,430,000      87.07%
                                                                                          --------------  ---------
                                                                                          --------------  ---------

    (1) The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if the Maximum Offering (50,000,000 Shares on a "best efforts" basis at $10.00 per Share and 4,000,000 Shares pursuant to the DRP at $9.50 per share) is sold and there are no Special Sales (as assumed in this table) and, accordingly, may not accurately reflect the actual receipt or application of such proceeds. The proceeds from the issuance of up to 1,250,000 Soliciting Dealer Warrants ($.0008 per Soliciting Dealer Warrant or up to $1,000) and from the exercise of those Soliciting Dealer Warrants (at $12 per Soliciting Dealer Warrant or up to $15,000,000) are not included in the amount shown for Gross Offering Proceeds.

    (2) Except for Special Sales, the Company will pay the Dealer Manager cash selling commissions of 7% of the Gross Offering Proceeds or $35,000,000 assuming all 50,000,000 Shares offered on the "best efforts" basis are sold and there are no Special Sales and, under certain circumstances, one Soliciting Dealer Warrant for every 40 of those Shares sold, all or part of which compensation may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers; provided that the Company will not issue more than 1,250,000 Soliciting Dealer Warrants. Except for Special Sales, the Dealer Manager will also receive the Marketing Contribution of 2% of the Gross Offering Proceeds and a Due Diligence Expense Allowance of up to 0.5% of the Gross Offering Proceeds (or an aggregate Marketing Contribution and Due Diligence Expense Allowance of up to $12,500,000 if there are no Special Sales) from the 50,000,000 Shares offered on the "best efforts" basis, some portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers. This category of expense includes all amounts attributable to marketing and BONA FIDE due diligence expenses. Certain volume discounts, payable in Shares, may be given on single or certain combined orders of 20,000 Shares or more. The Company will not pay any (or reduced) selling commissions and no Marketing Contribution or Due Diligence Expense Allowance on certain Special Sales. A maximum of 4,000,000 Shares available for issuance under the DRP may be sold at a reduced price of $9.50 per Share due to decreased costs associated with these issuances (an aggregate of $38,000,000 of gross proceeds will be raised if all those Shares are sold). See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition of the Company," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."

    (3) Reflects the Advisor's best estimates of legal, accounting, printing and other Offering expenses, including amounts to reimburse the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the Marketing Contribution and Due Diligence Expense Allowance and assuming that all 1,250,000 of the Soliciting Dealer Warrants are issued and exercised) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This guaranty is without recourse to or reimbursement by the Company.

    (4) The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be equal to 0.5% of the Gross Offering Proceeds plus the gross proceeds received from the issuance and exercise of the Soliciting Dealer Warrants (which amount would be $2,690,000, assuming the Maximum Offering is sold, including Shares sold under the DRP; or $2,765,005, if the Maximum Offering is sold and all 1,250,000 of the Soliciting Dealer Warrants are issued and exercised). The additional $75,005 of reimbursable Acquisition Expenses which would be paid as a result of the issuance and exercise of all of the Soliciting Dealer Warrants is not included in the amount shown for Acquisition Expenses. To the extent that the purchase of any Properties includes acquisition financing, the reimbursement of Acquisition Expenses (including the 0.5% limitation) will be made on the basis of the entire purchase price (including acquisition financing relating thereto), not merely the Gross Offering Proceeds employed in the acquisitions. Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in selecting, evaluating, acquiring and investing in the Company's proposed Properties, whether or not acquired, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of Properties. The Acquisition Expense for any particular Property will not exceed 6% of the purchase price of any single Property.

    (5) The Advisor will not receive a fee for the acquisition of Properties. However, the seller of a Property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a Property. Since a seller may fix the selling price of a Property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase Properties directly from sellers, without the involvement of a real estate broker. When a Property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All

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real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.

    (6) The Company will allocate 1% of the Gross Offering Proceeds to its working capital reserve.

                       INVESTMENT OBJECTIVES AND POLICIES

    1. GENERAL. The Company's investment objectives are to: (i) make regular Distributions to the Stockholders, which may be in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and realize capital appreciation; and (iii) preserve Stockholders' capital. Leases representing approximately 44% of the total GLA of the Initial Properties provide for scheduled rent escalations.

    2. DISTRIBUTIONS. Federal income tax law requires that a REIT distribute annually at least 95% of its REIT Taxable Income. See "Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements." Under certain circumstances, the Company may be required to make Distributions in excess of cash available for Distribution in order to meet such Distribution requirements. See "Risk Factors--Tax Risks--Risks Regarding REIT Qualification and Consequences of the Failure to so Qualify--Risk of Failing to Qualify as a REIT under the Code" and "--Adverse Effects of REIT Minimum Distribution Requirements." For a discussion of the tax treatment of Distributions to holders of Shares, see "Federal Income Tax Considerations--Taxation of Stockholders."

    The Company intends to pay regular monthly Distributions to its Stockholders. However, the Company reserves the right to pay Distributions on a quarterly basis out of Cash Flow, in an amount determined by the Board. The Properties to be owned by the Company are expected to generate sufficient Cash Flow to cover operating expenses of the Company plus pay a monthly Distribution. Distributions will be at the discretion of the Board. The Company's ability to pay Distributions and the size of these Distributions will depend upon a variety of factors. There can be no assurance that Distributions will be made or that any particular level of Distributions established in the future, if any, will be maintained by the Company.

    To the extent possible, the Company seeks to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To avoid fluctuation, the Company may use Cash Flow received during prior periods, or Cash Flow received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy is dependent upon the Company's Cash Flow and the applicable REIT Requirements. There can be no assurance that there will be Cash Flow available to pay Distributions, or that Distribution amounts will not fluctuate. Monthly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions quarterly, to reduce administrative costs. As a matter of policy, the Company, subject to applicable REIT Requirements, seeks to reinvest proceeds from the sale, financing, refinancing or other disposition of its Properties through the purchase of additional Properties. See "--Sale or Disposition of Properties" in this Section. See "Federal Income Tax Considerations--Taxation of Stockholders" for a discussion of the federal income tax consequences of the receipt of Distributions.

    The Company believes that the foundation for growth in Cash Flow in future years will be from a number of sources, including contractual rent escalations in existing leases, the quality and strategic location of the Initial Properties, the acquisition of additional Properties, the strengthening of the economy in the Company's Primary Geographical Area of Investment, the development of new Retail Centers when

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market conditions warrant such new development and the knowledge and experience of its senior management team.

    3. TYPES OF INVESTMENTS. The Company was formed to acquire and manage a diversified portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant Shopping Centers, or improved with other commercial facilities which provide goods or services. Such real estate will be located mainly in the states east of the Mississippi River in the United States. See "Real Property Investments--General."

    Most of these Properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the Property, as well as base rent payments.

    The Company may also acquire, among other Properties, single-user retail properties located anywhere throughout the United States if they are leased on a Triple-Net Lease Basis by Creditworthy Tenants (as defined below in this paragraph). Such leases are long-term (typically 15 to 25 years, but generally not less than 10 years) and require the lessee to pay a base minimum annual rent with periodic increases. A "Creditworthy Tenant" is defined as a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate of such tenant having a minimum net worth of $10 million. The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a Property and lease the Property to the seller thereof. The Company believes that it can draw upon the extensive experience of its executives and employees to create a strategic advantage in competing for future development and acquisition opportunities.

    The Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for Shares, LP Units, Interests or a combination thereof. The Company may incur indebtedness to acquire Properties where the Board determines that incurring such indebtedness is in the Company's best interest. In addition, from time to time, the Company intends to acquire certain Properties on an all-cash basis (or for Shares, LP Units, Interests, or a combination thereof) and later incur mortgage indebtedness secured by selected or all such Properties if favorable financing terms are available. The proceeds from such loans will be used to acquire additional Properties. See "Borrowing" in paragraph 7 of this Section for a further explanation of borrowing intentions and limitations.

    In some cases, the Company may commit to purchase Properties subject to completion of construction in accordance with terms and conditions specified by the Company. In such cases, the Company will be obligated to purchase the Property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the Property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the Property complies with all plans and specifications. The Company is permitted to construct or develop Properties, and to render certain services in connection with such development or construction, subject to the Company's compliance with the REIT Requirements. Construction and development activities will expose the Company to certain risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, weather conditions, and government regulation.

    Before purchasing a Property, IREA examines and evaluates the potential value of the site, the financial condition and business history of the Property, the demographics of the area in which the Property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In evaluating a Property for acquisition, IREA requires the seller to provide a current Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback

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situation, since the seller of the Property generally is assuming the operating risk, the price paid for the Property by the Company may be greater than if it was not leased back to the seller. All acquisitions from Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors.

    The Advisor and its Affiliates may purchase Properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating acquisition or financing by the Company, the completion of construction of the Property or any other purpose related to the business of the Company.

    4. ACQUISITION STANDARDS. Through its experience gained through the acquisition of approximately 755 properties by TIGI Affiliated Companies, the Advisor believes IREA and its Affiliates have the ability to identify quality Properties capable of meeting the Company's investment objectives. In evaluating potential acquisitions, the Company considers a number of factors, including a
Property's: (i) geographic location and type; (ii) construction quality and condition; (iii) current and projected cash flow; (iv) potential for capital appreciation; (v) rent roll, including the potential for rent increases; (vi) potential for economic growth in the tax and regulatory environment of the community in which the Property is located; (vii) potential for expanding the physical layout of the Property and/or the number of sites; (viii) occupancy and demand by tenants for Properties of a similar type in the same geographic vicinity; (ix) prospects for liquidity through sale, financing or refinancing of the Property; (x) competition from existing properties and the potential for the construction of new properties in the area; and (xi) treatment under applicable federal, state and local tax and other laws and regulations.

    The Company's Primary Geographical Area of Investment or target acquisition area is the states east of the Mississippi River in the United States. That target area for acquisitions contains a wide range of real estate markets. In general, the Company will seek to acquire Properties in markets with growing or stable, well-diversified local economies. By acquiring a geographically diversified portfolio of Properties, the Company will seek to mitigate the adverse effects which could result from an economic downturn in any single regional market.

    5. DESCRIPTION OF LEASES. When spaces become vacant or existing leases expire, the Company anticipates entering into "net" leases which require lessees to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the Properties, as well as base rent payments. The Company intends to include provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most of its leases. The leases with most Anchor Tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the lessee. By contrast, smaller tenant leases typically have three- to five-year terms.

    Leases entered into on a Triple Net Lease Basis generally have a term of 15 to 25 years (typically not less than 10 years). In addition, the Creditworthy Tenant of a lease on a Triple Net Lease Basis is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

    Each "net" lease tenant is required to pay its share of the cost of the liability insurance covering the Property in which it is a tenant. The third-party liability coverage insures, among others, the Company, Advisor and the Management Agent. Typically, each tenant is required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents thereof. All such insurance must be approved by the Management Agent. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant must remain liable under the lease unless the assignee meets certain income and net worth tests.

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    In connection with sale and leaseback transactions, the tenant, which is a
Creditworthy Tenant, is responsible for paying a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building. In addition to the base rent, such tenants are generally responsible for the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

    6. PROPERTY ACQUISITION. The Company, through the Operating Partnership, anticipates acquiring fee interests in Properties, although other methods of acquiring a Property may be utilized if it is deemed to be advantageous to the Company. For example, the Company, through the Operating Partnership, may acquire Properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use separate Property Partnerships or limited liability companies to acquire a Property. Such Property Partnerships or limited liability companies will be formed solely for the purpose of acquiring a Property or Properties. See "--Joint Ventures" in this Section and "Federal Income Tax Considerations--Taxation of the Company--Ownership of a Partnership Interest" and "--Ownership of a Qualified REIT Subsidiary."

    The Company has rights to acquire four Retail Centers (the "Initial Properties"), all of which are intended to be acquired from Affiliates. The prices to be paid for each of these Initial Properties were not the subject of arm's-length negotiations. Under the Articles, the Company is prohibited from purchasing a Property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate. However, the price to the Company may be greater than such cost if a substantial justification for the excess exists and such excess is reasonable. In no event may the cost of the asset to the Company exceed its appraised value at the time of the acquisition of the Property by the Company. A majority of the Directors (including a majority of the then Independent Directors) approved the purchases of the Initial Properties as being fair and reasonable to the Company, which Initial Properties will be purchased at a price to the Company equal to the Affiliate's acquisition cost thereof. There can be no assurance, however, that the prices paid to the Affiliates for the Initial Properties or for future acquisitions of Properties from Affiliates, if any, did not or would not exceed that which would be paid by an unaffiliated buyer. See "Real Property Investments."

    If remodeling is required prior to the purchase of a Property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, the Company will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a Property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

    7. BORROWING. The Company intends to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination of the foregoing. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, incur indebtedness to acquire Properties. With respect to Properties purchased on an all-cash basis (or for Shares, LP Units, Interests, or a combination thereof), the Company may later incur mortgage indebtedness by obtaining loans secured by selected Properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional Properties. The Company may also incur indebtedness to finance improvements to its Properties. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value, and the aggregate amount of borrowing in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the

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Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders.

    If the Company does incur indebtedness secured by its Properties, it intends to do so only on a non-recourse basis, which means that a lender's rights on default will generally be limited to foreclosing on the Property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. The Company also seeks to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment or provide for variable interest rates. There are no prescribed limits on the number or amount of mortgages which may be placed on any one Property. Any mortgages secured by a Property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

    See "Summary of the Organizational Documents--Restrictions on Borrowing."

    8. SALE OR DISPOSITION OF PROPERTIES. The Board will determine whether a particular Property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the Property and market conditions, with a view toward achieving the principal investment objectives of the Company.

    In general, the Company intends to hold its Properties prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the Company generally intends to reinvest proceeds from the sale, financing, refinancing or other disposition of its Properties into additional Properties or use these proceeds to fund maintenance or repair of existing Properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new Properties is to increase the real estate assets owned by the Company, and the Company's Net Income, which the Board believes will enhance the Company's chances of having the Company's Shares traded in a public trading market. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of the Company's Properties. In determining whether to distribute these proceeds to Stockholders, the Board will consider, among other factors, the desirability of Properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's Shares on a national stock exchange or including the Shares for quotation on a national market system and compliance with the REIT Requirements. Because the Company may reinvest the proceeds from the sale, financing or refinancing of its Properties, the Company could hold Stockholders' capital indefinitely. However, the affirmative vote of the Stockholders, controlling a majority of the Shares, will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents-- Dissolution or Termination of the Company."

    In selling a Property, the Company generally intends to seek to obtain an all-cash sale price. However, a purchase money obligation secured by a mortgage on the Property may be taken as partial payment, and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the Property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be available for Distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

    9. CHANGE IN INVESTMENT OBJECTIVES AND POLICIES. The Stockholders have no voting rights with respect to implementing the investment objectives and policies of the Company, all of which are the responsibility of the Board. The Board may not, however, make any material changes in the Company's investment

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objectives described in this Prospectus under the caption "Investment Objectives and Policies" without amending the Articles, which requires the affirmative vote of Stockholders holding a majority of the outstanding Shares.

    10. CERTAIN INVESTMENT LIMITATIONS. The Company will not: (i) invest more than 10% of its total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property; (ii) invest in commodities or commodity future contracts; (iii) issue redeemable Shares; (iv) issue Shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of the Organizational Documents--Restrictions on Investments."

    The Company does not engage in hedging or like activities and therefore does not have any material exposure to risk due to financial instruments, derivative financial instruments or derivative commodity instruments.

    The Company has no plans to invest any proceeds from the Offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

    11. APPRAISALS. All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the Property. The purchase price of each Property will not exceed its appraised value at the time of acquisition of the Property by the Company. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years, and copies of each appraisal will be available for review by Stockholders upon their request.

    12. RETURN OF UNINVESTED PROCEEDS. Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of: (i) 24 months from the original effective date of this Prospectus; or (ii) 12 months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of receipt until expiration of the period discussed above and may be used for, among other purposes, (a) to fund expenses incurred to operate the Properties which have been acquired, (b) to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement, (c) to pay the Advisor its compensation under the Advisory Agreement, and (d) to pay the Management Agent its Property Management Fee under the Management Agreement. Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.

    13. ADDITIONAL OFFERINGS AND EXCHANGE LISTING. The Company anticipates that within five years from the date of this Prospectus, the Board will determine (i) when, and if, to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided that the Company meets the then applicable listing requirements; and/or
(ii) whether to commence subsequent offerings after completion of this Offering. The Company believes that an exchange listing or inclusion of the Shares in a national market system may allow the Company to increase its size, portfolio diversity, Stockholder liquidity, access to capital and stability, and decrease its operating costs through economies of scale. However, there is no assurance that such listing or inclusion will ever occur. If listing of the Shares or their inclusion in a national market system is not feasible within five years from the date of this Prospectus, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date; or (iii) liquidate the Company within 10 years of the date thereof.

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    14.  JOINT VENTURES.  The Company is permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

    The Company is also permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a Property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the Property; provided however, that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company.

    Investors should consider the potential risk of the Company and its joint venture partner being unable to agree on a matter material to the joint venture. Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise any right of first refusal.

    In addition, the Company may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, the Company may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

    The Company is unable to estimate the proportion of its assets that may be invested in joint venture interests.

    15. CONSTRUCTION AND DEVELOPMENT ACTIVITIES. From time to time, the Company may attempt to enhance certain investment opportunities by undertaking construction and development activities and rendering services in connection therewith. The Advisor has advised the Company that, in its view, the Company may be able to reduce overall purchase costs if the Company were to undertake construction and development rather than merely being limited to purchasing Properties subject to completion of construction by a third party. Although the construction and development activities would expose the Company to certain risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation, the Company nevertheless has concluded that its investment prospects would be enhanced by permitting it to engage in construction and development activities so long as such activities did not cause the Company to lose its status as a REIT under the Code. To comply with the REIT Requirements, and until the Service changes its pronouncements with regard thereto, the Company intends to limit its construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations. The Company will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of HVAC systems or the development of an entirely new project.

    16. OTHER POLICIES. In determining whether to purchase a particular Property, the Company may first obtain an option to purchase the Property. The amount paid for the option, if any, usually would be surrendered if the Property was not purchased and normally would be credited against the purchase price if the Property was purchased.

    The Company does not intend to invest in any primarily (i) single family or multi-family residential properties; (ii) industrial properties; (iii) hotels or motels; (iv) leisure home sites; (v) farms; (vi) ranches; (vii) timberlands;
(viii) unimproved properties not intended to be developed; (ix) mining properties; (x) office properties; or (xi) Super Regional Centers; provided however, the Company may invest in an office property or a residential property if it has a significant retail or commercial use component as its

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primary purpose. The aggregate purchase price of real property investments that are not the Company's Primary Property Investments will not exceed 10% of the aggregate purchase price of all of the Company's Primary Property Investments anticipated to be acquired by the Company. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one Property.

    The Company holds all funds, pending investment in Properties, in assets which will allow the Company to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax
Considerations--Taxation of the Company--REIT Qualification Tests."

    The Company will not make distributions-in-kind, except for: (i) distributions of readily marketable securities; (ii) distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the in-kind property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.

    Although the Company's Organizational Documents do not prohibit the following, the Company has no current plans to (i) make loans, other than through the possible purchase of any publicly distributed bonds or other debt securities, to any other Persons; (ii) underwrite the securities of other issuers; (iii) invest in real estate mortgages; (iv) invest any of its assets in the securities of, or interests in, other Persons engaged in real estate activities; or (v) invest the proceeds of the Offering, other than on a temporary basis, in non-real estate related investments. It is possible that the Company would change such current plans as to the activities described in clauses (iii) and (iv) if the Board determines that it would be in the best interests of the Stockholders to engage in any such transactions.

                           REAL PROPERTY INVESTMENTS

GENERAL

    The Company intends to acquire and manage a diversified portfolio of real estate primarily (i) improved for use as retail establishments, principally multi-tenant shopping centers that are (a) leased primarily to one or more retail tenants providing for the sale of convenience goods and personal services for the day-to-day living needs of the immediate neighborhood, with gross leaseable area ("GLA") ranging from 10,000 to 100,000 square feet (a "Neighborhood Center"), or (b) leased primarily to retail tenants providing for the sale of soft lines and hard lines, in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet (a "Community Center"), but also including single-user retail facilities; or (ii) improved with other commercial facilities which provide goods or services (all of the foregoing, collectively "Retail Centers" or individually a "Retail Center"). See the "Glossary" for more expansive definitions of "Neighborhood Center," "Community Center," and "Retail Center."

    The Retail Centers will be located mainly in the states east of the Mississippi River in the United States (the Company's "Primary Geographical Area of Investment"). The Company may also acquire, among other real estate, single-user commercial properties located anywhere throughout the United States if they are leased on a basis pursuant to which a Creditworthy Tenant is responsible for the base rent and all costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space (a "Triple-Net Lease Basis"), including such Properties acquired in sale and leaseback transactions ("Triple-Net Single-User Retail Properties Outside the Primary Geographical Area of Investment"). The Retail Centers in the Primary Geographical Area of Investment and the Triple-Net

Single-User Retail Properties Outside the Primary Geographical Area of Investment are collectively referred to as the "Company's Primary Property Investments."

    The Company does not intend to invest in any primarily (i) single-family or multi-family residential properties; (ii) industrial properties; (iii) hotels or motels; (iv) leisure home sites; (v) farms; (vi) ranches; (vii) timberlands;
(viii) unimproved properties not intended to be developed; (ix) mining properties; (x) office properties; or (xi) Super Regional Centers; provided however, the Company may invest in an office property or a residential property if it has a significant retail or commercial use component as its primary purpose. Subject to compliance with the REIT Requirements, the Company may undertake certain construction and development activities and render services in connection therewith. The aggregate purchase price of real property investments that are not the Company's Primary Property Investments will not exceed 10% of the aggregate purchase price of all of the Company's Primary Property Investments anticipated to be acquired by the Company. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the Net Proceeds of the Offering in any one Property.

    Each real property and improvements thereon acquired, or considered or proposed to be acquired, by the Company, directly or indirectly, as described above in this "--General" section, is referred to as a "Property" and all of such properties are collectively referred to as the "Properties."

    See "Investment Objectives and Policies" generally pertaining to the types of Properties that the Company intends to acquire and its policies relating to the maintenance, operation and disposition thereof.

INSURANCE COVERAGE ON PROPERTIES

    The Company intends to carry comprehensive general liability coverage and umbrella liability coverage on all of its Properties with limits of liability which the Company deems adequate to insure against liability claims and provide for the costs of defense. Similarly, the Company intends to be insured against the risk of direct physical damage in amounts the Company estimates to be adequate to reimburse the Company on a replacement cost basis for costs incurred to repair or rebuild each Property, including loss of rental income during the reconstruction period. In addition, the Company intends to insure its Properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of Property Management Agreement for each Property specifically provides for the Company to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood (if appropriate) and boiler (if appropriate) insurance. The cost of such insurance is passed through to tenants whenever possible.

INITIAL PROPERTIES

    The Company has rights to acquire four Retail Centers (the "Initial Properties"), of which three are Neighborhood Centers and one is a Community Center. If sufficient funds are raised in the Offering, the Company, through the Operating Partnership, will acquire the Initial Properties from Affiliates of the Advisor. The Company intends to purchase the Initial Properties in the following order: first, Countryside Shopping Center; second, Lake Olympia Square; third, The Landings; and fourth, Lake Walden Square. The reduction of $300,000 of the Initial Mortgage Debt will be made on the Initial Mortgage Debt relating to the Countryside Shopping Center.

    The Company believes that the Initial Properties are well-located, have excellent roadway access, attract high-quality tenants, are well-maintained and have been professionally managed.

    The Initial Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Initial Properties, the existence of leases with contractual rent escalations and the strength of the markets in which the Initial Properties are located. As of July 31, 1998, approximately 64% of the leases for the Initial Properties, in terms of

Annualized Net Rent, had contractual rent increases, of which approximately 54% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 10% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Furthermore, as of July 31, 1998, less than 49% of the Annualized Net Rent is derived from leases scheduled to expire during the next five years. The three largest tenants in the Initial Properties, in terms of Annualized Net Rent, are Winn Dixie, a supermarket, K-Mart, a discount department store, and Kash N' Karry, a supermarket. As of July 31, 1998, the 10 largest tenants (based upon Annualized Net Rent) in the Initial Properties had leased their space (or other space in the Initial Properties) for an average of 3.5 years, and accounted for 58% of Annualized Net Rent.

    As will be the Company's policy with regard to the acquisition of any Property, the Company will have received an appraisal of the fair market value of each Initial Property prior to acquiring it. Appraisals are, however, estimates of value and should not be relied on as a measure of true worth or realizable value. The terms of the leases for each of the Initial Properties vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. These leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds.

    Prior to the purchase of the Initial Properties, a majority of the Directors, including a majority of the Independent Directors, will approve these acquisitions as being fair and reasonable to the Company and at a purchase price to the Company which does not exceed the appraised value of each Initial Property at the time of the Company's acquisition thereof. Of the Initial Properties, and assuming no other Properties were acquired by the Company, each of the Initial Properties would account for more than 10% of the book value of the Company's total assets or expected gross revenues for the Company's first fiscal year to end December 31, 1998.

    The following tables describe the Company's Initial Properties and tenants at those Properties:

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                                  PROPERTY MIX
                               (AT JULY 31, 1998)

                                                                      % OF TOTAL                      % OF TOTAL BASE
                                                        GROSS         GLA OF ALL       ANNUALIZED    RENTAL REVENUE OF
                                                    LEASABLE AREA       INITIAL       BASE RENTAL       ALL INITIAL
                                        NUMBER        (SQ. FT.)       PROPERTIES        REVENUE         PROPERTIES
                                     -------------  -------------  -----------------  ------------  -------------------
Neighborhood Centers...............            3        253,498            49.83%     $  2,553,137           62.83%
Community Centers..................            1        255,155            50.17%     $  1,507,497           37.17%
                                               -
                                                    -------------         ------      ------------          ------
                                               4        508,653           100.00%     $  4,060,634          100.00%
                                               -
                                               -
                                                    -------------         ------      ------------          ------
                                                    -------------         ------      ------------          ------

                                                                                     PERCENT OF
                                                                           GROSS      TOTAL GLA                       1998
                                PROPOSED DATE    PURCHASE                LEASABLE      OF ALL     PERCENT OF GLA   ANNUALIZED
                                     OF        PRICE TO THE    YEAR      AREA (SQ.     INITIAL     LEASED AS OF    BASE RENTAL
PROPERTY                        ACQUISITION(1)  COMPANY(2)     BUILT       FT.)      PROPERTIES       7/31/98      REVENUE(3)
------------------------------  -------------  ------------  ---------  -----------  -----------  ---------------  -----------
NEIGHBORHOOD CENTERS
Countryside Shopping Center
  Naples, Florida.............      9/98       $  8,567,584    1997         73,965        14.54%            97%    $   759,719

Lake Olympia Square
  Ocoee, Florida..............      9/98          9,723,516    1995         85,776        16.86%            98%        841,808

The Landings
  Sarasota, Florida...........      9/98          9,870,025    1987         93,757        18.43%            93%        951,610

COMMUNITY CENTER
Lake Walden Square
  Plant City, Florida.........      9/98         14,528,757    1992                                         93%
                                               ------------
                                                                           256,155        50.17%                     1,507,497
                                                                        -----------  -----------                   -----------
                                               $ 42,689,882                509,653       100.00%                   $ 4,060,634
                                               ------------             -----------  -----------                   -----------
                                               ------------             -----------  -----------                   -----------

                                NUMBER OF
                                TENANTS AS        MAJOR
PROPERTY                        OF 7/31/98      TENANTS(4)
------------------------------  ----------  ------------------
NEIGHBORHOOD CENTERS
Countryside Shopping Center
  Naples, Florida.............      6       Winn-Dixie
                                            Promedco
Lake Olympia Square
  Ocoee, Florida..............      17      Winn-Dixie
                                            Tutor Time
The Landings
  Sarasota, Florida...........      31      JoAnn Fabrics
COMMUNITY CENTER
Lake Walden Square
  Plant City, Florida.........      28
                                            Kash N' Karry
                                            K-Mart
                                            Carmike Cinemas

------------------------

(1) Assumes that sufficient proceeds from the Offering will be available by the date shown, and if not, they will be acquired as soon thereafter as practicable when sufficient proceeds from the Offering are available. The Company intends to purchase the Initial Properties in the following order: first, Countryside Shopping Center; second, Lake Olympia Square; third, The Landings; and fourth, Lake Walden Square.

(2) The purchase price represents the acquisition cost of the Initial Properties to the Initial Property Sellers prior to adjustment for prorations of approximately $400,000. When the Initial Properties are acquired by the Company, they will be subject to the Initial Mortgage Debt of approximately $31.2 million. The Initial Mortgage Debt relating to the Countryside Shopping Center will be immediately reduced by $300,000 from the Net Proceeds of the Offering. There is Affiliates' Acquisition Debt of approximately $11.1 million, which will be paid from the Net Proceeds of the Offering at the time the Initial Properties are acquired. Accordingly, approximately $11.4 million of the Net Proceeds of the Offering will be utilized to acquire the Initial Properties and to reduce the Initial Mortgage Debt. In addition, proceeds from the Offering will be used to pay Acquisition Expenses and establish working capital reserves related to the proceeds of the Offering to be used for, and related to, the acquisition of the Initial Properties.

(3) Annualized Base Rental Revenue is the annualized contractual base rent as of January 1, 1998 under existing leases.

(4) Major Tenants only include tenants leasing more than 10% of the gross leasable area of the Property.

TENANTS

    The following table sets forth, at July 31, 1998, information regarding space leased at the Initial Properties, which, in each case, individually account for more than 1% of the 1998 total Annualized Base Rental Revenues from the Properties.

                                                                                                              PERCENT OF
                                                                                 PERCENT OF                    AGGREGATE
                                                                                TOTAL GLA OF    ANNUALIZED    ANNUALIZED
                                                    TOTAL NUMBER OF  GLA (SQ.    ALL INITIAL   BASE RENTAL    BASE RENTAL
LESSEE                                                  STORES         FT.)      PROPERTIES     REVENUE(1)      REVENUE
--------------------------------------------------  ---------------  ---------  -------------  ------------  -------------
Blockbuster.......................................             1         6,000         1.18%   $    102,000         2.51%
Froggers..........................................             1         6,000         1.18%        113,250         2.79%
JoAnn Fabrics.....................................             1        20,411         4.01%        153,083         3.77%
Kelsey's Pizzaria.................................             1         3,326         0.65%         48,422         1.19%
K-Mart............................................             1        91,266        17.94%        383,317         9.43%
Movie Gallery.....................................             1         5,000         0.98%         60,000         1.48%
Nuovo Salon.......................................             1         3,000         0.59%         48,180         1.19%
Promed Co.........................................             1        10,725         2.11%        182,325         4.49%
Spec's............................................             1         6,000         1.18%         72,000         1.77%
Tutor Time Child Care Systems.....................             1        10,000         1.97%        120,000         2.95%
Winn-Dixie........................................             2        95,261        18.73%        707,000        17.40%
Kash N' Karry.....................................             1        46,300         9.10%        312,525         7.69%
Carmike Cinemas...................................             1        25,899         5.09%        215,220         5.30%
                                                              --
                                                                     ---------        -----    ------------        -----
                                                              14       329,188        64.72%   $  2,517,322        61.95%
                                                              --
                                                              --
                                                                     ---------        -----    ------------        -----
                                                                     ---------        -----    ------------        -----

------------------------

(1) Amounts shown reflect 1998 Annualized Base Rental Revenue. Annualized Base Rental Revenue excludes: (a) percentage rents; (b) additional charges paid for by tenants including common area maintenance, real estate taxes and other expense requirements; and (c) future contractual rent escalations. Annualized Base Rental Revenue is the monthly contractual base rent as of January 1, 1998 under existing leases, multiplied by 12.

    The acquisition cost of the Initial Properties to the Initial Property Sellers was approximately $42.7 million (the "Affiliates' Acquisition Cost"). The Affiliates' Acquisition Cost includes the purchase prices paid, plus any Acquisition Expenses (including expenses for such things as legal, accounting, appraisal, survey, title, engineering reports and environmental audits; however, see the Glossary for a more complete explanation of what are included as Acquisition Expenses) and, plus any financing costs (including expenses such as loan fees or points or any fee of a similar nature, however designated, but not including interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties. The Initial Properties were subject to aggregate mortgage debt of approximately $31.2 million as of the closing of such purchases (the "Initial Mortgage Debt").

    In connection with their acquisition of the Initial Properties, the Initial Property Sellers borrowed approximately $11.1 million from an Affiliate of TIGI (the "Affiliates' Acquisition Debt") to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt. As each of the Initial Properties are acquired, the Company will retire in full the Affiliates' Acquisition Debt relating to that Initial Property from the Net Proceeds of the Offering.

    The Company will not be paying for any expenses paid or incurred by the Initial Property Sellers during the period of time the Initial Properties are owned by the Initial Property Sellers for management and operation of the Initial Properties or for servicing the related debt (E.G., interest payments on loans) represented by the Initial Mortgage Debt and the Affiliates' Acquisition Debt. Also, the Company will not be receiving any of the cash flow from the Initial Properties, nor will the Company reimburse the Initial

Property Sellers for any negative cash flow of the Initial Properties, during the period of time when the Initial Properties are owned by the Initial Property Sellers.

    Although the purchase prices of the Initial Properties to the Company include the balances of the Initial Mortgage Debt, when the Company acquires the Initial Properties from the Initial Property Sellers, the Company's actual cash outlay for such acquisitions will be equal to approximately the amount of the Affiliates' Acquisition Cost less the then principal balances of the Initial Mortgage Debt which the Initial Properties will remain subject to after the Company's acquisition of the Initial Properties plus $300,000 which will be used to reduce the Initial Mortgage Debt relating to the Countryside Shopping Center. That amount of cash outlay by the Company should be approximately the same as the amount of the Affiliates' Acquisition Debt plus such $300,000.

TENANT LEASE EXPIRATIONS

    The following table sets forth certain information regarding tenant lease expirations for the next 10 years at the Initial Properties, assuming that no renewal options are exercised.

                                                                                                        PERCENT OF
                                                                                        AVERAGE BASE       TOTAL       PERCENT OF
                                                                                          RENT PER      PROPERTIES     ANNUAL BASE
                                                            ANNUAL BASE                  SQUARE FOOT        GLA           RENT
                              NUMBER OF   APPROX. GLA OF      RENT OF                       UNDER       REPRESENTED    REPRESENTED
                                LEASES    EXPIRING LEASES    EXPIRING     TOTAL ANNUAL    EXPIRING      BY EXPIRING    BY EXPIRING
  YEAR ENDING DECEMBER 31      EXPIRING      (SQ. FT.)        LEASES      BASE RENT(1)     LEASES         LEASES         LEASES
       -------------          ----------  ---------------  -------------  ------------  -------------  -------------  -------------
1998........................      7             14,377      $   153,172    $4,063,301     $   10.65           2.83%          3.77%
1999........................      8             15,878          192,080     3,940,534         12.10           3.12%          4.87%
2000........................      13            21,025          243,808     3,787,346         11.60           4.13%          6.44%
2001........................      13            29,058          394,770     3,610,773         13.59           5.71%         10.93%
2002........................      19            80,548          846,740     3,254,663         10.51          15.84%         26.02%
2003........................      7             16,778          178,878     2,427,392         10.66           3.30%          7.37%
2004........................      2              5,200           75,300     2,255,347         14.48           1.02%          3.34%
2005........................      2              3,100           45,508     2,188,762         14.68           0.61%          2.08%
2006........................      3             10,586          136,819     2,145,591         12.92           2.08%          6.38%
2007........................      3             46,624          562,668     2,008,720         12.07           9.17%         28.01%

------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates. Annualized Base Rental Revenue is the monthly contractual base rent as of January 1, 1998 under existing leases, multiplied by 12.

            ADDITIONAL INFORMATION REGARDING THE INITIAL PROPERTIES
                  COUNTRYSIDE SHOPPING CENTER, NAPLES, FLORIDA

    The Company has identified and intends to acquire the entire fee simple interest in a Neighborhood Center located at the southwest intersection of Radio Road and Santa Barbara Blvd. in Naples, Florida known as "Countryside Shopping Center" from Inland Southeast Countryside, L.P., an Affiliate of the Advisor.

    The Affiliate of the Advisor purchased Countryside Shopping Center on March 31, 1998, to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company:

Purchase price paid by Affiliate...................................  $8,400,000
Acquisition costs paid to Third Parties............................     62,024
Financing costs paid to Affiliate..................................     51,568
Financing costs paid to Third Parties..............................     53,992
                                                                     ---------
Total Purchase Price...............................................  $8,567,584
                                                                     ---------
                                                                     ---------

    Countryside Shopping Center was built in 1997, its operations commenced in April 1997, and consists of two one-story buildings, a single-user, 10,725 square foot facility and a multi-user, 63,240 square foot facility, aggregating 73,965 leasable square feet. As of July 31, 1998, Countryside Shopping Center was 97% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Countryside Shopping Center as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the Property are comparable to market rates. The Company believes that the Property is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

    The Company does not anticipate making any significant repairs and improvements to Countryside Shopping Center over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

    The table below sets forth certain information for the last five calendar years with respect to the occupancy rate at Countryside Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                            OCCUPANCY RATE AS
                                                   OF              EFFECTIVE
                                              DECEMBER 31,       ANNUAL RENTAL
                                              OF EACH YEAR      PER SQUARE FOOT
         YEAR ENDING DECEMBER 31,                  (%)                ($)
              -------------                 -----------------  -----------------
1997......................................           95.1               4.89
1996......................................              *                  *
1995......................................              *                  *
1994......................................              *                  *
1993......................................              *                  *

------------------------

* Countryside Shopping Center was constructed in 1997

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

    Two tenants lease more than 10% of the total gross leasable area of the
Property: Winn-Dixie, a supermarket, and Promedco, a medical service provider. The leases for those two tenants require the payment of base annual rent, payable monthly as follows:

                                                                          BASE RENT PER
                                           APPROX. GLA   % OF TOTAL      SQUARE FOOT PER          LEASE TERM
                                             LEASED      GLA OF THE           ANNUM         ----------------------
LESSEE                                      (SQ. FT.)     PROPERTY             ($)           BEGINNING      TO
-----------------------------------------  -----------  -------------  -------------------  -----------  ---------
Winn-Dixie Options(1)....................      51,261         69.30           8.00           Currently    4/30/17
                                                                              8.00            5/1/17      4/30/42

Promedco.................................      10,725         14.50           17.00          Currently    7/31/99
                                                                              18.00           8/1/99      7/31/02
                                                                              19.00           8/1/02      7/31/04
                                                                              20.00           8/1/04      7/31/07
Option 1(2)..............................                               20.50 to 22.50(2)     8/1/07      7/31/12
Option 2(3)..............................                               23.00 to 25.00(3)     8/1/12      7/31/17

------------------------

(1) There are five successive five-year renewal options at the same base rent per square foot per annum.

(2) The base rent per square foot for the first year of this five-year renewal option term is $20.50 and increases by $0.50 per square foot in each subsequent year of this option term.

(3) The base rent per square foot for the first year of this five-year renewal option term is $23.00 and increases by $0.50 per square foot in each subsequent year of this option term.

    For federal income tax purposes, the Company's depreciable basis in Countryside Shopping Center will be approximately $7,424,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $18,107, which amount was based upon the improvements being completed for only a portion of that year.

    On July 31, 1998, a total of 71,565 square feet was leased to six tenants at Countryside Shopping Center. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood
Center:

                                                 APPROX. GLA                          CURRENT ANNUAL    RENT PER
                                                 LEASED (SQ.                RENEWAL      RENT(1)       SQUARE FOOT
LESSEE                                              FT.)      LEASE ENDS    OPTIONS        ($)             ($)
-----------------------------------------------  -----------  -----------  ---------  --------------  -------------
Winn-Dixie.....................................      51,261      4/17       5/5 yr.        410,000           8.00
Blockbuster Video..............................       6,000      4/02       3/5 yr.        102,000          17.00
Mama Panetti's.................................       1,200      12/02      1/5 yr.         21,600          18.00
Mailboxes, Etc.................................       1,200      8/02       1/5 yr.         22,248          18.54
Dry Cleaners...................................       1,179      7/02       1/5 yr.         21,600          18.32
Promedco.......................................      10,725      7/07       2/5 yr.        182,325          17.00
Vacant.........................................       2,400

------------------------

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                                                               PERCENT OF       PERCENT OF
                                               ANNUAL BASE                   AVERAGE BASE    TOTAL BUILDING     ANNUAL BASE
                                                 RENT OF                    RENT PER SQUARE  GLA REPRESENTED       RENT
                 NUMBER OF   APPROX. GLA OF     EXPIRING     TOTAL ANNUAL     FOOT UNDER       BY EXPIRING    REPRESENTED BY
  YEAR ENDING      LEASES    EXPIRING LEASES     LEASES      BASE RENT(1)   EXPIRING LEASES      LEASES       EXPIRING LEASES
 DECEMBER 31,     EXPIRING      (SQ. FT.)          ($)            ($)             ($)              (%)              (%)
---------------  ----------  ---------------  -------------  -------------  ---------------  ---------------  ---------------
1998...........      --                --              --        759,719              --               --               --
1999...........      --                --              --        766,150              --               --               --
2000...........      --                --              --        774,427              --               --               --
2001...........      --                --              --        776,508              --               --               --
2002...........      4              9,579         174,933        782,452           18.26            12.95            22.36
2003...........      --                --              --        613,775              --               --               --
2004...........      --                --              --        618,244              --               --               --
2005...........      --                --              --        624,500              --               --               --
2006...........      --                --              --        624,500              --               --               --
2007...........      1             10,725         214,500        624,500           20.00            14.50            34.35

------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.

    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute which reported a fair market value for the Countryside Shopping Center, as of September 17, 1998, of $8,600,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

                      LAKE OLYMPIA SQUARE, OCOEE, FLORIDA

    The Company has identified and intends to acquire the entire fee simple interest in a Neighborhood Center located at the southwest intersection of Silver Star Road and Clarke Road in Ocoee, Florida known as "Lake Olympia Square" from Inland Southeast Lake Olympia, L.P., an Affiliate of the Advisor. Ocoee is located three miles west of the Orlando, Florida city limits.

    The Affiliate of the Advisor purchased Lake Olympia Square on June 24, 1998, to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company:

Purchase price paid by Affiliate.............................  $9,599,145
Acquisition costs paid to Third Parties......................     43,548
Financing costs paid to Affiliate............................     53,594
Financing costs paid to Third Parties........................     27,229
                                                               ---------
Total Purchase Price.........................................  $9,723,516
                                                               ---------
                                                               ---------

    Lake Olympia Square was built in 1995 and consists of a one-story multi-tenant retail facility aggregating 85,776 leasable square feet and an outparcel adjacent to the shopping center. As of July 31, 1998, Lake Olympia Square was 98% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Lake Olympia Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

    The Company does not anticipate making any significant repairs and improvements to Lake Olympia Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

    The table below sets forth certain information for the last five calendar years with respect to the occupancy rate at Lake Olympia Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                            OCCUPANCY RATE AS
                                                   OF              EFFECTIVE
                                              DECEMBER 31,       ANNUAL RENTAL
                                              OF EACH YEAR      PER SQUARE FOOT
         YEAR ENDING DECEMBER 31,                  (%)                ($)
              -------------                 -----------------  -----------------
1997......................................           98.7              11.03
1996......................................           84.2               4.86
1995......................................           62.3               1.85
1994......................................              *                  *
1993......................................              *                  *

------------------------

* Lake Olympia Square was not built until 1995.

    Two tenants lease more than 10% of the total gross leasable area of the
Property: Winn-Dixie, a supermarket, and Tutor Time, a childcare facility. The leases require the payment of base annual rent, payable monthly as follows:

                                                                          BASE RENT PER
                                           APPROX. GLA   % OF TOTAL      SQUARE FOOT PER          LEASE TERM
                                             LEASED      GLA OF THE           ANNUM         ----------------------
LESSEE                                      (SQ. FT.)     PROPERTY             ($)           BEGINNING      TO
-----------------------------------------  -----------  -------------  -------------------  -----------  ---------
Winn-Dixie...............................      44,000         49.01           6.75           Currently    6/30/15
Options(1)...............................                                     6.75            7/1/15      6/30/40

Tutor Time...............................      10,000         11.14           12.00          Currently    1/31/07
Options(2)...............................                                    12.00+           2/1/07      1/31/17

------------------------

(1) There are five successive five-year renewal options at the same base rent per square foot per annum.

(2) There are two successive five-year renewal options with base rent per square foot per annum increases according to increases in the CPI.

    For federal income tax purposes, the Company's depreciable basis in Lake Olympia Square will be approximately $7,814,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $76,569.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

    On July 31, 1998, a total of 83,676 square feet was leased to 17 tenants at Lake Olympia Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood
Center:

                                                 APPROX. GLA                          CURRENT ANNUAL    RENT PER
                                                 LEASED (SQ.                RENEWAL      RENT(1)       SQUARE FOOT
LESSEE                                              FT.)      LEASE ENDS    OPTIONS        ($)             ($)
-----------------------------------------------  -----------  -----------  ---------  --------------  -------------
Winn-Dixie.....................................      44,000      6/15       5/5 yr.        297,000           6.75
Beneficial Finance.............................       1,600      12/05      1/5 yr.         22,400          14.00
Froggers Restaurant............................       6,000      10/06      2/5 yr.        113,250          18.88
Movie Gallery..................................       5,000      8/01       2/3 yr.         60,000          12.00
Kelsey's Pizzaria..............................       3,326      11/06      2/5 yr.         48,422          14.56
Countrywide Home Loans.........................       2,290      10/01      2/3 yr.         28,000          12.23
Lake Olympia Dental............................       1,800      8/00       1/5 yr.         33,174          18.43
First Choice Restaurant........................       1,500      9/05       2/5 yr.         23,108          15.41
Sylvan Learning Center.........................       1,260      10/06      1/5 yr.         19,404          15.40
Mailboxes, Etc.................................       1,200      9/00       1/5 yr.         17,254          14.38
Harrison Chiropractic..........................       1,200      1/02       3/5 yr.         18,000          15.00
First Class Cleaners...........................         900      9/00       2/5 yr.         13,626          15.14
Hair Cuttery...................................         900      9/01       1/5 yr.         13,650          15.17
Tan Bodies & Nails.............................         900      9/00       1/5 yr.         12,940          14.38
Orlando Sentinel...............................         900      11/99      1/5 yr.         13,919          15.47
Allstate Insurance.............................         900      7/00       2/3 yr.          9,027          10.03
Tutor Time.....................................      10,000      1/07       2/5 yr.        120,000          12.00
Vacant.........................................       2,100

------------------------

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Winn-Dixie pays, as additional rent, a percentage of gross sales in excess of a prescribed amount.

                                                                                               PERCENT OF       PERCENT OF
                                               ANNUAL BASE                   AVERAGE BASE    TOTAL BUILDING     ANNUAL BASE
                                                 RENT OF                    RENT PER SQUARE  GLA REPRESENTED       RENT
                 NUMBER OF   APPROX. GLA OF     EXPIRING     TOTAL ANNUAL     FOOT UNDER       BY EXPIRING    REPRESENTED BY
  YEAR ENDING      LEASES    EXPIRING LEASES     LEASES      BASE RENT(1)   EXPIRING LEASES      LEASES       EXPIRING LEASES
 DECEMBER 31,     EXPIRING      (SQ. FT.)          ($)            ($)             ($)              (%)              (%)
---------------  ----------  ---------------  -------------  -------------  ---------------  ---------------  ---------------
1998...........      --            --              --            841,808          --               --               --
1999...........      1                900          13,919        785,100           15.47             1.05             1.77
2000...........      5              5,700          92,687        761,424           16.26             6.65            12.17
2001...........      3              8,190         106,250        713,157           12.97             9.55            14.90
2002...........      1              1,200          19,200        609,093           16.00             1.40             3.15
2003...........      --            --              --            592,167          --               --               --
2004...........      --            --              --            594,531          --               --               --
2005...........      2              3,100          45,508        596,990           14.68             3.61             7.62
2006...........      3             10,586         136,819        553,819           12.92            12.34            24.70
2007...........      1             10,000         120,000        417,000           12.00            11.66            28.78

------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.

    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute which reported a fair market value for the Lake Olympia Square property, as of May 1, 1998, of $10,000,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

                    LAKE WALDEN SQUARE, PLANT CITY, FLORIDA

    The Company has identified and intends to acquire the entire fee simple interest in a Community Center located at the northwest intersection of Alexander Road and SR 39 in Plant City, Florida known as "Lake Walden Square" from Inland Southeast Lake Walden, L.P., an Affiliate of the Advisor. Plant City is located 15 miles east of the Tampa, Florida city limits.

    The Affiliate of the Advisor purchased Lake Walden Square on May 6, 1998, to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company:

Purchase price paid by Affiliate...............................  $14,388,000
Acquisition costs paid to Affiliate............................      23,242
Acquisition costs paid to Third Parties........................      12,992
Financing costs paid to Affiliate..............................      68,760
Financing costs paid to Third Parties..........................      35,763
                                                                 ----------
Total Purchase Price...........................................  $14,528,757
                                                                 ----------
                                                                 ----------

    Lake Walden Square was built in 1992 and consists of two one-story multi-tenant retail facilities aggregating 256,155 leasable square feet and five outparcels adjacent to the shopping center. As of July 31, 1998, Lake Walden Square was 93% leased (100% leased if the master lease, which lasts for one year, is considered). In evaluating Lake Walden Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

    The Company does not anticipate making any significant repairs and improvements to Lake Walden Square over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

    The table below sets forth certain information for the last five calendar years with respect to the occupancy rate at Lake Walden Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                     OCCUPANCY RATE
                                          AS OF            EFFECTIVE
                                      DECEMBER 31,       ANNUAL RENTAL
                                      OF EACH YEAR      PER SQUARE FOOT
     YEAR ENDING DECEMBER 31,              (%)                ($)
          -------------             -----------------  -----------------
1997..............................           84.5               5.89
1996..............................           84.0               6.48
1995..............................           87.0               6.56
1994..............................           90.0               6.68
1993..............................           80.0               5.76

    Three tenants lease more than 10% of the total gross leasable area of the
Property: Kash N' Karry, a supermarket, K-Mart, a discount department store, and Carmike Cinemas, a movie theatre. The leases require the payment of base annual rent, payable monthly as follows:

                                                              BASE RENT
                                               % OF TOTAL    PER SQUARE
                                    APPROX.      GLA OF       FOOT PER           LEASE TERM
                                  GLA LEASED       THE          ANNUM      ----------------------
LESSEE                             (SQ. FT.)    PROPERTY         ($)        BEGINNING      TO
--------------------------------  -----------  -----------  -------------  -----------  ---------
Kash N' Karry...................      46,300        18.15          6.75     Currently     3/31/12
  Options(1)....................                                   6.75      4/1/12       3/31/42
K-Mart..........................      91,266        35.77          4.20     Currently     3/31/17
  Options(2)....................                                   4.20      4/1/17       5/31/67
Carmike Cinemas.................      25,899        10.15          8.31     Currently     3/31/07
  Option 1......................                                   9.31      4/1/07       3/31/12
  Option 2......................                                   9.81      4/1/12       3/31/17
  Option 3......................                                  10.31      4/1/17       3/31/22

------------------------

(1) There are six successive five-year renewal options at the same base rent per square foot per annum.

(2) There are ten successive five-year renewal options at the same base rent per square foot per annum.

    For federal income tax purposes, the Company's depreciable basis in Lake Walden Square will be approximately $10,954,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $169,230.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

    On July 31, 1998, a total of 236,605 square feet was leased to 28 tenants at Lake Walden Square. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Community Center:

                                            APPROX.                                     CURRENT        RENT PER
                                          GLA LEASED                                 ANNUAL RENT(1)   SQUARE FOOT
LESSEE                                     (SQ. FT.)   LEASE ENDS   RENEWAL OPTIONS       ($)             ($)
----------------------------------------  -----------  -----------  ---------------  --------------  -------------
Kash N' Karry...........................      46,300      3/12          6/5 yr.           312,525           6.75
K-Mart..................................      91,266      3/17         10/5 yr.           383,317           4.20
Carmike Cinemas.........................      25,899      3/07          3/5 yr.           215,220           8.31
Family Medical Center...................       4,000      1/99          2/5 yr.            34,880           8.72
Bookland................................       4,050      9/00            --               25,000           6.17
Amscot Insurance........................       1,400      6/01          1/5 yr.            13,300           9.50
Best Brands Plus........................       3,084      6/01            --               32,074          10.40
Mailboxes, Etc..........................       1,120      7/02          1/5 yr.            15,680          14.00
Crescent Jewelers.......................       1,300      8/01          1/5 yr.            13,650          10.50
Queen Nails.............................       1,300      12/99           --               13,520          10.40
Sally Beauty Supply.....................       1,600      2/03            --               16,800          10.50
GTE Phone Mart..........................       2,400      12/00         1/3 yr.            24,000          10.00
Simply Fashions.........................       2,800      5/00            --               24,059           8.59
The Associates..........................       1,600      7/03          1/5 yr.            14,400           9.00
Fantastic Sams..........................       1,200      2/00          1/5 yr.            14,832          12.36
Aamco Transmissions.....................       4,800      7/02          2/5 yr.            33,600           7.00
Domino's Pizza..........................       1,295      3/02          2/5 yr.            10,360           8.00
Spec's Music and Movies.................       6,000      2/02          1/5 yr.            72,000          12.00
Baskin Robbins..........................       1,244      9/98          1/5 yr.            14,928          12.00
Dr. Longabach...........................       1,600      9/00          1/3 yr.            13,333           8.33
Hao-Hao Chinese Restaurant..............       3,120      6/01            --               40,560          13.00
U.S. Army...............................       1,600      7/98          3/1 yr.            12,000           7.50
Sam's Mens Shop.........................       2,950      8/98            --               21,240           7.20
Tampa Tribune...........................       6,277      2/02          2/3 yr.            31,385           5.00
Cici's Pizza............................       3,600      7/08          1/5 yr.            39,294          10.91
Dollar Tree.............................       6,800      6/03          2/5 yr.            38,091           5.60
Home Choice.............................       4,000      7/03          1/5 yr.            32,000           8.00
Barry Cuda's............................       5,000      12/03         1/5 yr.            40,000           8.00
Vacant..................................      18,550

------------------------

(1) Each tenant, with the exception of Bookland and Simply Fashions, also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Kash N' Karry, K-Mart, Crescent Jewelers, Sally Beauty Supply and Simply Fashions pay, as additional rent, a percentage of gross sales in excess of prescribed amounts.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                                                                             AVERAGE BASE                     PERCENT OF
                                                                               RENT PER       PERCENT OF      ANNUAL BASE
                                                ANNUAL BASE                   SQUARE FOOT   TOTAL PROPERTY       RENT
                                  APPROX. GLA     RENT OF                        UNDER        REPRESENTED     REPRESENTED
                   NUMBER OF      OF EXPIRING     EXPIRING    TOTAL ANNUAL     EXPIRING       BY EXPIRING     BY EXPIRING
 YEAR ENDING        LEASES          LEASES         LEASES     BASE RENT (1)     LEASES          LEASES          LEASES
 DECEMBER 31,      EXPIRING        (SQ. FT.)        ($)            ($)            ($)             (%)             (%)
--------------  ---------------  -------------  ------------  -------------  -------------  ---------------  -------------
1998..........             3           5,794         48,168      1,510,164          8.31            2.27            3.19
1999..........             2           5,300         48,936      1,521,612          9.23            2.08            3.22
2000..........             5          12,050        107,592      1,492,188          8.93            4.72            7.21
2001..........             4           8,904        111,612      1,393,644         12.54            3.49            8.01
2002..........             6          26,287        218,196      1,306,008          8.30           10.30           16.71
2003..........             4          12,770        129,300      1,096,572         10.13            5.00           11.79
2004..........        --              --             --            967,272        --              --              --
2005..........        --              --             --            967,272        --              --              --
2006..........        --              --             --            967,272        --              --              --
2007..........             1          25,899        228,168        967,220          8.81           10.15           23.59

------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.

    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute which reported a fair market value for the Lake Walden Square property, as of January 15, 1998, of $14,923,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

                        THE LANDINGS, SARASOTA, FLORIDA

    The Company has identified and intends to acquire the entire fee simple interest in a Neighborhood Center located at the northwest intersection of U.S. 41 and Landings Blvd. in Sarasota, Florida known as "The Landings" from Inland Southern Acquisitions, Inc., an Affiliate of the Advisor.

    The Affiliate of the Advisor purchased The Landings on December 30, 1997 to be held until sufficient funds were raised by the Company to acquire the Property. The following table describes the formulation of the purchase price to be paid by the Company:

Purchase price paid by Affiliate................................  $9,700,000
Acquisition costs paid to Affiliate.............................      5,175
Acquisition costs paid to Third Parties.........................     61,135
Financing costs paid to Affiliate...............................     56,725
Financing costs paid to Third Parties...........................     46,990
                                                                  ---------
Total Purchase Price............................................  $9,870,025
                                                                  ---------
                                                                  ---------

    The Landings was built in 1987 and is a one-story multi-tenant retail facility aggregating 93,757 leasable square feet. As of July 31, 1998, The Landings was 93% leased. In evaluating The Landings as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. The Company believes that the shopping center is located within a vibrant economic area. The Company did not consider any other factors materially relevant to the decision to acquire the Property.

    The Company does not anticipate making any significant repairs and improvements to The Landings over the next few years. A substantial portion of any monies spent on repairs and improvements would be paid by the tenants, pursuant to the terms of the existing leases.

    The table below sets forth certain information with respect to the occupancy rate at The Landings expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot:

                                     OCCUPANCY RATE
                                          AS OF            EFFECTIVE
                                      DECEMBER 31,       ANNUAL RENTAL
                                      OF EACH YEAR      PER SQUARE FOOT
     YEAR ENDING DECEMBER 31,              (%)                ($)
          -------------             -----------------  -----------------
1997..............................             89               8.73
1996..............................             80               8.41
1995..............................             95               9.20
1994..............................             92               8.68
1993..............................             88               8.67

    One tenant leases more than 10% of the total gross leasable area of the
Property: JoAnn Fabrics, a sewing and fabric store. The lease for that tenant requires the payment of base annual rent, payable monthly as follows:

                                                                                  BASE RENT
                                                                   % OF TOTAL    PER SQUARE
                                                        APPROX.      GLA OF       FOOT PER           LEASE TERM
                                                      GLA LEASED       THE          ANNUM      ----------------------
LESSEE                                                 (SQ. FT.)    PROPERTY         ($)        BEGINNING      TO
----------------------------------------------------  -----------  -----------  -------------  -----------  ---------
JoAnn Fabrics.......................................      20,411        21.77          7.50     Currently     8/31/02
  Option 1..........................................                                   8.50      9/1/02       8/31/07
  Option 2..........................................                                   9.50      9/1/07       8/31/12
  Option 3..........................................                                  10.50      9/1/12       8/31/17

    For federal income tax purposes, the Company's depreciable basis in The Landings will be approximately $6,558,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for the tax year ended 1997 (the most recent tax year for which information is generally available) were $98,841.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

    On July 31, 1998, a total of 87,590 square feet was leased to 31 tenants at The Landings. The following tables set forth certain information with respect to the amount of and expiration of the leases at this Neighborhood Center:

                                            APPROX.                                     CURRENT        RENT PER
                                          GLA LEASED                                 ANNUAL RENT(1)   SQUARE FOOT
LESSEE                                     (SQ. FT.)   LEASE ENDS   RENEWAL OPTIONS       ($)             ($)
----------------------------------------  -----------  -----------  ---------------  --------------  -------------
Michael the Cleaner.....................       1,050      4/03            --               10,500          10.00
Thai Garden.............................       1,750      9/01          1/5 yr.            16,625           9.50
Pak Mail Center.........................       1,400      2/03            --               11,760           8.40
Inland Southeast Property Management
  Corp.(2)..............................       1,400       --             --               --             --
International Golf......................       2,970      2/02          1/5 yr.            35,640          12.00
New York Hair Co........................       1,845      7/01          1/5 yr.            25,830          14.00
Sally Beauty Supply.....................       1,480      11/01         1/5 yr.            20,720          14.00
General Nutrition Center................       2,700      3/04          1/5 yr.            33,750          12.50
Optical Outlet(3).......................       2,500       --             --               35,000          14.00
Radio Shack.............................       2,500      11/98           --               27,500          11.00
Better Bagels...........................       2,809      11/01         1/5 yr.            33,708          12.00
Hot Flash...............................       1,500      11/02         1/5 yr.            21,630          14.42
Subway..................................       1,178      3/99          6/3 yr.            14,725          12.50
Gecko's Grille..........................       3,509      7/02          2/5 yr.            39,953          11.39
Catherine's Inc.........................       3,582      12/02         1/5 yr.            35,820          10.00
Oreck Floor Care........................       1,558      1/03          1/5 yr.            21,812          14.00
Hear X..................................       2,375      9/00          1/5 yr.            28,500          12.00
Bernard Jewelry.........................       2,500      8/04            --               32,500          13.00
Nextel Communication....................       3,700      6/02          2/5 yr.            40,700          11.00
Home Resource Center....................       3,800      10/02         1/5 yr.            41,800          11.00
JoAnn Fabrics...........................      20,411      8/02          3/5 yr.           153,083           7.50
Uptech Computer.........................       2,500      10/99         1/5 yr.            30,000          12.00
A Beautiful Florist.....................       2,500      8/99          1/3 yr.            31,200          12.48
Nuovo Hair Salon........................       3,000      4/01          1/3 yr.            48,180          16.06
Catalog Apparel O Outlet................       4,010      4/02          1/5 yr.            40,100          10.00
Carefree Closets........................       2,100      11/98         1/5 yr.            21,000          10.00
Clock Gallery...........................       1,800      12/99           --               26,100          14.50
Collectors Wall.........................       1,700      10/99         2/3 yr.            22,950          13.50
Corkscrew...............................         900      4/00            --               12,168          13.52
Landings Travel.........................       1,080      2/01            --               16,200          15.00
Landings Sales Ctr......................       1,483      11/98           --               21,504          14.50
Vacant..................................       6,167

------------------------

(1) Each tenant also pays its proportionate share of real estate taxes, insurance and common area maintenance costs. In addition, Michael the Cleaner, Sally Beauty Supply, General Nutrition Center, Radio Shack, Hot Flash, Gecko's Grille and Clock Gallery pay, as additional rent, a percentage of gross sales in excess of prescribed amounts.

(2) Inland Southeast Property Management Corp. is the Management Agent. Although the Management Agent has not been paying rent, and will continue not paying rent, it and the Initial Property Seller of this Property paid approximately $20,000 for leasehold improvements. The Management Agent will continue to occupy this space until it is leased to another tenant under a month-to-month tenancy.

(3) A month-to-month tenancy.

                                                                             AVERAGE BASE     PERCENT OF      PERCENT OF
                                                                               RENT PER     TOTAL BUILDING    ANNUAL BASE
                                                ANNUAL BASE                   SQUARE FOOT         GLA            RENT
                                  APPROX. GLA     RENT OF                        UNDER        REPRESENTED     REPRESENTED
                   NUMBER OF      OF EXPIRING     EXPIRING    TOTAL ANNUAL     EXPIRING       BY EXPIRING     BY EXPIRING
 YEAR ENDING        LEASES          LEASES         LEASES     BASE RENT (1)     LEASES          LEASES          LEASES
 DECEMBER 31       EXPIRING        (SQ. FT.)        ($)            ($)            ($)             (%)             (%)
--------------  ---------------  -------------  ------------  -------------  -------------  ---------------  -------------
1998..........             3           6,083        105,004        951,610         12.23            9.15           11.03
1999..........             5           9,678        129,225        867,672         13.35           10.32           14.89
2000..........             2           3,275         43,529        759,307         13.29            3.49            5.73
2001..........             6          11,964        176,909        727,464         14.79           12.76           24.32
2002..........             8          43,482        434,412        557,110          9.99           46.38           77.98
2003..........             3           4,008         49,578        124,878         12.37            4.27           39.70
2004..........             2           5,200         75,300         75,300         14.48            5.55          100.00
2005..........        --              --             --            --             --              --              --
2006..........        --              --             --            --             --              --              --
2007..........        --              --             --            --             --              --              --

------------------------

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates, at the time of releasing.

    The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the Appraisal Institute which reported a fair market value for The Landings property, as of December 5, 1997, of $9,900,000 . Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE
                       FINANCIAL CONDITION OF THE COMPANY

    Certain statements in this "Management's Discussion and Analysis of the Financial Condition of the Company" and elsewhere in this Prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those discussed under "Risk Factors" and "Conflicts of Interest."

    As of the date of this Prospectus, the Company has not yet had any operations. The Company intends to utilize the proceeds of this Offering as set forth under "Estimated Use of Proceeds of Offering," principally to acquire Properties. The Company's primary business objective will be to enhance the performance and value of its Properties through management strategies designed to meet the needs of an evolving retail marketplace.

LIQUIDITY

    The net proceeds of the Offering will provide funds to enable the Company to purchase Properties. It will be the policy of the Company to acquire Properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each Property in cash or for Shares, LP Units, Interests, or a combination thereof, and to selectively encumber all or certain Properties, if favorable financing terms are available, following acquisition. The proceeds from such loans shall be used to acquire additional Properties to increase cash flow and provide further diversity. The Company has specified four Properties (the "Initial Properties") for acquisition, which Initial Properties will be purchased from an Affiliate. In the event that the Offering is not fully sold, the Company's ability to diversify its investments may be diminished. The Advisor expects that the cash to be generated from operations of the Initial Properties, which the Company intends to acquire if sufficient proceeds are raised in the Offering, will be adequate to pay Total Operating Expenses and provide Distributions to Stockholders.

    Management of the Company will monitor the various qualification tests the Company must meet to maintain its status as a REIT. Large ownership of the Shares is tested upon purchase to determine that no more than 50% in value of the outstanding Shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential purchases of Properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes. The Company intends to qualify as a REIT beginning with the year ended December 31, 1998.

RESULTS OF OPERATIONS

    The Advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to herein.

INITIAL PROPERTIES

    The Company has rights to acquire four Retail Centers (the "Initial Properties"), of which three are Neighborhood Centers and one is a Community Center. If sufficient funds are raised in the Offering, the Company, through the Operating Partnership, will acquire the Initial Properties from Affiliates of the Advisor.

    The Company believes that the Initial Properties are well-located, have excellent roadway access, attract high-quality tenants, are well-maintained and have been professionally managed.

    The Initial Properties have a diverse and stable base of tenants and have historically provided steadily increasing rents which the Company believes is due to the quality of the Initial Properties, the existence of leases with contractual rent escalations and the strength of the markets in which the Initial Properties are located. As of July 31, 1998, approximately 64% of the leases for the Initial Properties, in terms of Annualized Net Rent, had contractual rent increases, of which approximately 54% of the Annualized Net Rent was attributable to leases with specified contractual rent increases and approximately 10% of the Annualized Net Rent was attributable to leases with contractual rent increases related to the CPI. Furthermore, as of July 31, 1998, less than 49% of the Annualized Net Rent is derived from leases scheduled to expire during the next five years. The three largest tenants in the Initial Properties, in terms of Annualized Net Rent, are Winn Dixie, a supermarket, K-Mart, a discount department store, and Kash N' Karry, a supermarket. As of July 31, 1998, the 10 largest tenants (based upon Annualized Net Rent) in the Initial Properties had leased their space (or other space in the Initial Properties) for an average of 3.5 years, and accounted for 58% of Annualized Net Rent.

    The acquisition cost of the Initial Properties to the Initial Property Sellers was approximately $42.7 million (the "Affiliates' Acquisition Cost"). The Affiliates' Acquisition Cost includes the purchase prices paid, plus any Acquisition Expenses (including expenses for such things as legal, accounting, appraisal, survey, title, engineering reports and environmental audits; however, see the Glossary for a more complete explanation of what are included as Acquisition Expenses) and, plus any financing costs (including expenses such as loan fees or points or any fee of a similar nature, however designated, but not including interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties. The Initial Properties were subject to aggregate mortgage debt of approximately $31.2 million as of the closing of such purchases (the "Initial Mortgage Debt").

    In connection with their acquisition of the Initial Properties, the Initial Property Sellers borrowed approximately $11.7 million from an Affiliate of TIGI (the "Affiliates' Acquisition Debt") to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt. The Company will retire in full the Affiliates' Acquisition Debt from the Net Proceeds of the Offering.

    The following is a list of approximate physical occupancy levels for the Initial Properties as of December 31, 1997 and June 30, 1998:

                                                                        PERCENT OF         PERCENT OF
                                                                        GLA LEASED         GLA LEASED
                                                                           AS OF              AS OF
PROPERTY                                                                 12/31/97            6/30/98
-------------------------------------------------------------------  -----------------  -----------------
NEIGHBORHOOD CENTERS
Countryside Shopping Center........................................             95%                97%
  Naples, Florida
Lake Olympia Square................................................             99%                98%
  Ocoee, Florida
The Landings.......................................................             89%                93%
  Sarasota, Florida

COMMUNITY CENTER
Lake Walden Square.................................................             84%                93%
  Plant City, Florida

    See "Real Property Investments" for a more detailed description of the Initial Properties.

CAPITAL RESOURCES

    As of the date of this Prospectus, the Company has identified only four Initial Properties in which to invest. The operations of the Initial Properties should provide Cash Flow to the Company, which it intends to use to meet its investment objective of the payment of regular Distributions to its Stockholders.

    The number of Properties to be acquired will depend upon the amount of the Net Proceeds of the Offering. The Advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

    The Advisor has guaranteed payment of all Organization and Offering Expenses (including selling commissions and the Marketing Contribution and the Due Diligence Expense Allowance) in excess of 15% of the Gross Offering Proceeds of the Offering and all Organization and Offering Expenses (excluding such selling expenses) in excess of 5.5% of the Gross Offering Proceeds.

    As of the date of this Prospectus, no subscriptions for Shares have been received from the public. The only funds received to date are from the Advisor's Company Contribution of $200,000 for 20,000 Shares and the Advisor's Partnership Contribution of $2,000 to the Operating Partnership for 200 LP Common Units in the Operating Partnership.

IMPACT OF ACCOUNTING PRINCIPLES

    Statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information" was issued in 1997. The Statement is effective for fiscal years beginning after December 31, 1997. This Statement requires the Company to report financial and descriptive information about its reportable operating segments.

INFLATION

    Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any Retail Centers acquired by the Company. The Company's rental income and operating expenses for any Properties to be owned and operated on a Triple-Net Lease Basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and Property expenses are the responsibility of the tenants. The capital appreciation of Properties leased on Triple-Net Lease Basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of Properties leased on Triple-Net Lease Basis.

YEAR 2000 ISSUES

    Many computer operating systems and software applications were designed such that the year 1999 is the maximum date that can be processed accurately. In the conduct of its own business, the Company relies on computers and operating systems provided by equipment manufacturers, and also on application software developed internally and, to a limited extent, by outside software vendors. The Company has undertaken an assessment of its vulnerability to the so-called "Year-2000 Issue" with respect to its equipment and computer systems.

    Based on information provided by equipment manufacturers and software vendors, as well as testing of systems currently in use, the Company believes its information technology systems to be Year 2000 compliant. Specifically, with respect to software applications developed internally, including accounting, lease management, investment portfolio tracking, and tax return preparation, all use data formats which can represent dates well beyond the Year 2000. These applications have been tested for Year 2000 compliance by the entry of transactions dated beyond the Year 2000 and by simulating operating system dates in the future. The Company expects no significant impact on its business by the transition to the next century and has incurred minimal costs associated with Year 2000 compliance.

    The Company is in the process of surveying tenants, suppliers and other parties with whom the Company does a significant amount of business to identify the potential exposure in the event such parties are not Year 2000 compliant in a timely manner. At this time, the Company is not aware of any party that is anticipating a material Year 2000 compliance issue. Although the investigations and assessments of possible Year 2000 issues are in a preliminary stage, the Company does not anticipate a material impact on its business, operations or financial condition even if one or more parties is not Year 2000 compliant in a timely manner due to the number and nature of the Company's diverse tenant base, and because the Company does not rely on a concentration of suppliers and other parties to conduct its business.

    In the operation of its Properties, the Company has acquired equipment with embedded technology such as microcontrollers, which operate heating, ventilation, and air conditioning systems, fire alarms, security systems, telephones and other equipment utilizing time-sensitive technology. The Company is in the process of evaluating its potential exposure to such non-information technology systems, and expects to be able to complete its assessment during the third quarter of 1998. However, at this time the Company does not expect to incur significant costs to become Year 2000 compliant in a timely manner.

                           DESCRIPTION OF SECURITIES

    The Company was formed under the laws of the State of Maryland. Rights of Stockholders are governed by the MGCL, the Articles and the Bylaws. The following summary of the terms of shares of stock of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles and Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

AUTHORIZED STOCK

    The Articles provide that the Company may issue up to 100,000,000 shares of voting Common Stock, par value $.01 per share (collectively, the "Shares"; individually, a "Share"), and 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). Upon completion of the Offering and the consummation of the Formation Transactions, and subject to the assumptions and exclusions set forth under "Estimated Use of Proceeds of Offering," there will be 54,020,000 Shares issued and outstanding and no Preferred Stock issued and outstanding.

    As permitted by the MGCL, the Articles contain a provision permitting the Board, without any action by the Stockholders, to classify or reclassify any unissued Shares or Preferred Stock into one or more classes or series of shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of such new class or series of shares of stock. The Company believes that the power of the Board to issue additional shares of stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional Shares, including possibly Preferred Stock, will be available for issuance without further action by the Company's Stockholders, unless action by the Stockholders is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board currently has no intention of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Shares and might otherwise be in the best interests of the Stockholders.

COMMON STOCK

    All of the Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of the Articles regarding the restriction on the transfer of shares of stock, holders of Shares will be entitled to receive distributions on Shares if, as and when authorized and declared by the Board out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to the Stockholders in the event of the liquidation, dissolution or winding-up of the Company after payment of, or adequate provision for, all known debts and liabilities of the Company.

    Subject to the provisions of the Articles regarding the restrictions on the transfer of shares of stock, each outstanding Share entitles the holder to one vote on all matters submitted to a vote of Stockholders, including the election of Directors. There is no cumulative voting in the election of Directors, which means that the holders of a majority of the outstanding Shares can elect all of the Directors then standing for election, and the holders of the remaining Shares will not be able to elect any Directors.

    Holders of Shares have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Articles regarding the restrictions on transfer of shares of stock, Shares have equal dividend, distribution, liquidation and other rights.

    Under the MGCL and the Articles, the Company cannot dissolve or liquidate, amend its Articles, merge or consolidate, participate in a share exchange, or sell all or substantially all its assets other than in the ordinary course of business, unless approved by the affirmative vote or written consent of Stockholders holding at least a majority of the shares of stock entitled to vote on the matter. Notwithstanding the previous sentence, share exchanges in which the Company is the acquiror and mergers of a 90 percent or more subsidiary into the Company or a merger in which the Company does not (i) reclassify or change its outstanding stock, (ii) amend its Articles, or (iii) issue in the merger more than 20 percent of its existing stock, do not require Stockholder approval. The Company's Articles provide that the election of Directors requires a plurality of all the votes cast at a meeting of Stockholders of the Company at which a quorum is present, and that the affirmative vote of the holders of a majority of the outstanding voting shares of the Company may remove any Director with or without cause.

    The Company will act as its own registrar and transfer agent for the Shares.

PREFERRED STOCK

    Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board. Prior to the issuance of shares of each series, the Board is required by the MGCL and the Articles to fix for each series, subject to the provisions of the Articles, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board has the power to establish the preferences, powers and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Shares. The issuance of Preferred Stock could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest. The Board has no present plans to issue any Preferred Stock.

SOLICITING DEALER WARRANTS

    In certain instances, the Company has agreed to issue and sell to the Dealer Manager, one warrant to purchase one Share for every 40 Shares sold by the Dealer Manager (the "Soliciting Dealer Warrants") up to a maximum of 1,250,000 Soliciting Dealer Warrants to purchase an equivalent number of Shares. The Dealer Manager has agreed to pay the Company $0.0008 for each Soliciting Dealer Warrant or an aggregate of $1,000 if all 1,250,000 Soliciting Dealer Warrants are issued. These warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering. The Dealer Manager may retain or reallow Soliciting Dealer Warrants to Soliciting Dealers, except where prohibited by either federal or state securities laws. The Company will not issue Soliciting Dealer Warrants to the Dealer Manager, and the Dealer Manager will not transfer Soliciting Dealer Warrants, in connection with the sale of Shares to residents of the States of Minnesota or South Carolina.

    The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the initial public offering price per Share) during the time period beginning one year from the date of the first issuance of any of the Soliciting Dealer Warrants and ending five years after such first issuance (the "Exercise Period"). The exercise price of any unexercised Soliciting Dealer Warrants will be adjusted in the event the offering price of Shares pursuant to this Prospectus for this Offering is increased, which is not presently anticipated. See "Plan of Distribution--Compensation." A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code. The Company has previously issued no warrants.

    The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such Warrants, may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a Person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

    As holders of Soliciting Dealer Warrants, Persons do not have the rights of Stockholders, may not vote on Company matters and are not entitled to receive Distributions.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

    The Directors are authorized to issue additional Shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. Subject to certain restrictions, the Directors may cause the Company to issue debt obligation, including debt with conversion privileges on more than one class of capital stock. The Directors may issue debt obligations, including debt with conversion privileges, on such terms and conditions as the Directors may determine, whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a financing arrangement, or pursuant to certain stock option plans.

RESTRICTIONS ON ISSUANCE OF CERTAIN SECURITIES

    The Articles provide that the Company shall not issue: (a) Shares which are redeemable at the option of the holder; (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase Equity Stock to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant and does include issuance of options to Independent Directors under the Company's Independent Director Stock Option Plan); options or warrants issuable to the Advisor, the Sponsor, any Director or Affiliates thereof shall not exceed an amount equal to 10% of the outstanding Equity Stock on the date of grant of any options or warrants; or (d) Equity Stock on a deferred payment basis or similar arrangement;

RESTRICTIONS ON OWNERSHIP AND TRANSFER

    For the Company to qualify as a REIT under the Code, among other things, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain Tax-Exempt Entities other than, in general, qualified domestic pension funds) during the last half of a taxable year (other than the first year for which the election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year (the "Five or Fewer Requirement"). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company, the rent received by the Company (either directly or through any partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be owned by 100 or more Persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

    BECAUSE THE BOARD BELIEVES IT IS ESSENTIAL FOR THE COMPANY TO CONTINUE TO QUALIFY AS A REIT, THE ARTICLES PROVIDE THAT, SUBJECT TO CERTAIN EXCEPTIONS DESCRIBED BELOW, ON OR AFTER JULY 1, 1999, NO PERSON MAY OWN, OR BE DEEMED TO OWN BY VIRTUE OF THE ATTRIBUTION PROVISIONS OF THE CODE, SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT (9.8% IN NUMBER OF SHARES OR VALUE OF THE OUTSTANDING EQUITY STOCK OF THE COMPANY). THE ARTICLES FURTHER PROVIDE THAT (A) ON OR AFTER JULY 1, 1999, ANY OWNERSHIP, DIRECTLY OR INDIRECTLY, OF SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT (WHENEVER OR HOWEVER SUCH SHARES OR PREFERRED STOCK ARE ACQUIRED), SHALL BE NULL AND VOID, AND (B) ANY TRANSFER OF SHARES OR PREFERRED STOCK THAT WOULD (I) ON OR AFTER JULY 1, 1999, RESULT IN ANY PERSON OWNING, DIRECTLY OR INDIRECTLY, SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT, (II) ON OR AFTER JANUARY 1, 1999, RESULT IN THE SHARES AND PREFERRED STOCK BEING OWNED BY FEWER THAN 100 PERSONS (DETERMINED WITHOUT REFERENCE TO ANY RULES OF ATTRIBUTION), (III) RESULT IN THE COMPANY BEING "CLOSELY HELD" WITHIN THE MEANING OF SECTION 856(H) OF THE CODE, OR (IV) CAUSE THE COMPANY TO DIRECTLY OR CONSTRUCTIVELY OWN 10% OR MORE OF THE OWNERSHIP INTERESTS IN A TENANT OF THE COMPANY'S OR THE OPERATING PARTNERSHIP'S REAL PROPERTY, WITHIN THE MEANING OF SECTION 856(D)(2)(B)

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OF THE CODE, SHALL BE NULL AND VOID, AND THE INTENDED TRANSFEREE WILL ACQUIRE NO
RIGHTS IN SUCH SHARES OR PREFERRED STOCK (A "NULL TRANSFER").

    SUBJECT TO THE EXCEPTIONS DESCRIBED BELOW, TO THE EXTENT THAT ON OR AFTER JULY 1, 1999, (I) ANY PERSON OWNS, DIRECTLY OR INDIRECTLY, SHARES OR PREFERRED STOCK IN EXCESS OF THE OWNERSHIP LIMIT OR (II) A TRANSFER OF SHARES OR PREFERRED STOCK WOULD RESULT IN A NULL TRANSFER, THE SHARES OR PREFERRED STOCK SO OWNED OR ATTEMPTED TO BE TRANSFERRED IN VIOLATION OF THE RESTRICTIONS IN THE ARTICLES WOULD BE DESIGNATED AS "EXCESS SHARES" AND TRANSFERRED BY OPERATION OF LAW TO THE COMPANY AS TRUSTEE FOR A TRUST (THE "SHARE TRUST") FOR THE EXCLUSIVE BENEFIT OF THE PERSON OR PERSONS TO WHOM THE SHARES OR PREFERRED STOCK COULD BE TRANSFERRED WITHOUT CAUSING A NULL TRANSFER. THE ARTICLES REQUIRE THE RECORD OWNER OF THE EXCESS SHARES (THE "PROHIBITED OWNER") TO SUBMIT THE EXCESS SHARES TO THE COMPANY FOR REGISTRATION IN THE NAME OF THE SHARE TRUST.

    The Excess Shares would continue as issued and outstanding Shares or Preferred Stock of the Company. While the Excess Shares are held by the Share Trust, they would not have any voting rights, they would not be considered for purposes of any Stockholder vote or of determining a quorum for such a vote, and they would not be entitled to any dividends or other periodic distributions. As a result, the Prohibited Owner would be required to repay to the Company any dividends or other distributions received on the Excess Shares.

    The Prohibited Owner would have the right to direct the Share Trust to transfer the Excess Shares to any Person or Persons to whom the Excess Shares can be transferred without causing another Null Transfer at a price not in excess of the price paid by the Prohibited Owner for such Excess Shares. In addition, Excess Shares would be deemed to have been offered for sale to the Company or its designees for a 90-day period, at the lesser of the price paid for the stock and its "Market Price" (as defined in the following paragraph) on the date the Company accepts the offer. The 90-day period begins on the later of the date the Prohibited Owner notifies the Company of its purported acquisition of the Excess Shares or the date the Board of Directors determines in good faith that a Null Transfer occurred if no such notice is provided.

    "Market Price" on any date shall mean the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq") or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board or, if there is no professional market maker making a market in the Shares, the average of the last 10 sales pursuant to the Offering if the Offering has not concluded, or, if the Offering has concluded, the average of the last 10 purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than 10 of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

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    ANY PERSON WHO ACQUIRES OR ATTEMPTS TO ACQUIRE SHARES OR PREFERRED STOCK IN
VIOLATION OF THE FOREGOING RESTRICTIONS, OR ANY PERSON WHO OWNED SHARES OR PREFERRED STOCK THAT WERE TRANSFERRED TO A SHARE TRUST, WILL BE REQUIRED (I) TO GIVE IMMEDIATE WRITTEN NOTICE TO THE COMPANY OF SUCH EVENT AND (II) TO PROVIDE TO THE COMPANY SUCH OTHER INFORMATION AS THE COMPANY MAY REQUEST IN ORDER TO DETERMINE THE EFFECT, IF ANY, OF SUCH TRANSFER ON THE COMPANY'S STATUS AS A REIT.

    THE ARTICLES REQUIRE ALL PERSONS WHO OWN, DIRECTLY OR INDIRECTLY, MORE THAN 5% (OR SUCH LOWER PERCENTAGES AS REQUIRED PURSUANT TO REGULATIONS UNDER THE
CODE) OF THE OUTSTANDING SHARES AND PREFERRED STOCK, WITHIN 30 DAYS AFTER JANUARY 1 OF EACH YEAR, TO PROVIDE TO THE COMPANY A WRITTEN STATEMENT OR AFFIDAVIT STATING THE NAME AND ADDRESS OF SUCH DIRECT OR INDIRECT OWNER, THE NUMBER OF SHARES AND PREFERRED STOCK OWNED DIRECTLY OR INDIRECTLY, AND A DESCRIPTION OF HOW SUCH SHARES ARE HELD. IN ADDITION, EACH DIRECT OR INDIRECT STOCKHOLDER SHALL PROVIDE TO THE COMPANY SUCH ADDITIONAL INFORMATION AS THE COMPANY MAY REQUEST IN ORDER TO DETERMINE THE EFFECT, IF ANY, OF SUCH OWNERSHIP ON THE COMPANY'S STATUS AS A REIT AND TO ENSURE COMPLIANCE WITH THE OWNERSHIP LIMIT.

    The Ownership Limit generally will not apply to the acquisition of Shares or Preferred Stock by an underwriter that participates in a public offering of such Equity Stock. In addition, the Board, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board may direct, may exempt a Person from the Ownership Limit under certain circumstances. However, the Board may not grant an exemption from the Ownership Limit to any proposed transferee whose ownership, direct or indirect, of Equity Stock of the Company in excess of the Ownership Limit would result in the termination of the Company's status as a REIT.

    The Ownership Limit could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for the Shares or otherwise be in the best interest of the Stockholders of the Company, or of compelling a Stockholder to involuntarily dispose of Equity Stock held in excess of the Ownership Limit.

    All certificates representing any Shares or Preferred Stock will bear a legend referring to the restrictions described above.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE ARTICLES OF INCORPORATION AND
  BYLAWS

    The following paragraphs summarize certain provisions of Maryland law and of the Articles and the Bylaws of the Company. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL, the Articles and the Bylaws of the Company. The business combination provisions and the control share acquisition provisions of the MGCL, and the advance notice provisions of the Bylaws could have the affect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Shares or otherwise be in their best interest.

    BUSINESS COMBINATIONS. Under the MGCL, certain Business Combinations (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any Interested Stockholder (I.E., any Person who beneficially owns, directly or indirectly, 10% or more of the voting power of the Company's outstanding stock or is an affiliate or associate of the Company who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of such voting power) or any affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such Business Combination must be recommended by the Board and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of the Company's outstanding voting stock, and (b) two-thirds of the votes entitled to be cast by holders of the Company's outstanding voting stock, other than shares held by the Interested Stockholder with whom or with whose Affiliate the Business Combination is to be effected, unless, among other conditions, the Company's common stockholders receive a minimum price (as defined in the MGCL) for their Shares and the consideration is received in cash or in the same form as previously

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paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to Business Combinations that are approved or exempted by the Board prior to the time that the Interested Stockholder becomes an Interested Stockholder. As permitted by the MGCL, the Articles of Incorporation exempts any Business Combinations involving the issuance of Shares to TIGI or to any Affiliate of TIGI. Accordingly, the five-year prohibition and the super-majority vote requirement will not apply to any Business Combinations between any of the TIGI Affiliated Companies and the Company. As a result, any of the TIGI Affiliated Companies may be able to enter into Business Combinations with the Company, which may or may not be in the best interests of the Stockholders, without the super-majority Stockholder approval.

    CONTROL SHARE ACQUISITION. As permitted by the MGCL, the Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by TIGI or any Affiliate of TIGI. There can be no assurance that such provision will not be amended or eliminated at any point in the future. With certain exceptions, the MGCL provides that "Control Shares" of a Maryland corporation acquired in a Control Share Acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring Person (the "Acquiror") or by officers or trustees who are employees of the Company, and may be redeemed by the Company. "Control Shares" are voting shares which, if aggregated with all other such shares owned by the Acquiror or in respect of which the Acquiror is able to exercise or direct the exercise of voting power, would entitle the Acquiror to exercise voting power in electing Directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third,
(ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the Acquiror is then entitled to vote as a result of having previously obtained Stockholder approval. A Control Share Acquisition means the acquisition of Control Shares, subject to certain exceptions. A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board to call a special meeting of Stockholders to be held within 50 days of demand to consider the voting rights of such Control Shares. If no request for a meeting is made, the Company may itself present the question at any Stockholders' meeting.

    MEETINGS OF STOCKHOLDERS. The Articles and Bylaws provide for annual meetings of Stockholders, commencing with the year 1999, to elect the Board and transact such other business as may properly be brought before the meeting. Special meetings of Stockholders may be called by the President, a majority of the Directors or a majority of the Independent Directors, and shall be called at the request in writing of the holders of 10% or more of the outstanding shares of the Company entitled to vote.

    The Bylaws provide that any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting by unanimous written consent, if such consent sets forth such action and is signed by each Stockholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each Stockholder entitled to notice of the meeting but not entitled to vote at such meeting.

    CERTAIN RESPONSIBILITIES AND INDEMNIFICATION. See "Certain Responsibilities of Directors and The Advisor; Indemnification" above for an explanation of certain responsibilities of Directors and the Advisor and limitations on their liability and indemnification.

                        SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER
  OUTSTANDING SECURITIES

    Upon the completion of the Offering and the consummation of the Formation Transactions, the Company will have outstanding 54,020,000 Shares, assuming all 50,000,000 Shares offered on a "best efforts" basis and all 4,000,000 Shares to be issued pursuant to the DRP are sold and that there is no exercise of options or warrants expected to be outstanding and exercisable. In addition, the Company has reserved (i) 1,250,000 Shares for issuance upon exercise of up to 1,250,000 Soliciting Dealer Warrants,

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(ii) 75,000 Shares for issuance upon exercise of options which may be granted pursuant to the Company's Independent Director Stock Option Plan, and (iii) 200 Shares for issuance upon the exchange of 200 LP Common Units of the Operating Partnership issued to the Advisor for the Advisor's Partnership Contribution. Subject to the provisions of the Articles, including the number of authorized shares of Equity Stock, the Company could issue an undetermined number of Shares or Preferred Stock (i) directly for equity interests in Properties or (ii) upon exchange of any LP Units (other than the Advisor's 200 LP Common Units) in the Operating Partnership, or of any Interests in Property Partnerships, which might be issued for equity interests in Properties. All of the Shares sold in the Offering offered hereby will be freely tradable in the public market, if any, by persons other than "Affiliates" of the Company and Soliciting Dealers considered underwriters without restriction or limitation under the Securities Act of 1933, as amended (the "Act"), except however, they will be subject to the restrictions explained under "Description of Securities-- Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

    The Shares owned by "Affiliates" of the Company and the Shares issuable upon exchange of LP Units (other than those issued pursuant to registration rights, as described below), will be subject to Rule 144 ("Rule 144") promulgated under the Act (if Rule 144 is then applicable to the proposed transactions involving the Shares) and may not be sold in the absence of registration under the Act unless an exemption from registration is available, including exemptions contained in Rule 144.

    In general, under Rule 144 as currently in effect, a Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who has beneficially owned "restricted securities" (defined generally as securities acquired from the issuer or an Affiliate of the issuer) for at least one year, and including the holding period of any prior owner unless such prior owner is an Affiliate, would be entitled to sell within any three-month period a number of Shares that does not exceed the greater of 1% of the then-outstanding number of Shares or the average weekly reported trading volume of the Shares on a national securities exchange or market during the four calendar weeks preceding each such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Any Person (or Persons whose Shares are aggregated with them in accordance with Rule 144) who is not deemed to have been an Affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned Shares for at least two years (including any period of ownership of preceding non-affiliated holders), would be entitled to sell such Shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements. An "Affiliate" of the Company, for purposes of the Act, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the Company.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

    The Company has established the Independent Director Stock Option Plan for the purpose of attracting and retaining Independent Directors. See "Management--Independent Director Stock Option Plan." The Company has issued in the aggregate options to purchase 9,000 Shares to the Independent Directors (3,000 Shares as to each of the three Independent Directors) at the exercise price of $9.05 per Share, one-third of which are currently exercisable. An additional 66,000 Shares will be available for future option grants under the Independent Director Stock Option Plan. See "Management--Independent Director Stock Option Plan." Rule 701 under the Act provides that Shares acquired on the exercise of outstanding options by Affiliates may be resold by them beginning 90 days after the date of this Prospectus, subject to all provisions of Rule 144 except its one-year minimum holding period. The Company intends to register the Shares to be issued under the Independent Director Stock Option Plan in a registration statement or statements on Form S-8.

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
SOLICITING DEALER WARRANTS

    The Company will issue up to 1,250,000 Soliciting Dealer Warrants in connection with the Offering, which will allow the holders to purchase up to 1,250,000 Shares upon the terms specified in the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants" for a description of the Soliciting Dealer Warrants.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

    Prior to the date of this Prospectus, there has been no public market for the Shares. No assurance can be given that a public market for the Shares will develop. No prediction can be made as to the effect, if any, that future sales of Shares (including sales pursuant to Rule 144) or the availability of Shares for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of Shares (including Shares issued upon the exercise of options or the exchange of LP Units or Interests), or the perception that such sales could occur, could adversely affect prevailing market prices of the Shares and impair the Company's ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Investment Risks--Possible Adverse Effects on Share Price Arising from Shares Eligible for Future Sale." For a description of certain restrictions on transfers of Shares, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following two paragraphs regarding conversion, redemption and registration rights pertaining to LP Common Units.

CONVERSION AND REDEMPTION RIGHTS

    Pursuant to the terms of the Operating Agreement and subject to certain conditions, each LP Common Unit may be converted into that number of Shares which shall have a value as of the date of conversion equal to the "Net Equity Value" of the Property or Properties (such Net Equity Value being as of the date of contribution of the Property or Properties) contributed by such holder divided by the total number of Units received by such holder for such Property or Properties (the "Conversion Shares"); provided, however, that at the option of the Company, the Company may satisfy the conversion right by delivering cash in lieu of such Conversion Shares in an amount equal to the value on the date of conversion of the Conversion Shares. The "Net Equity Value" of a Property as of the date of contribution of the Property to the Operating Partnership, generally, will be the purchase price of the Property to the Operating Partnership (I.E., its fair market value), less the amount, as of the date of such contribution, of any liabilities (E.G., mortgages or other monetary encumbrances) to which the Property is subject or which are assumed by the Operating Partnership in connection with such contribution. It is contemplated that the Limited Partner contributing such Property and the General Partner of the Operating Partnership will agree upon the amount of the Net Equity Value at the time of such contribution.

    Pursuant to the terms of the Operating Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his LP Common Units redeemed. The redemption price for each LP Common Unit shall be equal to the Net Equity Value (on the date of contribution) of the Property or Properties contributed by such holder divided by the total number of Units received by such holder for such Property or Properties; provided, however, at the option of the Company, the Company may satisfy the redemption right by delivering Shares having a fair market value as of the date the holder exercises such redemption right equal to the amount of the redemption price for all Units being redeemed by the holder.

    In order to protect the Company's status as a REIT, the Company and each holder of LP Units are prohibited from exchanging LP Units for Shares under certain circumstances. See "Operating Partnership Agreement--Limited Partner Conversion Rights and "--Limited Partner Redemption Rights" for an explanation of those circumstances.

    Similar conversion and redemption rights may be given to holders of other classes of Units in the Partnership and to holders of Interests in the Property Partnerships, if any.

                                      130
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REGISTRATION RIGHTS

    Although there are no current agreements to do so, in the future the Company may grant Stockholders, if any, receiving Shares directly for their equity interests in Properties, Persons, if any, receiving Interests in any Property Partnership for their interests in Properties, and Limited Partners, if any, receiving LP Units in the Operating Partnership for their interests in Properties, certain "demand" and/or "piggyback" registration rights (collectively, the "Registration Rights") for registration under the Act of any Shares acquired by them directly or pursuant to the terms and conditions of the applicable Operating Partnership Agreement or Property Partnership agreement upon exchange of their Units in the Operating Partnership or their Interests in Property Partnerships. The terms and conditions of any agreements for Registration Rights will be negotiated and determined at such future time as the Company determines advisable in connection with the acquisition of one or more Properties.

                    SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

    Each Stockholder is bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified by a majority of the Directors (including a majority of the then Independent Directors) at the first meeting of the Board. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as exhibits to the Company's Registration Statement of which this Prospectus is a part. See "Additional Information."

CERTAIN ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

    Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a Person or group to obtain control of the Company.

STOCKHOLDERS' MEETINGS

    As provided in the Bylaws, an annual meeting of the Stockholders shall be held on the first Tuesday in May of each year or on such other day in May as the Board may determine; provided however, such meeting shall not be held less than 30 days after the delivery of the Company's annual report to the Stockholders. The purpose of each annual meeting of the Stockholders is to elect Directors and to transact such other business as may properly come before the meeting. A special meeting of the Stockholders may be called by the Chairman, the President, a majority of the Directors or a majority of the Independent Directors, and shall be called by the Secretary or another officer of the Company upon written request of the Stockholders holding in the aggregate not less than 10% of the outstanding shares entitled to vote. Upon receipt of such a written request, either in person or by mail, stating the purpose(s) of the meeting and the matters to be acted upon, the Company shall inform the Stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of such meeting. Upon payment to the Company of such costs, the Company shall provide all Stockholders, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 10 nor more than 90 days after the distribution of such notice, at a time and place specified in the request. At any meeting of the Stockholders, each Stockholder is entitled to one vote for each Share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and the majority vote of the Stockholders will be binding on all Stockholders of the Company.

BOARD OF DIRECTORS

    The Articles and Bylaws provide that the number of Directors of the Company may not be fewer than three nor more than eleven, a majority of which will be Independent Directors. A vacancy in the Board

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caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors must nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders must be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding Shares.

    A Director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

    Each Share has one vote on each matter submitted to a vote of Stockholders. Shares do not have cumulative voting rights nor preemptive rights. Stockholders may vote in person or by proxy.

    All elections for Directors are decided by the affirmative vote of a majority of votes cast at a meeting, provided that a quorum was present when the meeting commenced (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding voting shares of Equity Stock entitled to vote at an annual or special meeting. All other questions must be decided by a majority of the votes cast at a meeting. The MGCL provides that any action required or permitted to be taken at a meeting of Stockholders may be taken without a meeting by the unanimous written consent of all Stockholders.

    Without approval of a majority of the outstanding voting shares of Equity Stock, the Directors may not: (a) amend the Articles, (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business or in connection with liquidation and dissolution; (c) cause certain mergers, consolidations or share exchanges of the Company; or (d) dissolve or liquidate the Company. See "Description of Securities--Common Stock" for an explanation of certain instances where Stockholder approval is not required.

    With respect to voting shares of Equity Stock owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any Shares owned by them shall not be included.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

    An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of Shares held by each (the "Stockholder List"), is maintained as part of the books and records of the Company at the Company's principal office. The Stockholder List is updated at least quarterly and is open for inspection by a Stockholder or his designated agent upon such Stockholder's request. The purposes for which a Stockholder may request a copy of the Stockholder List include: matters relating to the Stockholder's voting rights and the exercise of the Stockholder's rights under federal proxy laws. The Stockholder List will also be mailed to any Stockholder requesting the list within 10 days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing the Stockholder List.

    If the Advisor or the Directors of the Company neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested in accordance with and as required by applicable law and the Articles, the Advisor and the Directors shall be liable to any Stockholder requesting the Stockholder List, for the costs, including reasonable attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense to such liability that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such Stockholder List or copies thereof, or of using the same for a commercial purpose or other purpose not in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to the Stockholders under federal law, or the laws of any state.

    Any Stockholder and any designated representative thereof is permitted access to all records of the Company at all reasonable times and may inspect and copy any of them for the purposes specified above. In addition, the books and records of the Company are open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

    The Articles may be amended by the affirmative vote of a majority of the then outstanding voting shares of Equity Stock. The Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors.

DISSOLUTION OR TERMINATION OF THE COMPANY

    The Company is a Maryland corporation which may be dissolved pursuant to the procedures set forth in the MGCL at any time with the approval of a majority of the outstanding shares of stock. However, the Company anticipates that, within five years of the date of this Prospectus, the Board will determine whether to:
(i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence subsequent offerings after completion of this Offering. If listing of the Shares is not feasible by that time, the Board may decide to: (i) sell the Company's assets individually; (ii) list the Shares at a future date; or (iii) liquidate the Company within 10 years of the date thereof.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by or at the direction of the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by or at the direction of the Board; or (iii) provided that the Board has determined that Directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

    The Articles require that, until the Board determines that it is no longer in the best interests of the Company to attempt, or continue, to qualify as a REIT, certain transactions involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company in which the Stockholders receive securities in a surviving entity, called a "Roll-Up Entity," shall be approved by the holders of a majority of the Shares, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders.

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    In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets must be obtained from a Person with no current or prior business or personal relationship with the Advisor or the Directors. Further, such Person must be engaged, to a substantial extent, in the business of rendering valuation opinions of assets held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-Up Entity's shares. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets shall be appraised in a consistent manner and the appraisal shall: (i) be based on an evaluation of all relevant information, (ii) indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction, and (iii) assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with a proposed Roll-Up. A "Roll-Up" is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below. A "Roll-Up" does not include:
(i) a transaction involving securities of the Company that have been listed on a national securities exchange or traded through The Nasdaq Stock Market--Nasdaq National Market for at least 12 months; or (ii) a transaction involving the conversion of the Company to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or (d) the Company's investment objectives. A "Roll-Up Entity" is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

    Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

     (i) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;

     (ii) result in the Stockholders having voting rights that are less than those provided in the Articles;

    (iii) result in the Stockholders having greater liability than as provided in the Articles;

     (iv) result in the Stockholders having rights to receive reports that are less than those provided in the Articles;

     (v) result in the Stockholders having access to records that are more limited than those provided in the Articles;

     (vi) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity;

    (vii) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

   (viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or

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
     (ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;

provided, however, that the Company may participate in a proposed Roll-Up if the Stockholders would have rights and be subject to restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

    Stockholders who vote "no" on the proposed Roll-Up shall have the choice of:

    (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

    (ii) one of either:

       (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

       (b) receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.

    The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

    The limitations and restrictions set forth below under "--Limitation on Total Operating Expenses," "--Transactions with Affiliates," and "--Restrictions on Borrowing" in this Section shall be effective until such time as the Board shall determine that it is no longer in the best interests of the Company or its Stockholders that the Company continue to operate as a REIT, or until such time as the Company shall fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

    The Articles provides that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed the limitations described above. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof shall be recorded in the minutes of the meeting of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, as described above, there shall be sent to the Stockholders a written disclosure of such fact. If the Independent Directors determine that such higher Total Operating Expenses are justified, such disclosure will also contain an explanation of the Independent Directors' conclusion. In the event the Total Operating Expenses exceed the limitations described above and if the Independent Directors are unable to conclude that such excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

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
TRANSACTIONS WITH AFFILIATES

    The Articles impose certain restrictions on transactions between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof, as follows:

        (i) SALES AND LEASES TO COMPANY. The Company shall not purchase Property from the Sponsor, Advisor, Directors or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Adviser, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such Property to the Company exceed its appraised value at the time of its acquisition by the Company.

        (ii)  SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY
    AFFILIATE. A Sponsor, Advisor, Director or any Affiliate thereof shall not acquire assets from the Company unless approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company. The Company may lease assets to a Sponsor, Advisor, Director or any Affiliate thereof only if approved by a majority of the Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company.

        (iii) LOANS. No loans may be made by the Company to the Sponsor, Advisor, Director or any Affiliate thereof except as provided in clauses
    (iv) and (vi) under "--Restrictions on Investments" below in this Section, or to wholly owned subsidiaries of the Company. The Company may not borrow money from the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

        (iv) INVESTMENTS. The Company shall not invest in joint ventures with the Sponsor, Advisor, Director or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint ventures. The Company shall not invest in equity securities unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.

        (v) OTHER TRANSACTIONS. All other transactions between the Company and the Sponsor, Advisor, Director or any Affiliate thereof, shall require approval by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

    The Company may not incur indebtedness to enable it to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to ensure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowings of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and reviewed by the Board at least quarterly. The Company anticipates that, in general, aggregate borrowings secured by all of the Company's Properties will not exceed 55% of their combined fair market value, and the aggregate amount of borrowing in relation to the Company's Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is

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
appropriate, not exceed 300% of Net Assets. Any excess in borrowing over such 300% of Net Assets level shall be (i) approved by a majority of the Independent Directors, (ii) disclosed to Stockholders in the Company's next quarterly report to Stockholders, along with justification for such excess, and (iii) subject to approval of the Stockholders. See "Investment Objections and Policies--Borrowing."

RESTRICTIONS ON INVESTMENTS

    The investment policies set forth in the Articles have been approved by a majority of Independent Directors. The Articles prohibits investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

    In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company observes the following restrictions on its investments as set forth in its Articles:

     (i) Not more than 10% of the Company's total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year. The Company does not intend to invest in any unimproved real property which is not intended to be developed;

     (ii) The Company shall not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes;

    (iii) The Company shall not invest in contracts for the sale of real estate;

     (iv) The Company shall not invest in or make mortgage loans unless an appraisal of the underlying Property is obtained. Mortgage indebtedness on any Property shall not exceed the Property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, the appraisal must be obtained from an Independent Expert. The appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

     (v) The Company shall not make or invest in mortgage loans, including construction loans, on any one Property if the aggregate amount of all mortgage loans outstanding secured by the Property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the Property at the date of the loans;

     (vi) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

    (vii) The Company shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

   (viii) The Company shall not engage in any short sale or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%;

     (ix) To the extent the Company invests in Properties, a majority of the Directors (including a majority of the Independent Directors) shall determine that the consideration paid for such Properties is equal to fair market value of such Properties. If any Property is acquired from the Sponsor, the Advisor, any Director, or any Affiliate thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors;

     (x) The Company shall not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of the Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such real property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets. The value of all investments in Junior Debt of the Company which does not meet these requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

     (xi) The Company shall not engage in trading, as compared with investment, activities; and

    (xii) The Company shall not engage in underwriting or the agency distribution of securities issued by others;

   (xiii) The Company shall not acquire securities in any company holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (i) through (xii).

    Subject to the above restrictions and so long as the Company qualifies as a REIT, a majority of the Directors (including a majority of the Independent Directors) may alter the investment policies if they determine that a change is in the best interests of the Company.

                        OPERATING PARTNERSHIP AGREEMENT

    The following summary of the Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership (the "Operating Partnership Agreement"), and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, are qualified in their entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Company's Registration Statement of which this Prospectus is a part. See "Additional Information."

MANAGEMENT OF THE OPERATING PARTNERSHIP

    The Operating Partnership is organized as an Illinois limited partnership pursuant to the terms of the Operating Partnership Agreement. The Company is the General Partner of the Operating Partnership. The Company anticipates that it will conduct substantially all of its business through the Operating Partnership, except for certain development, leasing and property management services, which will be conducted through Affiliates of TIGI in order to preserve the Company's REIT status and to minimize liabilities. Generally, pursuant to the Operating Partnership Agreement, the Company, as the General Partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings and to cause changes in the Operating Partnership's line of business and distribution policies.

    The Limited Partners in their capacities as limited partners of the Operating Partnership will have no authority to transact business for, or participate in the management or decisions of, the Operating Partnership, except as provided in the Operating Partnership Agreement and as required by applicable law.

    The Company, as General Partner of the Operating Partnership, may amend the Operating Partnership Agreement without the consent of the Limited Partners; provided however, that any amendment which (i) subject to certain exceptions discussed below under "--Distributions" in this Section, alters or changes the distribution rights of any Limited Partners, (ii) alters or changes a Limited Partner's redemption rights or conversion rights, (iii) imposes on the Limited Partners any obligation to make additional Capital Contributions, or (iv) alters the terms of the Operating Partnership Agreement regarding the rights of the Limited Partners with respect to certain extraordinary transactions or the indemnification provisions of the Operating Partnership Agreement, shall require the unanimous written consent of the Limited Partners. The General Partner may, without the consent of the Limited Partners, (i) file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Operating Partnership's debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or file an answer consenting to or acquiescing in any such petition; or (ii) cause the Operating Partnership to make an assignment for the benefit of its creditors or admit in writing of its inability to pay its debts as they mature. The Limited Partners have no right to remove the Company as the General Partner of the Operating Partnership.

INDEMNIFICATION

    To the extent permitted by law, the Operating Partnership Agreement provides for indemnification of the Company, as General Partner, and its directors, officers and such other Persons as the Company may designate against damages and other liabilities under the same conditions and subject to the same restrictions applicable to the indemnification of officers, directors, employees and Stockholders under the Articles. See "Certain Responsibilities of Directors and the Advisor; Indemnification."

TRANSFERABILITY OF INTERESTS

    Except for a transaction described below under "--Extraordinary Transactions" in this Section, the Operating Partnership Agreement provides that the Company may not withdraw from the Operating Partnership or transfer or assign its general partnership interest in the Operating Partnership. A Limited Partner may transfer its interests in the Operating Partnership to a transferee subject to certain conditions, including the written consent of the Company, provided further that such transferee assumes all obligations of the transferor Limited Partner and provided that such transfer does not cause the Operating Partnership to be treated as an association taxable as a corporation, does not cause a termination of the Operating Partnership for federal or state income tax purposes and does not cause the Company to cease to comply with requirements under the Code for qualification as a REIT. Such transferee will be admitted as a substitute Limited Partner only upon assumption of all obligations of the transferor Limited Partner, and the consent of the Company, as General Partner of the Operating Partnership. Pursuant to the Operating Partnership Agreement, except as described below under "--Limited Partner Conversion Rights" in this Section and notwithstanding the foregoing, the Limited Partners have generally agreed not to transfer, assign, sell, encumber or otherwise dispose of their LP Units for one year from their date of acquisition of such Units.

EXTRAORDINARY TRANSACTIONS

    The Operating Partnership Agreement provides that neither the Company nor the Operating Partnership may generally engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or liquidation, or any reclassification, recapitalization or change of outstanding Shares (a "Business Combination") for which the Company conducted a vote of the Stockholders unless the Business Combination would have been approved had holders of Units with voting rights been entitled to vote together with the Stockholders of the Company on such Business Combination. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's Stockholders if the Company's Stockholders did not in fact give the requisite approval. Rather, if the Company's Stockholders did approve a Business Combination, the Company would not consummate the transaction unless (i) the Company as General Partner of the Operating Partnership first conducts a vote of holders of voting Units (including the Company) on the matter; (ii) the Company votes the Units held by it in the same proportion as the Stockholders of the Company voted on the matter at the Stockholder vote; and (iii) the result of such vote of the Unit holders (including the proportionate vote of the Company's Units) is that had such vote been a vote of Stockholders, the Business Combination would have been approved. In addition, the Company generally may not engage in a Business Combination for which a vote of the Stockholders was conducted unless (i) Limited Partners holding more than 50% of the total voting power held by Limited Partners in the Operating Partnership approve the Business Combination or (ii) each holder of a Unit convertible into Shares will either receive or will have the right to elect to receive for each such Unit an amount of cash, securities or other property paid to the holder of one Share (exclusive of tax consequences), if any, pursuant to the terms of the Business Combination, multiplied by a conversion factor (initially one, but adjusted to reflect the effect of prior Share dividends, Share splits and reverse Share splits); provided that, if in connection with the Business Combination, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Shares, each holder of a Unit convertible into Shares shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its conversion rights and received Shares in exchange for its Units immediately prior to the expiration of such purchase, tender or exchange offer.

    In the event that the conditions described in the preceding paragraph are not met, the Operating Partnership Agreement provides that the Company generally may still engage in a Business Combination for which a vote of the Stockholders was conducted if (i) immediately after the Business Combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than Units held by the Company, are owned directly or indirectly by the Operating Partnership or another limited partnership or limited liability company which is the survivor of a Business Combination with the Operating Partnership (the "Surviving Entity"); (ii) the Limited Partners own an interest in the Surviving Entity based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the Surviving Entity prior to the consummation of the Business Combination; (iii) the rights, preferences and privileges of the Limited Partners in the Surviving Entity are at least as favorable as those in effect immediately prior to the consummation of such Business Combination and as those generally applicable to limited partners or non-managing members of the Surviving Entity holding a comparable class of interest; and (iv) such rights of the Limited Partners include the right to exchange their interests in the Surviving Entity for at least one of:
(a) the consideration available to such Limited Partner under the preceding paragraph or (b) if the ultimate controlling person of the Surviving Entity has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the Shares immediately prior to the consummation of such transaction.

    Similar limitations on the ability of the Company to engage in Business Combinations may be imposed in the agreements governing the Property Partnerships, if any, and in the articles of incorporation of any qualified REIT subsidiary, if any.

    As a result of these provisions of the Operating Partnership Agreement, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Articles, may not be authorized to engage in a proposed Business Combination.

ISSUANCE OF ADDITIONAL UNITS

    As General Partner of the Operating Partnership, the Company has the ability to cause the Operating Partnership to issue additional Units representing general or limited partnership interests in the Operating Partnership, including Preferred Units.

CAPITAL CONTRIBUTIONS

    The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowings or prior capital contributions, the General Partner shall also have the right to raise additional funds required by the Operating Partnership by causing the Operating Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate. As an alternative to borrowing funds required by the Operating Partnership, the Company may contribute the amount of such required funds as an additional capital contribution to the Operating Partnership. The Operating Partnership Agreement also provides that in the event the Company issues additional shares of stock (including any issuance of Shares pursuant thereto), the Company is required to contribute to the Operating Partnership as an additional capital contribution any net proceeds from such issuance in exchange for additional partnership interests with preferences and rights corresponding to the shares of stock so issued. If the Company so contributes additional capital to the Operating Partnership, the Company's partnership interest in the Operating Partnership will be increased on a proportionate basis. Conversely, the partnership interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the Company.

DISTRIBUTIONS

    The Operating Partnership Agreement sets forth the manner in which distributions from the Operating Partnership will be made to Unit holders. Distributions from the Operating Partnership are made at the times and in the amounts determined by the Company as the General Partner. Pursuant to the Operating Partnership Agreement, Preferred Units, if any, may entitle the holder of the Preferred Unit to distributions prior to the payment of distributions with respect to the Common Units. The Operating Partnership Agreement further provides that remaining amounts available for distribution shall be distributed, at the times and in the amounts determined by the General Partner in its sole discretion, PARI PASSU, to the holders of the Common Units (and to the holders of LP Preferred Units, if any, which are entitled to share in the net profits of the Operating Partnership beyond, or in lieu of, the receipt of any preferred return). Liquidating distributions will generally be made in the same manner and amounts as operating distributions. The Operating Partnership Agreement also provides that the General Partner shall have the right to amend the distribution provisions of the Operating Partnership Agreement to reflect the issuance of additional classes of Units with rights different from, and possibly superior to, the rights of the holders of Common Units or Preferred Units.

OPERATIONS

    The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT and to avoid any federal income or excise tax liability, unless the Company otherwise ceases to qualify as a REIT and to ensure that the Partnership will not be classified as a publicly traded partnership under the Code. Pursuant to the Operating Partnership Agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership and all costs and expenses relating to the operations of the Company.

LIMITED PARTNER CONVERSION RIGHTS

    Pursuant to the terms of the Operating Partnership Agreement, and subject to certain conditions, each LP Common Unit may be converted into that number of Shares which shall have a value as of the date of conversion equal to the "Net Equity Value" of the Property or Properties (such Net Equity Value being as of the date of contribution of the Property or Properties) contributed by such holder divided by the total number of Units received by such holder for such Property or Properties (the "Conversion Shares"); provided, however, at the option of the Company, the Company may satisfy the conversion right by delivering cash in lieu of such Conversion Shares in an amount equal to the value on the date of conversion of the Conversion Shares. However, no Limited Partner may convert any LP Common Units for Shares during the first year following the issuance of such Units or at any other time if such Limited Partner's actual or constructive ownership of such Shares would (i) violate the Ownership Limit, (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's or of the Operating Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the General Partner, the Company to no longer qualify (or that there is a material risk that the Company no longer would qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. In addition, the General Partner shall not have the right to satisfy the conversion right by paying the Limited Partner seeking conversion, in lieu of the Conversion Shares, the amount of cash equal to the value on the date of conversion of the Conversion Shares if, in the opinion of counsel to the General Partner, the General Partner would, as a result thereof, no longer qualify (or if there is a material risk that the General Partner no longer would qualify) as a REIT. See "Description of Securities--Restrictions on Ownership and Transfer." Any Shares issued to the Limited Partners upon exchange of their respective LP Common Units may be sold in the public market, if any, pursuant to any effective registration under the Act or pursuant to any available exemption from such registration. See "Shares Eligible for Future Sale--Conversion and Redemption Rights" and "--Registration Rights."

    The General Partner shall have the right to grant similar conversion rights to holders of other classes of Units, if any, in the Operating Partnership, and to holders of equity interests in the Property Partnerships, if any.

    Exercise of conversion rights will be a taxable transaction in which gain or loss will be recognized by the Limited Partner exercising its right to convert its Units into Shares to the extent that the amount realized exceeds the Limited Partner's adjusted basis in the Units converted.

LIMITED PARTNER REDEMPTION RIGHTS

    Pursuant to the terms of the Operating Partnership Agreement and subject to certain conditions, each holder of an LP Common Unit will have the right to have all or any portion of his LP Common Units redeemed. The redemption price for each LP Common Unit shall be equal to the Net Equity Value (on the date of contribution) of the Property or Properties contributed by such holder divided by the total number of Units received by such holder for such Property or Properties; provided, however, that at the option of the Company, the Company may satisfy the redemption right by delivering Shares having a fair market value as of the date the holder exercises such redemption right equal to the amount of the redemption price for all Units being redeemed by the holder. The holder may not exercise this redemption right during the first year following the receipt of the LP Common Units, or if in the opinion of counsel to the General Partner, the General Partner would, as a result thereof, no longer qualify (or if there is a material risk that the General Partner no longer would qualify) as a REIT. The Company may not exchange any Shares for Units if the Limited Partner's actual or constructive ownership of such Shares would (i) violate the Ownership Limit, (ii) result in the Company being "closely held" within the meaning of
Section 856(h) of the Code, (iii) cause the Company to own, directly or constructively, 10% or more of the ownership

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interests in a tenant of the Company's or of the Operating Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, (iv) cause, in the opinion of counsel to the General Partner, the Company to no longer qualify (or that there is a material risk that the Company no longer would qualify) as a REIT, or (v) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Act. See "Description of Securities--Restrictions on Ownership and Transfer." Any Shares issued to the Limited Partners upon redemption of their Units may be sold in the public market, if any, pursuant to any effective registration under the Act or pursuant to any available exemption from such registration. See "Shares Eligible for Future Sale--Conversion and Redemption Rights" and "--Registration Rights."

    The General Partner shall have the right to grant similar redemption rights to holders of other classes of Units, if any, in the Operating Partnership, and to holders of equity interests in the Property Partnerships, if any.

    Exercise of redemption rights will be a taxable transaction in which gain or loss will be recognized by the Limited Partner exercising its right to have its Units redeemed to the extent that the amount realized exceeds the Limited Partner's adjusted basis in the Units redeemed.

REGISTRATION RIGHTS

    For a description of certain registration rights which in the future may be granted to Limited Partners, see "Shares Eligible for Future Sale--Registration Rights."

TAX MATTERS

    Pursuant to the Operating Partnership Agreement, the Company will be the "tax matters partner" of the Operating Partnership and, as such, will have authority to make certain tax decisions under the Code on behalf of the Operating Partnership.

    The net profits of the Operating Partnership generally will be allocated for federal income tax purposes among the partners in the following order and priority. First, net profits shall be allocated to the holders of the LP Preferred Units, if any, until the amount of such net profits allocated to each such holder for the current and all prior taxable years equals the preferred return, if any, distributed to such holder for the current and all prior taxable years. Second, net profits shall be allocated to the General Partner and the Limited Partners, PARI PASSU, until the amount of such net profits allocated for the current year and all prior taxable years to each such partner equals the cumulative amount distributed to each such partner (other than distributions of the preferred return) for the current and all prior taxable years. Third, net profits shall be allocated to the holders of the LP Preferred Units, if any, until the amount of such net profits equals the amount of any accrued but unpaid preferred return, if any, for the current and all prior taxable years for which net profits have not been allocated previously. Fourth, any remaining amounts of net profits shall be allocated to the General Partner and to the holders of the LP Common Units (and to the holders of LP Preferred Units, if any, which are entitled to share in the Operating Partnership beyond, or in lieu of, the receipt of any preferred return) in proportion to the number of Units owned by each such holder.

    The net loss of the Operating Partnership generally will be allocated among the partners in accordance with their relative positive capital account balances.

    In some cases, special allocations of net profits and net loss will be required to comply with the federal income tax on principles governing tax allocations.

DUTIES AND CONFLICTS

    Except as otherwise set forth under "Conflicts of Interest" and "Management," any Limited Partner may engage in other business activities outside the Operating Partnership, including business activities that directly compete with the Operating Partnership.

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TERM

    The Operating Partnership will continue in full force and effect until December 31, 2040 or until sooner dissolved and terminated upon the dissolution, bankruptcy, insolvency or termination of the Company, the election of the Company, the passage of 60 days after the sale or other disposition of all or substantially all of the assets of the Operating Partnership or by operation of law.

LOCK OUT POLICY

    See "Risk Factors--Risks of Real Estate Ownership--the Company May Acquire Properties with Lock-Out Provisions" for an explanation of potential lock-out provisions that may, under certain circumstances, prohibit the Company from selling or reducing the debt level on a Property acquired and the possible consequences thereof. The Company will not permit the General Partner to acquire Properties containing lock-out provisions if the lock-out period exceeds three years.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of Shares who purchases such Shares in the Offering. This summary should not be construed as tax advice. The summary does not address all aspects of federal income taxation that may be relevant to particular holders in light of their personal investment or tax circumstances, or to certain types of holders (including, without limitation, insurance companies, financial institutions, broker-dealers, Stockholders who hold an interest in the Company as part of a straddle, hedging or tax conversion transaction or, except as specifically described herein, tax-exempt entities and foreign persons) who are subject to special treatment under the federal income tax laws. In addition, this summary is generally limited to investors who will hold Shares in the Company as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Code.

    The statements in this summary are based on current provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect. The requirements for qualification as a REIT are highly technical and complex, and this summary is qualified in its entirety by the applicable REIT qualification provisions contained in the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof. No assurance can be given that future legislative, judicial, or administrative actions or decisions will not affect the accuracy of any statements in this summary.

    On February 2, 1998, President Clinton presented his Fiscal Year 1999 Budget Proposals. These budget proposals, if enacted, would materially affect several of the qualification requirements for REITs. See "--Other Tax
Considerations--President's 1999 Budget Proposals" in this Section for a discussion of the impact of these budget proposals.

    No ruling will be sought from the Internal Revenue Service (the "Service") with respect to any matter discussed herein, and there can be no assurance that the Service or a court will agree with the statements made herein.

    EACH PROSPECTIVE PURCHASER OF SHARES, THEREFORE, IS URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES WHICH MAY BE APPLICABLE TO HIS PARTICULAR TAX SITUATION.

GENERAL

    The Company has been organized and intends to operate in a manner that will permit it to qualify as a REIT under the applicable provisions of the Code and Treasury Regulations (the "REIT Requirements")

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and receive the beneficial tax treatment described below beginning with its taxable year ending December 31, 1998. However, no assurance can be given that the activities and operations of the Company will allow it to meet the REIT Requirements or continue to meet the REIT Requirements in future years.

    In general, a corporation that invests primarily in real estate can qualify as a REIT, if it complies with the detailed REIT Requirements in Code Sections 856-860. As a REIT, a corporation can generally claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT Taxable Income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" to which an ordinary corporation is generally subject. However, as discussed in greater detail below, the Company could be subject to tax in certain circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences as a result, including a reduction in cash available for distribution to its Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section for a discussion of those consequences. The Company represents that it will file the election to be recognized as a REIT with its tax return for its taxable year ending December 31, 1998, which tax return will be filed on a timely basis. The Company intends to operate in a manner that will permit it to elect REIT status beginning with its taxable year ending December 31, 1998, and to continue to maintain this status in each taxable year thereafter so long as REIT status remains advantageous to the Company and the Stockholders. Management of the Company and the Advisor currently expect that the Company will operate in a manner that permits the Company to elect REIT status for its taxable year ending December 31, 1998, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Company's operating results.

OPINION OF TAX COUNSEL

    Wildman, Harrold, Allen & Dixon ("Counsel") has acted as special tax counsel to the Company and is of the opinion, based on the assumptions and representations described in this Section and throughout the Prospectus, and on various representations made by the Company and the Advisor to Counsel as to certain factual matters, that as of the date of this Prospectus: (i) the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1998, and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust owns more than 10% of the Shares and the Company is a "Pension-Held REIT." This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based and conditioned on various assumptions and representations as to certain factual matters made by the Company and the Advisor to Counsel. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet the REIT Requirements through the operation of the Properties it acquires. Counsel has not independently verified the Company's representations and will not review compliance with these tests on a continuing basis after the initial effective date of the Registration Statement or issue additional opinions unless expressly requested to do so by the Company. Accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements or continue to satisfy the REIT Requirements, or would not result in the recognition of UBTI by Tax Exempt Entities. See "--Taxation of the Company--Failure to Qualify" in this Section. In addition, these opinions represent counsel's legal judgment. An opinion of counsel is not binding on the Service or a court and there can be no assurance that the Service or a court will not take a position different from that expressed by this opinion. These opinions are based on the Code and Treasury Regulations, and judicial and administrative interpretations thereof, in effect as of the date of this Prospectus, any of which are subject to change, possibly with retroactive effect.

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
TAXATION OF THE COMPANY

    OVERVIEW. In any taxable year in which the Company qualifies as a REIT and has a valid election to be taxed as a REIT in effect, it would be entitled to claim a deduction for the dividends it pays to the Stockholders. As a result, the Company would generally not be subject to federal income tax on that portion of its ordinary income and net capital gain which are distributed to its Stockholders. The Company would be subject to federal income tax on any ordinary income and on any net capital gain which are not distributed. Accordingly, the Company generally should be able to eliminate or substantially reduce its federal income tax liability for any taxable year in which it qualifies as a REIT and has a valid election to be taxed as a REIT in effect by distributing its ordinary income and net capital gain to its Stockholders.

    Even if the Company maintains its status as a REIT, however, it could be subject to federal income tax in certain circumstances. First, if the Company fails to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (both of which are discussed below in this Section under "--Taxation of the Company-- Gross Income Tests"), but nonetheless maintains its REIT qualification because certain other requirements are met, the Company would be subject to a 100% tax on the greater of the amount by which it failed the 95% Gross Income Test or the amount by which it failed the 75% Gross Income Test multiplied by a fraction meant to reflect the Company's profitability. Second, the Company would be subject to a 100% tax on its net income from any "Prohibited Transaction." See "--Taxation of the Company-- Prohibited Transactions" in this Section. Third, if the Company fails to annually distribute at least the sum of: (i) 85% of its ordinary income for such year; (ii) 95% of its capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. Fourth, the Company may be subject to the corporate alternative minimum tax. Fifth, the Company would be subject to tax at the highest corporate rate on any non-qualifying income from "Foreclosure Property." Any tax the Company pays due to any of the aforementioned provisions would reduce the cash available to make Distributions to the Stockholders.

    In addition, if the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the transferor corporation, and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (the "Recognition Period"), then, pursuant to guidelines issued by the Service, the excess of the fair market value of the assets as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such assets (the "Net Built-in Gain") at the beginning of such Recognition Period would be subject to tax at the highest regular corporate tax rates (currently 35%). Under Regulations which the Service has been instructed to issue, the Company would also be subject to tax on the Net Built-in Gain of any acquired corporation that becomes a qualified REIT subsidiary ("QRS") at the time the acquired corporation becomes a QRS. As discussed in more detail below under "--Taxation of the Company--Ownership of a Qualified REIT Subsidiary" in this Section, a QRS is generally any corporation that is wholly-owned by a REIT.

    If the Company invests in Properties in foreign countries, the Company's profits from such investments will generally be subject to tax in the countries where such Properties are located. The precise nature and amount of any such taxation would depend on the laws of the countries where the Properties are located. If the Company satisfies the Distribution Test for qualification as a REIT (discussed below) and is therefore not subject to federal corporate income tax on that portion of its ordinary income and capital gain that is currently distributed to its Stockholders, the Company will generally not be able to recover the cost of any foreign tax imposed on profits from its foreign investments by claiming foreign tax credits against its U.S. tax liability on such profits. See "--Taxation of the Company--Annual Distribution Requirements" in this Section. Moreover, a REIT is not able to pass foreign tax credits through to its stockholders. Accordingly, the Company may be subject to double taxation on all or a portion of its income

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from investments in Properties in foreign countries. Such double taxation would reduce the amount of cash the Company has available to make Distributions to its Stockholders. The Company does not intend to invest in Properties in foreign countries.

    REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

    (i) that is managed by one or more trustees or directors;

    (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

    (iii) that would be taxable as a domestic corporation but for its status as a REIT;

    (iv) that is neither a financial institution nor an insurance company;

    (v) the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

    (vi) at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer persons or entities; and

    (vii) with respect to which the Gross Income Tests, Asset Tests and Distribution Tests, described in greater detail below, are met.

    Conditions (i) through (iv) and (vii) above must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) above do not have to be met until after the first taxable year for which a REIT election is made.

    On February 2, 1998, President Clinton introduced his Fiscal Year 1999 Budget Proposals. These budget proposals include a provision that would impose an additional REIT Requirement if enacted. The provision would specify that no person may own stock of a REIT possessing more than 50% of the total combined voting power of all classes of voting stock, or more than 50% of the total value of shares of all classes of stock. Certain attribution rules would be applied to determine a person's stock ownership. If enacted, this proposal would be effective for entities electing REIT status for taxable years beginning on or after the date of first committee action. See "--Other Tax Considerations--President's 1999 Budget Proposals" below in this Section.

    OWNERSHIP OF A PARTNERSHIP INTEREST. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. For example, the Company will be the General Partner of the Operating Partnership. To satisfy the REIT Requirements, the Company will have to meet certain Asset Tests and Gross Income Tests. These tests are described in detail below in this Section under "--Taxation of the Company--Gross Income Tests," and "--Taxation of the Company--Asset Tests." For purposes of satisfying these Asset Tests and Gross Income Tests, the Company will be deemed to own directly an undivided interest in each asset and a share of each item of gross income of a partnership corresponding to the Company's capital interest in the partnership. The character of the assets and income of the partnership will have the same character as if the Company had realized them directly rather than through the partnership. Accordingly, to the extent that any partnership owned by the Company is treated as a partnership for federal income tax purposes, the Company must take into account its proportionate share of the assets, liabilities, and items of income, gain, loss, deduction and credit of the partnership for purposes of the Asset Tests and Gross Income Tests. See "--Taxation of the Company--Tax Aspects of the Company's Investments in Partnerships" and "--Taxation of the Company--Partnership Classification" in this Section.

    OWNERSHIP OF A QUALIFIED REIT SUBSIDIARY. A QRS is disregarded for federal income tax purposes, but may be subject to state and local tax in some jurisdictions. All of the assets, liabilities, and items of income, deduction and credit of a QRS are treated as assets, liabilities, and items of income, deduction and credit of the REIT. Accordingly, the assets, liabilities, and items of income, deduction and credit of any QRS must be taken into account in determining whether the Company satisfies the REIT Requirements.

    If the Company were to acquire a QRS by acquiring all of the stock of an existing corporation, the corporation would be treated as if it had liquidated at the time of acquisition and then reincorporated. Under Regulations which the Service has been instructed to issue, the corporation's Net Built-in Gain would be subject to tax at the time the acquired corporation becomes a QRS. See "--Taxation of the Company--Overview" in this Section. In addition, all earnings and profits of the corporation that were accumulated before it was acquired by the Company would have to be distributed before the end of the Company's taxable year in which it acquired the corporation.

    In the event that a corporation that is a QRS ceases to meet the requirements for qualification as a QRS, the corporation is deemed to have liquidated and is treated as a new corporation that acquired all of its assets from the REIT in exchange for its stock.

    The Company does not intend to acquire or form a QRS, but may do so if it determines that a QRS would be in the Company's best interests.

    The Company, in satisfying the REIT qualification tests set forth above, must meet, among others, the following requirements:

    SHARE OWNERSHIP TESTS. The Shares and any other Equity Stock the Company issues must be held by at least 100 persons (determined without attribution to the owners of any entity owning Equity Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Equity Stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning Equity Stock) (the "Five or Fewer Requirement"). However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. In addition, the Five or Fewer Requirement will be treated as having been met if:
(i) the Company maintains records which disclose the actual ownership of the outstanding Equity Stock, and demands written statements each year from the record holders of 5% or more of the Equity Stock disclosing the beneficial owners thereof; and (ii) the Company does not know, or exercising reasonable diligence would not have known, that it did not satisfy this requirement.

    The Company represents that it: (i) will issue sufficient Equity Stock pursuant to the Offering to allow the Company to satisfy these requirements;
(ii) will not admit investors as Stockholders until the admission will allow there to be sufficient Stockholders to meet these requirements; and (iii) will thereafter admit only those Stockholders that allow the Company to continue to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Equity Stock, which provisions are intended to assist the Company in satisfying these requirements. The Company will also utilize computerized systems designed to prevent violations of these requirements. Furthermore, the Company's Distribution Reinvestment Program contains provisions that prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. See "Distribution Reinvestment and Share Repurchase Programs." Moreover, the Company will maintain records which disclose the actual ownership of the outstanding Equity Stock, and the Company will demand written statements each year from each record holder of 5% or more of the Equity Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Equity Stock and certain other information. See "Description of Securities--Restrictions on Ownership and Transfer." These restrictions are intended to allow the Company to satisfy the Five or Fewer Requirement. However, there can be no assurance that these provisions will allow the Company to satisfy the Share ownership tests described above in any year. If the Company fails to satisfy the Share ownership tests described above, the Company's status as a REIT

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
would terminate, and the Company would not be able to prevent such termination. See "--Taxation of the Company--Failure to Qualify" in this Section.

    On February 2, 1998, President Clinton introduced his Fiscal Year 1999 Budget Proposals. These budget proposals include a provision that impose an additional requirement for REIT qualification. The provision would specify that no person may own stock of a REIT possessing more than 50% of the total combined voting power of all classes of voting stock, or more than 50% of the total value of shares of all classes of stock. Certain attribution rules would be applied to determine a person's stock ownership. If enacted, this proposal would be effective for entities electing REIT status for taxable years beginning on or after the date of first committee action. See "--Other Tax Considerations--President's 1999 Budget Proposals" in this Section. The restrictions on Share ownership described in the preceding paragraph should permit the Company to satisfy this requirement if it should be enacted, but there can be no assurance that these restrictions will allow the Company to satisfy this requirement in any taxable year.

    ASSET TESTS. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets (the "Asset Tests"). After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter if it did not acquire any additional assets and the failure is due solely to changes in the value of its existing assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions as may be required to cure any non-compliance. However, there can be no assurance that these measures will be sufficient to guarantee satisfaction of the Asset Tests. Failure to satisfy the Asset Tests would cause the Company's status as a REIT to terminate. See "--Taxation of the Company--Failure to Qualify" in this Section.

    - 75% ASSET TEST. At least 75% of the value of the Company's total assets must be represented by "Real Estate Assets," cash, cash items (including receivables from the operations of the Company) and government securities (the "75% Asset Test"). "Real Estate Assets" include Interests in Real Property (including undivided interests in real property, leaseholds of land and improvements thereon, and options to acquire land and leaseholds of land and improvements thereon), interests in mortgages on real property (including interests in mortgages on leaseholds or improvements thereon), shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one-year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. In addition, regular and residual interests in a real estate mortgage investment conduit ("REMIC") and regular interests in financial asset securitization investment trusts ("FASIT") are considered "Real Estate Assets." However, if less than 95% of a REMIC's assets are Real Estate Assets, a REIT is treated as if it held its proportionate share of the assets and income of the REMIC directly.

    The Company represents that the purchase contracts for the Properties it will own will apportion in the aggregate no more than 5% of the purchase price of all Properties to property other than "real property," as defined in the Code, to reflect the fair market value of such non-real estate assets. In addition, the Company represents that in the event it rents any personal property to any tenant at any Property, no more than 15% of the total rent received under such lease will be attributable to such personal property. The Company will maintain depreciation schedules which corroborate these representations. In addition, the Company has and will invest funds not used to acquire Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments (as defined below in this Section under "--Taxation of the Company--Gross Income Tests--75% Gross Income Test (the "75% Test")") or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's

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investment in the Properties will constitute "Real Estate Assets" and should allow the Company to meet the 75% Asset Test.

    - 25% ASSET TEST. The remaining 25% of the Company's assets generally may be invested without restriction, although if invested in securities other than Real Estate Assets, such securities may not exceed either: (i) 5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one non-governmental issuer. A partnership interest held by a REIT and an interest in a QRS are not considered "securities" for purposes of these tests. The Company represents that as of the date hereof, it does not own any stock or securities of any other company, and will not acquire securities which would cause the Company to violate these limitation tests.

    On February 2, 1998, President Clinton introduced his Fiscal Year 1999 Budget Proposals. These budget proposals include a provision that would amend the 25% Asset Test to prohibit a REIT from holding stock possessing more than 10% of the vote or value of all classes of stock of a corporation. If enacted, this proposal would be effective with respect to stock acquired on or after the date of the first committee action. See "--Other Tax Considerations--President's 1999 Budget Proposals" in this Section.

    GROSS INCOME TESTS. The Company must satisfy for each calendar year two separate tests based on the composition of its gross income, as determined under its method of accounting (the "Gross Income Tests"). There can be no assurance that the actual operating results of the Company will allow it to satisfy these tests. For purposes of determining whether the Company complies with the 75% Gross Income Test and 95% Gross Income Test, gross income does not include income from Prohibited Transactions. Failure to satisfy the Gross Income Tests would generally result in the loss of REIT status. See "--Taxation of the Company--Failure to Qualify" in this Section.

    - 75% GROSS INCOME TEST (THE "75% TEST"). At least 75% of the Company's gross income for the taxable year must constitute "Rents from Real Property" (as discussed below and as defined in the Glossary), interest on obligations secured by real property mortgages, gains from the sale of Interests in Real Property and real property mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, refunds and abatements of real property taxes, income and gain from the sale of Foreclosure Property (as discussed below and as defined in the Glossary), certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital.

    Income attributable to a lease of real property will generally qualify as "Rents from Real Property" under the 75% Gross Income Test (and the 95% Gross Income Test described below) subject to the following rules:

    (i) Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.

    (ii) The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.

    (iii) Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

    (iv) Rental income will not qualify if the Company furnishes or renders more than DE MINIMIS services to tenants, other than through an "independent contractor" from whom the Company derives no

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       revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

    The Company has represented that:

    (i) The leases of tenants in the Initial Properties provided to Counsel represent the only arrangements between the Company and tenants with regard to the rental of the Initial Properties or any portion thereof;

    (ii) It has not and will not directly or indirectly own 10% or more of any tenant that leases space in the Properties, and no person who owns more than 10% of the Equity Stock of the Company will own, directly or indirectly, 10% or more of any tenant that leases space in the Properties;

    (iii) The portion of any payments received under each lease which are attributable to personal property constitutes less than 15% of the total rent received under such lease, and the depreciation schedules maintained for each Property corroborate this representation;

    (iv) It has not and will not charge rent that is based on the income or profits of any person in certain Properties and that the percentage rent clauses, if any, in its current and future leases are not intended to provide the Company with a prohibited share of income or profits;

    (v) In the case of any lease providing for rents based on a fixed percentage of receipts, such percentage will be fixed at the time the lease is entered into, the provisions will be consistent with normal business practices, and the arrangement will not be intended to provide the Company with a prohibited share of income or profits; and

    (vi) Services received by tenants in connection with their leases of the Properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the Properties to fail to qualify as Rents from Real Property for purposes of the 75% Gross Income Test and the 95% Gross Income Test. The Company intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities. The Company will not derive any revenue from such independent contractors. See "Investment Objectives and Policies--Construction and Development Activities."

    Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such new capital. "New capital" is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company represents that it will invest funds not otherwise invested in Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to satisfy the 75% Gross Income Test.

    - 95% GROSS INCOME TEST (THE "95% GROSS INCOME TEST"). At least 95% of the Company's gross income for the taxable year must be derived from income that satisfies the 75% Gross Income Test, or from dividends, interest or gains from the sale of securities other than securities held as Dealer Property. Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. The Company will invest funds not otherwise invested in Properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Gross Income Test.

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    Based upon the foregoing representations, the Company's share of income from the Properties will primarily give rise to rental income qualifying under the 75% Gross Income Test and the 95% Gross Income Test, and gains on sales of the Properties, substantially all of which should qualify under the 75% Gross Income Test and the 95% Gross Income Test. The Company's anticipated operations indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income to cause adverse consequences. However, no assurance can be given that the actual operations of the Company would allow it to satisfy the Gross Income Tests.

    If the Company fails to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect, the Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to a 100% tax with respect to the greater of the excess net income that caused it not to comply with the 75% Gross Income Test or the 95% Gross Income Test.

    Should the potential amount of non-qualifying income in the future create a risk as to the qualification of the Company as a REIT, the Company intends to take action to avoid not qualifying as a REIT. However, there can be no assurance that such action would be successful in maintaining the Company's status as a REIT. In addition, such action could reduce the amount of cash available for Distributions to the Stockholders. See "--Taxation of the Company--Failure to Qualify" in this Section.

    ANNUAL DISTRIBUTION REQUIREMENTS (THE "DISTRIBUTION TEST"). To qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of: (a) 95% of the Company's REIT Taxable Income (computed without regard to the dividends paid deduction and the Company's net capital gain); and (b) 95% of the net income (after tax), if any, from Foreclosure Property; and (ii) the sum of certain items of non-cash income. Subject to two exceptions, whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate. Under the first exception, dividends declared by the Company in October, November or December will be treated as having been paid on December 31 of such year so long as the dividends are actually paid during January of the following year. Under the second exception, a dividend is treated as paid in the prior taxable year if the Company declares the dividend and files an election before it timely files its tax return for such prior taxable year and the dividend is paid within the 12-month period following the close of the prior taxable year and not later than the date of the first regular dividend payment made after such declaration. A distribution which is not pro rata within a class of Equity Stock or which is not consistent with the rights to distributions between classes of Equity Stock is not taken into consideration for purposes of satisfying the Distribution Test. If the Company fails to meet the Distribution Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT Taxable Income, as adjusted, it will be subject to tax on the undistributed portion. Further, to the extent that the Company fails to distribute at least the sum of 85% of its REIT Taxable Income for such year, 95% of its capital gain net income, and any undistributed taxable income from prior taxable years, the Company would be subject to a 4% excise tax.

    A REIT is subject to tax on its net capital gain, but can reduce its capital gain tax liability by paying capital gain dividends to its stockholders. The amount of capital gain dividends that a REIT may pay for the year is limited to its net capital gain, calculated without taking into account any current net operating loss or net operating loss carryover. To the extent that a REIT elects to pay capital gain dividends in excess of its net income for the taxable year, it must increase its net operating loss carryover by such amount. In the alternative, a REIT may declare a capital gain dividend but elect to retain and pay tax on its net long-term capital gains. If the Company were to make such an election, the Stockholders would be required to report the amount of the capital gain dividend on their income tax returns, but would be entitled to claim a

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credit or refund for a proportionate amount of the tax paid by the Company and to increase their basis in the Shares by the excess of the amount of the capital gain they must report over the tax on that capital gain the Stockholder would be deemed to have paid.

    The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions." It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT Taxable Income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the Distribution Test. However, there can be no assurance that the Company's actual operations will generate sufficient liquid assets, or would allow it to borrow, sufficient cash to satisfy this requirement in any taxable year.

    FAILURE TO QUALIFY. If the Company fails to qualify as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

    PROHIBITED TRANSACTIONS. The Company will be subject to a 100% tax on any net income from "Prohibited Transactions." Net income from a Prohibited Transaction arises from the sale or exchange by a REIT of Dealer Property unless such property is Foreclosure Property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold: (i) is a Real Estate Asset under the 75% Asset Test; (ii) has been held for at least four years, (iii) has capitalized expenditures not in excess of 30% of the net sales price, (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company may eventually sell each of the Properties it acquires, its primary intention in acquiring and operating the Properties is the production of rental income and it does not expect to hold any Property as Dealer Property.

    TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS. The Company may hold direct or indirect interests in the one or more partnerships (the "Partnerships"), including the Operating Partnership. The Company anticipates that it will operate as an Umbrella Partnership Real Estate Investment Trust (an "UPREIT") holding an interest in the Operating Partnership directly and interests in one or more Property Partnerships through the Operating Partnership. The following discussion summarizes certain federal income tax considerations applicable solely to the Company's investments in the Partnerships. The discussion does not address state or local tax laws or any federal tax laws other than income tax laws.

    PARTNERSHIP CLASSIFICATION. The Company is entitled to include in its income its distributive share of the income, and to deduct its distributive share of the losses, of each of the Partnerships only to the extent that each such Partnership is classified for federal income tax purposes as a partnership rather than as an association (or publicly-traded partnership) taxable as a corporation.

    Prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for federal income tax purposes rather than a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations in effect at that time used to distinguish a partnership from a corporation for tax purposes. These four characteristics were (i) continuity of life, (ii) centralization of management,
(iii) limited liability and (iv) free transferability of interests. Under final Treasury Regulations which became effective January 1, 1997, the four factor test has been eliminated, and an entity with two or more members formed as a partnership or limited liability company under relevant state law will be taxed as a partnership for federal income tax purposes unless it specifically elects otherwise. The final Treasury Regulations also provide that the Service will not challenge the classification

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of an existing partnership for tax periods prior to January 1, 1997 so long as
(1) the entity had a reasonable basis for its claimed classification, (2) the entity and all its members recognized the federal income tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity had been notified in writing on or before May 8, 1996, that the classification of the entity was under examination by the Service.

    The Company believes that the Operating Partnership will be treated as a partnership for federal income tax purposes because it was formed as a partnership under state law after January 1, 1997, and will have two or more partners. Further, for each Property Partnership that was formed prior to January 1, 1997, if any, and acquired by the Company hereafter, the Company expects to determine prior to such acquisition that such Property Partnership was treated as a partnership for federal income tax purposes for the periods before January 1, 1997, and such Partnership had a reasonable basis for its claimed classification.

    Additionally, the Company believes that none of the Partnerships will be treated as publicly traded partnerships within the meaning of Section 7704 of the Code, which are taxed as corporations for federal income tax purposes. The Company represents that none of the interests in the Partnerships are or will be registered under the Securities Act or traded on an established securities market and none of the Partnerships have more than 100 partners for purposes of
Section 7704 of the Code (or will otherwise fall within one of the other "safe harbors" for the Partnership to avoid being treated as having interests which are "readily tradable on a secondary market (or the substantial equivalent thereof)." The Company further believes that none of the Partnerships will be treated as a publicly traded partnership on the basis that 90% or more of the annual gross income of such Partnerships will be from certain passive sources, such as Rents from Real Property, interest, and the sale or disposition of real property and capital assets, and that none of the Partnerships would be described as an investment company if it were a domestic corporation. However, the ability to satisfy the requirements of these safe harbors and avoid treatment as a publicly traded partnership will depend on the results of the actual operations of the Partnerships.

    If for any reason any of the Partnerships were taxable as a corporation rather than as a partnership for federal income tax purposes, the character of the Company's assets and items of gross income would change, and, as a result, the Company would most likely be unable to satisfy the Gross Income Tests and Asset Tests, which would thus prevent the Company from qualifying as a REIT. See "--Taxation of the Company--Failure to Qualify" in this Section. In addition, any change in the status for tax purposes of any of the Partnerships might be treated as a taxable event, in which case the Company could incur a tax liability without any related cash distribution. Further, if any of the Partnerships were treated as an association taxable as a corporation, items of income, gain, loss, deduction and credit of such Partnership would be subject to corporate tax. The partners of any such Partnership would be treated for federal income tax purposes as stockholders, with distributions to such partners being treated as dividends. Finally, to the extent that the Company owned more than 10% of the interests of such Partnership, the Company would no longer satisfy the 25% Asset Test and therefore would no longer qualify as a REIT. See "--Taxation of the Company--Gross Income Tests" and "--Asset Tests" in this Section.

INCOME TAXATION OF THE PARTNERSHIPS AND THEIR PARTNERS

    PARTNERS, NOT PARTNERSHIP, SUBJECT TO TAX. A partnership (that is not a publicly traded partnership) is not subject to tax as an entity for federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. The Company will be required to take into account its allocable share of the foregoing items of the Partnerships for purposes of the various REIT Gross Income Tests and Asset Tests, and in the computation of its REIT Taxable Income. See "--Taxation of the Company--Ownership of a Partnership Interest" in this Section.

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    PARTNERSHIP ALLOCATIONS.  Although a partnership agreement will generally determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for tax purposes under Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Company believes that the allocations of taxable income and loss contained in the Operating Partnership Agreement complies with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. For a discussion of the allocations provided for in the Operating Partnership Agreement, see "Operating Partnership Agreement--Tax Matters."

    TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated Property that is contributed to the Partnerships in exchange for an interest in the Partnerships must be allocated for federal income tax purposes in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the Property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the Property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

    The Partnerships will be formed by way of contributions, including contributions of appreciated Property by certain limited partners. Consequently, the Operating Partnership Agreement requires allocations of income, gain, loss and deduction attributable to such contributed Property to be made in a manner that is consistent with Section 704(c) of the Code.

    In general, these allocations tend to eliminate the book-tax differences over the life of the Partnerships by allocating to the Limited Partners of the Operating Partnership, solely for tax purposes, lower amounts of depreciation deductions and increased taxable income and gain on the sale by the Partnerships of the Properties than would ordinarily be the case for economic or book purposes. The Partnerships and the Company will elect to use the "traditional method" under Treasury Regulation Section 1.704-3(c) as the method of accounting for the book-tax differences with respect to Properties contributed to the Partnerships. However, this allocation method may not always entirely rectify book-tax differences on an annual basis or with respect to a specific taxable transaction such as a sale. Moreover, the application of the principles of
Section 704(c) of the Code in tiered partnership arrangements is not entirely clear. Accordingly, the Service may assert that a different allocation should be used to eliminate any such book-tax difference.

    With respect to any Property purchased by any of the Partnerships subsequent to the formation of the Company, such Property will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

    DEPRECIATION DEDUCTIONS AVAILABLE TO THE OPERATING PARTNERSHIP. Certain assets owned by the Partnerships may consist of Property contributed by their partners. In general, when Property is contributed in a tax-free transaction under Section 721 of the Code, the transferee partnership is treated in the same manner as the contributing partner for purposes of computing depreciation. The effect of this rule is to continue the historical basis, placed in service dates and depreciation methods with respect to Property contributed to a partnership. In general, this will result in the Operating Partnership and the Property Partnerships claiming less depreciation than if the contributed Properties were purchased in a taxable transaction. Generally, the burden of the lower depreciation deductions will fall first on the contributing partner, but may also reduce the depreciation allocated to other partners.

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
    BASIS IN PARTNERSHIP INTEREST. The Company's adjusted tax basis in its partnership interest in the Partnerships is generally (i) equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) increased by (A) the Company's allocable share of the Partnerships' income and (B) the Company's allocable share of indebtedness of the Partnerships, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Partnerships' losses and (B) the amount of cash and the basis of any other property distributed by the Operating Partnership to the Company, including any constructive cash distributions resulting from a reduction in the Company's allocable share of indebtedness of the Partnership.

    If the allocation to the Company of its distributive share of any loss of the Partnerships would reduce the adjusted tax basis in its partnership interest in the Partnerships below zero, the recognition of such excess loss will be deferred until such time and to the extent that the Company has sufficient tax basis in its partnership interest so that the recognition of such loss would not reduce the amount of such tax basis below zero. To the extent that the Partnerships' distributions, or any decrease in the Company's share of the indebtedness of the Partnerships (each such decrease being considered a constructive cash distribution to the Company), would reduce the Company's adjusted tax basis in its partnership interest below zero, such excess distributions (including such constructive distributions) would constitute taxable income to the Company. Such distributions and constructive distributions will normally be characterized as a capital gain, and if the Company has held its partnership interest in the Partnerships for longer than one year, the distributions and constructive distributions will be taxed at favorable capital gains rates. Currently, the maximum capital gains rate is 28%. However, the maximum rate applicable generally to individuals who have held property longer than 12 months currently is 20%. Beginning in the year 2002, the maximum capital gains rate applicable to property held by an individual for at least 12 months will be 18%.

TAXATION OF STOCKHOLDERS

    TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income to the Stockholder. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Equity Stock by the amount of such Distribution. The adjustment to tax basis will result in increased gain or a reduced loss on sales of the Stockholder's Equity Stock. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains.

    Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends as long as the Company qualifies as a REIT. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses, or foreign tax credits, of the Company to reduce their tax liabilities.

    Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to U.S. Stockholders as long-term capital gain for the taxable year (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period

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for which the U.S. Stockholders has held other Equity Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

    The Company may elect to designate amounts retained as long-term capital gain income. As discussed above, the Company would be taxed at regular corporate capital gains tax rates on such amounts. See "--Taxation of the Company--Annual Distribution Requirements (the "Distribution Test")" in this Section. In that case, each Stockholder would increase the adjusted basis in the Shares owned by the Stockholder by the amount of the allocable long-term capital gains retained by the Company and would also receive a credit for a proportionate share of the tax paid by the Company. Each Stockholder would increase the adjusted basis in the Equity Stock owned by the Stockholder by the amount of the allocable long-term capital gain.

    In general, the sale of Equity Stock held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received from the sale and the Stockholder's adjusted tax basis in the Equity Stock sold. Sales of Equity Stock held for more than 12 months by individual Stockholders may qualify for the 20% reduced capital gains rate. Sales of Equity Stock held for more than 12 months may qualify for an 18% reduced capital gains rate if recognized in tax years beginning after December 31, 2002. However, any loss from a sale or exchange of Equity Stock by a Stockholder who has held such Equity Stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of any Distributions from the Company that the Stockholder treated as long-term capital gain. In addition, Distributions to Stockholders in excess of earnings and profits that reduce a Stockholder's basis will increase the gain or reduce the loss recognized upon the sale of the Equity Stock.

    BACKUP WITHHOLDING. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such
Stockholder: (a) is a corporation or comes within other exempt categories; or
(b) provides a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding can be credited against the Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Stockholders--Taxation of Foreign Stockholders" in this Section.

    TAXATION OF TAX-EXEMPT STOCKHOLDERS. Distributions by the Company to a Stockholder that is a Tax-Exempt Entity should not constitute unrelated business taxable income ("UBTI") unless the Tax-Exempt Entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Equity Stock), or the Shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

    Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT," qualified plans exempt from tax under Section 401(a) of the Code ("Qualified Plans") that hold 10% or more of the Equity Stock (by value) could recognize UBTI. The Company will constitute a Pension-Held REIT if either: (i) at least one Qualified Plan holds more than 25% (by value) of the Equity Stock; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Equity Stock) hold an aggregate of more than 50% (by value) of the Equity Stock. If the Company were a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will constitute UBTI based on the ratio that the Company's gross income (less allowable deductions) which would be considered UBTI if the REIT were a Qualified Plan bears to the Company's total gross income (less certain allowable deductions). The Ownership Limit contained in the Articles provides that no

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Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by number or by value) of the Shares without requesting and obtaining prior Board approval. The Ownership Limit should prevent the Company from unintentionally becoming a Pension-Held REIT; however, there can be no assurance that the Company will not be a Pension-Held REIT. The Company represents that the Board of Directors will not consent to allow anyone to acquire more than 9.8% of the Shares if doing so would cause the Company to be a Pension-Held REIT.

    In connection with the offering of the Shares pursuant to this Prospectus, Counsel has given its Opinion, based on the assumptions and representations made in this Section and throughout this Prospectus, and on various representations made by the Company and the Advisor to Counsel as to certain factual matters, that, as of the date of this Prospectus, Distributions to a Stockholder which is a Tax-Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust owns more than 10% of the Equity Stock and the Company is a Pension-Held REIT. The Opinion is subject to certain limitations and qualifications. See "Risk Factors--Tax Risks--Risks Regarding REIT Qualification and Consequences of Failure to So Qualify" and "--Limitations on Opinion of Counsel"; and "--Opinion of Tax Counsel" in this Section.

    TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders").

    PROSPECTIVE FOREIGN STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF UNITED STATES, STATE AND LOCAL INCOME TAX LAWS ON AN INVESTMENT IN THE COMPANY, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX CONSEQUENCES IN OTHER COUNTRIES IN WHICH THEY ARE SUBJECT TO TAX.

    In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the United States. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Section 884 of the Code. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

    Generally, any dividend that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty. A distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

    Distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest (a "USRPI") are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at the capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such Distributions may also be subject to branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.

    Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 35% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. Solely for this purpose, the Company will be deemed to have designated the largest portion of a distribution that could be designated as a capital gain dividend under the Code, regardless of the amount actually designated by the Company. Thus, the 35% withholding rate may apply to a portion of ordinary dividends

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in some cases. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

    Unless the Shares constitute a USRPI under Section 897 of the Code, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a USRPI if the Company is a "Domestically Controlled REIT." A Domestically Controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a Domestically Controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be (but are not guaranteed to be) publicly traded, no assurance can be given that the Company will continue to be a Domestically Controlled REIT. Notwithstanding the foregoing, capital gain which is not subject to U.S. income taxation under these rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company does not constitute a Domestically Controlled REIT, whether a Foreign Stockholder's sale of his or her Shares would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company. If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of Shares and are subject to tax under Section 897 of the Code may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions. In any event, a purchaser of Shares from a Foreign Stockholder will not be required to withhold on the purchase price if the purchased Shares are "regularly traded" on an established securities market or if the Company is a Domestically Controlled REIT. Otherwise, the purchaser of the Shares may be required to withhold 10% of the purchase price and remit this amount to the Service.

    If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker-dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.

OTHER TAX CONSIDERATIONS

    COMPANY'S PURCHASE OF PROPERTIES WITH SHARES. If the Company acquires Properties with Equity Stock, the Company will not have any gain or loss on the issuance of its Equity Stock in exchange for such Properties, regardless of the tax consequences for the seller. If the transaction is structured as a tax-free

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transaction for the seller, such as a merger, the Company will take a carry-over basis for tax purposes in the Property. Such a carry-over basis will produce a lower basis for purposes of depreciation then would arise if the Company acquired the Property in a taxable transaction, in which event, the Company's basis in the acquired Property would be the same as if the Property was purchased outright. This lower basis will result in lower depreciation deductions on an annual basis which, all things equal, will increase the Company's income, and, therefore, increase the amount of Distributions the Company must pay in order to maintain its status as a REIT as compared to the effects on income and Distributions had the Property been acquired in a taxable transaction. In addition, if the Company acquires the Property in a tax-free transaction, the built-in gain on the asset will be subject to tax at the highest effective corporate rates if the Company sells such asset during the 10-year Recognition Period. See "--Taxation of the Company-- Overview" in this Section. The Company represents that it will acquire only those Properties which it intends to hold for more than 10 years.

    DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who purchase Shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income on the amount they would have received as Distributions had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. See "--Taxation of Stockholders" in this Section. Shares received under the DRP will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

    STATE AND LOCAL TAXES. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares.

    PRESIDENT'S 1999 BUDGET PROPOSALS. On February 2, 1998, President Clinton introduced his Fiscal Year 1999 Budget Proposals. These budget proposals contain a number of provisions which, if enacted, would affect the federal income tax treatment of REITs. First, the budget proposals provide for a freeze on the grandfathered status of "stapled" or paired share REITs. The Company will not have stapled or paired shares and therefore would not be affected by this proposal.

    Second, the budget proposals would amend the 25% Asset Test to prohibit a REIT from holding stock possessing more than 10% of the voting power or value of all classes of stock of a corporation. If enacted, this proposal would be effective with respect to stock acquired on or after the date of the first committee action. The Company represents that it will observe this requirement if this proposal is submitted for committee action.

    Third, the budget proposals included a provision that would impose an additional requirement for REIT qualification. The provision would specify that no person may own stock of a REIT possessing more than 50% of the total combined voting power of all classes of voting stock, or more than 50% of the total value of shares of all classes of stock. Certain attribution rules would be applied to determine a person's stock ownership. If enacted, this proposal would be effective for entities electing REIT status for taxable years beginning on or after the date of the first committee action. The restrictions on share ownership described above should prevent the Company from violating this requirement. See "--Taxation of the Company--Share Ownership Tests" in this Section. However, there can be no assurance that these restrictions would permit the Company to satisfy this requirement. In the event that this provision is enacted and the Company failed to satisfy its requirements, the Company would not qualify as a REIT. See "--Taxation of the Company--Failure to Qualify" in this Section.

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                              ERISA CONSIDERATIONS

    The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of ERISA and of Section 4975 of the Code that may be relevant to a prospective purchaser of the Shares. This discussion does not deal with all aspects of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

    A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE PURCHASER WHICH IS AN ERISA PLAN, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE, AND (TO THE EXTENT NOT PRE-EMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH PLAN OR IRA. PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A PLAN TO PURCHASE THE SHARES.

    In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement, IRA or other employee benefit plan ("Plan") in Shares, fiduciaries of the Plan should consider, among other things, whether the investment: (i) will be in accordance with the governing documents of the Plan and is authorized and consistent with their fiduciary responsibilities under ERISA; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will be sufficiently liquid; and (v) is prudent and in the best interests of the Plan, its participants and beneficiaries under ERISA standards.

    The fiduciary of an IRA, or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan"), should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law.

    In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code).

    A Prohibited Transaction may occur if the assets of the Company are deemed to be assets of a Plan (I.E., the "look-through rule") which invests in Shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of Plan assets is a Plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a Prohibited Transaction with the Plan. Thus, the action of an employee of the Company in dealing with the assets of the Company can, under certain circumstances, cause a Plan which invests in the Shares to be a participant in a Prohibited Transaction. While "Plan assets" are not defined in ERISA or the Code, the United States Department of Labor ("DOL") has issued regulations (the "DOL Regulations") that provide guidance on the circumstances under which a Plan's investment in Shares will be subject to the "look-through rule" and thus turn the Company's assets into Plan assets. The DOL Regulations provide an exception to the "look-through rule" for a Plan which invests in a "publicly-offered security." This exception would apply to the Shares, if they are part of a class of securities that is "widely-

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held," "freely-transferable," and either registered under Section 12(b) or 12(g)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act, provided the class of securities of which the security is a part are registered under the Exchange Act within 120 days or such longer period as is allowed by the SEC after the end of the fiscal year of the issuer during which the offering occurred. The Shares are being sold in an offering registered under the Act and the Company represents that the class of securities of which the Shares are a part will be registered under the Exchange Act within applicable time limits.

    The DOL Regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares will be held by over 100 independent investors upon conclusion of the Offering and, therefore should be considered "widely-held."

    The DOL Regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." The DOL Regulations indicate that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." The Company believes that the Ownership Limits imposed under the Articles on the transfer of the Shares are designed to prevent violations of the Five or Fewer Requirement (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable."

    The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not "freely-transferable," or not "widely-held". However, the Company believes that the Shares will be "publicly offered securities" for purposes of the DOL Regulations and that (i) the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares and (ii) any person who exercises authority or control with respect to the Company's assets should not be treated as a Plan fiduciary of any Plan that invests in the Shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Code.

                                 WHO MAY INVEST

    An investment in Shares involves certain risks and is suitable only as a long-term investment for Persons of adequate financial means who have no immediate need for liquidity in their investment. Shares will be sold only to Persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for investors resident in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and for investors resident in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a minimum net worth (determined with the foregoing exclusions) of $150,000. As explained below, there are higher standards for residents of certain states.

    If the investor is a resident of California, Massachusetts or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a

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minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

    If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

    In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or the grantor is the fiduciary.

    In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor. By acceptance of the confirmation of the purchase or delivery of the Shares, an investor represents that he satisfies any applicable suitability standards.

    In purchasing Shares, custodians or trustees of employee pension benefits plans or IRAs may be subject to the fiduciary duties imposed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"; and "ERISA Considerations."

    Suitability standards may be higher in certain states. Investors must meet all of the applicable requirements set forth in the Subscription Agreement relating to the Shares (the "Subscription Agreement"). A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is contained in Appendix C to this Prospectus. Under the laws of certain states, an investor may transfer his or her Shares only to persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Ownership and Transfer."

    The agreements between the Dealer Manager and each of the Soliciting Dealers requires each Soliciting Dealer to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company, the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the Subscription Agreement, by tendering payment for Shares and by accepting confirmation of purchase or delivery of the Shares, an investor represents that it, he or she satisfies any applicable suitability standards.

    In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the subscriber, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.

                              PLAN OF DISTRIBUTION

GENERAL

    Of the 55,250,000 Shares offered by this Prospectus, the Company is offering 50,000,000 Shares on a "best efforts" basis at a purchase price of $10 per Share with a minimum initial investment of $3,000 ($1,000 in the case of Tax-Exempt Entities, except for Iowa where the minimum investment for IRAs will

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
be $3,000 and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be $2,000); 4,000,000 Shares at a purchase price of $9.50 per Share are being offered for issuance through the Distribution Reinvestment Program; 1,250,000 Soliciting Dealer Warrants to purchase 1,250,000 Shares and the 1,250,000 Shares underlying the Soliciting Dealer Warrants are also being offered. See "Description of Securities--Soliciting Dealer Warrants." "Best efforts" means that the Dealer Manager is not guaranteeing that any specified amount of capital will be raised. The Offering will commence as of the date of
this Prospectus and will terminate not later than            , 2000. The Company
reserves the right to terminate the Offering at any time.

    See "Management--Inland Securities Corporation" for a description of the past activities of the Dealer Manager and of its key personnel.

ESCROW CONDITIONS

    Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within 10 days (and generally within 24 hours) after receipt by the Company.

ADVISOR'S COMPANY CONTRIBUTION AND ADVISOR'S PARTNERSHIP CONTRIBUTION

    The Advisor purchased 20,000 Shares in connection with the organization of the Company for $10 per Share, an aggregate purchase price of $200,000. The Advisor also made a capital contribution in the amount of $2,000 prior to the offering of Shares by the Company pursuant to this Prospectus, for which the Advisor received 200 LP Common Units in the Operating Partnership valued at $2,000. The Advisor may not sell or otherwise transfer these 20,000 Shares or the 200 LP Common Units (or the Shares for which they may be exchanged) while it remains the Advisor except to an Affiliate. The Advisor and its Affiliates may purchase Shares for their own accounts. However, at no time on or after July 1, 1999 will the Advisor own 9.8% or more of the total number of the Company's outstanding Shares. Any purchases of Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward distribution.

SUBSCRIPTION PROCESS

    The Shares are being offered to the public by the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the Soliciting Dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for the person and transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

    The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. A subscription will be accepted or rejected within 10 days (and generally within 24 hours) after the receipt by the Company of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares. If the subscription is accepted, a confirmation will be mailed not more than three business days after acceptance by the Company. A sale of the Shares may not be completed until at least three business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational Documents. If for any reason the subscription is rejected, the check and Subscription Agreement will be returned to the subscriber, without interest or deduction, within 10 days after receipt.

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    Shares will only be sold to persons who initially purchase a minimum of 300
Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for investors in the State of Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and investors in the State of Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). Subscriptions will be accepted for fractional Shares only in the discretion of the Company.

DETERMINATION OF INVESTOR SUITABILITY

    The Company, the Dealer Manager and each Soliciting Dealer will make reasonable efforts to determine that those persons being offered or sold the Shares satisfy the suitability standards set forth herein and that an investment in the Shares is an appropriate investment for the investor. The Soliciting Dealers must ascertain that the investors can reasonably benefit from an investment in the Company. In making the determination, the Soliciting Dealers will consider whether: (i) the investor has the capability of understanding the fundamental aspects of the Company based on the investor's employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and
(iii) the investor has the financial capability to invest in the Company.

    By executing the Subscription Agreement, each Soliciting Dealer acknowledges its determination that the Shares are a suitable investment for the investor. Each Soliciting Dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers must maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

COMPENSATION

    Except for Special Sales, the Company will pay the Dealer Manager cash selling commissions of 7% on all of the 50,000,000 Shares sold on a "best efforts" basis for serving as the Dealer Manager of the Offering and for the sale of Shares through its efforts. A portion of these selling commissions may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares. Except for Special Sales, an additional 2% of the Gross Offering Proceeds from the 50,000,000 Shares sold on a "best efforts" basis shall be paid to the Dealer Manager as a Marketing Contribution in lieu of reimbursement of certain expenses associated with marketing. In addition, the Dealer Manager may be reimbursed by the Company for BONA FIDE due diligence expenses of the Dealer Manager and the Soliciting Dealers not to exceed a maximum of 0.5% of the Gross Offering Proceeds from the 50,000,000 Shares sold on a "best efforts" basis (the Due Diligence Expense Allowance). All or any portion of the Marketing Contribution and Due Diligence Expense Allowance may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers. Generally, no portion of the Marketing Contribution will be reallowed to Soliciting Dealers unless they have a prescribed minimum annual sales volume of Shares. Marketing and due diligence costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers, will be deducted from any Marketing Contribution or Due Diligence Expense Allowance otherwise payable to the Soliciting Dealers.

    The Company will issue and sell to the Dealer Manager one Soliciting Dealer Warrant (for a price of $.0008 per Soliciting Dealer Warrant) for each 40 Shares sold during the Offering, subject to federal and state securities laws and subject to the issuance of a maximum of 1,250,000 Soliciting Dealer Warrants, except in the case of Shares sold to residents of the States of Minnesota or South Carolina where the Company will not issue and the Dealer Manager will not transfer Soliciting Dealer Warrants. The Dealer Manager may retain or reallow the Soliciting Dealer Warrants to the Soliciting Dealer who sold the Shares. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12.00 per Share for each Soliciting Dealer Warrant during the period commencing one year from the first date upon which any of the Soliciting Dealer Warrants are issued and ending five years after such first date of issuance (the "Exercise Period"). If, at the time of any exercise of a Soliciting Dealer Warrant, the then offering price of Shares pursuant to this Prospectus for this Offering has been increased (which is not presently anticipated), then the exercise price of each unexercised warrant issued in connection with this Offering shall be adjusted to be equal to 120% of the then current offering price per Share of the Shares offered or sold pursuant to this Prospectus. Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following issuance thereof. In addition, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance. Holders of the Soliciting Dealer Warrants, therefore, have, at nominal cost, the opportunity to profit from a rise in the market price for the Shares without assuming the risk of ownership. Exercise of these warrants will dilute the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants."

    The maximum compensation to be paid by the Company in connection with the Offering (assuming that there are no Special Sales) will not exceed: (i) a total of 7% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares sold on a "best efforts" basis for selling commissions; and (ii) a total of 2% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares sold on a "best efforts" basis as the Marketing Contribution. The aggregate of these commissions and expenses plus the value attributable to the Soliciting Dealer Warrants that may be issued to the Dealer Manager and the Soliciting Dealers will not exceed 10% of the Gross Offering Proceeds. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed for BONA FIDE due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares sold on a "best efforts" basis.

    The Company may not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided that nothing herein shall prohibit the registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Shares.

VOLUME DISCOUNTS

    Investors purchasing at least $200,000 worth of Shares (20,000 Shares) through the same Soliciting Dealer will be entitled to a reduction in the selling commission payable in connection with the sale of those Shares in accordance with the following schedule:

        AMOUNT OF
  PURCHASER'S INVESTMENT
--------------------------   MAXIMUM COMMISSION PER
    FROM           TO                 SHARE
------------  ------------  -------------------------
$    200,000  $    499,999                5.5%
     500,000       999,999                4.0%
   1,000,000     1,999,999                2.5%
   2,000,000      and over                1.0%

    Any reduction in the selling commission in respect of the above volume discounts will be credited to the investor in the form of additional whole Shares or fractional Shares purchased net of commissions. As to sales of Shares which are entitled to volume discounts, the Company will pay the reduced selling commissions set forth above.

    Certain subscriptions may be combined for the purpose of crediting an investor with additional Shares for the volume discount and for determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all combined purchases are made through the same Soliciting Dealer. Subscriptions of spouses and of Persons holding as joint tenants or tenants in common may be combined for purposes of computing amounts invested. Subscriptions from Tax-Exempt Entities may be combined for purposes of computing amounts invested if investment decisions are made by the same Person, except however, if the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the Tax-Exempt Entities whose subscriptions are sought to be combined. Subscriptions of Tax-Exempt Entities may not be combined with subscriptions of any Persons other than such other Tax-Exempt Entities. The investor must mark the "Additional Investment" space on the Subscription Agreement Signature Page in order for subscriptions to be combined. The Company is not responsible for failing to combine subscriptions, where the investor fails to mark the "Additional Investment" space.

    If the Subscription Agreements for the subscriptions to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of such combined purchases will be credited on a pro rata basis. If the Subscription Agreements for the subscriptions to be combined are not submitted at the same time, then any additional Shares to be credited as a result of such combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of such submission; except however, the additional Shares to be credited to any Tax-Exempt Entities whose subscriptions are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each Tax-Exempt Entity and their combined purchases.

    In the event the dollar amount of commissions paid for such combined purchases exceeds the maximum commissions for such combined purchases (taking the volume discount into effect), the Dealer Manager will be obligated to forthwith return to the Company (and Soliciting Dealers will be obligated to return to the Dealer Manager) any excess commissions received. The Company (as to the Dealer Manager) and the Dealer Manager (as to the Soliciting Dealers) may adjust any future commissions due for any such excess commissions that have not been returned.

OTHER DISCOUNTS

    Due to lower administrative costs, employees and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager and the Soliciting Dealers will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance or for $9.05 per Share. Any Shares purchased by the Advisor or its Affiliates will be purchased for investment purposes only and not with a view toward distribution.

    Participants in the Company's DRP may purchase Shares for a reduced price of $9.50 per Share due to lower administrative costs.

TRANSFER OF SHARES

    A Stockholder may assign all or some of his Shares, subject to certain restrictions contained in the Articles. See "Description of Securities--Restrictions on Ownership and Transfer." An assignment will confer upon the assignee, the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company must be delivered to the Company;

(ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer not to exceed $100; (iii) no assignment will be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above; (iv) no assignment will be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if it would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan Assets; and (vi) no assignment will be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.

    The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company will determine when and if to apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements. There is no assurance that the Company will apply for such listing or inclusion, even if it satisfies the appropriate listing or inclusion standards.

INDEMNIFICATION

    The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company will not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act.

                                HOW TO SUBSCRIBE

    Shares may be purchased by investors who meet the suitability standards described above under "Who May Invest" and "Plan of Distribution--Determination of Investor Suitability" by proceeding as follows:

        1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.

        2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Appendix C.

        3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for IRRET along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

        4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the Subscription Agreement and agrees to be bound by all of the terms of the Subscription Agreement.

    Within 10 days (and generally within 24 hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within three days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within 10 days after receipt.

    Subscriptions made through IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.

                                SALES LITERATURE

    In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor, may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) "tombstone" newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

    The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

    This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering.

            DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

    The Distribution Reinvestment Program (the "DRP") provides the Company's Stockholders with an opportunity to purchase additional Shares by reinvesting Distributions. Stockholders who elect to take part in the DRP ("Participants") will authorize the Company to use Distributions payable to them to purchase additional Shares. A Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

    Purchases under the DRP are made at a price equal to $9.50 per Share, a reduction from the $10 offering price per Share, which reduced price reflects a decrease in costs associated with these issuances. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are intended to be paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

    Commencing with the first Distribution paid after the effective date of the Offering and continuing until the termination of the Offering, Participants will acquire Shares from the Company at a fixed price of $9.50 per Share. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the price at which Shares may be purchased through the DRP. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national securities exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Within 90 days after the end of the Company's fiscal year, the Company will: (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of these Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amount of Distributions received during the prior fiscal year. The individualized statement to Participants will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days notice to Participants.

    Stockholders who participate in the DRP will recognize dividend income, taxable to the extent of the Company's current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased Shares through the DRP. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. Shares received under the DRP will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

    If the Company's Shares are listed on a national securities exchange or included for quotation on a national market system and the DRP is continued, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price.

    As explained under "Description of Securities--Restrictions on Ownership and Transfer," the certificates representing Shares purchased through the DRP will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

    The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting the elimination of selling commissions and the Marketing Contribution and Due Diligence Expense Allowance).

    Repurchases under the SRP will be made quarterly by the Company on a first-come, first-served basis, and will be limited in the following manner: (i) not more than $500,000 worth of the outstanding Shares may be repurchased in any given year; and (ii) the funds available for repurchase are limited to available proceeds received by the Company from the sale of Shares under the DRP. The determination of available funds from sales under the DRP will be made at the sole discretion of the Board. In making this determination, the Board will consider the need to use proceeds from the Share sales under the DRP for investment in additional Properties, or for maintenance or repair of existing Properties. Such Property-related uses are given priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

    The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his or her request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period: (i) at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days; or (ii) upon the listing of the Shares on a national securities exchange or the inclusion of the Shares for quotation on a national market system.

    Shares purchased by the Company under the SRP will be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

                            REPORTS TO STOCKHOLDERS

    The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

    The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and to any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and
(vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

    In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

    Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days after making such Distribution.

    Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a Property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the Property acquired during the quarter; (ii) the present or proposed use of such Property and its suitability and adequacy for such use; (iii) the terms of any material leases affecting the Property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the Property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a Property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the Net Proceeds of the Offering.

    After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid for the Property; (iii) the aggregate of all Acquisition Expenses paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

    The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of Shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge to be paid: (i) directly by the Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.

                                 LEGAL MATTERS

    Legal matters in connection with the Company's status as a REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Wildman, Harrold, Allen & Dixon, Chicago, Illinois (legal counsel to the Company). Wildman, Harrold, Allen & Dixon does not purport to represent Stockholders or potential investors who should consult their own legal counsel. See "Conflicts of Interest--The Company and the Advisor have the Same Legal Counsel." The legality of the Shares offered hereby will be passed upon for the Company by Brown & Wood LLP, Washington, D.C.

    The statements in the Section of the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section of the Prospectus titled "ERISA Considerations" have been reviewed by Wildman, Harrold, Allen & Dixon.

                                    EXPERTS

    The balance sheet of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Walden Square for the year ended December 31, 1997, the Historical Summary of Gross Income and Direct Operating Expenses of Lake Olympia Square for the year ended December 31, 1997, and the Historical Summary of Gross Income and Direct Operating Expenses of The Landings for the year ended December 31, 1997 have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-11 under the Act, with respect to the Shares offered hereby (the "Registration Statement"). This Prospectus, which is part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and financial statements thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits filed therewith. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference and the exhibits and schedules thereto.

    For further information with respect to the Company and the Shares, reference is made to the Registration Statement and such exhibits and schedules, copies of which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and which will also be available for inspection and copying at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a web site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file documents electronically with the Commission, including the Company, and the address is http:// www.sec.gov.

    Following the closing of the Offering, the Company will be subject to the informational requirements of the Exchange Act, and will, therefore, be required to file reports, proxy and information statements and other information with the Commission pursuant to the reporting requirements of Section 13(a) of the Exchange Act, in addition to any other legal requirements. Such reports, statements and information can also be inspected and copied at the Commission's offices and web site referred to above.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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                                    GLOSSARY

    Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

    "ACT" means the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

    "ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, Properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on Property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature, however designated, and personnel and miscellaneous expenses related to the selection and acquisition of Properties. Acquisition Expenses will accrue and be paid on Properties purchased with the Gross Offering Proceeds, proceeds of Shares sold via the Company's Distribution Reinvestment Program and proceeds received from the issuance and exercise of the Soliciting Dealer Warrants issued by the Company in connection with the Offering, as well as on the entire purchase price of all Properties including any acquisition financing related thereto.

    "ADA" means the Americans with Disabilities Act of 1990, as amended, and the Regulations promulgated under the authority conferred thereby.

    "ADVISOR" means the Person(s) responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Retail Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

    "ADVISOR ASSET MANAGEMENT FEE" means an amount equal to 1% of the Average Invested Assets, as provided in the Advisory Agreement.

    "ADVISOR'S COMPANY CONTRIBUTION" means the $200,000 the Advisor paid to the Company for the purchase of 20,000 Shares in connection with the organization of the Company for a purchase price of $10 per Share.

    "ADVISOR'S PARTNERSHIP CONTRIBUTION" means the $2,000 contributed to the Operating Partnership by the Advisor for 200 LP Common Units in the Operating Partnership valued at $2,000.

    "ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will perform certain specified services to the Company.

    "AFFILIATE" means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

    "AFFILIATED DIRECTORS" means those Directors of the Company who are affiliated with the Company or its Affiliates.

    "AFFILIATES' ACQUISITION COST" means the cost of the Initial Properties to the Initial Property Sellers including the purchase prices paid, plus any Acquisition Expenses, including any financing costs (excluding interest on any loans) paid by the Initial Property Sellers to either Affiliates of TIGI or to third parties.

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    "AFFILIATES' ACQUISITION DEBT" means the amount borrowed by the Initial
Property Sellers from an Affiliate of TIGI to pay the difference between the Affiliates' Acquisition Cost and the Initial Mortgage Debt for the Initial Properties.

    "ANCHOR TENANT" means tenants generally occupying approximately 30% or more of the GLA of a Retail Property, or the tenant of any single-user property.

    "ANNUALIZED BASE RENTAL REVENUE" is the annualized contractual base rent for all leases in effect as of January 1, 1998, which is determined by multiplying by 12 the monthly contractual base rents as of January 1, 1998 under existing leases. Base rent excludes: (a) percentage rents; (b) additional charges paid for by tenants including common maintenance, real estate taxes and other expense reimbursements; and (c) future contractual rent escalations.

    "ANNUALIZED NET RENT" means with respect to a lease, the monthly net rent due under the lease as determined in accordance with GAAP, annualized for all leases in effect as of January 1, 1998.

    "ARTICLES" means the Company's Articles of Incorporation, as amended.

    "ASSET TESTS" means the 75% Asset Test and the 25% Asset Test.

    "AVERAGE INVESTED ASSETS" means, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

    "BOARD" means the Board of Directors of the Company.

    "BUSINESS COMBINATION" means a merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, recapitalization or change of outstanding Shares.

    "BYLAWS" means the Bylaws of the Company, as amended.

    "CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

    "CMSAS" means consolidated metropolitan statistical areas as defined by the United States Office of Management and Budget.

    "CODE" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder (sometimes referred to as the "Treasury Regulations") or corresponding provisions of subsequent revenue laws.

    "COMMISSION" or "SEC" means the United States Securities and Exchange Commission.

    "COMMON UNITS" means the LP Common Units and the GP Common Units of the Operating Partnership collectively.

    "COMMUNITY CENTER" means any Shopping Center leased primarily to one or more retail tenants providing for the sale of soft lines (wearing apparel for men, women and children) and hard lines (hardware and appliances) in addition to the convenience goods and personal services provided by a Neighborhood Center, with GLA ranging from 100,000 to 300,000 or more square feet. A Community Center makes a greater variety of merchandise available--in sizes, styles, colors and prices--than a Neighborhood Center. Many are built around a junior department store, variety store or discount department store as the major tenant, in addition to a supermarket. Others are built around multiple

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Anchor Tenants such as large superstores and off-price stores. A Community
Center does not have a full line department store, though it may have a strong specialty store or stores.

    "COMPANY" means Inland Retail Real Estate Trust, Inc., a Maryland corporation.

    "COMPANY'S PRIMARY PROPERTY INVESTMENTS" means collectively, the Retail Centers in the Primary Geographical Area of Investment and the Triple-Net Single-User Properties Outside the Primary Geographical Area of Investment.

    "COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of such Property.

    "CONSTRUCTIVELY OWN" shall mean ownership of Equity Stock or options to acquire Equity Stock by a Person who would be treated as the owner of such Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

    "CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property exclusive of Acquisition Expenses.

    "CONTROL SHARES" means voting shares of stock of a Maryland corporation which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy) would entitle the acquiror to exercise voting power in electing Directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power. Control Shares do not include Shares the acquiror is then entitled to vote as a result of having previously obtained Stockholder approval.

    "CONTROL SHARE ACQUISITION" means the acquisition of Control Shares, subject to certain exceptions.

    "COUNSEL" means the Chicago, Illinois law firm of Wildman, Harrold, Allen & Dixon.

    "CPI" means the Consumer Price Index, the economic index issued by the United States Department of Labor indicating price increases or decreases for the United States economy.

    "CREDITWORTHY TENANT" means a tenant with a minimum net worth of $10 million or ten times one year's rental payments required under the lease or whose lease payments have been guaranteed by an Affiliate of such tenant (a "Guarantor") with a minimum net worth of $10 million.

    "CUMULATIVE RETURN" means a cumulative, non-compounded return, equal to 7% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

    "CURRENT RETURN" means a non-cumulative, non-compounded return, equal to 7% per annum on Invested Capital.

    "DEALER MANAGER" means Inland Securities Corporation, one of the TIGI Affiliated Companies.

    "DEALER PROPERTY" means stock in trade of a taxpayer or other property of a kind which would properly be included in the inventory of the taxpayer if on hand at the close of the taxable year, or property held by the taxpayer primarily for sale to customers in the ordinary course of his trade or business, as described in Section 1221(1) of the Code.

    "DIRECTORS" means the members of the Board of Directors of the Company (including the Independent Directors).

    "DISTRIBUTIONS" means any cash distributed to Stockholders arising from their interest in the Company.

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    "DISTRIBUTION TEST" means the REIT Requirement that a REIT distribute annually to its Stockholders an amount at least equal to (i) the sum of (A) 95% of its REIT Taxable Income for the year (determined without regard to the dividends paid deduction and by excluding any net capital gain) and (B) 95% of the excess of its net income from Foreclosure Property over the taxes imposed on such income; minus (ii) certain excess non-cash items.

    "DOL" means the United States Department of Labor.

    "DOL REGULATIONS" means final, temporary and proposed regulations promulgated by the DOL.

    "DOMESTICALLY CONTROLLED REIT" means, generally, a REIT in which at all times during a specific testing period less than 50% in value of its shares are held directly or indirectly by Foreign Stockholders.

    "DRP" means the Company's Distribution Reinvestment Plan.

    "DUE DILIGENCE EXPENSE ALLOWANCE" means an amount up to 0.5% of the Gross Offering Proceeds from the sale of 50,000,000 Shares offered on a "best efforts" basis (except for certain Special Sales) paid to the Dealer Manager, a portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers, to reimburse the Dealer Manager or Soliciting Dealers for BONA FIDE due diligence expenses.

    "EQUITY STOCK" means stock that is either Shares and/or Preferred Stock of the Company.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESCROW AGENT" means LaSalle National Bank, N.A., pursuant to that certain Escrow Agreement between the Company, the Escrow Agent and the Dealer Manager.

    "EXCESS SHARES" means Shares or Preferred Stock of the Company which are automatically converted into an equal number of Excess Shares and transferred automatically to the Share Trust upon a purported transfer of such Shares or Preferred Stock which is violative of the applicable restrictions on transfer.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the Rules and Regulations promulgated thereunder.

    "EXERCISE PERIOD" means the period commencing one year after the first issuance of any of the Soliciting Dealer Warrants and ending five years after such first issuance, during which period the Soliciting Dealer Warrants may be exercised.

    "FASIT" means a financial asset securitization investment trust.

    "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

    "FIVE OR FEWER REQUIREMENT" means the REIT Requirement that, at all times during the second half of each taxable year (other than its first taxable year), no more than 50% in value of the shares of a REIT may be owned, directly, indirectly, or by attribution, by five or fewer individuals.

    "FORECLOSURE PROPERTY" means any real property or Interests in Real Property, and any personal property incident to such property, acquired by a REIT as a result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent, on a lease of such property or on an indebtedness which such property secured. "Foreclosure Property" does not include property acquired by a REIT as the result of indebtedness arising from the sale or other disposition of Dealer Property of the REIT which was not originally acquired as Foreclosure Property.

    "FOREIGN STOCKHOLDERS" means non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates, as such terms are defined in the Code.

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    "FORMATION TRANSACTIONS" means those transactions relating to the organization and formation of the Company and the Operating Partnership, including (i) the formation of the Company and the Operating Partnership, (ii) the Advisor making the Advisor's Company Contribution and the Advisor's Partnership Contribution, (iii) the commencement of the Offering, (iv) the contribution of the proceeds from the Advisor's Company Contribution and the proceeds of the Offering by the Company to the Operating Partnership, (v) the issuance of the GP Common Units to the Company in exchange for its contribution of the proceeds from the Advisor's Company Contribution and the proceeds of the Offering, (vi) the acquisition of the Initial Properties, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions, (vii) the retirement in full of the Affiliates' Acquisition Debt, the reduction of the Initial Mortgage Debt by $300,000 and the payment of other debt incurred in connection with organization of the Company, the payment of the expenses of the Offering and the reservation of funds for general working capital purposes and, to the extent that there are additional Net Proceeds of the Offering available, the acquisition of additional Properties or further reduction of the Initial Mortgage Debt on the Initial Properties, and (viii) the qualification of the Company as a REIT for federal income tax purposes for the taxable year ending December 31, 1998, all as described under "Structure and Formation of the Company--Formation Transactions."

    "FUNDS FROM OPERATIONS" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of Property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

    "GAAP" means generally accepted accounting principles in the United States.

    "GENERAL PARTNER" means the Company as the General Partner of the Operating Partnership.

    "GLA" means gross leasable area, which is that area in Shopping Centers for which tenants pay rent, and is the total floor area designed for tenants' occupancy and exclusive use, expressed in square feet.

    "GNMA" means Government National Mortgage Association.

    "GP COMMON UNITS" means Common Units representing the general partnership interest in the common equity of the Operating Partnership held by the Company.

    "GROSS INCOME TESTS" means the 95% Gross Income Test and the 75% Gross Income Test.

    "GROSS OFFERING PROCEEDS" means the total proceeds from the sale of the 50,000,000 Shares in the Best Efforts Offering during the public offering period before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply and other Special Sales, shall be deemed to be $10.00 per Share. Unless specifically included, Gross Offering Proceeds does not include any proceeds from the sale of up to 4,000,000 Shares under the DRP during the public offering period, the purchase price for which shall be $9.50 per Share, nor any proceeds from the issuance and exercise of the Soliciting Dealer Warrants.

    "GUARANTOR" means a Person with a minimum net worth of $10 million which has guaranteed the lease payments of a tenant which is an Affiliate.

    "INCENTIVE ADVISORY FEE" means an amount equal to 15% of the net proceeds from the sale of a Property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

    "INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated, directly or indirectly, with the Company or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or any of their Affiliates; (ii) do not serve as a director or trustee for more than two other REITs organized by the

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Company or the Advisor or advised by the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company or the Advisor or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the aggregate gross revenue derived by the prospective Independent Director from the Company, the Sponsor and the Advisor and their Affiliates shall be deemed material PER SE if it exceeds 5% of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

    "INDEPENDENT DIRECTOR STOCK OPTION PLAN" means the Company's stock option plan for the benefit of its Independent Directors.

    "INDEPENDENT EXPERT" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

    "INITIAL MORTGAGE DEBT" means the aggregate mortgage debt to which the Initial Properties will be subject as of the Company's acquisition thereof.

    "INITIAL PROPERTIES" means the four Retail Centers that the Company has rights to and intends to acquire, provided that the Net Proceeds of the Offering are sufficient to make such acquisitions.

    "INITIAL PROPERTY SELLERS" means the Affiliates of TIGI which will sell their ownership interests in the Initial Properties to the Operating Partnership in the Formation Transactions.

    "INLAND" or "TIGI" means The Inland Group, Inc., a Delaware corporation.

    "INLAND AFFILIATED COMPANIES" or the "INLAND ORGANIZATION" or "TIGI AFFILIATED COMPANIES" means Inland and its subsidiaries and its and their Affiliates.

    "INTERESTED STOCKHOLDER" means any Person (other than the Company or any subsidiary of the Company) that (a) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding Equity Stock of the Company after the date on which the Company has 100 or more beneficial owners of its Equity Stock, or (b) is an Affiliate or associate of the Company and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Equity Stock of the Company at any time within the two-year period immediately prior to the date in question and after the date on which the Company had 100 or more beneficial owners of its Equity Stock.

    "INTERESTS" means equity interests in Property Partnerships, which might be issued to Persons for equity interests in Properties.

    "INTERESTS IN REAL PROPERTY" means and includes fee ownership and co-ownership of undivided interests in land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon, and options to acquire leaseholds of land or improvements thereon, but does not include mineral, oil, or gas royalty interests

    "INVESTED CAPITAL" means the original issue price paid for the Shares reduced by prior Distributions from the sale or financing of the Company's Properties.

    "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

    "IRA" means an individual retirement account established pursuant to Section 408 of the Code.

    "IREA" means Inland Real Estate Acquisitions, Inc., one of the TIGI Affiliated Companies.

    "IREAS" means Inland Real Estate Advisory Services, Inc., the advisor to IREC, one of the TIGI Affiliated Companies.

    "IREC" means Inland Real Estate Corporation, an IREIC-sponsored REIT.

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    "IREIC" means Inland Real Estate Investment Corporation, Sponsor of the
Company, and one of the TIGI Affiliated Companies.

    "LIMITED PARTNER" means a limited partner of the Operating Partnership.

    "LP COMMON UNITS" means common units representing limited partnership interests in the common equity of the Operating Partnership.

    "LP PREFERRED UNITS" means preferred units representing limited partnership interests in the common equity of the Operating Partnership.

    "LP UNITS" means LP Common Units and LP Preferred Units of the Operating Partnership collectively.

    "MANAGEMENT AGENT" means an entity which provides Property rental, leasing, operation and management services to the Company pursuant to the Management Agreement. The Management Agent is Inland Southeast Property Management Corp., which is owned principally by individuals who are Affiliates of Inland, or anyone which succeeds it in such capacity.

    "MANAGEMENT AGREEMENT" means the agreement between the Company and the Management Agent for the rental, leasing, operation and management of the Company's Properties.

    "MARKETING CONTRIBUTION" means the amount of 2% of the Gross Offering Proceeds from the sale of the 50,000,000 Shares offered on a "best efforts" basis (except for certain Special Sales) paid to the Dealer Manager, in lieu of reimbursement of specific expenses associated with marketing, a portion of which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers.

    "MARKET PRICE" means on any date the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date means the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq"), or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board, or if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the Offering if the Offering has not concluded, or if the Offering has concluded, the average of the last ten (10) purchases by the Company pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the Company is then offering Shares to the public if the Company is then engaged in a public offering of Shares, or if the Company is not then offering Shares to the public, the price at which a Stockholder may purchase Shares pursuant to the Company's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of the Shares as determined by the Company, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

    "MARYLAND GENERAL CORPORATION LAW" or "MGCL" means the General Corporation Law of Maryland, as amended from time to time.

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    "MAXIMUM OFFERING" means 50,000,000 Shares offered for sale on a "best efforts" basis (plus, where applicable and specified, 4,000,000 Shares available for sale under the DRP pursuant to this Prospectus, and plus only where applicable and specified, the 1,250,000 Soliciting Dealer Warrants and 1,250,000 Shares which may be issued upon the exercise of the Soliciting Dealer Warrants which may be issued and sold to the Dealer Manager, and which may, at the discretion of the Dealer Manager, be reallowed to Soliciting Dealers).

    "MINIMUM INITIAL PURCHASE" means the minimum amount which must be purchased by a Person who is not a Stockholder at the time of purchase.

    "NAREIT" means the National Association of Real Estate Investment Trusts,
Inc.

    "NASD" means the National Association of Securities Dealers, Inc.

    "NASDAQ" means The Nasdaq Stock Market, Inc.

    "NEIGHBORHOOD CENTER" means any Shopping Center which is leased primarily to one or more retail tenants providing for the sale of convenience goods (foods, drugs and sundries) and personal services (laundry, dry cleaning, barbering, shoe repair, etc.) for the day-to-day living needs of the immediate neighborhood, with GLA ranging from 10,000 to 100,000 square feet.

    "NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

    "NET BUILT-IN GAIN" means (i) the excess of the fair market value of an asset acquired by a REIT from a C corporation in a transaction in which the basis of such asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hand of the transferor corporation, over the basis of such asset; (ii) the excess of the fair market value of the assets of a REIT on the first day it first qualifies as a REIT over the adjusted basis of such assets; (iii) the excess of the fair market value of the assets of an acquired QRS over the adjusted basis of such assets on the date of acquisition.

    "NET EQUITY VALUE" of a Property as of the date of contribution of the Property to the Operating Partnership, generally, will be the purchase price of the Property to the Operating Partnership (I.E., its fair market value), less the amount, as of the date of such contribution, of any liabilities (E.G., mortgages or other monetary encumbrances) to which the Property is subject or which are assumed by the Operating Partnership in connection with such contribution.

    "NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

    "NET PROCEEDS OF THE OFFERING" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

    "95% GROSS INCOME TEST" means the REIT Requirement that at least 95% of a REIT's gross income, excluding gross income from prohibited transactions, be derived from:

    (A) dividends;

    (B) interest;

    (C) Rents from Real Property;

    (D) gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) which is not Dealer Property;

    (E) abatements and refunds of taxes on real property;

    (F) income and gain derived from Foreclosure Property;

    (G) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on Interests in Real Property or (ii) to purchase or lease real property (including Interests in Real Property and interests in mortgages on real property); and

    (H) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction solely by reason of section 857(b)(6) of the Code.

    "NON-ERISA PLAN" means a Plan which is not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees.

    "NON-U.S. STOCKHOLDER" means a holder of Shares who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or estate or other foreign stockholder.

    "NULL TRANSFER" means a purported transfer of Shares or Preferred Stock which is violative of the applicable restrictions on transfer and which results in the Shares or Preferred Stock becoming Excess Shares.

    "OFFERING" means the offering of 50,000,000 Shares of the Company offered for sale on a "best efforts" basis and, unless the context requires otherwise, plus 4,000,000 Shares offered for sale under the DRP pursuant to this Prospectus, and unless the context requires otherwise, plus the 1,250,000 Soliciting Dealer Warrants and 1,250,000 Shares which may be issued upon the exercise of the Soliciting Dealer Warrants which may be granted to the Dealer Manager and, at its discretion, reallowed to the Soliciting Dealers.

    "OPERATING PARTNERSHIP" means Inland Retail Real Estate Limited Partnership, an Illinois limited partnership.

    "OPERATING PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership.

    "ORGANIZATION AND OFFERING EXPENSES" means all those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees and expenses of underwriters and their accountants and attorneys paid by the Company), expenses for printing, engraving, mailing, salaries of the Company's employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees and expenses.

    "ORGANIZATION DOCUMENTS" means the Articles and Bylaws of the Company.

    "OTHER OPERATING EXPENSES" means Total Operating Expenses less the Advisor Asset Management Fee.

    "OWNERSHIP LIMIT" means the prohibition on beneficial ownership of no more than 9.8%, in number of shares or value, of outstanding Equity Stock of the Company.

    "PARTICIPANT" means a Stockholder who elects to participate in the DRP.

    "PARTNERSHIPS" or "PROGRAMS" means the prior public or private real estate equity or private placement mortgage and note limited partnerships which were sponsored by one of the TIGI Affiliated Companies.

    "PENSION-HELD REIT" means any REIT in which either (i) at least one Qualified Plan holds more than 25% (by value) of the outstanding capital stock of the REIT; or (ii) one or more Qualified Plans (each of which owns more than 10% (by value) of the outstanding capital stock of the REIT) hold an aggregate of more than 50% (by value) of outstanding capital stock of the REIT.

    "PERSON" means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more persons having a joint or common interest, or any other legal or commercial entity.

    "PLAN" means pension, profit-sharing, retirement, IRA or other employee benefit Plan.

    "PREFERRED UNITS" means Units of the Operating Partnership on which a preferred return is paid or which provides for some other preference over Common Units of the Operating Partnership.

    "PRIMARY GEOGRAPHICAL AREA OF INVESTMENT" means the states east of the Mississippi River in the United States.

    "PROHIBITED OWNER" means any purported owner of Shares who would otherwise violate the Ownership Limit or such other limit as provided in the Articles of Incorporation.

    "PROHIBITED TRANSACTION" means a sale or other disposition of Dealer Property which is not Foreclosure Property.

    "PROPERTY ACQUISITION SERVICE AGREEMENT" means that certain agreement among the Company, the Advisor, IREC, IREAS and IREA which resolves, among the Company, IREC and any other real estate investment program sponsored by IREIC, conflicting investment opportunities in connection with the acquisition of Properties.

    "PROPERTY" or "PROPERTIES" means any, or all, respectively, of the real property and improvements thereon owned or to be owned by the Company, directly or indirectly.

    "PROPERTY DISPOSITION FEE" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's Property in an amount equal to the lesser of: (i) 3% of the contracted for sales price of the Property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such Property.

    "PROPERTY MANAGEMENT FEE" means any fee paid to an Affiliate or third party as compensation for management of the Company's Properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the Properties, and if paid to an Affiliate of the Advisor shall be equal to not more than 90% of the fee which would be payable to an unrelated party providing such services. Initially, such fee shall be 4.5% of the gross revenues from the Properties.

    "PROPERTY PARTNERSHIPS" means those entities (other than the Operating Partnership) such as limited liability companies, general and limited partnerships and trusts that own one or more of the Properties.

    "PROSPECTUS" means the final prospectus of the Company dated           ,
1998 as it may be supplemented in connection with the registration of the Shares offered hereby.

    "QRS" means a "Qualified REIT Subsidiary" within the meaning of the Code.

    "QUALIFIED PLAN" means a Plan which satisfies the requirements for qualification under Section 401 of the Code.

    "QUALIFIED REIT SUBSIDIARY" means any corporation 100% of the stock of which is owned by a REIT.

    "REAL ESTATE ASSETS" means Interests in Real Property (including undivided interests in real property, leaseholds of land and improvements thereon, and options to acquire land and leaseholds of land and improvements thereon), interests in mortgages on real property (including interests in mortgages on leaseholds or improvements thereon), shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one-year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. In addition, regular and residual interests in a real estate mortgage investment conduit ("REMIC") and regular interests in financial asset securitization investment trusts ("FASIT") are considered "Real Estate Assets." However, if less than 95% of a REMIC's assets are Real Estate Assets, a REIT is treated as if it held its proportionate share of the assets and income of the REMIC directly.

    "RECOGNITION PERIOD" means the ten-year period beginning on the date that a REIT (i) first qualifies as a REIT; (ii) acquires any asset from a C corporation in a transaction in which the basis of such asset in the REIT's hands is determined by reference to the basis of the asset (or any other property) in the hand of the transferor corporation; or (iii) acquires the stock of an existing corporation which becomes a QRS.

    "REGIONAL CENTER" means any Shopping Center that provides for general merchandise, apparel, furniture and home furnishings in depth and variety, as well as a range of services and recreational facilities. It is built around one or two full-line department stores of generally not less than 75,000 square feet each. A Regional Center may have GLA ranging from 250,000 to more than 900,000 square feet, and provides services typical of a business district yet not as extensive as those of a Super Regional Center.

    "REGISTRATION RIGHTS" means the "demand" and "piggyback" registration rights that the Company may grant to the Limited Partners of the Operating Partnership and/or Property Partnerships with respect to the Shares acquired by them upon conversion of their LP Units issued for their equity interests in Properties, or that the Company may grant with respect to Shares issued directly for equity interests in Properties.

    "REGISTRATION STATEMENT" means the registration statement on Form S-11 and related exhibits, as amended, filed by the Company with the Commission in connection with the Offering, of which this Prospectus is a part thereof.

    "REIMBURSABLE EXPENSES" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

    "REIT" means a real estate investment trust as defined by the Code and the applicable Treasury Regulations.

    "REIT REQUIREMENTS" means the requirements for qualifying as a REIT as contained in Sections 856 through 860 of the Code and the Regulations promulgated thereunder.

    "REIT TAXABLE INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Sections 241 through 247, 249 and 250 of the Code (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from Foreclosure Property; and (b) the net income derived from Prohibited Transactions; (iii) deducting amounts equal to: (x) any net loss derived from Prohibited Transactions; and (y) the tax imposed by Section 857(b)(5) of the Code upon a failure to meet the 95% Gross Income Test and/or the 75% Gross Income Test; and
(iv) disregarding the dividends paid, computed without regard to the amount of the net income from Foreclosure Property which is excluded from REIT Taxable Income.

    "REMIC" means a real estate mortgage investment conduit.

    "RENTS FROM REAL PROPERTY" means, generally, (i) rents from Interests in Real Property, (ii) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated, and (iii) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15 percent of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. Rents from Real Property generally does not include (i) any amount received or accrued, directly or indirectly, with respect to any real or personal property, if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (except that any amount so received or accrued shall not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales); (ii) any amount received or accrued directly or indirectly from any person if the REIT owns, directly or indirectly (A) in the case of any person which is a corporation, stock of such person possessing 10 percent or more of the total combined voting power of all classes of stock entitled to vote, or 10 percent or more of the total number of shares of all classes of stock of such person; or (B) in the case of any person which is not a corporation, an interest of 10 percent or more in the assets or net profits of such person; and (iii) any amount received or accrued, directly or indirectly, with respect to any real or personal property if the REIT furnishes or renders services to the tenants of such property, or manages or operates such property, other than through an independent contractor from whom the trust itself does not derive or receive any income.

    "RETAIL CENTER" means real estate primarily improved for use as retail establishments, principally a multi-tenant Neighborhood Center or Community Center (but also including a Regional Center or single-user retail facilities) or improved with other commercial facilities which provide goods or services.

    "ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and a Roll-Up Entity and the issuance of securities of a Roll-Up Entity to the Stockholders of the Company. Such term does not include:

    (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the National Market System of Nasdaq; or

    (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

       (a) Stockholders' voting rights;

       (b) the term and existence of the Company;

       (c) Sponsor or Advisor compensation; or

       (d) the Company's investment objectives.

    "ROLL-UP ENTITY" means a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

    "RULE 144" means Rule 144 promulgated under the Act.

    "SEC" or "COMMISSION" means the United States Securities and Exchange Commission.

    "SELLING COMMISSION" means the amount of 7% of the Gross Offering Proceeds from the sale of 50,000,000 Shares on a "best efforts" basis (except for Special Sales) pursuant to this Prospectus, payable to the Dealer Manager which may, at the discretion of the Dealer Manager, be retained or reallowed to Soliciting Dealers for each Share sold.

    "SERVICE" means the Internal Revenue Service of the United States of
America.

    "75% ASSET TEST" means the REIT Requirement that, at the close of each quarter, at least 75 percent of the value of the total assets of the REIT is represented by Real Estate Assets, cash and cash items (including receivables), and Government securities.

    "75% GROSS INCOME TEST" means the REIT Requirement that a REIT derive at least 75% of its gross income, excluding gross income from Prohibited Transactions, from:

    (A) Rents from Real Property;

    (B) interest on obligations secured by mortgages on real property or on Interests in Real Property;

    (C) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not Dealer Property;

    (D) dividends or other distributions on, and gain (other than gain from Prohibited Transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other real estate investment trusts;

    (E) abatements and refunds of taxes on real property;

    (F) income and gain derived from Foreclosure Property;

    (G) amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

    (H) gain from the sale or other disposition of a real estate asset which is not a Prohibited Transaction solely by reason of section 857(b)(6) of the Code; and

    (I) qualified temporary investment income;

    "SHARES" means the shares of common stock, par value $.01 per share, of the Company, and "SHARE" means one of those Shares.

    "SHARE TRUST" means a trust which holds Shares or Preferred Stock of the Company which have been designated as Excess Shares.

    "SHARE DIRECTOR" means the trustee of the Share Trust.

    "SHOPPING CENTER" means a group of commercial establishments planned, developed, owned and managed as a unit related in location, size and type of shops to the trade area the unit serves. It provides on-site parking in definite relationship to the types and sizes of stores.

    "SOLICITING DEALER WARRANTS" means the warrants issuable by the Company to the Dealer Manager, one warrant to purchase one Share during the Exercise Period for $12.00 per Share for every 40 Shares sold by the Dealer Manager up to a maximum of 1,250,000 warrants to purchase an equivalent number of Shares. If, at the time of any exercise of the Soliciting Dealer Warrant, the then offering price of Shares pursuant to this Prospectus for this Offering has been increased, then the exercise price of each unexercised warrant issued in connection with this Offering shall be adjusted to be equal to 120% of the then current offering price per Share of the Shares offered or sold pursuant to this Prospectus.

    "SOLICITING DEALERS" means the dealer members of the NASD, designated by the Dealer Manager.

    "SPECIAL SALES" means: (A)(i) the sales of Shares to employees and associates of the Company and its Affiliates, the Advisor, Affiliates of the Advisor, the Dealer Manager or the Soliciting Dealers, (ii) the sales of Shares pursuant to the Company's DRP, and (iii) the issuance of the Soliciting Dealer Warrants or the Shares underlying the Soliciting Dealer Warrants issuable upon the exercise thereof, with respect to which no selling commissions or Marketing Contribution or Due Diligence Expense Allowance will be paid; and (B) the sales of Shares which are entitled to volume discounts, with respect to which reduced selling commissions will be paid.

    "SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company, or any Person who will control, manage or participate in the management of the Company, and any Affiliate of any such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

    i. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

    ii. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

    iii. having a substantial number of relationships and contacts with the Company;

    iv.  possessing significant rights to control Company Properties;

    v. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

    vi. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

    "SRP" means the Share Repurchase Program of the Company.

    "STOCKHOLDERS" means the holders of Shares.

    "SUPER REGIONAL CENTER" means any Shopping Center that provides for extensive variety in general merchandise, apparel, furniture and home furnishings, as well as a variety of services and recreational facilities. It is built around three or more full-line department stores of generally not less than 100,000 square feet each. A Super Regional Center may have GLA ranging from 600,000 to more than 1,500,000 square feet.

    "TAX-EXEMPT ENTITIES" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.

    "TERMINATION DATE" means           , 2000.

    "TIGI" or "INLAND" means The Inland Group, Inc., a Delaware corporation.

    "TIGI AFFILIATED COMPANIES" or "INLAND AFFILIATED COMPANIES" or the "INLAND ORGANIZATION" means TIGI and its subsidiaries and its and their Affiliates.

    "TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

    a. the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

    b.  interest payments;

    c.  taxes;

    d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

    e.  incentive fees payable to the Advisor; and

    f. Acquisition Expenses, real estate commissions on resale of real property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

    "TREASURY REGULATIONS" means the Regulations promulgated by the United States Department of the Treasury under the Code.

    "TRIPLE-NET LEASE BASIS" means a lease pursuant to which a Creditworthy Tenant is responsible for the base rent in addition to the costs and expenses in connection with and related to property taxes, insurance, repairs and maintenance applicable to the leased space.

    "TRIPLE-NET SINGLE-USER RETAIL PROPERTIES OUTSIDE THE PRIMARY GEOGRAPHICAL AREA OF INVESTMENT" means all Single-User Retail Properties leased on a Triple-Net Lease Basis to a Creditworthy Tenant that are not located in the Company's Primary Geographical Area of Investment.

    "25% ASSET TEST" means the REIT Requirement that, at the end of each quarter, not more than 25 percent of the value of a REIT's total assets is represented by securities (other than securities qualifying under the 75% Asset
Test). In addition, the value of the securities of any one issuer held by a REIT may not exceed 5 percent of the value of the total assets of the REIT and the REIT may not own more than 10 percent of the outstanding voting securities of such issuer.

    "UBTI" means Unrelated Business Taxable Income as described in the Code.

    "UMBRELLA PARTNERSHIP REAL ESTATE INVESTMENT TRUST" means a REIT that owns and operates its properties, directly or indirectly, through an operating partnership.

    "UNITS" means all the units of partnership interests representing the equity in the Operating Partnership, being the LP Units and the GP Common Units collectively.

    "UNRELATED BUSINESS TAXABLE INCOME" or "UBTI" as defined in Section 512 of the Code, means generally the gross income derived by any organization from any unrelated trade or business regularly carried on by it, less certain permitted deductions which are directly connected with the carrying on of such trade or business, both computed with certain modifications set forth in the Code. Generally, Section 513 of the Code defines an unrelated trade or business as any trade or business the conduct of which is not substantially related (apart from the need to generate income or funds) to the exercise or performance of an organization's exempt purpose or function.

    "UPREIT" means an Umbrella Partnership Real Estate Investment Trust.

    "USRPI" means a United States real property interest described in Section 897 of the Code. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPIs with a fair market value equal to at least 50% of the sum of the fair market value of its USRPIs, foreign real property and assets used in a trade or business.

    "U.S." means the United States of America.

                                   APPENDIX A
                     INLAND RETAIL REAL ESTATE TRUST, INC.
                            PRIOR PERFORMANCE TABLES

                                                                      APPENDIX A

                            PRIOR PERFORMANCE TABLES

    The following prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor (collectively, the "Partnerships" or the "Programs", and individually, the "Partnership" or the "Program"). This information has been summarized, in part, in narrative form in this Prospectus under "Prior Performance of the Company's Affiliates." The purpose of the tables is to provide information on the performance of those Partnerships to assist in evaluating the experience of the Affiliates of the Advisor as sponsors of such Programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience returns comparable to those experienced in the Programs referred to in these tables. Persons who purchase Shares in the Company will not thereby acquire any ownership in any of the Partnerships to which these tables relate. The tables consist of:

Table I     Experience in Raising and Investing Funds
Table II    Compensation to IREIC and Affiliates
Table III   Operating Results of Prior Programs
Table IV    Results of Completed Programs
Table V     Sales or Disposals of Properties
Table VI    Acquisition of Properties by Programs*

* Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

    Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P., the Partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those Partnerships were as follows:

    (1) Capital appreciation; and

    (2) Cash distributions for limited partners.

    The Company's investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT Requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

                                    TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS

    Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior Partnerships where the offering closed in the three years prior to December 31, 1997. The Table is intended to particularly focus upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since the offerings of the Partnerships closed prior to the three years ended December 31, 1997, Table I is not included.

                                    TABLE II
                    COMPENSATION TO IREIC AND AFFILIATES (A)

    Table II summarizes the amount and type of compensation paid to IREIC and its Affiliates in connection with the Programs.

    Some of the Partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II
                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                (000'S OMITTED)

                                                                                                       PUBLIC
                                                                                                      PROGRAMS
                                                                                                   ---------------
                                                                                                     6 PROGRAMS
                                                                                                   ---------------
Date offering commenced..........................................................................        --
Dollar amount raised.............................................................................    $   172,241
                                                                                                   ---------------
                                                                                                   ---------------
Amounts paid or payable to general partner of the Partnerships or affiliates from proceeds of offerings:
  Selling commissions and underwriting fees (B)..................................................    $     5,885
  Other offering expenses (C)....................................................................          2,310
  Acquisition cost and expense (D)...............................................................         10,088
Dollar amount of cash available (deficiency) from operations before deducting (adding) payments
  to (from) general partner of the Partnerships or affiliates (E)................................    $    16,025
                                                                                                   ---------------
                                                                                                   ---------------
Amounts paid to (received from) general partner of the Partnerships or affiliates related to operations:
  Property management fees (F)...................................................................    $       845
    Partnership subsidies received...............................................................              0
    Accounting services..........................................................................            228
    Data processing service......................................................................            158
    Legal services...............................................................................            239
    Other administrative services................................................................            855
    Property upgrades............................................................................            848
    Property operating expenses..................................................................              0
Dollar amount of property sales and refinancings before payments to general partner of the
  Partnerships and affiliates (G):
    Cash.........................................................................................    $    15,529
    Equity in notes and undistributed sales proceeds.............................................          5,960
Dollar amounts paid or payable to general partner of the Partnerships or affiliates from sales and refinancings (H):
    Sales commissions............................................................................    $       267
    Property upgrade.............................................................................              8
    Mortgage brokerage fee.......................................................................              0
    Participation in cash distributions..........................................................              0

                      COMPENSATION TO IREIC AND AFFILIATES
                                (000'S OMITTED)
                               NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1997 and the figures relating to cash available from operations are for the three years ending December 31, 1997. The dollar amount raised represents the cash proceeds collected by the Partnerships. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The total amount of selling commissions paid to an affiliate of the general partner of the Partnerships include $2,711,791, which was in turn paid to third party soliciting dealers.

(C) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner of the Partnerships for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the units in the Partnerships and other marketing and organization expenses.

(D) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.

                                                                                                       PUBLIC
                                                                                                      PROGRAMS
                                                                                                   ---------------
                                                                                                     6 PROGRAMS
                                                                                                   ---------------
Acquisition fees.................................................................................    $     9,975
Reimbursement (at cost) for upgrades and acquisition due diligence...............................            113
Partnership down payments........................................................................         38,745
Inland down payments.............................................................................        (38,745)
                                                                                                   ---------------

Acquisition cost and expense.....................................................................    $    10,088
                                                                                                   ---------------
                                                                                                   ---------------

(E) See Note (B) to Table III.

(F) An Affiliate of the Advisor provides property management services for all properties acquired by the Partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P., IREIC receives an annual asset management fee equal to one-quarter of 1% of the original cost to the Partnership of undeveloped land, limited to a cumulative total over the life of the Partnership of 2% of the land's original cost to the Partnership.

(G) See Table V and Notes thereto regarding sales and disposals of properties.

(H) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of the Partnerships of their original capital investment. See Table V and Notes thereto.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III presents operating results for the only one of the Partnerships whose offering closed during each of the five years ended prior to December 31, 1997. The operating results consist of:

    - The components of taxable income (loss);

    - Taxable income or loss from operations and property sales;

    - Cash available and source, before and after cash distributions to investors; and

    - Tax and distribution data per $1,000 invested.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Gross revenues.................................................  $     388         411          457          744          564
Profit on sale of properties...................................      1,003           0          229            0            0

Less:
  Operating expenses...........................................        150         145          146           64            4
  Interest expense.............................................          0           0            0            0            0
  Partnership expenses.........................................        174         170          167          175           86
  Depreciation & amortization..................................          0           2            5            4            3
                                                                 ---------         ---          ---          ---          ---
Net income (loss)-GAAP basis...................................  $   1,067          94          368          501          471
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---
Taxable income (loss) (A):
  Allocated to investors from operations.......................         62          93          137          495          466
  Allocated to general partner from operations.................          1           1            1            5            5
                                                                 ---------         ---          ---          ---          ---
Total from operations..........................................         63          94          138          500          471

From gain on sale:
  Capital (alloc. to investors)................................      1,004           0          231            0            0
  Capital (alloc. to general partner)..........................          0           0            0            0            0
  Ordinary (recapture).........................................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
                                                                 $   1,067          94          369          500          471
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---

Cash available (deficiency) from operations (B)................       (408)        130          172          633          397
Cash available from sales (C)..................................      1,328           0          646            0            0
Cash (deficiency) from refinancings............................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
Total cash available before distributions and special items....        920         130          818          633          397


                                                                    1992         1991
                                                                    -----        -----
Gross revenues.................................................         104            0
Profit on sale of properties...................................           0            0
Less:
  Operating expenses...........................................           1            0
  Interest expense.............................................           0            0
  Partnership expenses.........................................           1            0
  Depreciation & amortization..................................           3            1
                                                                        ---          ---
Net income (loss)-GAAP basis...................................          99           (1)
                                                                        ---          ---
                                                                        ---          ---
Taxable income (loss) (A):
  Allocated to investors from operations.......................         100           (1)
  Allocated to general partner from operations.................           1            0
                                                                        ---          ---
Total from operations..........................................         101           (1)
From gain on sale:
  Capital (alloc. to investors)................................           0            0
  Capital (alloc. to general partner)..........................           0            0
  Ordinary (recapture).........................................           0            0
                                                                        ---          ---
                                                                        101           (1)
                                                                        ---          ---
                                                                        ---          ---
Cash available (deficiency) from operations (B)................          94            0
Cash available from sales (C)..................................           0            0
Cash (deficiency) from refinancings............................           0            0
                                                                        ---          ---
Total cash available before distributions and special items....          94            0

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
 (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED) (CONTINUED)

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Less distributions to investors:
  From operations..............................................          0           0            0            0            0
  From sales and refinancings..................................      1,000           0          646            0            0
  From return of capital.......................................          0           0            0            0            0
  From supplemental capital contribution (return on capital)...          0           0            0            0            0

Less distributions to general partner:
  From operations..............................................          0           0            0            0            0
  From sales and refinancings..................................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
Cash available after distributions before special items........        (80)        130          172          633          397

Special items:
  Fixed asset additions (D)....................................          0           0            0            0            0
  Advances (repayments) from (to) general partner or
    affiliates.................................................          4         (20)          23            2            1
  Repurchase of units (E)......................................        (24)        (20)           0           (2)           0
  Use of partnership reserves..................................          0           0            0            2            0
  Use of cash available for offering purposes..................          0           0            0            0            0
Cash available after distributions and special items...........  $    (100)         90          195          635          398
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---

Tax and distribution data per $1,000 invested (F):
  Federal income tax results:
  Ordinary income (loss):
    From operations............................................          2           0            4           15           14
    From recapture.............................................          0           0            0            0            0
    Capital gain...............................................         31           0            7            0            0


                                                                    1992         1991
                                                                    -----        -----
Less distributions to investors:
  From operations..............................................           0            0
  From sales and refinancings..................................           0            0
  From return of capital.......................................           0            0
  From supplemental capital contribution (return on capital)...           0            0
Less distributions to general partner:
  From operations..............................................           0            0
  From sales and refinancings..................................           0            0
                                                                        ---          ---
Cash available after distributions before special items........          94            0
Special items:
  Fixed asset additions (D)....................................           0            0
  Advances (repayments) from (to) general partner or
    affiliates.................................................         (85)          85
  Repurchase of units (E)......................................           0            0
  Use of partnership reserves..................................           0            0
  Use of cash available for offering purposes..................           0            0
Cash available after distributions and special items...........           9           85
                                                                        ---          ---
                                                                        ---          ---
Tax and distribution data per $1,000 invested (F):
  Federal income tax results:
  Ordinary income (loss):
    From operations............................................           3            0
    From recapture.............................................           0            0
    Capital gain...............................................           0            0

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
 (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED) (CONTINUED)

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income..........................................          0           0            0            0            0
    Return of capital..........................................         31           0           20            0            0
    Supplemental capital contributions (return on capital).....          0           0            0            0            0
  Source (on cash basis):
    Sales......................................................         31           0           20            0            0
    Refinancings...............................................          0           0            0            0            0
    Operations.................................................          0           0            0            0            0
    Return of capital..........................................          0           0            0            0            0
    Supplemental capital contributions (return on capital).....          0           0            0            0            0

Percent of properties remaining unsold (G).....................      97.81%
                                                                 ---------

                                                                    1992         1991
                                                                    -----        -----
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income..........................................           0            0
    Return of capital..........................................           0            0
    Supplemental capital contributions (return on capital).....           0            0
  Source (on cash basis):
    Sales......................................................           0            0
    Refinancings...............................................           0            0
    Operations.................................................           0            0
    Return of capital..........................................           0            0
    Supplemental capital contributions (return on capital).....           0            0
Percent of properties remaining unsold (G).....................

                               NOTES TO TABLE III

(A) "Taxable income (loss)" represents the aggregate amounts shown on the Partnership's tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles (GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further, under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the Partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the Partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                                                        INLAND CAPITAL
                                                                                          FUND, L.P.
                                                                 -------------------------------------------------------------
                                                                   1997        1996         1995         1994         1993
                                                                 ---------     -----        -----        -----        -----
Net cash provided by operating activities per the
 Form 10-K annual report or 10-Q quarterly report..............  $    (404)        110          195          635          398
Payments to (from) general partner and affiliates..............         (4)         20          (23)          (2)          (1)
Principal payments on long-term debt...........................          0           0            0            0            0
Payments for deferred loan fees................................          0           0            0            0            0
                                                                 ---------         ---          ---          ---          ---
                                                                 $    (408)        130          172          633          397
                                                                 ---------         ---          ---          ---          ---
                                                                 ---------         ---          ---          ---          ---


                                                                    1992         1991
                                                                    -----        -----
Net cash provided by operating activities per the
 Form 10-K annual report or 10-Q quarterly report..............           9           85
Payments to (from) general partner and affiliates..............          85          (85)
Principal payments on long-term debt...........................           0            0
Payments for deferred loan fees................................           0            0
                                                                        ---          ---
                                                                         94            0
                                                                        ---          ---
                                                                        ---          ---

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS
 (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED) (CONTINUED)

(C) See Table V and Notes thereto regarding sales and disposals of properties.

                               NOTES TO TABLE III

(D) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.

(E) Each Partnership established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the Partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus for such Partnership.

(F) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

(G) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

    Table IV is a summary of operating and disposition results of the Partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1997 have sold their properties and either hold notes with respect to such sales or have liquidated. None of the Partnerships disposed of all its properties during the five years ended prior to December 31, 1997.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

    Table V presents information on the results of the sales or disposals of the properties of the Partnerships during the three years ended prior to December 31, 1997. Since January 1, 1995, Partnerships sponsored by Affiliates of the Advisor had 21 sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

    - Sales proceeds received by the Partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

    - Cash invested in properties;

    - Cash flow (deficiency) generated by the property;

    - Taxable gain (ordinary and total); and

    - Terms of notes received at sale.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)

                                                                              SELLING PRICE, NET OF CLOSING COSTS
                                                                   ----------------------------------------------------------
                                                                      CASH
                                                                    RECEIVED,                                       SECURED
                                                                     NET OF     SELLING COMMISSIONS  MORTGAGE AT     NOTES
                                              DATE       DATE OF     CLOSING    PAID OR PAYABLE TO     TIME OF    RECEIVED AT
                                            ACQUIRED      SALE      COSTS (B)         INLAND            SALE       SALE (C)
                                           -----------  ---------  -----------  -------------------  -----------  -----------
Land I 3.44 Acres of Parcel #23..........    05/08/90      Var 95         139                0               0             0
Monthly Income Fund I - Schaumburg
  Terrace, 16 Buildings..................    06/24/88      Var 95         409                0               0         3,790(F)
Land II 60 Acres of Parcel #23...........    10/30/92      Var 95       4,196                0               0             0
Land II Parcel #25.......................    01/28/93    10/31/95       3,292                0               0             0
Capital Fund 7.039 Ac. of Parcel #10.....    09/16/94    04/21/95         286                0               0             0
Capital Fund 17.742 Ac. of Parcel #2.....    11/09/93    08/02/95         361                0               0             0
Land I 27.575 Acres of Parcel #4.........    04/18/89    08/25/95         542                0               9             0
Land II 5.538 Acres of Parcel #22........    10/30/92    01/05/96         154                0               0             0
Land I 4.629 Acres of Parcel #24.........    05/23/90    04/01/96          53                0               0             0
Land II .87 Acres of Parcel #8...........    06/14/91    04/03/96          10                0               0             0
Land I 3.52 Acres of Parcel #1...........    01/19/89    12/24/96         501                0               0             0
Land I 10.53 Acres of Parcel #15.........    01/03/90      Var 96         533                0               0             0
Land II 8.25 Acres of Parcel #23.........    10/30/92      Var 96       1,527                0               0             0
Monthly Income Fund I - Yorkville Living
  Center, Lot #11........................    01/29/88    09/12/97          40                0               0             0
Land I 2.081 Acres of Parcel #13.........    11/07/89    09/18/97          26                0               0             0
                                                                                                        (3,580)
Land I 81.216 Acres of Parcel #1.........    01/19/89      Var 97          31                0                (G)      2,170(H)
Land I 5.468 Acres of Parcel #15.........    01/03/90      Var 97         491                0               0             0
Land II 12.6506 Acres of Parcel #7.......    04/22/91      Var 97       1,133                0               0             0
Land II 2.61 Acres of Parcel #23.........    10/30/92      Var 97         477                0               0             0
Capital Fund 8.6806 Ac. of Parcel #2.....    11/09/93      Var 97         686                0               0             0
Capital Fund 2.305 Ac. of Parcel #4......    03/30/94      Var 97         642                0               0             0


                                                        COST OF PROPERTIES INCLUDING CLOSING COSTS

                                                                AND OTHER CASH EXPENDITURES
                                                        -------------------------------------------
                                                           ORIGINAL        PARTNERSHIP
                                           NET SELLING     MORTGAGE          CAPITAL
                                              PRICE        FINANCING      INVESTED (D)      TOTAL
                                           -----------  ---------------  ---------------  ---------
Land I 3.44 Acres of Parcel #23..........         139              0               98            98
Monthly Income Fund I - Schaumburg
  Terrace, 16 Buildings..................       4,199              0            3,683         3,683
Land II 60 Acres of Parcel #23...........       4,196              0            2,900         2.900
Land II Parcel #25.......................       3,292              0            1,730         1,730
Capital Fund 7.039 Ac. of Parcel #10.....         286              0              221           221
Capital Fund 17.742 Ac. of Parcel #2.....         361              0              196           196
Land I 27.575 Acres of Parcel #4.........         542              0              231           231
Land II 5.538 Acres of Parcel #22........         154              0               60            60
Land I 4.629 Acres of Parcel #24.........          53              0               23            23
Land II .87 Acres of Parcel #8...........          10              0               10            10
Land I 3.52 Acres of Parcel #1...........         501              0              281           281
Land I 10.53 Acres of Parcel #15.........         533              0              265           265
Land II 8.25 Acres of Parcel #23.........       1,527              0            1,104         1,104
Monthly Income Fund I - Yorkville Living
  Center, Lot #11........................          40              0               25            25
Land I 2.081 Acres of Parcel #13.........          26              0                6             6

Land I 81.216 Acres of Parcel #1.........       5,781              0            5,668         5,668
Land I 5.468 Acres of Parcel #15.........         491              0              173           173
Land II 12.6506 Acres of Parcel #7.......       1,027              0              746           746
Land II 2.61 Acres of Parcel #23.........         477              0              352           352
Capital Fund 8.6806 Ac. of Parcel #2.....         686              0              255           255
Capital Fund 2.305 Ac. of Parcel #4......         642              0               70            70

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)

                                                              EXCESS (DEFICIENCY) OF
                                                              PROPERTY OPERATING CASH     AMOUNT OF SUBSIDIES
                                                                RECEIPTS OVER CASH       INCLUDED IN OPERATING      TOTAL TAXABLE
                                                                 EXPENDITURES (E)            CASH RECEIPTS         GAIN FROM SALE
                                                              -----------------------  -------------------------  -----------------
Land I 3.44 Acres of Parcel #23.............................                 0                         0                     33
Monthly Income Fund I - Schaumburg Terrace, 16 Buildings....             1,152                         0                  1,398
Land II 60 Acres of Parcel #23..............................               (80)                        0                  1,100
Land II Parcel #25..........................................                60                         0                  1,562
Capital Fund 7.039 Ac. of Parcel #10........................                (9)                        0                     67
Capital Fund 17.742 Ac. of Parcel #2........................                 1                         0                    164
Land I 27.575 Acres of Parcel #4............................                14                         0                    311
Land II 5.538 Acres of Parcel #22...........................                 0                         0                     94
Land I 4.629 Acres of Parcel #24............................                 0                         0                     30
Land II .87 Acres of Parcel #8..............................                 0                         0                      0
Land I 3.52 Acres of Parcel #1..............................                 0                         0                    220
Land I 10.53 Acres of Parcel #15............................                 0                         0                    268
Land II 8.25 Acres of Parcel #23............................                 0                         0                    423
Monthly Income Fund I - Yorkville Living Center, Lot #11....               (23)                        0                     15
Land I 2.081 Acres of Parcel #13............................                 0                         0                     20
Land I 81.216 Acres of Parcel #1............................                 0                         0                   (193)
Land I 5.468 Acres of Parcel #15............................                 0                         0                    309
Land II 12.6506 Acres of Parcel #7..........................                 0                         0                    387
Land II 2.61 Acres of Parcel #23............................                 0                         0                    125
Capital Fund 8.6806 Ac. of Parcel #2........................                 0                         0                    431
Capital Fund 2.305 Ac. of Parcel #4.........................                 0                         0                    572


                                                                ORDINARY INCOME
                                                                   FROM SALE        CAPITAL GAIN
                                                              -------------------  ---------------
Land I 3.44 Acres of Parcel #23.............................              33                  0
Monthly Income Fund I - Schaumburg Terrace, 16 Buildings....               0              1,398
Land II 60 Acres of Parcel #23..............................           1,100                  0
Land II Parcel #25..........................................               0              1,562
Capital Fund 7.039 Ac. of Parcel #10........................              67                  0
Capital Fund 17.742 Ac. of Parcel #2........................             0 1                164
Land I 27.575 Acres of Parcel #4............................               0                311
Land II 5.538 Acres of Parcel #22...........................               0                 94
Land I 4.629 Acres of Parcel #24............................               0                 30
Land II .87 Acres of Parcel #8..............................               0                  0
Land I 3.52 Acres of Parcel #1..............................               0                220
Land I 10.53 Acres of Parcel #15............................               0                268
Land II 8.25 Acres of Parcel #23............................               0                423
Monthly Income Fund I - Yorkville Living Center, Lot #11....               0                 15
Land I 2.081 Acres of Parcel #13............................               0                 20
Land I 81.216 Acres of Parcel #1............................               0               (193)
Land I 5.468 Acres of Parcel #15............................               0                309
Land II 12.6506 Acres of Parcel #7..........................               0                387
Land II 2.61 Acres of Parcel #23............................               0                125
Capital Fund 8.6806 Ac. of Parcel #2........................               0                431
Capital Fund 2.305 Ac. of Parcel #4.........................               0                572

                        SALES OR DISPOSALS OF PROPERTIES
                                (000'S OMITTED)
                                NOTES TO TABLE V

(A) The table includes all sales of properties by the Partnerships during the three years ended December 31, 1997. All sales were made to parties unaffiliated with the Partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

(D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

(E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(F) As of December 31, 1995, this Partnership sold the remaining 16 six-unit condominium buildings comprising the Schaumburg Terrace condominium complex to unaffiliated third parties. The principal balances of these loans range from approximately $211,000 to $256,000. These loans require monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for 10 years (based on a 30 year amortization) and payment of all remaining principal at the end of that period.

(G) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, the buyer assumed the current mortgage note held by this Partnership which had a balance of $3,325,515 at that time.

(H) As a result of the sale of the remaining approximately 81 acres of Parcel 1 on December 29, 1997, this Partnership received mortgage loans receivable totaling $2,170,089, of which $575,000 accrues interest at 9% per annum and has a maturity date of July 1, 1998. The remaining $1,595,089 accrues interest at 9% per annum and has a maturity date of December 30, 2000.

                      SALES OR DISPOSALS OF PROPERTIES (A)
                                (000'S OMITTED)

                                                                                SELLING PRICE, NET OF CLOSING COSTS
                                                                       CASH
                                                                     RECEIVED,
                                                                      NET OF     SELLING COMMISSIONS  MORTGAGE AT  SECURED NOTES
                                               DATE       DATE OF     CLOSING    PAID OR PAYABLE TO     TIME OF     RECEIVED AT
                                             ACQUIRED      SALE      COSTS (B)         INLAND            SALE        SALE (C)
                                            -----------  ---------  -----------  -------------------  -----------  -------------
Land I 3.44 Acres of Parcel #23...........    05/08/90      Var 95         139                0                0             0
Monthly Income Fund I - Schaumburg
  Terrace, 16 Buildings...................    06/24/88      Var 95         409                0                0         3,790(F)
Land II 60 Acres of Parcel #23............    10/30/92      Var 95       4,196                0                0             0
Land II Parcel #25........................    01/28/93    10/31/95       3,292                0                0             0
Capital Fund 7.039 Ac. of Parcel #10......    09/16/94    04/21/95         286                0                0             0
Capital Fund 17.742 Ac. of Parcel #2......    11/09/93    08/02/95         361                0                0             0
Land I 27.575 Acres of Parcel #4..........    04/18/89    08/25/95         542                0                9             0
Land II 5.538 Acres of Parcel #22.........    10/30/92    01/05/96         154                0                0             0
Land I 4.629 Acres of Parcel #24..........    05/23/90    04/01/96          53                0                0             0
Land II .87 Acres of Parcel #8............    06/14/91    04/03/96          10                0                0             0
Land I 3.52 Acres of Parcel #1............    01/19/89    12/24/96         501                0                0             0
Land I 10.53 Acres of Parcel #15..........    01/03/90      Var 96         533                0                0             0
Land II 8.25 Acres of Parcel #23..........    10/30/92      Var 96       1,527                0                0             0
Monthly Income Fund I - Yorkville Living
  Center, Lot #11.........................    01/29/88    09/12/97          40                0                0             0
Land I 2.081 Acres of Parcel #13..........    11/07/89    09/18/97          26                0                0             0
Land I 81.216 Acres of Parcel #1..........    01/19/89      Var 97          31                0           (3,580)(G)       2,170(H)
Land I 5.468 Acres of Parcel #15..........    01/03/90      Var 97         491                0                0             0
Land II 12.6506 Acres of Parcel #7........    04/22/91      Var 97       1,133                0                0             0
Land II 2.61 Acres of Parcel #23..........    10/30/92      Var 97         477                0                0             0
Capital Fund 8.6806 Ac. of Parcel #2......    11/09/93      Var 97         686                0                0             0
Capital Fund 2.305 Ac. of Parcel #4.......    03/30/94      Var 97         642                0                0             0


                                                         COST OF PROPERTIES INCLUDING CLOSING COSTS

                                                                 AND OTHER CASH EXPENDITURES
                                                         -------------------------------------------
                                                            ORIGINAL        PARTNERSHIP
                                            NET SELLING     MORTGAGE          CAPITAL
                                               PRICE        FINANCING      INVESTED (D)      TOTAL
                                            -----------  ---------------  ---------------  ---------
Land I 3.44 Acres of Parcel #23...........         139              0               98            98
Monthly Income Fund I - Schaumburg
  Terrace, 16 Buildings...................       4,199              0            3,683         3,683
Land II 60 Acres of Parcel #23............       4,196              0            2,900         2.900
Land II Parcel #25........................       3,292              0            1,730         1,730
Capital Fund 7.039 Ac. of Parcel #10......         286              0              221           221
Capital Fund 17.742 Ac. of Parcel #2......         361              0              196           196
Land I 27.575 Acres of Parcel #4..........         542              0              231           231
Land II 5.538 Acres of Parcel #22.........         154              0               60            60
Land I 4.629 Acres of Parcel #24..........          53              0               23            23
Land II .87 Acres of Parcel #8............          10              0               10            10
Land I 3.52 Acres of Parcel #1............         501              0              281           281
Land I 10.53 Acres of Parcel #15..........         533              0              265           265
Land II 8.25 Acres of Parcel #23..........       1,527              0            1,104         1,104
Monthly Income Fund I - Yorkville Living
  Center, Lot #11.........................          40              0               25            25
Land I 2.081 Acres of Parcel #13..........          26              0                6             6
Land I 81.216 Acres of Parcel #1..........       5,781              0            5,668         5,668
Land I 5.468 Acres of Parcel #15..........         491              0              173           173
Land II 12.6506 Acres of Parcel #7........       1,027              0              746           746
Land II 2.61 Acres of Parcel #23..........         477              0              352           352
Capital Fund 8.6806 Ac. of Parcel #2......         686              0              255           255
Capital Fund 2.305 Ac. of Parcel #4.......         642              0               70            70

                                      A-12

                                                              EXCESS (DEFICIENCY) OF
                                                              PROPERTY OPERATING CASH    AMOUNT OF SUBSIDIES
                                                                RECEIPTS OVER CASH      INCLUDED IN OPERATING     TOTAL TAXABLE
                                                                 EXPENDITURES (E)           CASH RECEIPTS        GAIN FROM SALE
                                                              -----------------------  -----------------------  -----------------
Land I 3.44 Acres of Parcel #23                                              0                        0                    33
Monthly Income Fund I - Schaumburg Terrace, 16 Buildings....             1,152                        0                 1,398
Land II 60 Acres of Parcel #23..............................               (80)                       0                 1,100
Land II Parcel #25..........................................                60                        0                 1,562
Capital Fund 7.039 Ac. of Parcel #10........................                (9)                       0                    67
Capital Fund 17.742 Ac. of Parcel #2........................                 1                        0                   164
Land I 27.575 Acres of Parcel #4............................                14                        0                   311
Land II 5.538 Acres of Parcel #22...........................                 0                        0                    94
Land I 4.629 Acres of Parcel #24............................                 0                        0                    30
Land II .87 Acres of Parcel #8..............................                 0                        0                     0
Land I 3.52 Acres of Parcel #10                                              0                        0                   220
Land I 10.53 Acres of Parcel #15............................
0...........................................................                 0                      268                     0
Land II 8.25 Acres of Parcel #23............................                 0                        0                   423
Monthly Income Fund I - Yorkville Living Center, Lot #11....               (23)                       0                    15
Land I 2.081 Acres of Parcel #13............................                 0                        0                    20
Land I 81.216 Acres of Parcel #1............................                 0                        0                  (193)
Land I 5.468 Acres of Parcel #15............................                 0                        0                   309
Land II 12.6506 Acres of Parcel #7..........................                 0                        0                   387
Land II 2.61 Acres of Parcel #23............................                 0                        0                   125
Capital Fund 8.6806 Ac. of Parcel #2........................                 0                        0                   431
Capital Fund 2.305 Ac. of Parcel #4.........................                 0                        0                   572


                                                               ORDINARY INCOME
                                                               FROM SALE WRIST
                                                                  BRACELET       CAPITAL GAIN
                                                              -----------------  -------------
Land I 3.44 Acres of Parcel #23                                          33                0
Monthly Income Fund I - Schaumburg Terrace, 16 Buildings....              0            1,398
Land II 60 Acres of Parcel #23..............................          1,100                0
Land II Parcel #25..........................................              0            1,562
Capital Fund 7.039 Ac. of Parcel #10........................             67                0
Capital Fund 17.742 Ac. of Parcel #2........................            0 1               64
Land I 27.575 Acres of Parcel #4............................              0              311
Land II 5.538 Acres of Parcel #22...........................              0               94
Land I 4.629 Acres of Parcel #24............................              0               30
Land II .87 Acres of Parcel #8..............................              0                0
Land I 3.52 Acres of Parcel #10                                           0              220
Land I 10.53 Acres of Parcel #15............................
0...........................................................            268
Land II 8.25 Acres of Parcel #23............................              0              423
Monthly Income Fund I - Yorkville Living Center, Lot #11....              0               15
Land I 2.081 Acres of Parcel #13............................              0               20
Land I 81.216 Acres of Parcel #1............................              0             (193)
Land I 5.468 Acres of Parcel #15............................              0              309
Land II 12.6506 Acres of Parcel #7..........................              0              387
Land II 2.61 Acres of Parcel #23............................              0              125
Capital Fund 8.6806 Ac. of Parcel #2........................              0              431
Capital Fund 2.305 Ac. of Parcel #4.........................              0              572

                                   APPENDIX B
                     INLAND RETAIL REAL ESTATE TRUST, INC.
                       DISTRIBUTION REINVESTMENT PROGRAM

                                                                      APPENDIX B

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                       DISTRIBUTION REINVESTMENT PROGRAM

    Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same
meaning as set forth in the Company's Prospectus dated            , 1998 (as the
same may be supplemented or modified from time to time) unless otherwise defined herein.

        i. As agent for the Stockholders who purchase Shares from the Company
    pursuant to the prospectus dated            , 1998 (the "Offering") and
    elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

        ii. PROCEDURE FOR PARTICIPATION. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

        iii. PURCHASE OF SHARES. Participants will acquire Shares from the Company at a fixed price of $9.50 per Share until the termination of the Offering. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

    It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.50 per Share price which will be paid under the DRP.

    The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

    If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. Also, in the event of such listing or inclusion, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

    It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

        iv. SHARE CERTIFICATES. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

        v. REPORTS. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

        vi. TERMINATION BY PARTICIPANT. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

        vii. AMENDMENT OR TERMINATION OF DRP BY THE COMPANY. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

        viii. LIABILITY OF THE COMPANY. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

        ix. GOVERNING LAW. This DRP shall be governed by the laws of the State of Maryland.

                                   APPENDIX C
                     INLAND RETAIL REAL ESTATE TRUST, INC.
                             SUBSCRIPTION AGREEMENT

[LOGO]

                                    SPECIMEN

    PLEASE MAIL THE PINK COPY, THE WHITE COPY, AND YOUR CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IRRET" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. Please use ballpoint pen or type the information.

--------------------------------------------------------------------------------

       INLAND RETAIL REAL ESTATE TRUST, INC., INSTRUCTIONS TO PURCHASERS

--------------------------------------------------------------------------------

            INSTRUCTIONS              Any Person desiring to subscribe for Shares should
                                      carefully read and review the Prospectus and, if
                                      he/she desires to subscribe for Shares, complete the
                                      Subscription Agreement/ Signature Page which follows
                                      these instructions. Follow the appropriate
                                      instruction listed below for the items indicated.
                                      Please print in ink or type the information.
-------------------------------------------------------------------------------------------
             INVESTMENT               Item 1--Enter the number of Shares to be purchased
                 A                    and the dollars and cents amount of the purchase.
                                      Minimum purchase 300 Shares ($3,000). Qualified Plans
                                      100 Shares ($1,000). (Iowa requires 300 Shares
                                      ($3,000) for IRA accounts; Minnesota requires 200
                                      Shares ($2,000) for IRA and qualified accounts).
-------------------------------------------------------------------------------------------
                 B                    Item 2--Check if you desire to participate in
                                      Distribution Reinvestment Program.

-------------------------------------------------------------------------------------------
      REGISTRATION INFORMATION        Item 3--Enter the exact name in which the Shares are
                 C                    to be held. For co-owners enter the names of all
                                      owners. For investments by qualified plans, include
                                      the exact name of the plan. For investments by
                                      qualified plans, enter the name of the custodian or
                                      trustee on the first line and FBO the name of the
                                      investor on the second line. IF THIS IS AN ADDITIONAL
                                      PURCHASE BY A QUALIFIED PLAN, PLEASE USE THE SAME
                                      EXACT PLAN NAME AS PREVIOUSLY USED.

                                      Item 4--Enter mailing address, state of residence and
                                      telephone number of owner. For qualified investments
                                      please enter mailing address of custodian or trustee.

                                      Item 5--Enter birth date(s) or date of incorporation.

                                      Item 6--Check the appropriate box. If the owner is a
                                      non-resident alien, he must apply to the United
                                      States Internal Revenue Service for an identification
                                      number via Form SS-4 for an individual or SS-5 for a
                                      corporation, and supply the number to the Company as
                                      soon as it is available.

                                      Item 7--Check this box if the owner is an employee of
                                      Inland or an individual who has been continuously
                                      affiliated with Inland as an independent contractor.

                                      Item 8--Enter the Social Security number or Taxpayer
                                      I.D. number. The owner is certifying that this number
                                      is correct. For qualified investments please enter
                                      both the investor's social security number (for
                                      identification purposes) and the custodian or
                                      trustee's Taxpayer I.D. number (for tax purposes).
-------------------------------------------------------------------------------------------
                 D                    Item 9--The residence address if different. For
                                      qualified investments, please enter the residence
                                      address of the investor.
-------------------------------------------------------------------------------------------
                 E                    Item 10--Check the appropriate box to indicate the
                                      type of entity which is subscribing. If additional
                                      purchase, this should be exactly the same as previous
                                      investment.
-------------------------------------------------------------------------------------------
             SIGNATURE                Item 11--The Subscription Agreement/Signature Page
                 F                    MUST BE EXECUTED by the owner(s), and if applicable,
                                      the trustee or custodian.
-------------------------------------------------------------------------------------------
       ALTERNATE ADDRESS FOR          Item 12--If owners desire direct deposit of
      DISTRIBUTIONS (OPTIONAL)        his/her/their cash distributions to an account or
                 G                    address other than as set forth in the Subscription
                                      Agreement/Signature Page, please complete. PLEASE
                                      MAKE SURE ACCOUNT HAS BEEN OPENED AND ACCOUNT NUMBER
                                      IS PROVIDED, AS WELL AS INFORMING RECIPIENT THAT
                                      DISTRIBUTION WILL BE FORTHCOMING AND IS AN ASSET
                                      TRANSFER.
-------------------------------------------------------------------------------------------
      BROKER/DEALER REGISTERED        Item 13--Enter the name of the Broker/Dealer and the
           REPRESENTATIVE             name of the Registered Representative, along with the
                 H                    street address, city, state, zip code, telephone
                                      number, fax and email of the Registered
                                      Representative. By executing the Subscription
                                      Agreement/Signature Page, the Registered Representa-
                                      tive substantiates compliance with the conduct rules
                                      of the NASD, by certifying that the Registered
                                      Representative has reasonable grounds to believe,
                                      based on information obtained from the investor
                                      concerning his, her or its investment objectives,
                                      other investments, financial situation and needs and
                                      any other information known by such Registered
                                      Representative, that investment in the Company is
                                      suitable for such investor in light of his, her or
                                      its financial position, net worth and other
                                      suitability characteristics and that the Registered
                                      Representative has informed the investor of all
                                      pertinent facts relating to the liability, liquidity
                                      and marketability of an investment in the Company
                                      during its term. The Registered Representative
                                      (authorized signature) should sign and date.
-------------------------------------------------------------------------------------------
     SUBMISSION OF SUBSCRIPTION       The properly completed and executed Pink and White
                                      copies of the Subscription Agreement/Signature Page
                                      together with a CHECK MADE PAYABLE TO "LNB/ESCROW
                                      AGENT FOR IRRET" should be returned to the owner's
                                      Registered Representative or the offices of Inland
                                      Securities Corporation, 2901 Butterfield Road, Oak
                                      Brook, Illinois 60523.

NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS:

All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

          [SPECIMEN/FORM OF SUBSCRIPTION AGREEMENT]

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                                    SPECIMEN
                               (REVERSE SIDE OF)
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

    Certain states have imposed special financial suitability standards for investors who purchase Shares.

    If the investor is a resident of Maine, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $200,000; or (ii) a minimum annual gross income of $50,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000.

    If the investor is a resident of California, Massachusetts or Tennessee, the investor must have either: (i) a minimum net worth (excluding home, home furnishings and automobiles) of $225,000; or (ii) a minimum annual gross income of $60,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000.

    The Company intends to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. The Company shall have the right to accept or reject this Subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum amount specified in the Prospectus. As used above, the singular includes the plural in all respects if Shares are being acquired by more than one Person. As used in this Agreement, "Inland" refers to The Inland Group, Inc. and its Affiliates. This Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois.

                        [FORM OF SUBSCRIPTION AGREEMENT]

                                   APPENDIX F
                         INDEX TO FINANCIAL STATEMENTS
                                      AND
                              FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Independent Auditors' Report...............................................................................     F-1
Consolidated Balance Sheet at September 18, 1998...........................................................     F-2
Notes to Consolidated Balance Sheet........................................................................     F-3
Independent Auditors' Report...............................................................................     F-5
Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of
  Lake Olympia Square......................................................................................     F-6
Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
  1997 of Lake Olympia Square..............................................................................     F-7
Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June
  30, 1998 of Lake Olympia Square..........................................................................     F-9
Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months
  ended June 30, 1998 of Lake Olympia Square...............................................................    F-10
Independent Auditors' Report...............................................................................    F-11
Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of
  The Landings of Sarasota.................................................................................    F-12
Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
  1997 of The Landings of Sarasota.........................................................................    F-13
Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June
  30, 1998 of The Landings of Sarasota.....................................................................    F-15
Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months
  ended June 30, 1998 of The Landings of Sarasota..........................................................    F-16
Independent Auditors' Report...............................................................................    F-17
Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997 of
  Lake Walden Square.......................................................................................    F-18
Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31,
  1997 of Lake Walden Square...............................................................................    F-19
Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June
  30, 1998 of Lake Walden Square...........................................................................    F-21
Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months
  ended June 30, 1998 of Lake Walden Square................................................................    F-22
Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June
  30, 1998 of Countryside..................................................................................    F-23
Notes to Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months
  ended June 30, 1998 of Countryside.......................................................................    F-24
Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 1998..........................................    F-25
Notes to Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 1998.................................    F-27
Pro Forma Statement of Operations (unaudited) for the six months ended June 30, 1998.......................    F-29
Notes to Pro Forma Statement of Operations (unaudited) for the six months ended
  June 30, 1998............................................................................................    F-31
Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997.........................    F-34
Notes to Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997................    F-36

    The financial statements of Countryside Shopping Center for the period from April 1, 1997 through December 31, 1997 are not presented in the Prospectus since the records are currently not available from the unaffiliated seller of the property. The Company is aggressively pursuing receipt of these records. It is the Company's intention to file audited financial statements of Countryside Shopping Center for the period indicated as soon as possible.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Inland Retail Real Estate Trust, Inc.

    We have audited the accompanying consolidated balance sheet of Inland Retail Real Estate Trust, Inc. (the "Company") as of September 18, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Retail Real Estate Trust, Inc. as of September 18, 1998, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Chicago, Illinois
September 18, 1998

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 18, 1998

                                           ASSETS
Cash..............................................................................  $ 202,000
                                                                                    ---------
                                                                                    $ 202,000
                                                                                    ---------
                                                                                    ---------

                            LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Minority interest in partnership................................................  $   2,000
Stockholder's Equity:
  Preferred Stock, $.01 par value, 10,000,000 authorized, none outstanding........     --
  Common stock, $.01 par value, 100,000,000 shares authorized, 20,000 shares
    issued and outstanding........................................................        200
  Additional Paid-in Capital......................................................    199,800
                                                                                    ---------
                                                                                    $ 202,000
                                                                                    ---------
                                                                                    ---------

             See accompanying notes to consolidated balance sheet.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                      NOTES TO CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 18, 1998

(1) ORGANIZATION

    Inland Retail Real Estate Trust, Inc. (the "Company") was formed on September 3, 1998 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and has not commenced operations. The Advisory Agreement (the "Agreement") provides for Inland Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. The Company contemplates the sale of up to 50,000,000 shares of common stock at $10 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission (the "Registration Statement") and the issuance of 4,000,000 shares at $9.05 each which may be distributed pursuant to the Company's distribution reinvestment program. The Company will be the general partner of Inland Retail Real Estate Limited Partnership (the "Operating Partnership"). See "Investment Objectives and Policies," "Plan of Distribution" and "Investment, Reinvestment and Share Repurchase Programs" elsewhere in this Prospectus.

    The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1998. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(2) BASIS OF PRESENTATION

    The accompanying Consolidated Balance Sheet includes the accounts of the Company, as well as the accounts of the Operating Partnership, in which the Company has a controlling general partner interest. The effect of all significant intercompany transactions have been eliminated.

(3) TRANSACTIONS WITH AFFILIATES

    The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares.

    In the event that the Offering is not successful, an Affiliate of the Advisor will bear the related costs of the Offering.

    Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts. See "Compensation Table" elsewhere in this Prospectus for a description of such compensation and fees.

                     INLAND RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

                               SEPTEMBER 18, 1998

(4) COMMITMENTS

    The Company plans to adopt an Independent Director Stock Option Plan which will provide 3,000 shares to the Independent Directors of the Company at $9.05 per share. See "Management--Independent Director Stock Option Plan" described elsewhere in this Prospectus.

    The Company anticipates that the aggregate borrowings related to all of the Company's properties will be limited to certain maximum amounts. See "Investment Objectives and Policies" elsewhere in this Prospectus for a description of such maximum borrowing amounts.

    The Company is currently negotiating the purchase of four investment properties from an Affiliate.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

    We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Olympia Square for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Olympia Square's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Olympia Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Chicago, Illinois
April 30, 1998

                              LAKE OLYMPIA SQUARE

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

Gross income:
  Base rental income............................................  $ 848,197
  Operating expense and real estate tax recoveries..............    163,446
                                                                  ---------
  Total Gross Income............................................  1,011,643
                                                                  ---------
Direct operating expenses:
  Real estate taxes.............................................     81,106
  Operating expenses............................................     74,124
  Management fees...............................................     47,171
  Insurance.....................................................     22,255
  Utilities.....................................................     17,558
  Interest expense..............................................    343,788
                                                                  ---------
  Total Direct Operating Expenses...............................    586,002
                                                                  ---------
Excess of Gross Income over Direct Operating Expenses...........  $ 425,641
                                                                  ---------
                                                                  ---------

    See accompanying notes to historical summary of gross income and direct operating expenses.

                              LAKE OLYMPIA SQUARE

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

(1) BUSINESS

    Lake Olympia Square (Lake Olympia) is located in Ocoee, Florida. It consists of approximately 85,800 square feet of gross leasable area and was 99% leased and occupied at December 31, 1997. Approximately 51% of Lake Olympia is leased to one tenant representing approximately 35% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Olympia from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Lake Olympia from this Affiliate at their cost upon receipt of proceeds from an equity offering.

(2) BASIS OF PRESENTATION

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Olympia's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Olympia to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) GROSS INCOME

    Lake Olympia leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Olympia is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $61,371 for the year ended December 31, 1997.

                              LAKE OLYMPIA SQUARE

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

(3) GROSS INCOME (CONTINUED)
    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

YEAR                                                                                 AMOUNT
--------------------------------------------------------------------------------  ------------
1998............................................................................  $    870,375
1999............................................................................       876,597
2000............................................................................       840,419
2001............................................................................       758,460
2002............................................................................       650,739
Thereafter......................................................................     4,989,716
                                                                                  ------------
                                                                                  $  8,986,306
                                                                                  ------------
                                                                                  ------------

(4) DIRECT OPERATING EXPENSES

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Olympia. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    Lake Olympia is managed pursuant to the terms of a verbal management agreement for an annual fee of 5% of gross revenue (as defined). Subsequent to the sale of Lake Olympia (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Olympia Square of approximately $6,078,000 in connection with the acquisition. The assumed debt, which originated March 26, 1997, has an annual interest rate of 8.25% and requires monthly interest payments.

(5) PRO FORMA ADJUSTMENTS (UNAUDITED)

    The interest expense associated with the assumed debt discussed in note 4, would have approximated $501,435 if the related debt had been in existence since January 1, 1997.

                              LAKE OLYMPIA SQUARE

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

Gross income:
  Base rental income..............................................  $ 431,325
  Operating expense and real estate tax recoveries................    109,884
                                                                    ---------
  Total Gross Income..............................................    541,209
                                                                    ---------
Direct operating expenses:
  Real estate taxes...............................................     38,285
  Operating expenses..............................................     89,711
  Insurance.......................................................      9,777
  Utilities.......................................................     11,189
  Interest expense................................................    250,704
                                                                    ---------
  Total Direct Operating Expenses.................................    399,666
                                                                    ---------
Excess of Gross Income over Direct Operating Expenses.............  $ 141,543
                                                                    ---------
                                                                    ---------

    See accompanying notes to historical summary of gross income and direct operating expenses.

                              LAKE OLYMPIA SQUARE
   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    The Historical Summary of Gross Income and Direct Operating Expenses for the period ended June 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Olympia to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

    We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of The Landings of Sarasota for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of The Landings of Sarasota's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Chicago, Illinois
June 29, 1998

                            THE LANDINGS OF SARASOTA

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

Gross income:
  Base rental income..............................................................  $ 604,671
  Operating expense and real estate tax recoveries................................    237,738
  Percentage rent.................................................................     40,365
  Other income....................................................................     14,712
                                                                                    ---------
  Total Gross Income..............................................................    897,486
                                                                                    ---------
Direct operating expenses:
  Real estate taxes...............................................................    108,165
  Operating expenses..............................................................    176,861
  Management fees.................................................................     40,419
  Utilities.......................................................................     15,641
  Insurance.......................................................................     14,523
                                                                                    ---------
  Total Direct Operating Expenses.................................................    355,609
                                                                                    ---------
Excess of Gross Income over
  Direct Operating Expenses.......................................................  $ 541,877
                                                                                    ---------
                                                                                    ---------

    See accompanying notes to historical summary of gross income and direct operating expenses.

                            THE LANDINGS OF SARASOTA

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

(1) BUSINESS

    The Landings of Sarasota (The Landings) is a multi-tenant strip center located in Sarasota, Florida. It consists of approximately 94,000 square feet of gross leasable area and was 90% leased and occupied at December 31, 1997. Approximately 22% of The Landings is leased to one tenant representing approximately 17% of total revenues. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased The Landings from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire The Landings from this Affiliate at their cost upon receipt of proceeds from an equity offering.

(2) BASIS OF PRESENTATION

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of The Landings' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of The Landings to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) GROSS INCOME

    The Landings leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which The Landings is reimbursed for common area, real estate, and insurance costs. Certain of the leases contain renewal options for various periods at various rental rates. Certain of the leases provide for payment of contingent rentals based on a percentage applied to the amount by which tenants' sales exceed predetermined levels.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $14,591 for the year ended December 31, 1997.

                            THE LANDINGS OF SARASOTA

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

(3) GROSS INCOME (CONTINUED)
    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

YEAR                                                                                 AMOUNT
--------------------------------------------------------------------------------  ------------
1998............................................................................  $    715,857
1999............................................................................       594,129
2000............................................................................       500,929
2001............................................................................       479,723
Thereafter......................................................................       417,221
                                                                                  ------------
                                                                                  $  2,707,859
                                                                                  ------------
                                                                                  ------------

(4) DIRECT OPERATING EXPENSES

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of The Landings. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    The Landings is managed by an affiliate of the Seller pursuant to the terms of a management agreement for an annual fee of 4% of rental income (as defined). Subsequent to the sale of The Landings (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                            THE LANDINGS OF SARASOTA

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998

Gross income:
  Base rental income..............................................................  $ 437,333
  Operating expense and real estate tax recoveries................................    147,679
                                                                                    ---------
  Total Gross Income..............................................................    585,012
                                                                                    ---------
Direct operating expenses:
  Real estate taxes...............................................................     51,891
  Operating expenses..............................................................     88,834
  Utilities.......................................................................     17,582
  Insurance.......................................................................      7,625
                                                                                    ---------
  Total Direct Operating Expenses.................................................    165,932
                                                                                    ---------
Excess of Gross Income over
  Direct Operating Expenses.......................................................  $ 419,080
                                                                                    ---------
                                                                                    ---------

    See accompanying notes to historical summary of gross income and direct operating expenses.

                            THE LANDINGS OF SARASOTA

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    The Historical Summary of Gross Income and Direct Operating Expenses for the period ended June 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of The Landings to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Inland Retail Real Estate Trust, Inc.:

    We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lake Walden Square for the year ended December 31, 1997. This Historical Summary is the responsibility of the management of Inland Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

    The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of Lake Walden Square's revenues and expenses.

    In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lake Walden Square for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Atlanta, Georgia
April 30, 1998

                               LAKE WALDEN SQUARE

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

Gross income:
  Base rental income............................................  $1,537,855
  Operating expense and real estate tax recoveries..............    267,044
  Other income..................................................    149,736
                                                                  ---------
  Total Gross Income............................................  1,954,635
                                                                  ---------
Direct operating expenses:
  Operating expenses............................................    224,048
  Real estate taxes.............................................    159,637
  Utilities.....................................................     23,425
  Insurance.....................................................     28,594
  Interest expense..............................................    136,816
                                                                  ---------
  Total Direct Operating Expenses...............................    572,520
                                                                  ---------
Excess of Gross Income over Direct Operating Expenses...........  $1,382,115
                                                                  ---------
                                                                  ---------

    See accompanying notes to historical summary of gross income and direct operating expenses.

                               LAKE WALDEN SQUARE

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                          YEAR ENDED DECEMBER 31, 1997

(1) BUSINESS

    Lake Walden Square is located in Plant City, Florida. It consists of approximately 263,000 square feet of gross leasable area and was 83% leased and occupied at December 31, 1997. Approximately 62% of Lake Walden Square is leased to three tenants representing approximately 40% of base rental income. An Affiliate of Inland Retail Real Estate Trust, Inc. purchased Lake Walden Square from an unaffiliated third party on behalf of Inland Retail Real Estate Trust, Inc. Inland Retail Real Estate Trust, Inc. will acquire Lake Walden Square from this Affiliate at their cost upon receipt of proceeds from an equity offering.

(2) BASIS OF PRESENTATION

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of Lake Walden Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lake Walden Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) GROSS INCOME

    Lake Walden Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lake Walden Square is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $34,613 for the year ended December 31, 1997.

                               LAKE WALDEN SQUARE

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

(3) GROSS INCOME (CONTINUED)

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1997 are as follows:

YEAR                                                                                AMOUNT
-------------------------------------------------------------------------------  -------------
1998...........................................................................  $   1,599,767
1999...........................................................................      1,579,403
2000...........................................................................      1,533,075
2001...........................................................................      1,411,984
2002...........................................................................      1,202,908
Thereafter.....................................................................     10,945,790
                                                                                 -------------
                                                                                 $  18,272,927
                                                                                 -------------
                                                                                 -------------

(4) DIRECT OPERATING EXPENSES

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lake Walden Square. Costs such as depreciation, amortization and professional fees are excluded from the Historical Summary.

    Real estate tax expense is based upon bills for 1997.

    Lake Walden Square is managed pursuant to the terms of a management agreement for an annual fee of 4% of rental revenue and tenant expense reimbursements. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

    Inland Retail Real Estate Trust, Inc. assumed the outstanding mortgage debt related to Lake Walden Square of approximately $10,205,000 in connection with the acquisition. The assumed debt, which originated October 30, 1997, has an annual interest rate of 7.63% and requires monthly interest payments.

(5) PRO FORMA ADJUSTMENTS (UNAUDITED)

    The interest expense associated with the assumed debt discussed in note 4, would have approximated $778,642 if the related debt had been in existence since January 1, 1997.

                               LAKE WALDEN SQUARE

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

Gross income:
  Base rental income..............................................  $ 768,927
  Operating expense and real estate tax recoveries................    135,619
                                                                    ---------
  Total Gross Income..............................................    904,546
                                                                    ---------
Direct operating expenses:
  Operating expenses..............................................     86,137
  Real estate taxes...............................................     88,845
  Utilities.......................................................     11,208
  Insurance.......................................................     15,011
  Interest expense................................................    389,314
                                                                    ---------
  Total Direct Operating Expenses.................................    590,515
                                                                    ---------
Excess of Gross Income over Direct Operating Expenses.............  $ 314,031
                                                                    ---------
                                                                    ---------

    See accompanying notes to historical summary of gross income and direct operating expenses.

                               LAKE WALDEN SQUARE

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    The Historical Summary of Gross Income and Direct Operating Expenses for the period ended June 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Lake Walden to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                                  COUNTRYSIDE

        HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

Gross income:
  Base rental income..............................................................  $ 375,322
  Operating expense and real estate tax recoveries................................     88,092
                                                                                    ---------
    Total Gross Income............................................................    463,414
                                                                                    ---------
Direct operating expenses:
  Operating expenses..............................................................     33,263
  Real estate taxes...............................................................     36,993
  Utilities.......................................................................     51,543
  Insurance.......................................................................      3,445
                                                                                    ---------
    Total Direct Operating Expenses...............................................    125,244
                                                                                    ---------
Excess of Gross Income over
  Direct Operating Expenses.......................................................  $ 338,170
                                                                                    ---------
                                                                                    ---------

    See accompanying notes to historical summary of gross income and direct operating expenses.

                                  COUNTRYSIDE

   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME AND DIRECT OPERATING EXPENSES

                         SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    The Historical Summary of Gross Income and Direct Operating Expenses for the period ended June 30, 1998 has been prepared from operating statements provided by the owners of the property during that period and requires management of Countryside to make estimates and assumptions that affect the amounts of the revenues and expenses during that period. Actual results may differ from those estimates.

    In the opinion of management, all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim period presented have been reflected. Certain information in footnote disclosures included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                                  (UNAUDITED)

    The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the formation of the Company and the acquisition of the properties indicated in Note B had occurred on June 30, 1998.

    This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                                  (UNAUDITED)

                                                                                    PRO FORMA ADJUSTMENTS
                                                                            --------------------------------------
                                                                               (A)          (B)
                                                                            FORMATION   ACQUISITIONS   PRO FORMA
                                                                            ----------  ------------  ------------
                                        ASSETS

Net investment in properties..............................................  $   --        42,689,882    42,689,882
Cash (C)..................................................................     202,000       138,000       340,000
Accounts and rents receivable.............................................      --           237,633       237,633
Other assets..............................................................      --           231,086       231,086
                                                                            ----------  ------------  ------------
Total assets..............................................................  $  202,000    43,296,601    43,498,601
                                                                            ----------  ------------  ------------
                                                                            ----------  ------------  ------------

                         LIABILITIES AND STOCKHOLDER'S EQUITY

Accrued real estate taxes.................................................      --           250,351       250,351
Security deposits.........................................................      --           128,850       128,850
Mortgages payable (D).....................................................      --        30,947,508    30,947,508
                                                                            ----------  ------------  ------------
Total liabilities.........................................................      --        31,326,709    31,326,709
                                                                            ----------  ------------  ------------
Minority interest in partnership (F)......................................       2,000       --              2,000
Common Stock..............................................................         200        13,920        14,120
Additional paid in capital (net of Offering costs) (E)....................     199,800    11,955,972    12,155,772
                                                                            ----------  ------------  ------------
Total Stockholder's equity................................................     200,000    11,969,892    12,169,892
                                                                            ----------  ------------  ------------
Total liabilities and Stockholder's equity................................  $  202,000    43,296,601    43,498,601
                                                                            ----------  ------------  ------------
                                                                            ----------  ------------  ------------

        See accompanying notes to pro forma consolidated balance sheet.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                                  (UNAUDITED)

(A) The Company was formed on September 3, 1998 at which time the Advisor contributed $200,000 in exchange for 20,000 shares of stock.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on June 30, 1998. The terms are described in the notes that follow.

    Each of the properties to be acquired was purchased by an Affiliate of the Advisor, to be held until sufficient offering proceeds are raised by the Company to acquire the property. In connection with the acquisition of the initial properties, the Affiliate borrowed approximately $11,700,000 from another Affiliate to pay the difference between the Affiliate's Acquisition Cost and the Initial Mortgage Debt. The maximum amount of aggregate borrowings as allowed by the offering may not exceed 300% of Net Assets. The Company is expected to retire this Affiliated debt in full with the net proceeds of the offering in order to bring the aggregate borrowings within the allowed limits.

                                                                     ACQUISITIONS
                                                   ------------------------------------------------
                                                                  LAKE
                                                                 OLYMPIA       THE      LAKE WALDEN     TOTAL
                                                   COUNTRYSIDE   SQUARE     LANDINGS      SQUARE     ACQUISITIONS
                                                   -----------  ---------  -----------  -----------  -----------
                            ASSETS

Net investment in properties.....................   $8,567,584  9,723,516    9,870,025   14,528,757  42,689,882
Cash (C).........................................      25,000      42,000       19,000       52,000     138,000
Accounts and rents receivable....................      65,475      41,271       48,260       82,627     237,633
Other assets.....................................      --          17,418       65,894      147,774     231,086
                                                   -----------  ---------  -----------  -----------  -----------
Total assets.....................................   $8,658,059  9,824,205   10,003,179   14,811,158  43,296,601
                                                   -----------  ---------  -----------  -----------  -----------
                                                   -----------  ---------  -----------  -----------  -----------

             LIABILITIES AND STOCKHOLDER'S EQUITY

Accrued real estate taxes........................   $  44,283      65,330       51,892       88,846     250,351
Security deposits................................       6,300      29,066       55,378       38,106     128,850
Mortgages payable (D)............................   6,420,000   6,077,688    8,245,000   10,204,820  30,947,508
                                                   -----------  ---------  -----------  -----------  -----------
Total liabilities................................   6,493,800   6,148,867    8,352,270   10,331,772  31,326,709
                                                   -----------  ---------  -----------  -----------  -----------
Common Stock.....................................       2,517       4,274        1,920        5,209      13,920
Additional paid in capital (net of Offering
  costs) (E).....................................   2,161,742   3,671,064    1,648,989    4,474,177  11,955,972
                                                   -----------  ---------  -----------  -----------  -----------
Total Stockholder's equity.......................   2,164,259   3,675,338    1,650,909    4,479,386  11,969,892
                                                   -----------  ---------  -----------  -----------  -----------
Total liabilities and Stockholder's equity.......   $8,658,059  9,824,205   10,003,179   14,811,158  43,296,601
                                                   -----------  ---------  -----------  -----------  -----------
                                                   -----------  ---------  -----------  -----------  -----------

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                                 JUNE 30, 1998

                                  (UNAUDITED)

(C) Represents approximately 1% working capital reserve established from offering proceeds raised.

(D) Represents remaining mortgages payable to non-affiliates after payoff of Affiliate debt at acquisition and $300,000 paydown on non-affiliate debt relating to Countryside.

(E) The Offering proceeds of $13,920,000, net of Offering costs of $1,950,108, are reflected as received simultaneous to the acquisition of the properties. Offering costs estimated to be 14% of Offering proceeds are based on the Company's internal analysis of the total costs incurred on prior offerings.

(F) The Pro Forma Consolidated Balance Sheet includes the accounts of the Operating Partnership in which the Company has a controlling general partner interest. The minority interest in partnership represents the ownership of the Operating Partnership that is not owned by the Company.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

    The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Statement of Operations as though they occurred on January 1, 1997.

    This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 1998, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

                                                                                           PRO FORMA
                                                                                          ADJUSTMENTS
                                                                                          -----------
                                                                             HISTORICAL   ACQUISITIONS
                                                                                 (A)          (B)       PRO FORMA
                                                                             -----------  -----------  ------------
Rental income..............................................................   $  --        2,012,907      2,012,907
Operating expense and real estate tax recoveries...........................      --          481,274        481,274
                                                                             -----------  -----------  ------------
Total income...............................................................      --        2,494,181      2,494,181
                                                                             -----------  -----------  ------------
Advisor asset management fee (E)...........................................      --          214,282        214,282
Property operating expenses................................................      --          641,339        641,339
Interest expense...........................................................      --        1,217,985      1,217,985
Depreciation (C)...........................................................      --          610,662        610,662
                                                                             -----------  -----------  ------------
Total expenses.............................................................      --        2,684,268      2,684,268
                                                                                                       ------------
Net income (loss) applicable to common shareholders (F)....................                            $   (190,087)
                                                                                                       ------------
                                                                                                       ------------
Weighted average common stock shares outstanding (D).......................                               1,392,000
                                                                                                       ------------
                                                                                                       ------------
Basic and diluted net income (loss) per weighted average common stock
  outstanding (D)..........................................................                            $       (.14)
                                                                                                       ------------
                                                                                                       ------------

          See accompanying notes to pro forma statement of operations.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

(A) Historical information is not applicable as the Company was not formed as of June 30, 1998.

(B) Pro forma adjustments for the six months ended June 30, 1998 are as though the acquisitions of the following properties occurred on January 1, 1997. Each of the properties to be acquired was purchased by an Affiliate of the Advisor, to be held until sufficient offering proceeds are raised by the Company to acquire the property. In connection with the acquisition of the initial properties, the Affiliate borrowed approximately $11,700,000 from another Affiliate to pay the difference between the Affiliate's Acquisition Cost and the Initial Mortgage Debt. The maximum amount of aggregate borrowings as allowed by the offering may not exceed 300% of Net Assets. The Company is expected to retire this Affiliate debt in full with the net proceeds of the offering in order to bring the aggregate borrowings within the allowed limits. As part of the Acquisition, the Company will assume the existing third party debt. Historical and pro forma adjustments for interest expense on these properties are based on the following terms.

    COUNTRYSIDE

    As part of the purchase of Countryside Shopping Center, the Company will assume the existing first mortgage loan originated by the Affiliate of approximately $6,420,000. The first mortgage loan has an interest rate of 7.41% per annum.

    LAKE OLYMPIA SQUARE

    As part of the purchase of Lake Olympia Square Shopping Center, the Company will assume the existing first mortgage loan of approximately $6,078,000. The first mortgage loan has an interest rate of 8.25% per annum.

    THE LANDING

    As part of the purchase of The Landings Shopping Center, the Company will assume the existing first mortgage loan originated by the Affiliate of approximately $8,245,000. The first mortgage loan has an interest rate of 8.25% per annum.

    LAKE WALDEN SQUARE

    As part of the purchase of Lake Walden Square Shopping Center, the Company will assume the existing first mortgage loan of approximately $10,205,000. The first mortgage loan has an interest rate of 7.63% per annum.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

    Total pro forma adjustments for the following probable 1998 acquisitions are as though they were acquired on January 1, 1997, or the date operations commenced.

                                                                         LAKE                     LAKE     TOTAL 1998
                                                                        OLYMPIA        THE       WALDEN    ACQUISITIONS
                                                         COUNTRYSIDE    SQUARE      LANDINGS     SQUARE     PRO FORMA
                                                         -----------  -----------  -----------  ---------  -----------
Rental income..........................................   $ 375,322      431,325      437,333     768,927   2,012,907
Operating expense and real estate tax recoveries.......      88,092      109,884      147,679     135,619     481,274
                                                         -----------  -----------  -----------  ---------  -----------
Total income...........................................     463,414      541,209      585,012     904,546   2,494,181
                                                         -----------  -----------  -----------  ---------  -----------
Advisor asset management fee...........................      42,838       49,450       49,350      72,644     214,282
Property operating expenses............................     125,244      148,962      165,932     201,201     641,339
Interest expense.......................................     237,861      250,704      340,106     389,314   1,217,985
Depreciation...........................................     142,242      144,522      128,844     195,054     610,662
                                                         -----------  -----------  -----------  ---------  -----------
Total expenses.........................................     548,185      593,638      684,232     858,213   2,684,268
                                                         -----------  -----------  -----------  ---------  -----------
Net income (loss)......................................   $ (84,771)     (52,429)     (99,220)     46,333    (190,087)
                                                         -----------  -----------  -----------  ---------  -----------
                                                         -----------  -----------  -----------  ---------  -----------

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                  (UNAUDITED)

(C) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements.

(D) The pro forma weighted average common stock shares for the six months ended June 30, 1998 was calculated by estimating the shares sold to purchase each of the Company's properties on a weighted average basis.

(E) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

    The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the properties indicated in Note B of the Notes to the Pro Forma Statement of Operations as though they occurred on January 1, 1997, or the date operations commenced (April 1, 1997 for Countryside).

    This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1997, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                       PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                                                           PRO FORMA
                                                                                          ADJUSTMENTS
                                                                                          -----------
                                                                             HISTORICAL   ACQUISITIONS
                                                                                 (A)          (B)       PRO FORMA
                                                                             -----------  -----------  ------------
Rental income..............................................................   $  --        3,352,357      3,352,357
Operating expense and real estate tax recoveries...........................      --          930,168        930,168
                                                                                  -----   -----------  ------------
Total income...............................................................      --        4,282,525      4,282,525
                                                                                  -----   -----------  ------------
Advisor asset management fee (E)...........................................      --          405,479        405,479
Property operating expenses................................................      --        1,138,132      1,138,132
Interest expense...........................................................      --        2,317,082      2,317,082
Depreciation (C)...........................................................      --        1,150,206      1,150,206
                                                                                  -----   -----------  ------------
Total expenses.............................................................      --        5,010,899      5,010,899
                                                                                                       ------------
Net income (loss) applicable to common shareholders (F)....................                            $   (728,374)
                                                                                                       ------------
                                                                                                       ------------
Weighted average common stock shares outstanding (D).......................                               1,392,000
                                                                                                       ------------
                                                                                                       ------------
Basic and diluted net income (loss) per weighted average common stock
 outstanding (D)...........................................................                            $       (.52)
                                                                                                       ------------
                                                                                                       ------------

          See accompanying notes to pro forma statement of operations.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

(A) Historical information is not applicable as the Company was not formed as of December 31, 1997.

(B) Pro forma adjustments for the year ended December 31, 1997 are as though the acquisitions of the following properties occurred on January 1, 1997, or the date operations commenced (April 1, 1997 for Countryside). Each of the properties to be acquired was purchased by an Affiliate of the Advisor, to be held until sufficient offering proceeds are raised by the Company to acquire the property. In connection with the acquisition of the initial properties, the Affiliate borrowed approximately $11,700,000 from another Affiliate to pay the difference between the Affiliate's Acquisition Cost and the Initial Mortgage Debt. The maximum amount of aggregate borrowings as allowed by the offering may not exceed 300% of Net Assets. The Company is expected to retire this Affiliate debt in full with the net proceeds of the offering in order to bring the aggregate borrowings within the allowed limits. As part of the Acquisition, the Company will assume the existing third party debt. Historical and pro forma adjustments for interest expense on these properties are based on the following terms.

    COUNTRYSIDE

    As part of the purchase of Countryside Shopping Center, the Company will assume the existing first mortgage loan of approximately $6,420,000. The first mortgage loan has an interest rate of 7.41% per annum.

    LAKE OLYMPIA SQUARE

    As part of the purchase of Lake Olympia Square Shopping Center, the Company will assume the existing first mortgage loan of approximately $6,078,000. The first mortgage loan has an interest rate of 8.25% per annum.

    THE LANDINGS

    As part of the purchase of The Landings Shopping Center, the Company will assume the existing first mortgage loan of approximately $8,245,000. The first mortgage loan has an interest rate of 8.25% per annum.

    LAKE WALDEN SQUARE

    As part of the purchase of Lake Walden Square Shopping Center, the Company will assume the existing first mortgage loan of approximately $10,205,000. The first mortgage loan has an interest rate of 7.63% per annum.

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

    Total pro forma adjustments for the following probable 1998 acquisitions are as though they were acquired on January 1, 1997, or the date operations commenced.

                                                                  LAKE                    LAKE     TOTAL 1998
                                                                OLYMPIA       THE        WALDEN    ACQUISITIONS
                                                  COUNTRYSIDE    SQUARE     LANDINGS     SQUARE     PRO FORMA
                                                  -----------  ----------  ----------  ----------  -----------
Rental income...................................   $ 361,634      848,197     604,671   1,537,855   3,352,357
Operating expense and real estate tax
  recoveries....................................      57,127      163,446     292,815     416,780     930,168
                                                  -----------  ----------  ----------  ----------  -----------
Total income....................................     418,761    1,011,643     897,486   1,954,635   4,282,525
                                                  -----------  ----------  ----------  ----------  -----------
                                                  -----------  ----------  ----------  ----------  -----------
Advisor asset management fee....................      64,256       97,235      98,700     145,288     405,479
Property operating expenses.....................      89,238      242,214     355,609     451,071   1,138,132
Interest expense................................     356,792      501,435     680,213     778,642   2,317,082
Depreciation....................................     213,365      289,045     257,688     390,108   1,150,206
                                                  -----------  ----------  ----------  ----------  -----------
Total expenses..................................     723,651    1,129,929   1,392,210   1,765,109   5,010,899
                                                  -----------  ----------  ----------  ----------  -----------
Net income (loss)...............................   $(304,890)    (118,286)   (494,724)    189,526    (728,374)
                                                  -----------  ----------  ----------  ----------  -----------
                                                  -----------  ----------  ----------  ----------  -----------

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

Acquisition of Countryside Shopping Center, Naples, Florida

    Reconciliation of Gross income and Direct Operating Expenses for the period from April 1, 1997 (completion of construction) to December 31, 1997 and is based on information provided by the seller:

                                                                     COUNTRYSIDE
                                                        -------------------------------------
                                                        DECEMBER 31,   PRO FORMA
                                                            1997      ADJUSTMENTS    TOTAL
                                                        ------------  -----------  ----------
Rental income.........................................   $  361,634       --          361,634
Operating expense and real estate tax recoveries......       57,127       --           57,127
                                                        ------------  -----------  ----------
Total income..........................................      418,761       --          418,761
                                                        ------------  -----------  ----------
Advisor asset management fee..........................       --           64,256       64,256
Property operating expenses...........................       70,394       18,844       89,238
Interest expense......................................       --          356,792      356,792
Depreciation..........................................       --          213,365      213,365
                                                        ------------  -----------  ----------
Total expenses........................................       70,394      653,257      723,651
                                                        ------------  -----------  ----------
Net income (loss).....................................   $  348,367     (653,257)    (304,890)
                                                        ------------  -----------  ----------
                                                        ------------  -----------  ----------

Acquisition of Lake Olympia Square, Ocoee, Florida

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                                LAKE OLYMPIA SQUARE
                                                       -------------------------------------
                                                                      PRO FORMA
                                                       *AS REPORTED  ADJUSTMENTS    TOTAL
                                                       ------------  -----------  ----------
Rental income........................................  $    848,197      --          848,197
Operating expense and real estate tax recoveries.....       163,446      --          163,446
                                                       ------------  -----------  ----------
Total income.........................................     1,011,643      --        1,011,643
                                                       ------------  -----------  ----------
Advisor asset management fee.........................       --           97,235       97,235
Property operating expenses..........................       242,214      --          242,214
Interest expense.....................................       343,788     157,647      501,435
Depreciation.........................................       --          289,045      289,045
                                                       ------------  -----------  ----------
Total expenses.......................................       586,002     543,927    1,129,929
                                                       ------------  -----------  ----------
Net income (loss)....................................  $    425,641    (543,927)    (118,286)
                                                       ------------  -----------  ----------
                                                       ------------  -----------  ----------

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

Acquisition of The Landings, Sarasota, Florida

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                                    THE LANDINGS
                                                         -----------------------------------
                                                            *AS       PRO FORMA
                                                          REPORTED   ADJUSTMENTS    TOTAL
                                                         ----------  -----------  ----------
Rental income..........................................  $  604,671      --          604,671
Operating expense and real estate tax recoveries.......     292,815      --          292,815
                                                         ----------  -----------  ----------
Total income...........................................     897,486      --          897,486
                                                         ----------  -----------  ----------
Advisor asset management fee...........................      --           98,700      98,700
Property operating expenses............................     355,609      --          355,609
Interest expense.......................................      --          680,213     680,213
Depreciation...........................................      --          257,688     257,688
                                                         ----------  -----------  ----------
Total expenses.........................................     355,609    1,036,601   1,392,210
Net income (loss)......................................  $  541,877   (1,036,601)   (494,724)
                                                         ----------  -----------  ----------
                                                         ----------  -----------  ----------

Acquisition of Lake Walden Square, Plant City, Florida

    Reconciliation of Gross income and Direct Operating Expenses for the year ended December 31, 1997 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                                LAKE WALDEN SQUARE
                                                       -------------------------------------
                                                                      PRO FORMA
                                                       *AS REPORTED  ADJUSTMENTS    TOTAL
                                                       ------------  -----------  ----------
Rental income........................................  $  1,537,855      --        1,537,855
Operating expense and real estate tax recoveries.....       416,780      --          416,780
                                                       ------------  -----------  ----------
Total income.........................................     1,954,635      --        1,954,635
                                                       ------------  -----------  ----------
Advisor asset management fee.........................       --           145,288     145,288
Property operating expenses..........................       435,704       15,367     451,071
Interest expense.....................................       136,816      641,826     778,642
Depreciation.........................................       --           390,108     390,108
                                                       ------------  -----------  ----------
Total expenses.......................................       572,520   (1,192,589)  1,765,109
                                                       ------------  -----------  ----------
Net income (loss)....................................  $  1,382,115   (1,192,589)    189,526
                                                       ------------  -----------  ----------
                                                       ------------  -----------  ----------

                     INLAND RETAIL REAL ESTATE TRUST, INC.

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

(C) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years for buildings and fifteen years for improvements.

(D) The pro forma weighted average common stock shares for the year ended December 31, 1997 was calculated by estimating the shares sold to purchase each of the Company's properties on a weighted average basis.

(E) Advisor Asset Management Fees are calculated as 1% of the Average Invested Assets (as defined).

(F) The net income (loss) allocable to the minority interest is immaterial, and therefore, has been not included.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND SUPPLEMENTAL LITERATURE AUTHORIZED BY THE COMPANY AND REFERRED TO IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE RESPECTIVE DATES AT WHICH INFORMATION IS GIVEN HEREIN, OR THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE IN THE AFFAIRS OF THE COMPANY SHALL OCCUR DURING THE TIME WHEN A COPY OF THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, THE COMPANY WILL AMEND OR SUPPLEMENT THIS PROSPECTUS TO REFLECT SUCH CHANGE.

                           --------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................     1
Risk Factors..............................................................    24
Conflicts of Interest.....................................................    43
Compensation Table........................................................    48
Prior Performance of the Company's Affiliates.............................    56
Management................................................................    68
Principal Stockholders....................................................    84
Certain Responsibilities of Directors and the Advisor; Indemnification....    85
Structure and Formation of the Company....................................    86
Selected Financial Data...................................................    92
Estimated Use of Proceeds of Offering.....................................    93
Investment Objectives and Policies........................................    95
Real Property Investments.................................................   102
Management's Discussion and Analysis of the Financial Condition of the
  Company.................................................................   119
Description of Securities.................................................   122
Shares Eligible for Future Sale...........................................   128
Summary of the Organizational Documents...................................   131
Operating Partnership Agreement...........................................   138
Federal Income Tax Considerations.........................................   144
ERISA Considerations......................................................   161
Who May Invest............................................................   162
Plan of Distribution......................................................   163
How to Subscribe..........................................................   168
Sales Literature..........................................................   169
Distribution Reinvestment and Share Repurchase Programs...................   169
Reports to Stockholders...................................................   171
Legal Matters.............................................................   172
Experts...................................................................   173
Additional Information....................................................   173
Glossary..................................................................   174
APPENDICES:
Prior Performance Tables..................................................   A-1
Distribution Reinvestment Program.........................................   B-1
Subscription Agreement....................................................   C-1
Index to Financial Statements and Financial Statements....................   F-i

                           --------------------------

    UNTIL                  , ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER PROSPECTUSES WHEN ACTING AS SOLICITING DEALERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                 INLAND RETAIL
                            REAL ESTATE TRUST, INC.

                               55,250,000 SHARES

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1998

                               INLAND SECURITIES
                                  CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee...............  $ 163,135
NASD Filing Fee...................................................         **
Printing and Mailing Expenses.....................................         **
Blue Sky Fees and Expenses........................................         **
Legal Fees and Expenses...........................................         **
Accounting Fees and Expenses......................................         **
Advertising and Sales Literature..................................         **
Due Diligence.....................................................         **
Miscellaneous.....................................................         **
                                                                    ---------
  Total...........................................................  $      **
                                                                    ---------
                                                                    ---------

------------------------

*   estimated

**  to be included in an Amendment

ITEM 32. SALES TO SPECIAL PARTIES.

    Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee or for $9.05 per Share.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.

    In September 1998, Inland Real Estate Advisory Services, Inc. (the "Advisor") purchased from the Company 20,000 Shares for $10 per Share, for an aggregate purchase price of $200,000, in connection with the organization of the Company. The Advisor also made a capital contribution to Inland Retail Real Estate Limited Partnership (the "Operating Partnership") in the amount of $2,000 in exchange for 200 LP Common Units of the Operating Partnership. The 200 LP Common Units received by the Advisor may be exchanged, at the option of the Advisor, for 200 Shares identical to those being offered pursuant to the Prospectus included in this Registration Statement. No sales commission or other consideration was paid in connection with such sales, which were consummated without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in Section 4(2) of the Act as transactions not involving any public offering.

    Options to purchase an aggregate of 9,000 Shares at an exercise price of $9.05 per share will have been granted, as of the effective date this Prospectus, to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 Shares as to each of the three Independent Directors). None of such options have been exercised. Therefore, no Shares have been issued in connection with such options as of the date of the Prospectus.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article XV of the Company's Articles provides as follows:

    SECTION 3.  INDEMNIFICATION

    (a) Subject to paragraphs (b), (c) and (d) of this Section 3, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

    (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was in Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and
(iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

    (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of the Company or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

    (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

    (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Company shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

    The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the Articles or the Bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

    To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

    The Company intends to enter into separate indemnification agreements with each of the Company's Directors and certain of its executive officers. The indemnification agreements will require, among other things, that the Company indemnify its Directors and officers to the fullest extent permitted by law, and advance to the Directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by Directors and officers seeking to enforce their rights under the indemnification agreements and cover Directors and officers under the Company's Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles and the Bylaws, as a contract, it cannot be unilaterally modified by the Board or by the Stockholders to eliminate the rights it provides.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Inapplicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

(a)        FINANCIAL STATEMENTS
           Independent Auditors' Report--Relating to the Company's Consolidated Balance Sheet
           Consolidated Balance Sheet at September 18, 1998 and Notes thereto
           Independent Auditors' Report--Relating to Lake Olympia Square.
           Historical Summary of Gross Income and Direct Operating Expenses for the year ended
            December 31, 1997 of Lake Olympia Square and Notes thereto
           Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1998 of Lake Olympia Square and Notes thereto
           Independent Auditors' Report--Relating to The Landings of Sarasota
           Historical Summary of Gross Income and Direct Operating Expenses for the year ended
            December 31, 1997 of The Landings of Sarasota and Notes thereto
           Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1998 of The Landings of Sarasota and Notes thereto
           Independent Auditors' Report--Relating to Lake Walden Square
           Historical Summary of Gross Income and Direct Operating Expenses for the year ended
            December 31, 1997 of Lake Walden Square and Notes thereto
           Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1998 of Lake Walden Square and Notes thereto
           Historical Summary of Gross Income and Direct Operating Expenses (unaudited) for the six months ended June 30, 1998 of Countryside and Notes thereto
           Pro Forma Consolidated Balance Sheet (unaudited) at June 30, 1998 and Notes thereto
           Pro Forma Statement of Operations (unaudited) for the six months ended June 30, 1998 and Notes thereto
           Pro Forma Statement of Operations (unaudited) for the year ended December 31, 1997 and Notes thereto

    The financial statements of Countryside Shopping Center for the period from April 1, 1997 through December 31, 1997 are not presented in the Prospectus since the records are currently not available from the unaffiliated seller of the property. The Company is aggressively pursuing receipt of these records. It is the Company's intention to file audited financial statements of Countryside Shopping Center for the period indicated as soon as possible.

(b)        EXHIBITS

    (i) The following documents are filed as part of this Registration
       Statement:

EXHIBIT NO.                                          DESCRIPTION
-----------  -------------------------------------------------------------------------------------------
      1.1    Form of Dealer Manager Agreement by and between Inland Retail Real Estate Trust, Inc. and
             Inland Securities Corporation.

      1.2    Form of Soliciting Dealers Agreement by and between Inland Securities Corporation and the
             Soliciting Dealers.

      1.3    Form of Warrant Purchase Agreement by and between Inland Retail Real Estate Trust, Inc. and
             Inland Securities Corporation.

      3.1    Amended and Restated Charter of Inland Retail Real Estate Trust, Inc.

      3.2    Bylaws of Inland Retail Real Estate Trust, Inc.

      4.1    Form of Agreement of Limited Partnership of Inland Retail Real Estate Limited Partnership.

      4.2    Specimen Certificate for the Shares.

      5      Form of Opinion of Brown & Wood LLP as to the legality of the Shares being registered.

      8      Form of Opinion of Wildman, Harrold, Allen & Dixon as to tax matters.

     10.1    Form of Escrow Agreement by and among Inland Retail Real Estate Trust, Inc., Inland
             Securities Corporation and LaSalle National Bank, N.A.

     10.2    Form of Advisory Agreement by and between Inland Retail Real Estate Trust, Inc. and Inland
             Retail Real Estate Advisory Services, Inc.

     10.3    Form of Master Management Agreement, including the form of Management Agreement for each
             Property by and between Inland Retail Real Estate Trust, Inc. and Inland Southeast Property
             Management Corp.

     10.4    Form of Property Acquisition Service Agreement by and among Inland Retail Real Estate
             Trust, Inc., Inland Retail Real Estate Advisory Services, Inc., Inland Real Estate
             Corporation, Inland Real Estate Advisory Services, Inc., and Inland Real Estate
             Acquisitions, Inc.

     10.5    Form of the Company's Independent Director Stock Option Plan.

     23.1    Consent of KPMG Peat Marwick LLP dated September 24, 1998.

     23.2    Consent of Brown & Wood LLP dated September 22, 1998.

     23.3    Consent of Wildman, Harrold, Allen & Dixon dated September 24, 1998.

     24      Power of Attorney (included on signature page to the Registration Statement).

ITEM 37. UNDERTAKINGS.

    A. The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    C. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

    D. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

    E. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

    The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (I.E., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

    F. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 25th day of September, 1998.

                                          INLAND RETAIL REAL ESTATE TRUST, INC.

                                          By: /s/_BARRY L. LAZARUS__
                                          Title: PRESIDENT, CHIEF EXECUTIVE
                                                 OFFICER AND CHIEF OPERATING
                                                 OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert S. Matlin and Samuel A. Orticelli and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                        CAPACITY                  DATE
------------------------------  --------------------------  -------------------

     /s/ ROBERT D. PARKS
------------------------------  Chairman and Director       September 25, 1998
       Robert D. Parks

     /s/ BARRY L. LAZARUS       President, Chief Executive
------------------------------    Officer, Chief Operating  September 25, 1998
       Barry L. Lazarus           Officer and Director

    /s/ ROBERTA S. MATLIN
------------------------------  Vice                        September 25, 1998
      Roberta S. Matlin           President-Administration

    /s/ STEVEN D. SANDERS
------------------------------  Vice                        September 25, 1998
      Steven D. Sanders           President-Acquisitions

   /s/ SAMUEL A. ORTICELLI
------------------------------  Secretary                   September 25, 1998
     Samuel A. Orticelli

       /s/ KELLY TUCEK
------------------------------  Treasurer and Chief         September 25, 1998
         Kelly Tucek              Financial Officer

    /s/ DANIEL K. DEIGHAN
------------------------------  Independent Director        September 25, 1998
      Daniel K. Deighan